UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934, AS AMENDED
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑ Preliminary proxy statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
Z-AXIS CORPORATION
(Name of Registrant as Specified In Its Charter)
N/ A
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:
Common stock, par value $0.001 per share, of Z-Axis Corporation (“Z-Axis common stock”)
2.	Aggregate number of securities to which transaction applies:
5,040,186 shares of Z-Axis common stock
2,126,365 shares subject to options and warrants to purchase Z-Axis common stock with a weighted average exercise price of $0.44
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based on the sum of (a) the product of (i) 5,040,186 shares of Z-Axis common stock and (ii) $0.32 (the average of bid and asked price on June 29, 2006); and (b) the product of (i) 2,126,365 shares of Z-Axis common stock subject to outstanding options and warrants with a weighted average exercise price of $0.44 and (ii) $0.12 per share (which is the difference between $0.32 (the average of bid and asked price on June 29, 2006) and the weighted average exercise price per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.000107 by the sum of the preceding sentence.
4.	Proposed maximum aggregate value of transaction: $1,868,024
5.	Total fee paid: $199.88
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Joint Proxy Statement for Meetings of Stockholders

Exchange Proposal—
Your Vote is Very Important

5445 DTC Parkway, Suite 450	4755 Walnut Street
Greenwood Village, Colorado 80110	Boulder, Colorado 80301
(303) 713-0200	(303) 938-1155
June [ • ], 2006
Dear Stockholder:
     On May 7, 2006, the boards of directors of Z-Axis Corporation, or Z-Axis, and Silicon Mountain Memory, Incorporated, or Silicon Mountain, approved an exchange agreement providing for the acquisition by Z-Axis of Silicon Mountain through an exchange of 5,040,186 post-split shares of Z-Axis common stock for all of the outstanding capital stock of Silicon Mountain. The board of directors of Z-Axis also has approved a proposed transaction by which, concurrently with the exchange, a limited liability company formed by certain of the Z-Axis principal stockholders, officers and directors, whom are referred to in the joint proxy statement as the Z-Axis investor group, including Alan Treibitz and Stephanie S. Kelso, will acquire all of the outstanding membership interests of Z-Axis LLC, which will then hold all of Z-Axis’ pre-closing assets and liabilities, for a combination of cash, redemption of a portion of the Z-Axis common stock owned by the Z-Axis investor group and a promissory note. The LLC sale has been approved by a special committee of the board of directors of Z-Axis, the members of which are independent directors who are disinterested in the LLC sale. The net effect of the exchange and the LLC sale will be that after the closing the business of Silicon Mountain will be owned and operated by Z-Axis, and the Z-Axis investor group will thereafter own and operate Z-Axis’ preexisting business, which will no longer be owned by Z-Axis.
     At the respective meetings of stockholders, the Z-Axis stockholders will be asked to approve the exchange, the LLC sale and related proposals described in this joint proxy statement, and the Silicon Mountain stockholders will be asked to approve the exchange. The boards of directors of both Z-Axis and Silicon Mountain have approved the exchange and the board of directors of Z-Axis has approved the LLC sale and the other proposals described in this joint proxy statement, and RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSALS ON WHICH YOU WILL BE VOTING. WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT CAREFULLY, INCLUDING THE RISK FACTORS BEGINNING ON PAGE .
     The dates, times and places of the meetings are as follows:

For Z-Axis stockholders:	For Silicon Mountain stockholders:
August 10, 2006, 10:00 a.m., local time	August 10, 2006, 10:00 a.m., local time
5445 DTC Parkway, Suite 450	4755 Walnut Street
Greenwood Village, Colorado 80110	Boulder, Colorado 80301

     The joint proxy statement accompanying this letter provides you with information about the proposed exchange, the LLC sale and the meetings of the stockholders. We encourage you to read the entire joint proxy statement carefully. You may also obtain more information about Z-Axis from documents it has filed with the Securities and Exchange Commission.
     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your stockholder meeting, please vote as soon as possible to make sure that your shares are represented at the meeting you are invited to attend. If you do not vote, it will have the same effect as a vote against the exchange and, in the case of Z-Axis stockholders, against the LLC sale and the other proposals. Z-AXIS STOCKHOLDERS CAN VOTE THEIR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ARE A Z-AXIS STOCKHOLDER AND YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES THAT ARE REGISTERED DIFFERENTLY, PLEASE VOTE ALL OF YOUR SHARES SHOWN ON ALL OF YOUR PROXY CARDS. SILICON MOUNTAIN STOCKHOLDERS MAY VOTE THEIR SHARES BY MAIL. THANK YOU.
     Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend your company’s meeting of stockholders.
     We strongly support the exchange and other proposals contemplated by the joint proxy statement as applicable to each of our companies and join with our boards of directors in recommending that you vote in favor of the exchange and, in the case of Z-Axis stockholders, the LLC sale and the other proposals, as more fully described in this joint proxy statement. We hope you will join us at the meeting of stockholders you are invited to attend, but we know that not every stockholder will be able to do so. Whether or not you plan to attend, please return your signed proxy as soon as possible.
     Thank you for your cooperation and continued support.

Sincerely,	Sincerely,

Alan Treibitz	Tré Cates
Chief Executive Officer	Chief Executive Officer
Z-Axis Corporation	Silicon Mountain Memory, Incorporated
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the exchange or the LLC sale, passed upon the merits or fairness of the exchange or LLC sale, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
     THE JOINT PROXY STATEMENT IS DATED [ • ], 2006 AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT [ • ], 2006.
YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING OF STOCKHOLDERS IN PERSON, YOU ARE URGED TO READ THE ACCOMPANYING JOINT PROXY STATEMENT CAREFULLY AND THEN SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR, IF YOU ARE A Z-AXIS STOCKHOLDER, TO USE THE ELECTRONIC VOTING PROCEDURES BY FOLLOWING THE INSTRUCTIONS IN THE ACCOMPANYING PROXY CARD(S). IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, INCLUDING IF YOU INTEND TO ATTEND AND VOTE AT THE MEETING IN PERSON, YOU MAY DO SO IN THE MANNER SET FORTH IN THE ACCOMPANYING JOINT PROXY STATEMENT.

Z-Axis Corporation
5445 DTC Parkway
Suite 450
Greenwood Village, Colorado 80110
(303) 713-0200
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
August 10, 2006
To Our Stockholders:
     Notice is hereby given that the Annual Meeting of Stockholders of Z-Axis Corporation, a Colorado corporation (“Z-Axis”), will be held at 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111 on August 10, 2006 at 10:00 a.m. local time for the following purposes:
     1. To consider and vote on a proposal to approve the Stock Exchange Agreement, dated as of May 7, 2006, as amended on June 29, 2006, among Z-Axis, two executive officers of Z-Axis, Silicon Mountain Memory, Incorporated, a Colorado corporation (“Silicon Mountain”), and two executive officers of Silicon Mountain pursuant to which, upon the exchange becoming effective, Z-Axis will exchange an aggregate of 5,040,186 post-split shares of Z-Axis common stock for all of the outstanding common stock of Silicon Mountain (other than shares held in Silicon Mountain’s treasury or owned by Silicon Mountain or its subsidiary or shares as to which a stockholder validly exercises and perfects dissenters’ rights in compliance with Colorado law). In addition and as part of the exchange, outstanding Silicon Mountain options will be assumed by Z-Axis through the assumption of the existing Silicon Mountain stock incentive plan and Silicon Mountain warrants will also be assumed.
     2. To consider and vote on a proposal to approve the LLC Interests Purchase Agreement, dated as of June 30, 2006, between Z-Axis and a limited liability company formed by the Z-Axis investor group, or the purchasing LLC, pursuant to which, concurrently with the closing of the exchange, Z-Axis will sell to the purchasing LLC all of the 1,000 outstanding membership interests of Z-Axis LLC (which currently holds all of Z-Axis’ assets, subject to all of Z-Axis’ liabilities) for a purchase price of $300,000 payable in a combination of cash, redeemed stock of Z-Axis owned by the members of the Z-Axis investor group, a promissory note. The $300,000 purchase price may be increased by a contingent payment equal to 20% of the amount, if any, by which the LLC’s net sales exceed $5.5 million in the 18 months following the closing of the LLC sale. Following the closing Z-Axis will no longer own or operate the pre-closing litigation support services business of Z-Axis. The LLC sale transaction will be subject to the approval of holders of a majority of the outstanding Z-Axis shares of common stock not beneficially owned by the executive officers and directors of Z-Axis who are part of the Z-Axis investor group (the “Majority of the Minority Condition”). If the Majority of the Minority Condition is not satisfied, the LLC sale agreement will terminate.
     3. To approve and implement, a one-for-nine reverse split of the Z-Axis outstanding common stock prior to the consummation of the exchange, which will result in the Z-Axis outstanding common stock being reduced from 3,825,000 shares to 425,000 shares immediately prior to the exchange.
     4. To amend the Z-Axis articles of incorporation to change the Z-Axis corporate name from Z-Axis Corporation to Silicon Mountain Holdings.
     5. To amend the Z-Axis articles of incorporation to increase the Z-Axis authorized common stock from 10,000,000 shares to 30,000,000 shares.
     6. To amend the Z-Axis articles of incorporation to create a new class of preferred stock which will consist of 3,000,000 authorized shares, par value $0.001 per share, and as to which the board of directors will have the right to designate series with the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of any series so designated.
     7. To elect six directors to serve until the 2007 annual meeting of stockholders and until their respective successors are elected and qualified, unless the exchange and LLC sale transactions are approved and closed, in which event such persons will serve until the closing of those transactions and will then resign and appoint their successors.
     8. To ratify the selection of Ehrhardt Keefe Steiner & Hottman PC to serve as Z-Axis’ independent auditor.
     9. To approve the adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the exchange agreement or the LLC sale agreement or in the event that the closing conditions contained in the exchange agreement or the LLC sale agreement have not been satisfied.
     10. To transact such other business as may properly come before the annual meeting and any and all adjourned sessions thereof.
     Z-Axis will not complete the exchange unless the Z-Axis stockholders approve proposals (1), (2) and (3) above and the Silicon Mountain stockholders approve the exchange.
     Only stockholders of record at the close of business on [ • ], 2006 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any and all adjourned sessions thereof. A list of stockholders entitled to vote at the Annual Meeting of Stockholders will be open to examination by stockholders at the meeting and during normal business hours from [ • ], 2006 to the date of the meeting at the offices of Z-Axis at 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111.
     Your vote is important, regardless of the number of shares of Z-Axis common stock you own. The approval of the exchange and the LLC sale requires the affirmative approval of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon. Even if you plan to attend the meeting in person, Z-Axis requests that you complete, sign, date and return the enclosed proxy or submit your proxy by telephone or the Internet prior to the meeting and thus ensure that your shares will be represented at the meeting if you are unable to attend. If you fail to return your proxy card or fail to submit your proxy by phone or the Internet, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the meeting and will have the same effect as a vote against the approval of the exchange, the LLC sale, and the amendments to the articles of incorporation. If you are a stockholder of record and do attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person.
     Stockholders of Z-Axis who do not vote in favor of the approval of the exchange and/or the LLC sale will have the right to exercise dissenters’ rights and receive in cash the fair value of the common stock as determined by mutual agreement between you and Z-Axis. If there is no agreement reached as to the fair value of the common stock, you are entitled to make demand for cash payment for your shares of common stock as of the day before the exchange. Z-Axis stockholders may exercise dissenters’ rights with respect to the exchange or the LLC sale, or both, but you will only be entitled to receive one cash payment for the fair value of the Z-Axis common stock. The procedure for exercising your dissenters’ rights is summarized under the heading “Dissenters’ Rights” in the accompanying joint proxy statement. The relevant provisions of the Colorado Business Corporation Act on dissenters’ rights are attached to the joint proxy statement as Annex D.

BY ORDER OF THE BOARD OF DIRECTORS:

Marilyn T. Heller
Secretary

Greenwood Village, Colorado
[ • ], 2006

Silicon Mountain Memory, Incorporated
4755 Walnut Street
Boulder, Colorado 80301
(303) 938-1155
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
August 10, 2006
To Our Stockholders:
     Notice is hereby given that a Special Meeting of Stockholders of Silicon Mountain Memory, Incorporated, a Colorado corporation (“Silicon Mountain” ), will be held at 4755 Walnut Street, Boulder, Colorado 80301 on August 10, 2006 at 10:00 a.m. local time for the following purposes:
     1. To consider and vote on a proposal to approve the Stock Exchange Agreement, dated as of May 7, 2006, as amended on June 29, 2006, among Silicon Mountain, two executive officers of Silicon Mountain, Z-Axis Corporation, a Colorado corporation (“Z-Axis”), and two executive officers of Z-Axis, pursuant to which, upon the exchange becoming effective, the stockholders of Silicon Mountain will exchange all of their outstanding shares of Silicon Mountain common stock (other than shares held in Silicon Mountain’s treasury or owned by Silicon Mountain or its subsidiary or shares as to which a stockholder validly exercises and perfects dissenters’ rights in compliance with Colorado law) for an aggregate of 5,040,186 post-split shares of Z-Axis common stock. In addition and as part of the exchange, outstanding Silicon Mountain options will be assumed by Z-Axis through the assumption of the Silicon Mountain stock incentive plan and outstanding Silicon Mountain warrants will also be assumed.
     2. To transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.
     Silicon Mountain will not complete the exchange unless the Silicon Mountain stockholders approve proposal (1) above and the Z-Axis stockholders approve the exchange and the related proposals more fully described in the accompanying joint proxy statement.
     Only stockholders of record at the close of business on [ • ], 2006 are entitled to notice of, and to vote at, the special meeting and any and all adjourned sessions thereof. A list of stockholders entitled to vote at the special meeting will be open to examination by stockholders at the meeting and during normal business hours from [ • ], 2006 to the date of the special meeting at the offices of Silicon Mountain at 4755 Walnut Street, Boulder, Colorado 80301.
     Your vote is important, regardless of the number of shares of Silicon Mountain common stock you own. The approval of the exchange requires the affirmative approval of the holders of two-thirds of the outstanding shares of Silicon Mountain’s common stock entitled to vote thereon. Even if you plan to attend the meeting in person, Silicon Mountain requests that you complete, sign, date and return the enclosed proxy prior to the meeting and thus ensure that your shares will be represented at the meeting if you are unable to attend. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the meeting and will have the same effect as a vote against the approval of the exchange. If you are a stockholder of record and do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.
     Stockholders of Silicon Mountain who do not vote in favor of the approval of the exchange will have the right to exercise dissenters’ rights and receive in cash the fair value of the common stock as determined by mutual agreement between you and Silicon Mountain. If there is no agreement reached as to the fair value of the common stock, you are entitled to make demand for cash payment for your shares of common stock as of the day before the exchange. The procedure for exercising your dissenters’ rights is summarized under the heading “Dissenters’ Rights” in the accompanying joint proxy statement. The relevant provisions of the Colorado Business Corporation Act on dissenters’ rights are attached to the joint proxy statement as Annex D.

BY ORDER OF THE BOARD OF DIRECTORS:

Roger Haston
Secretary

SUMMARY TERM SHEET
     The following summary briefly describes the material terms of the proposed transactions. The Z-Axis stockholders will be voting on all proposals, while the Silicon Mountain stockholders will be voting only on the exchange. While this summary term sheet describes the material terms that you should consider in evaluating the exchange and the LLC sale if you are a Z-Axis stockholder, the joint proxy statement contains a more detailed description of these terms. We encourage you to read the joint proxy statement before voting your shares of Z-Axis or Silicon Mountain common stock, as the case may be. We have included section and page references to the joint proxy statement to direct you to a more complete description of the topics described in this summary. References to “we,” “us” and “our” in this summary term sheet refer to the public company (now known as Z-Axis Corporation) after the assumed consummation of the transactions described in the joint proxy statement, at which time we will conduct business under the name Silicon Mountain Holdings.
•	THE EXCHANGE. Z-Axis and Silicon Mountain entered into a Stock Exchange Agreement on May 7, 2006, as amended on June 29, 2006, with two executive officers of each of Z-Axis and Silicon Mountain pursuant to which, upon the exchange occurring, Z-Axis will issue an aggregate of 5,040,186 post-split shares of Z-Axis common stock for all of the outstanding common stock of Silicon Mountain (other than shares held in Silicon Mountain’s treasury or owned by Silicon Mountain or its subsidiary or shares as to which a stockholder validly exercises and perfects dissenters’ rights in compliance with Colorado law). In addition and as part of the exchange, outstanding Silicon Mountain warrants will be assumed by Z-Axis, as will the outstanding Silicon Mountain options through the assumption of the Silicon Mountain stock incentive plan. Warrants and options outstanding under the Silicon Mountain plan, if fully exercised, would result in the issuance of an aggregate of 2,126,365 post-split shares of Z-Axis in future periods. If the exchange is completed, Silicon Mountain will become a wholly-owned subsidiary of Z-Axis. On consummation of the exchange, Z-Axis will be controlled by the former stockholders of Silicon Mountain, who will then own approximately 92.79% of the outstanding Z-Axis common stock after giving effect to the reverse stock split discussed below. You should read “The Exchange and the LLC Sale — Background of the Exchange and LLC Sale” beginning on page 62.

•	THE LLC SALE. Subject to, and as a condition of, the closing of the exchange, Z-Axis entered into an LLC Interests Purchase Agreement on June 30, 2006 with the Z-Axis investor group, which is comprised of Mr. Alan Treibitz, Ms. Stephanie S. Kelso, each of whom is a member of the Z-Axis board of directors and the chief executive officer and president, respectively, of Z-Axis, and one non-executive officer employee of Z-Axis. Pursuant to this agreement, Z-Axis will sell to the Z-Axis investor group all of the 1,000 outstanding membership interests of Z-Axis LLC, or the LLC, which prior to the closing will hold all of Z-Axis’ operating and other assets used in its existing business, subject to all of Z-Axis’ liabilities, for a purchase price of $300,000 payable in a combination of cash, stock of Z-Axis that Z-Axis will redeem from the Z-Axis investor group, and a promissory note. The $300,000 purchase price may be increased by a future contingent payment equal to 20% of the amount, if any, by which the LLC’s net sales exceed $5.5 million in the 18 months following the closing of the LLC sale. The LLC sale will divest Z-Axis of Z-Axis’ current business, with the result that following the closing Z-Axis will no longer own or operate the pre-closing business of Z-Axis, and our business following the closing will be that of Silicon Mountain. You should read “The Exchange and LLC Sale — Background of the Exchange and the LLC Sale” beginning on page 62.

•	THE STOCK SPLIT. Because Z-Axis common stock has traded for over five years at prices below $1.00 per share, the Z-Axis board of directors agreed with Silicon Mountain to implement a reverse stock split immediately prior to the closing of the exchange. As a result of the reverse stock split, every 9 shares of Z-Axis common stock outstanding will be combined into one share of common stock and the total number of basic shares outstanding will be reduced to approximately 425,000 shares before the issuance of the shares in the exchange to the Silicon Mountain stockholders. The reverse split will position our stock following the closing in a price range that management of Silicon Mountain believes is attractive to a broader range of investors. You should read “Z-Axis Proposal Three – The Adoption and Implementation of a One-for-Nine Reverse Split of Z-Axis’ Outstanding Common Stock“ beginning on page 102.

•	FAIRNESS OPINION. In connection with the exchange and the LLC sale, the special committee of the Z-

Axis board of directors received a written opinion from Sarowdin Partners LLC, a financial advisory firm, to the effect that, as of the date of such opinion and based on and subject to the matters set forth in such opinion, the exchange and the consideration to be received from the LLC sale were fair, from a financial point of view, to the Z-Axis stockholders. Z-Axis stockholders should read the opinion of Sarowdin Partners LLC dated June 8, 2006 attached as Annex C to this joint proxy statement carefully and in its entirety.

•	RECOMMENDATION OF THE Z-AXIS BOARD OF DIRECTORS. The Z-Axis board of directors appointed a special committee of independent directors to evaluate the proposed exchange and LLC sale and to represent the interests of its unaffiliated stockholders. The special committee unanimously determined that the exchange agreement and the LLC sale transactions contemplated by the exchange and LLC sale agreements were advisable and fair to, and in the best interests of, Z-Axis and its unaffiliated stockholders. Accordingly, after considering the recommendation of the special committee, the board of directors has approved (with Mr. Alan Treibitz and Ms. Stephanie S. Kelso abstaining), and recommends that the Z-Axis stockholders vote “FOR” the approval of the exchange and LLC sale. You should read “The Exchange and the LLC Sale — Recommendation of the Board of Directors and the Special Committee” beginning on page 68.

•	REQUIRED VOTE. For Z-Axis to complete the exchange and the LLC sale, stockholders holding at least a majority of the shares of Z-Axis common stock outstanding at the close of business on the record date must vote “FOR” the approval of the exchange and LLC sale agreements. In addition, the special committee of the board has determined that the LLC sale transaction will be subject to the approval of holders of a majority of the outstanding Z-Axis shares of common stock not beneficially owned by the executive officers and directors of Z-Axis who are part of the Z-Axis investor group (the “Majority of the Minority Condition”). If the Majority of the Minority Condition is not satisfied, the LLC sale agreement will terminate and the condition to closing in the exchange agreement that requires the LLC sale to occur will not be satisfied. You should read “The Z-Axis Annual Meeting — Required Vote” beginning on page 81.

•	CONDITIONS TO COMPLETION OF THE EXCHANGE AND THE LLC SALE. The obligations of Z-Axis and Silicon Mountain to complete the exchange and the obligations of Z-Axis and the Z-Axis investor group to consummate the sale of the LLC are subject to the satisfaction or waiver of a variety of closing conditions, including the approval of the exchange agreement by both the Z-Axis and Silicon Mountain stockholders, the approval of the LLC sale agreement by a majority of the minority stockholders of Z-Axis, the absence of legal prohibitions of the exchange or the LLC sale by government entities, the absence of the occurrence of any continuing material adverse effect relating to Z-Axis and Silicon Mountain, the Z-Axis stockholders and Silicon Mountain stockholders having not exercised dissenters’ rights with respect to more than 4% of the shares of common stock outstanding on the record date for the meeting of stockholders for each entity, and the execution of lock-up agreements by which the officers and directors of Z-Axis and Silicon Mountain, and not less than 95% of the Silicon Mountain stockholders, agree not to sell, hedge or otherwise dispose of any of the shares of Z-Axis common stock or any securities exchangeable or exercisable for Z-Axis common stock for a period of one year from the closing. Z-Axis has also agreed to use its commercial best efforts to obtain lock-up agreements from each of the stockholders who own in excess of 3% of the outstanding common stock of Z-Axis in instances where such holders are not officers and directors of Z-Axis. You should read “Z-Axis Proposal One – Approval of the Exchange as Described in the Exchange Agreement— Principal Conditions to the Completion of the Exchange” beginning on page 86.

•	TERMINATION. Z-Axis and Silicon Mountain are permitted to terminate the exchange agreement prior to the completion of the exchange on the failure of the LLC sale to occur and under certain circumstances. No termination fee is payable by Z-Axis or Silicon Mountain in such event. Silicon Mountain has agreed in certain circumstances to reimburse Z-Axis for reasonable fees and transaction expenses up to $37,500. You should read “Z-Axis Proposal One – Approval of the Exchange as Described in the Exchange Agreement — Termination” and “Z-Axis Proposal One – Approval of the Exchange as Described in the Exchange Agreement — Fees and Expenses” beginning on pages 96 and 97, respectively. In the event that the exchange agreement is not approved by the Z-Axis stockholders and the Silicon Mountain stockholders, the LLC sale is not approved by the Z-Axis stockholders such that the Majority of the Minority condition is satisfied, or if the exchange and LLC sale are not completed for any reason, Z-Axis’ business will not become that of Silicon Mountain and it is expected that management will continue to operate Z-Axis’

business in a manner similar to that in which it is operated today.

•	TAX CONSEQUENCES. Z-Axis expects that the stockholders of Z-Axis will have no material tax consequences that will result solely from the exchange and will generally not recognize any gain or loss as a result of the reverse split. The sale of the LLC will have tax consequences for the Z-Axis investor group and, to the extent the sales of the LLC exceed $5.5 million in the 18 months following closing, the future payment of the contingent portion of the purchase price (representing 20% of the amount by which the LLC’s sales exceed the $5.5 million benchmark), will have tax consequences to the pre-closing Z-Axis stockholders. Silicon Mountain stockholders generally will not recognize any gain or loss solely on the exchange of their Silicon Mountain shares for shares of Z-Axis common stock. You should read “The Exchange and the LLC Sale — Material U.S. Federal Income Tax Consequences” beginning on page 78 for greater detail on the possible tax consequences to you. You should consult your own tax advisor for a full understanding of the tax consequences to you of the exchange, the reverse split, and the LLC sale, as applicable

•	STATUTORY DISSENTERS’ RIGHTS. Holders of Z-Axis common stock and Silicon Mountain common stock who do not vote in favor of the exchange, and Z-Axis stockholders who do not vote in favor of the LLC sale, will have the right to exercise dissenters’ rights and obtain, in cash, the fair value of their shares under Colorado law if they take certain actions necessary to perfect their rights. You should read “Dissenters’ Rights” beginning on page [ • ]. If you exercise dissenters’ rights to have the fair value of your shares of Z-Axis or Silicon Mountain common stock paid in cash, you should read “The Exchange and the LLC Sale — Material U.S. Federal Income Tax Consequences” beginning on page 78 for greater detail on the possible tax consequences to you.

Page
Z-AXIS PROPOSAL THREE – FOR Z-AXIS STOCKHOLDERS ONLY, THE ADOPTION AND IMPLEMENTATION OF A ONE-FOR-NINE REVERSE SPLIT OF Z-AXIS’ OUTSTANDING COMMON STOCK	102

Z-AXIS PROPOSAL FOUR – FOR Z-AXIS STOCKHOLDERS ONLY, AMENDMENT TO Z-AXIS’ ARTICLES OF INCORPORATION IN ORDER TO CHANGE THE NAME OF Z-AXIS CORPORATION TO SILICON MOUNTAIN HOLDINGS	108

Z-AXIS PROPOSAL FIVE – FOR Z-AXIS STOCKHOLDERS ONLY, AMENDMENT TO Z-AXIS’ ARTICLES OF INCORPORATION IN ORDER TO INCREASE Z-AXIS’ AUTHORIZED COMMON STOCK FROM 10,000,000 SHARES TO 30,000,000 SHARES	109

Z-AXIS PROPOSAL SIX – FOR Z-AXIS STOCKHOLDERS ONLY, AMENDMENT TO Z-AXIS’ ARTICLES OF INCORPORATION IN ORDER TO CREATE A CLASS OF PREFERRED STOCK, OF WHICH 3,000,000 SHARES SHALL BE AUTHORIZED	110

Z-AXIS PROPOSAL SEVEN – FOR Z-AXIS STOCKHOLDERS ONLY, TO ELECT DIRECTORS OF Z-AXIS	111

Nominees to the Board of Directors	111
Employment Agreements	113
Executive Compensation	113
Section 16(a) Beneficial Ownership Reporting Compliance	115
Code of Ethics	116
Compensation of Directors	116
Audit Committee Report	116
Audit Fees	117
Pre-Approval Policy	117
Auditor Independence	117
Board of Directors and Management of Silicon Mountain Holdings After the Exchange	118

Z-AXIS PROPOSAL EIGHT – FOR Z-AXIS STOCKHOLDERS ONLY, RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR	121

Z-AXIS PROPOSAL NINE — FOR Z-AXIS STOCKHOLDERS ONLY, ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING OF Z-AXIS STOCKHOLDERS	121

Z-AXIS PROPOSAL TEN – FOR Z-AXIS STOCKHOLDERS ONLY, OTHER MATTERS	122

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT – Z-AXIS	122

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT – SILICON MOUNTAIN	124

DESCRIPTION OF Z-AXIS CAPITAL STOCK AND STOCKHOLDERS’ RIGHTS	126

DISSENTERS’ RIGHTS	129

FUTURE STOCKHOLDER PROPOSALS	131

HOUSEHOLDING OF PROXY STATEMENT	132

EXPERTS	133

COMMUNICATIONS WITH THE BOARD OF DIRECTORS	133

iii

Page
AVAILABILITY OF FORM 10-KSB	133

WHERE YOU CAN FIND ADDITIONAL INFORMATION	133

INDEX TO FINANCIAL STATEMENTS	F-1

ANNEX A — Stock Exchange Agreement, dated as of May 7, 2006, among Z-Axis Corporation, the Z-Axis Principal Stockholders, Silicon Mountain Memory, Incorporated, and the Principal Stockholders of Silicon Mountain Memory, Incorporated and Amendment No. 1 to Stock Exchange Agreement dated June 30, 2006.
A-1
ANNEX B — LLC Interests Purchase Agreement, dated as of June 30, 2006, between Z-Axis Corporation and Purchasing LLC	B-1
ANNEX C — Opinion of Sarowdin Partners LLC dated June 8, 2006	C-1
ANNEX D — Article 113 of the Colorado Business Corporation Act	D-1
ANNEX E — Form of Amended and Restated Articles of Incorporation (to be filed by subsequent amendment)	E-1
ANNEX F— Z-Axis Code of Ethics	F-1

iv

ABOUT THIS DOCUMENT
     This document will be furnished to the stockholders of (i) Z-Axis to provide them information (A) concerning the business of Silicon Mountain, which will become the business of Z-Axis Corporation (which will then be known as Silicon Mountain Holdings) following consummation of the exchange, and (B) regarding the LLC sale transaction by which the pre-closing business of Z-Axis is to be sold to the Z-Axis investor group, and (ii) Silicon Mountain for the purpose of providing them information with respect to the shares of Z-Axis common stock to be issued to such stockholders in connection with the exchange. The Z-Axis shares to be issued to the Silicon Mountain stockholders in the exchange are being issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, which is referred to in this joint proxy statement as the Securities Act. This document also constitutes a joint proxy statement and a notice of meeting with respect to Z-Axis’ Annual Meeting of Stockholders and Silicon Mountain’s Special Meeting of Stockholders, at which the holders of Z-Axis and Silicon Mountain common stock, respectively, will consider and vote on the exchange and the holders of Z-Axis common stock will vote on the other proposals described in this joint proxy statement.

SILICON MOUNTAIN
Z-AXIS CORPORATION	MEMORY, INCORPORATED
Annual Meeting of Stockholders	Special Meeting of Stockholders
August 10, 2006	August 10, 2006
JOINT PROXY STATEMENT
     The enclosed form of proxy is solicited on behalf of the boards of directors of Z-Axis Corporation, or Z-Axis, and Silicon Mountain Memory, Incorporated, or Silicon Mountain, for use at the 2006 Z-Axis Annual Meeting of Stockholders (the “annual meeting”) and the Silicon Mountain Special Meeting of Stockholders (the “special meeting”) that will be held concurrently on [ • ], 2006 at 10:00 a:m. local time and at any and all adjourned sessions thereof. The Z-Axis annual meeting will be held at 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111 and the Silicon Mountain special meeting will be held at 4755 Walnut Street, Boulder, Colorado 80301. It is expected that this joint proxy statement and the enclosed forms of proxy will be mailed to Z-Axis and Silicon Mountain stockholders, as applicable, commencing on or about [ • ], 2006. A proxy may be revoked by a stockholder at any time before it is voted (i) by filing with the Secretary of Z-Axis or Silicon Mountain, as the case may be, at or before the meeting, a written notice of revocation that is dated a later date than the proxy, (ii) by returning to Z-Axis or Silicon Mountain, as the case may be, another properly signed proxy bearing a later date, (iii) in the case of Z-Axis stockholders, by submitting a later-dated vote over the Internet or by telephone, or (iv) by attending the meeting of stockholders of Z-Axis or Silicon Mountain, as the case may be, or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed forms of proxy properly executed and returned or, in the case of Z-Axis shares, voted by telephone or over the Internet, and not properly revoked, will be voted at the Z-Axis annual meeting or the Silicon Mountain special meeting, as the case may be.
     Z-Axis will pay the cost of the proxy solicitation with respect to its stockholders and Silicon Mountain will pay the cost of the proxy solicitation with respect to its stockholders, each of which will be primarily by mail. In addition to soliciting proxies by mail, directors, officers and employees of Z-Axis and Silicon Mountain may solicit proxies from their respective stockholders personally and by telephone, facsimile or other similar means. None of these persons will receive additional or annual compensation for such solicitation services. Z-Axis will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in forwarding Z-Axis solicitation materials to their customers who are beneficial owners of the Z-Axis common stock they hold of record.
          If choices are not specified on the accompanying Z-Axis proxy card, the persons named as Z-Axis proxies will vote for:
     (i) the approval of the exchange, as described in the Stock Exchange Agreement dated as of May 7, 2006, as amended on June 29, 2006, among Z-Axis, Silicon Mountain, and two executive officers of each of Z-Axis and Silicon Mountain, pursuant to which, upon the exchange becoming effective, Z-Axis will exchange an aggregate of 5,040,186 post-split shares of Z-Axis common stock for all of the outstanding common stock of Silicon Mountain (other than shares held in Silicon Mountain’s treasury or owned by Silicon Mountain or its subsidiary or shares as to which a stockholder validly exercises and perfects dissenters’ rights in compliance with Colorado law); in addition and as part of the exchange, outstanding Silicon Mountain warrants and options will be assumed by Z-Axis. The Silicon Mountain options will be assumed through the assumption of the Silicon Mountain stock incentive plan;

     (ii) the approval of the LLC sale as described in the LLC Interests Purchase Agreement, dated as of June 30, 2006, between Z-Axis and a limited liability company formed by the Z-Axis investor group, or the purchasing LLC, pursuant to which, concurrently with the closing of the exchange, Z-Axis will sell to the purchasing LLC all of the 1,000 outstanding membership interests of Z-Axis LLC (which prior to the closing will hold all of Z-Axis’ assets, subject to all of Z-Axis’ liabilities) for a purchase price of $300,000 payable in a combination of cash, stock of Z-Axis that Z-Axis will redeem from members of the Z-Axis investor group, and a promissory note, which $300,000 purchase price may be increased by a future contingent payment equal to 20% of the amount, if any, by which the LLC’s net sales exceed $5.5 million in the 18 months following the closing of the LLC sale.;
     (iii) the approval and implementation of a one-for-nine reverse split of the Z-Axis outstanding common stock prior to the consummation of the exchange, which will result in the Z-Axis outstanding common stock being reduced immediately prior to the exchange from 3,825,000 shares to 425,000 shares;
     (iv) the approval of an amendment to the Z-Axis articles of incorporation to change the name of Z-Axis from Z-Axis Corporation to Silicon Mountain Holdings;
     (v) the approval of an amendment to the Z-Axis articles of incorporation to increase the Z-Axis authorized common stock from 10,000,000 shares to 30,000,000 shares;
     (vi) the approval of an amendment to the Z-Axis articles of incorporation to create a new class of preferred stock which will consist of 3,000,000 authorized shares, par value $0.001 per share, and as to which the board of directors will have the right to designate series with the preferences and relative, participating, optional or other rights, if any, and any qualifications, limitations or restrictions of any series so designated;
     (vii) for the election of six directors to the Z-Axis board of directors to serve until the 2007 annual meeting of stockholders and until their respective successors are elected and qualified, unless the exchange and LLC sale transactions are approved and closed, in which event such persons will then resign from the board and appoint their successors, who will serve until the 2007 annual meeting of stockholders;
     (viii) for the ratification of Ehrhardt Keefe Steiner & Hottman PC to serve as Z-Axis’ independent auditor;
     (ix) for any proposal to adjourn or postpone the meeting to solicit additional proxies; and
     (x) for any recommendation of the board of directors on any other matters properly brought before the meeting for a vote.
          If choices are not specified on the accompanying Silicon Mountain proxy card, the persons named as Silicon Mountain proxies will vote for:
(i) the approval of the exchange, as described in the Stock Exchange Agreement dated as of May 7, 2006, as amended on June 29, 2006, among Z-Axis, Silicon Mountain and two executive officers of each of Z-Axis and Silicon Mountain, pursuant to which upon the exchange becoming effective, the stockholders of Silicon Mountain will exchange all of their outstanding shares of Silicon Mountain common stock (other than shares held in Silicon Mountain’s treasury or owned by Silicon Mountain or its subsidiary or shares as to which a stockholder validly exercises and perfects dissenters’ rights in compliance with Colorado law) for an aggregate of 5,040,186 post-split shares of Z-Axis common stock. In addition and as part of the exchange, outstanding Silicon Mountain warrants and options will be assumed by Z-Axis. Silicon Mountain’s options will be assumed through the assumption of the Silicon Mountain stock incentive plan; and
(ii) for any recommendation of the Silicon Mountain board of directors on any other matters properly brought before the meeting for a vote.

The holders of record of shares of the Z-Axis and Silicon Mountain common stock at the close of business on [ • ], 2006 are entitled to receive notice of, and to vote at, the Z-Axis annual meeting and the Silicon Mountain special meeting. Each such share of common stock is entitled to one vote on each matter to come before each company’s respective meeting. As of [ • ], 2006, Z-Axis had issued and outstanding 3,825,000 shares of common stock held by approximately [ • ] holders of record, and Silicon Mountain had issued and outstanding 4,475,773 shares of common stock held by 31 holders of record.

QUESTIONS AND ANSWERS ABOUT THE Z-AXIS ANNUAL MEETING, THE SILICON
MOUNTAIN SPECIAL MEETING, THE EXCHANGE AND THE LLC SALE
     The following discussion addresses briefly some questions you may have regarding the Z-Axis annual meeting of stockholders, the Silicon Mountain special meeting, the proposed exchange, and proposed sale of the LLC. These questions and answers do not, and are not intended to, address all questions that may be important to you as a stockholder of Z-Axis or Silicon Mountain. Please refer to the more detailed information contained elsewhere in this joint proxy statement and the annexes to this joint proxy statement. In this joint proxy statement, unless the context indicates otherwise, (i) the term “Z-Axis” refers to Z-Axis Corporation, (ii) the term “Z-Axis principal stockholders” refers to Mr. Alan Treibitz and Ms. Stephanie S. Kelso, each of whom is a member of the Z-Axis board of directors and the chief executive officer and president, respectively, of Z-Axis, (iii) the term “Z-Axis investor group” refers to Messrs. Alan Treibitz and Raymond Hauschel, and Ms. Stephanie S. Kelso, (iv) the term “LLC” refers to Z-Axis LLC, which will be formed as a subsidiary of Z-Axis prior to the closing and will hold prior to the closing all of Z-Axis’ pre-closing operating and other assets, subject to all of Z-Axis’ liabilities, (v) the term “LLC sale” refers to the proposed sale of the LLC to an LLC formed by the Z-Axis investor group, which is called the “purchasing LLC,” (vi) the term “Silicon Mountain” refers to Silicon Mountain Memory, Incorporated, a Colorado corporation, and (vii) the term “Silicon Mountain principal stockholders” refers to Messrs. Rudolph (Tre´) A: Cates III and Roger Haston.
          Voting Procedures
Q:	Why are these proxy materials being sent to Z-Axis and Silicon Mountain stockholders?

A:	These proxy materials are being provided by, and the enclosed proxy is solicited by and on behalf of, the Z-Axis board of directors for use at the annual meeting of Z-Axis stockholders, and the Silicon Mountain board of directors for use at the special meeting of Silicon Mountain stockholders.

Q:	Who sent these proxy materials to me?

A:	If you hold shares in your name as a Z-Axis or Silicon Mountain stockholder of record, then you received this joint proxy statement and a proxy card from either Z-Axis or Silicon Mountain. If you hold Z-Axis shares in street name through a broker, bank or other nominee, then you received this joint proxy statement from the nominee, along with the nominee’s form of proxy card which includes voting instructions.

Q:	When and where is the Z-Axis annual meeting and the Silicon Mountain special meeting?

A:	The Z-Axis annual meeting is scheduled to be held at 10:00 a:m. local time on [ • ] 2006 at the offices of Z-Axis, 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado, unless it is postponed or adjourned. The Silicon Mountain special meeting will be held concurrently at 10:00 a:m. local time on [ • ] 2006 at the offices of Silicon Mountain at 4755 Walnut Street, Boulder, Colorado 80301, unless it is postponed or adjourned.

Q:	What is the purpose of the Z-Axis annual meeting? What am I voting on?
A:	The purpose of the Z-Axis annual meeting is to consider and vote upon:
•	approval of the exchange as described in the Stock Exchange Agreement, dated as of May 7, 2006, as amended on June 29, 2006, referred to in this document as the exchange agreement, between Z-Axis, Silicon Mountain, and two executive officers of each company.

•	approval of the LLC sale as described in the LLC Interests Purchase Agreement, dated as of June 30, 2006, between Z-Axis and a limited liability company formed by the Z-Axis investor group.

•	approval of adoption and implementation of a one-for-nine reverse split of Z-Axis’ outstanding common stock prior to the consummation of the exchange.

•	approval of an amendment to the Z-Axis articles of incorporation to change the corporate name from Z-Axis Corporation to Silicon Mountain Holdings.

•	approval of an amendment to the Z-Axis articles of incorporation to increase the Z-Axis authorized common stock from 10,000,000 shares to 30,000,000 shares.

•	approval of an amendment to the Z-Axis articles of incorporation to create a new class of preferred stock which will consist of 3,000,000 authorized shares, par value $0.001 per share, and as to which the board of directors will have the right to designate series with the preferences and relative, participating, optional or other rights, if any, and any qualifications, limitations or restrictions of any series so designated.

•	the election of six directors to serve until the 2007 annual meeting of stockholders and until their respective successors are elected and qualified unless the exchange and LLC sale transactions are approved and closed, in which event such persons will serve until the closing of those transactions and will then resign and appoint their successors,

•	ratification of Ehrhardt Keefe Steiner & Hottman PC to serve as Z-Axis’ independent auditor.

•	permitting the Z-Axis’ board of directors or its chairman, in its or his discretion, to adjourn or postpone the annual meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the annual meeting to approve the previous proposals.

•	allowing action upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
Q:	What is the purpose of the Silicon Mountain special meeting? What am I voting on?

A:	The purpose of the Silicon Mountain special meeting is to consider and vote upon:
•	approval of the exchange as described in the exchange agreement.

•	allowing action upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
Q:	Who is entitled to vote at the Z-Axis annual meeting?

A:	Z-Axis stockholders of record at the close of business on [ • ] 2006, the record date for the Z-Axis annual meeting, are entitled to receive notice of and to vote on matters that come before the annual meeting and any adjournments or postponements of the annual meeting. However, a Z-Axis stockholder may only vote his or her shares if he or she is present in person or is represented by proxy at the Z-Axis annual meeting.
Q:	Who is entitled to vote at the Silicon Mountain special meeting?

A:	Silicon Mountain stockholders of record at the close of business on [ • ] 2006, the record date for the Silicon Mountain special meeting, are entitled to receive notice of and to vote on matters that come before the special meeting and any adjournments or postponements of the special meeting. However, a Silicon Mountain stockholder may only vote his or her shares if he or she is present in person or is represented by proxy at the Silicon Mountain special meeting.

Q:	How do I vote without attending the Z-Axis annual meeting or the Silicon Mountain special meeting?

A:	After carefully reading and considering the information contained in this document, please fill out, sign and date the proxy card, and then mail your signed proxy card in the enclosed envelope as soon as possible so that your shares may be voted at the respective meeting of stockholders. For Z-Axis stockholders, Internet and telephone voting provide the same authority to vote your shares as if you returned your proxy card by mail. In addition, Internet and telephone voting will reduce Z-Axis’ proxy-related postage expenses. If you are a Z-Axis stockholder and wish to vote by Internet or telephone 24 hours a day, seven days a week, follow the instructions on the proxy card. To vote by mail, mark, sign and date the proxy card and return it in the postage-paid envelope provided. For detailed information, please see “The Z-Axis Annual Meeting” on page [ • ] and “Silicon Mountain Special Meeting” on page [ • ], as applicable.

Q:	How many votes do I have?

A:	Each share of Z-Axis or Silicon Mountain common stock that you own as of the record date entitles you to one vote at the meeting to which you are invited. As of close of business on [ • ] 2006, there were 3,825,000 outstanding shares of Z-Axis common stock and 4,475,773 outstanding shares of Silicon Mountain common stock. As of that date, 32.6% of the outstanding shares of Z-Axis common stock were held by directors and executive officers of Z-Axis and 82.7% of the outstanding shares of Silicon Mountain common stock were held by directors and executive officers of Silicon Mountain.

Q:	What does it mean if I get more than one proxy card?

A:	If you have shares of Z-Axis common stock that are registered differently and are in more than one account, you will receive more than one proxy card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

Q:	What is the recommendation of the Z-Axis and Silicon Mountain boards of directors?

A:	The Z-Axis board of directors recommends a vote FOR approval of the exchange, the LLC sale and the other proposals described in this joint proxy statement. The Silicon Mountain board of directors recommends a vote FOR approval of the exchange and the other proposals on which the Silicon Mountain stockholders will vote that are described in this joint proxy statement.

Q:	What if I return my proxy card but do not mark it to show how I am voting?

A:	If your proxy card is signed and returned without specifying your choice, your shares will be voted according to the recommendation of the Z-Axis or Silicon Mountain board of directors, as applicable.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:	Yes. You can change your vote by revoking your proxy at any time before it is exercised at the Z-Axis annual meeting or the Silicon Mountain special meeting, as applicable. You can revoke your proxy in one of three ways:
•	notify Z-Axis’ or Silicon Mountain’s corporate secretary, as applicable, in writing before the annual or special meeting that you are revoking your proxy,

•	submit another proxy with a later date, or

•	attend and vote in person at the Z-Axis annual meeting or the Silicon Mountain special meeting, as applicable.
If your shares of Z-Axis common stock are held by a broker as nominee, you must follow your broker’s procedures for changing your instruction to your broker on how to vote.

Q:	If my Z-Axis shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Yes, but only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without those instructions, your shares will not be voted.

Q:	What is a broker non-vote and what effect does it have on the votes taken at the Z-Axis annual meeting?

A:	A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares. Broker non-votes will not count as votes cast on a proposal, but will count for the purpose of determining whether a quorum is present. As a result, broker non-votes will have the same effect as a vote against the exchange, the LLC sale and the amendments to the articles, but will have no effect on the proposals for the reverse split, ratification of the auditors and to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies. Abstentions will not count as votes cast on the proposals relating to approval of the exchange, the LLC sale and the related proposals, but will count for the purpose of determining whether a quorum is present. As a result, if you ABSTAIN, it has the same effect as if you vote AGAINST the approval of the exchange, the LLC sale, the increase in authorized common stock, and the creation of a class of authorized preferred stock. Abstentions will not count as votes cast on the proposals for the reverse split, ratification of the auditors and to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies, but will count for the purpose of determining whether a quorum is present. As a result, if you ABSTAIN, it has no effect on such proposals.

Q:	If I am a Z-Axis stockholder and the reverse split proposal is approved, should I send in my stock certificates now?

A:	No. Shortly after the exchange and the LLC sale are completed, the Z-Axis stockholders will receive a letter of transmittal with instructions informing them how to send their stock certificates to the exchange agent in order to receive a new stock certificate representing the post-split common stock in Z-Axis. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:	What risks should I consider before I vote on the exchange, the LLC sale and the other proposals?

A:	Z-Axis and Silicon Mountain encourage you to read carefully the detailed information about the exchange and the LLC sale transactions contained in this document, including the section entitled “Risk Factors” beginning on page [*].

Q:	When do you expect to complete the exchange and the LLC sale?

A:	We are working to complete the exchange, the LLC sale and the other actions described in this joint proxy statement in the third quarter of 2006. Each company must first obtain approval of its stockholders at its respective meeting of stockholders. The transactions do not require any regulatory approvals to close. We cannot assure you as to if and when all the conditions to the exchange and the LLC sale will be met nor can we predict the exact timing of the transactions. It is possible the exchange and the LLC sale will not be completed.

Q:	Whom should I contact with questions or to obtain additional copies of this document?

A:	If you are a Z-Axis stockholder and have more questions about the annual meeting, the exchange or the LLC sale, or other proposals in the joint proxy statement, you should contact:
Z-Axis Corporation
5445 DTC Parkway, Suite 450
Greenwood Village, Colorado 80111
Attn: Heidi O’Neil, Director of Administration
(303) 713-0200
If you are a Silicon Mountain stockholder and have more questions about the special meeting or the exchange, or the other proposals in the joint proxy statement, you should contact:
Silicon Mountain Memory, Incorporated
4755 Walnut Street
Boulder, Colorado 80301
Attn: Roger Haston, Corporate Secretary
(303) 938-1155
The Exchange and LLC Sale Transactions

Q:	What are the proposed transactions?

A:	There are two proposed transactions. One transaction is the exchange of a total of 5,040,186 post-split shares of Z-Axis for all of the outstanding capital stock of Silicon Mountain in accordance with the exchange agreement. The parties to the exchange agreement are Z-Axis, the Z-Axis principal stockholders, Silicon Mountain and the Silicon Mountain principal stockholders. On completion of the exchange, Silicon Mountain will become a wholly-owned subsidiary of Z-Axis. The other transaction is the sale of the LLC, or the LLC sale, for a purchase price of $300,000 in accordance with the LLC interests purchase agreement, which is referred to as the LLC sale agreement, dated as of June 30, 2006. The $300,000 purchase price may be increased by a future contingent payment equal to 20% of the amount, if any, by which the LLC’s net sales exceed $5.5 million in the 18 months following the closing of the LLC sale. The parties to the LLC sale agreement are the purchasing LLC (which is owned by the Z-Axis investor group) and Z-Axis. On the sale of the LLC, Z-Axis will no longer own or operate its existing litigation support business, which will then be owned and operated by the purchasing LLC. Following the closing of the two transactions, the Z-Axis’ business will become that of Silicon Mountain, which is in the computer memory business, and Z-Axis will no longer be in the litigation support business. The LLC sale will occur simultaneously with the exchange. All references in this joint proxy statement to the “transactions” refer to the exchange and the LLC sale transactions collectively.

Q:	What will I receive if the transactions close? If I am a stockholder, an option holder or a warrant holder of Silicon Mountain, will I receive anything when the transactions close?

A:	If the transactions close and you are a stockholder of Z-Axis and do not perfect dissenters rights, you will continue to be a stockholder of Z-Axis. However, the stock certificates that you hold will then represent 1/9th of the number of shares that you held before the closing, assuming the reverse split proposal is approved. For example, if you hold a certificate prior to the closing that represents 90 shares of Z-Axis common stock then following the reverse split, assuming it is approved, and the closing, your certificate will represent 1/9th of the pre-closing shares of Z-Axis common stock or, in other words, 10 shares.

Except for distribution of a future contingent payment equal to 20% of the amount by which the LLC’s sales exceed $5.5 million in the 18 months following the closing of the LLC sale, stockholders of Z-Axis will not receive any distributions, dividends or other consideration as a result of the exchange and the LLC sale transactions. The cash consideration that Z-Axis receives from the LLC sale will be of such a limited amount that Z-Axis has determined to use it for working capital.

Stockholders of Silicon Mountain will be provided with a letter of transmittal shortly after closing of the exchange and the LLC transactions which will instruct them how to tender their old shares of common stock of Silicon Mountain in exchange for their new shares of Z-Axis. In addition, Silicon Mountain stock options and warrants will, on completion of the exchange, be converted into stock options and warrants to acquire shares of Z-Axis common stock. Option holders and warrant holders will likewise be provided instructions after the closing that will instruct them how to tender old Silicon Mountain options and warrants, as the case may be, for new Z-Axis options and warrants.

Q:	What are the consequences of the transactions to the Z-Axis directors and executive officers?

A:	All of the existing Z-Axis directors and executive officers will resign from those positions on closing of the transactions and will simultaneously appoint the current members of the board of directors of Silicon Mountain to the Z-Axis board of directors, which will have the effect of expanding the Z-Axis board of directors to a total of eight members. Simultaneously, the board will appoint Messrs. Cates, Haston and Hanner as chief executive officer and president, chief financial officer, and chief technology officer, respectively, of Silicon Mountain Holdings. If the exchange and LLC sale transactions do not close for any reason, the members of Z-Axis’ existing board of directors (who are standing for reelection) will, subject to their reelection at the annual meeting, continue to serve on the Z-Axis board of directors. In that event, Z-Axis expects the existing executive officers will continue to serve in the positions they currently hold. Like all other stockholders of Z-Axis, the Z-Axis directors and executive officers will not receive any distributions, dividends or other consideration as a result of the exchange and the LLC sale transactions.

All Z-Axis options held by directors and executive officers will vest upon the change in control of Z- Axis that occurs on closing of the exchange. The exchange agreement provides that all options held by the Z-Axis directors, executive officers and employees will, on closing of the exchange, be automatically extended so as to have a uniform expiration date that will be five years from the date of closing. All of Z-Axis outstanding stock options are non-qualified stock options.

None of the Z-Axis executive officers participates in a change in control plan. Although the Z-Axis chairman and chief executive officer serve in these positions pursuant to employment agreements, these agreements are over five years old and Z-Axis believes that the only provisions of the employment agreements that remain in effect are certain non-disclosure and confidentiality provisions. Z-Axis has mutually agreed with its chairman and chief executive officer that the employment agreements will be terminated as of the closing of the transactions. Accordingly, no severance, “golden parachute” or other payments will be triggered under any agreements with the Z-Axis chairman or any of the Z-Axis executive officers. None of the Z-Axis directors or executive officers will enter into any employment or other agreements with Z-Axis that pertain to service after the transactions, at which time the only capacity in which such persons will be affiliated with Z-Axis (then Silicon Mountain Holdings) will be as non-controlling stockholders, optionholders or both.
Q:	Why did the Z-Axis board of directors form the special committee of independent directors?

A:	The Z-Axis board of directors formed a special committee because Mr. Alan Treibitz, the Z-Axis chief executive officer, and Stephanie S. Kelso, the Z-Axis president, each of whom is also a member of the Z-Axis board of directors, have controlling ownership interests in the purchasing LLC and the Z-Axis investor group. Since that interest may present conflicts of interest in their acting on behalf of Z-Axis, the Z-Axis board of directors appointed a special committee of independent directors to evaluate the exchange and the LLC sale, and to represent the interests of the Z-Axis stockholders, other than the Z-Axis investor group. The members of the special committee are Marvin A. Davis and James E. Paccotti, Jr. Mr. Davis is the chair of the Special Committee. These directors are not affiliated in any way with the purchasing LLC, the Z-Axis investor group or any of their affiliates and will not receive any interest in the purchasing LLC or any of its affiliates following the exchange and the sale of the LLC. In this joint proxy statement, the Z-Axis stockholders other than Mr. Treibitz, Ms. Kelso and one non-executive officer who holds an interest in the purchasing LLC are referred to as the “unaffiliated stockholders” of Z-Axis.

Q:	Why are the Z-Axis and Silicon Mountain boards of directors recommending the approval of the exchange and, in the case of Z-Axis, the LLC sale?

A:	The Z-Axis board of directors believes that the exchange and the LLC sale transactions, and the related agreements, on the terms and subject to the conditions set forth in the exchange agreement and the LLC sale agreement, are advisable, fair to, and in the best interests of, Z-Axis. The Silicon Mountain board of directors believes that the exchange, on the terms and subject to the conditions set forth in the exchange agreement, is advisable, fair to, and in the best interests of the Silicon Mountain stockholders. You should read “The Exchange and the LLC Sale — Reasons for the Exchange and the LLC Sale” beginning on page [ • ] for a discussion of the factors that the Z-Axis and Silicon Mountain boards of directors considered in deciding to recommend the approval of the exchange and the LLC sale or, in the case of Silicon Mountain, the exchange.

Q:	Is the exchange expected to be taxable to me?

A:	For United States federal income tax purposes, stockholders of Z-Axis will have no material tax consequences from the exchange and will not recognize gain or loss upon the reverse split. The LLC ale will have tax consequences for the Z-Axis investor group and, to the extent the sales of the LLC exceed $5.5 million in the 18 months following closing, the future payment of the contingent portion of the purchase price (representing 20% of the amount by which the LLC’s sales exceed the $5.5 million benchmark), will have tax consequences to the pre-closing Z-Axis stockholders both at the time such right is distributed to the pre-closing Z-Axis stockholders as a part of the LLC sale and at the time it is determined what payments, if any, will be made to the pre-closing Z-Axis stockholders. Holders of Silicon Mountain common stock who exchange their common stock for shares of Z-Axis common stock generally will not generally recognize gain or loss on the exchange. Holders of Silicon Mountain options will not generally recognize gain or loss on the exchange of their options to acquire Silicon Mountain common stock for options to acquire Z-Axis common stock. Dissenters who receive cash in lieu of stock will recognize gain or loss. You should read “The Exchange and the LLC Sale — Material U.S. Federal Income Tax Consequences” beginning on page [ • ] and “Z-Axis Proposal Three-the Adoption and Implementation of a One-for-Nine Reverse Split of Z-Axis’ Outstanding Common Stock — Material Federal Income Tax Consequences of the Reverse Split” beginning on page [ • ] for a more complete discussion of the U.S. federal income tax consequences of the exchange and the reverse split. Holders of Silicon Mountain common stock and holders of Z-Axis common stock who are not U.S. persons are urged to consult their tax advisors regarding the tax treatment to them under U.S. and non-U.S. tax laws. Tax matters can be complicated, and the tax consequences of the exchange to you will depend on your particular tax situation. You should also consult your tax advisor on the tax consequences of the exchange to you, including the federal, state, local and/or non-U.S. tax consequences of the exchange.
Q:	Are dissenters’ rights available?
A:	Yes. Under Article 113 of the Colorado Business Corporation Act, or the CBCA, holders of Z-Axis common stock who do not vote or otherwise submit a proxy in favor of the exchange or the LLC sale (or both) as described in the exchange and LLC sale agreements will have the right to exercise dissenters’ rights and obtain in cash the fair value of their shares under Colorado law if they take certain actions necessary to perfect their rights. To exercise such rights, Z-Axis stockholders must submit to Z-Axis a written demand for payment prior to the vote on the approval of the exchange or the LLC sale, or both, and they must comply with all requirements of the CBCA, which are summarized in this joint proxy statement. The fair value of the common stock could be more than, the same as, or less than, the prevailing market price for the Z-Axis common stock.

Silicon Mountain stockholders also have dissenters’ rights with respect to the exchange. As Silicon Mountain is also a Colorado corporation, the stockholders of Silicon Mountain can exercise their dissenters’ rights and obtain in cash the fair value of their shares if they submit a written demand for payment to Silicon Mountain prior to the vote on the approval of the exchange and they comply with all requirements of the CBCA that are summarized in this joint proxy statement. As in the case of Z-Axis stockholders, the fair value of the Silicon Mountain common stock could be more than, the same as, or less than, the amount a stockholder would be entitled to receive under the terms of the exchange agreement.

Q:	Who will bear the cost of this solicitation?
A:	Each company will bear its respective costs of this solicitation, which will be made primarily by mail. In addition to soliciting proxies by mail, directors, officers and employees of Z-Axis may solicit proxies personally and by telephone, facsimile or similar means. These persons will not receive additional or annual compensation for such solicitation services. Z-Axis will, on request, reimburse stockholders who are brokers, banks or other nominees for their reasonable expenses in forwarding proxy materials and annual reports to the beneficial owners of the shares they hold of record.

SUMMARY
     The following summary highlights selected information from this joint proxy statement and may not contain all of the information that may be important to you. Accordingly, Z-Axis and Silicon Mountain encourage you to read carefully this entire joint proxy statement, its annexes and the documents referred to in this joint proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that item elsewhere in this joint proxy statement.
The Parties to the Exchange (Page [ • ])
     Z-Axis Corporation
     5445 DTC Parkway, Suite 450
     Greenwood Village, Colorado 80111
     (303) 713-0200
     Z-Axis is a Colorado corporation and was incorporated under the laws of the State of Colorado on May 16, 1983. Z-Axis’ principal business is the development and production of video, computer-generated graphics and multimedia presentations used principally in litigation support services. Z-Axis conducts its business primarily from one location, its corporate office and production facility located in metropolitan Denver, Colorado. During fiscal years 2006 and 2005, Z-Axis also had sales consultants located in Chicago, Illinois; Northern California; New York City, New York; Houston, Texas; Washington, DC, and London, United Kingdom. Following the consummation of the exchange and the LLC sale, Z-Axis will no longer be in the business of providing litigation support services. Rather, its business will then be that of Silicon Mountain, which is in the business of developing, assembling and marketing open-source memory solutions based on Flash memory and DRAM technologies that are sold direct to end users.
     Silicon Mountain Memory, Incorporated
     4755 Walnut Street
     6260 Lookout Road
     Boulder, Colorado 80303
     Telephone: (303) 938-1166
     Silicon Mountain Memory, Incorporated, which is referred to in this joint proxy statement as Silicon Mountain, is a Colorado corporation and was incorporated under the laws of the State of Colorado on November 21, 1997. Silicon Mountain is in the business of developing, assembling and marketing open-source memory solutions based on Flash memory and DRAM technologies that are sold direct to end users. These memory products for computers and peripherals are marketed to a diverse customer base including Fortune 1000 companies, small businesses, government and education customers, and consumers. Following the consummation of the exchange and the LLC sale, the business of Z-Axis will become the business in which Silicon Mountain is now engaged.
     Z-Axis LLC
     c/o Z-Axis Corporation
     5445 DTC Parkway, Suite 450
     Greenwood Village, Colorado 80111
     (303) 713-0200
     Z-Axis LLC, which is referred to in this joint proxy statement as the “LLC,” is a Colorado limited liability company and wholly-owned subsidiary of Z-Axis, that was organized on June [ • ], 2006 solely for the purpose of facilitating the sale of all of Z-Axis’ assets, subject to all of Z-Axis’ liabilities, to the purchasing LLC. Shortly after its formation, Z-Axis transferred all of its assets, subject to all of its liabilities, to the LLC in exchange for 1,000 membership interests in the LLC. Thus, as of that date, the LLC held all of the assets, subject to all of the liabilities, used in Z-Axis’ litigation services business. Following the consummation of the exchange and the LLC sale, Z-Axis will no longer own the LLC and will no longer be in the litigation services business. The LLC will then be owned and operated by the purchasing LLC.

     Purchasing LLC
     c/o Jones & Keller, P.C.
     1625 Broadway, 16th Floor
     Denver, Colorado 80202
     Telephone: (303) 573-1600
     TKH LLC, which is referred to in this joint proxy statement as the “purchasing LLC,” is a Colorado limited liability company, the membership interests of which are entirely owned by the Z-Axis investor group. The purchasing LLC was organized on June [ • ], 2006 solely for the purpose of facilitating the purchase of the LLC, which owns all of Z-Axis’ assets, subject to all of Z-Axis’ liabilities. Following the consummation of the exchange and the LLC sale, the purchasing LLC will own and operate the litigation services business formerly owned and operated by Z-Axis. Z-Axis has currently, and will have, no ownership interest in the purchasing LLC.
     Z-Axis Investor Group
     c/o Jones & Keller, P.C.
     1625 Broadway, 16th Floor
     Denver, Colorado 80202
     Telephone: (303) 573-1600
     The Z-Axis Investor Group is comprised of Mr. Alan Treibitz, Ms. Stephanie Kelso and Mr. Raymond Hauschel, a non-executive employee of Z-Axis. Thus, all members of the Z-Axis investor group are current employees of Z-Axis. The Z-Axis investor group formed the purchasing LLC for the purpose of buying Z-Axis’ assets, subject to its liabilities, by acquiring the LLC from Z-Axis pursuant to the LLC sale agreement. Following the exchange and the LLC sale, the Z-Axis investor group will operate the litigation services business formerly operated by Z—Axis through the purchasing LLC, and will own all of the membership interests of the purchasing LLC. The purchasing LLC will in turn own all of the outstanding 1,000 membership interests of the LLC as of that time.
The Z-Axis Annual Meeting
     Time, Place and Date (Page 81)
     The annual meeting will be held on [ • ], 2006, starting at 10:00 a.m. local time, at the offices of Z-Axis, 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111.
     Purpose (Page 81)
     At the annual meeting, the stockholders of Z-Axis will be asked to consider and vote upon a proposal to approve the exchange as described in the exchange agreement, approve the LLC sale as described in the LLC sale agreement, approve the adoption and implementation of a one-for-nine reverse split of the Z-Axis outstanding common stock before the exchange, approve an amendment to the Z-Axis articles of incorporation to change the Z-Axis corporate name from Z-Axis Corporation to Silicon Mountain Holdings, approve an amendment to the Z-Axis articles of incorporation to increase the Z-Axis authorized common stock from 10,000,000 shares to 30,000,000 shares, approve an amendment to the Z-Axis articles of incorporation to create a new class of preferred stock which will consist of 3,000,000 authorized shares, par value $0.001 per share, as to which the board can later designate the series, preferences, rights, qualifications, limitations or restrictions, elect six directors to serve until the 2007 annual meeting of stockholders and until their respective successors are elected and qualified, provided that if the transactions close, these directors will resign and appoint effective at the closing a total of eight directors who are currently directors of Silicon Mountain, to ratify Ehrhardt Keefe Steiner & Hottman PC to serve as Z-Axis’ independent auditor for the ensuring fiscal year, to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies, and to transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

     Vote Required (Page 81)
     For Z-Axis to complete the exchange and the LLC sale and for the amendments to the articles to be approved, stockholders holding at least a majority of the shares of Z-Axis common stock outstanding at the close of business on the record date must vote “FOR” these proposals. The reverse split, the ratification of independent auditors and the proposal to adjourn or postpone the annual meeting will be approved if the votes cast in favor of each proposal exceed the votes cast against it. The LLC sale transaction must also be approved by the Majority of the Minority. In the election of directors, the nominees elected will be the six individuals receiving the greatest numbers of votes cast by the shares present in person or represented by proxy and entitled to vote without the benefit of cumulative voting. The proposal to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of common stock properly cast on the proposal at a meeting at which a quorum is present.
     The exchange agreement and the LLC sale agreement (Page 62 and Annexes A and B)
     The exchange agreement and the LLC sale agreement are described beginning on page 62. The exchange agreement and the LLC sale agreement also are attached as Annexes A and B to this document. Z-Axis urges you to read these agreements in their entirety because they contain important provisions governing the terms and conditions of the exchange and the sale of the LLC.
     Share Ownership of Directors and Executive Officers (Page 122)
     As of [ • ], 2006, the record date, the directors and executive officers of Z-Axis held and are entitled to vote, in the aggregate, 1,237,391 shares of Z-Axis common stock, representing approximately 32.4% of the outstanding shares of Z-Axis common stock. The directors and executive officers have informed Z-Axis that they intend to vote all of their shares of Z-Axis common stock “FOR” the each of the proposals contained in this joint proxy statement, except that the Z-Axis officers and directors who are members of the Z-Axis investor group will not cast votes with respect to the LLC sale.
     Opinion of Sarowdin Partners LLC (Page 68 and Annex C)
     In connection with the exchange and the LLC sale, the special committee of the Z-Axis board of directors received a written opinion from Sarowdin Partners LLC, a financial advisory firm, to the effect that, as of the date of such opinion and based on and subject to the matters set forth in such opinion, the exchange and the consideration to be received from the LLC sale were fair, from a financial point of view, to the Z-Axis stockholders. The full text of Sarowdin Partners LLC’s written opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on and the scope of the review undertaken by Sarowdin Partners LLC in rendering its written opinion, is attached as Annex C to this joint proxy statement. Z-Axis encourages you to read the opinion carefully and in its entirety. The opinion of Sarowdin Partners LLC is directed to the special committee of the Z-Axis board of directors and does not constitute a recommendation to any stockholder as to how that stockholder should vote on, or take any other action relating to, the exchange, the LLC sale or any other matters upon which the stockholders of Z-Axis are being asked to vote. Sarowdin Partners was not engaged to review the transactions from the perspective of the Silicon Mountain stockholders.
Z-Axis’ directors and executive officers have interests in the exchange and the LLC sale that differ from, or are in addition to, your interests in the exchange and the LLC sale (Page 75)
     You should be aware that some of the directors and executive officers of Z-Axis have interests in the exchange and the LLC sale that are different from, or are in addition to, the interests of Z-Axis stockholders. These interests include, but are not limited to, the purchase of the LLC by the purchasing LLC, which is controlled by the Z-Axis investor group, the indemnification of Z-Axis directors and executive officers after consummation of the transactions by Silicon Mountain, and the contractual agreement by Silicon Mountain to advance fees and expenses incurred by the current directors and executive officers of Z-Axis, who will be the former Z-Axis directors and officer following the closing of the exchange, in connection with a proceeding arising out of; directly or indirectly, the exchange and related transactions, subject to statutorily defined exceptions.

     Material United States federal income tax considerations (Page 78)
     Z-Axis expects that if you receive solely Z-Axis common stock in exchange for your shares of Silicon Mountain common stock, you generally will not recognize any gain or loss for United States federal income tax purposes. This tax treatment may not apply to all Silicon Mountain stockholders. Members of the Z-Axis investor group may recognize a gain for United States federal income tax purposes on the redemption of a portion of the common stock owned by them in Z-Axis and in connection with the purchase of the LLC by the purchasing LLC, but these tax consequences will not affect Z-Axis stockholders that are not included in the Z-Axis investor group. The contingent purchase price (to be paid to the pre-closing Z-Axis stockholders as a result of the LLC achieving sales in excess of $5.5 million in the 18 months following the closing of the LLC sale in which event the contingent payment will be equal to 20% of the amount by which the LLC’s net sales exceed the $5.5 million benchmark) will represent a distribution to the pre-closing Z-Axis stockholders at the time of the LLC sale and may also generate additional tax consequences to them at the time it is determined what, if any, payments they are entitled to receive. Unless you perfect your dissenter’s rights, the exchange and the reverse split will not cause you to recognize gain or loss for United States federal income tax purposes if you are a Z-Axis stockholder not part of the Z-Axis investor group. You should consult your own tax advisor for a full understanding of the tax consequences to you of the exchange and the LLC sale.
     Procedures for exchange of Silicon Mountain common stock for Z-Axis common stock
     Holders of Silicon Mountain share certificates will be required to surrender those share certificates before they will be issued the number of shares of Z-Axis common stock to which they are entitled in the exchange. At any time after the closing of the exchange and prior to the surrender of such share certificates, the share certificates will be deemed to represent that number of shares of Z-Axis common stock that the holder is entitled to receive in the exchange.
     Financing (Page 74)
     The consummation of the exchange does not require any financing and the obligations of the parties to complete the exchange are not subject to a financing condition. Estimated fees and expenses associated with the exchange and related transactions as anticipated to be approximately $250,000. The LLC and the purchasing LLC are newly formed entities without historical operations that do not have the funds required to pay fees and expenses incurred by them. Accordingly, fees and expenses of those entities will be paid by Z-Axis, which will have the effect of reducing the current assets that will be acquired by the purchasing LLC when it buys the LLC. Silicon Mountain has also agreed to pay to Z-Axis an expense reimbursement of $37,500 that will be used by Z-Axis to offset some of the fees and expenses Z-Axis incurs in connection with the exchange transaction.
     The LLC sale price of $300,000 will be paid through a combination of cash, through redemption of a portion of the common stock owned by the Z-Axis investor group, and through the issuance of a promissory note from the purchasing LLC to Z-Axis. The note is in the principal amount of $150,000, bears interest at Colorado Business Bank’s prime rate plus 2% per annum, and matures three years from the closing of the LLC sale. The note is subordinated to the bank line of credit that Z-Axis currently maintains and which the purchasing LLC will assume in connection with the purchase of the LLC. The $300,000 purchase price may be increased by a future contingent payment equal to 20% of the amount, if any, by which the LLC’s net sales exceed $5.5 million in the 18 months following the closing of the LLC sale. The 18 month period will commence on the first day of the first calendar quarter following the closing of the LLC sale. The contingent payment is payable by the LLC within the 12 months immediately following the 18 month period. See “The Exchange and the LLC Sale — Financing of the Exchange and the LLC Sale” beginning on page [ • ].
     Regulatory Approvals (Page 79)
     The exchange and the LLC sale do not meet the minimum dollar thresholds that would subject the transactions to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or Hart-Scott-Rodino Act. Therefore, Z-Axis and Silicon Mountain were not required to make filings under the Hart-Scott-Rodino Act and no waiting period is required under Hart-Scott-Rodino Act before the transactions can be closed. Except for the filing of articles of exchange and amended articles of incorporation in Colorado at or before the closing of the exchange, Z-Axis is unaware of any material regulatory requirements or approvals required for the completion of the exchange and the LLC sale.

     No Solicitation of Transactions (Page 93)
          The exchange agreement provides that as of the date of the letter of intent between the parties dated March 21, 2006, other than actions required to further the exchange, that neither Z-Axis or Silicon Mountain nor any of Z-Axis’ or Silicon Mountain’s officers or directors will, and Z-Axis and Silicon Mountain will cause each of its employees, agents and representatives not to, directly or indirectly initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer, which Z-Axis refers to as an acquisition proposal, with respect to the disposition of the shares of each company’s capital stock, or their respective assets and each will cause their respective companies to conduct business only in the ordindary course. The foregoing stand still had an initial term of 60 days but has been extended while certain requests for diligence information remain unfulfilled.
The exchange agreement does not obligate Z-Axis or Silicon Mountain to pay any termination fee or penalty in the event that the exchange agreement is terminated by either party.
     Stockholders of Z-Axis and Silicon Mountain have dissenters’ rights (Page 129 and Annex D)
     Under Colorado law, stockholders of Z-Axis have the right to dissent from the exchange or the LLC sale, or both, and to have the fair value of their shares of Z-Axis common stock paid to them in cash. Z-Axis stockholders will have the right to seek appraisal of the value of their Z-Axis shares and be paid the appraised value if they (1) notify in writing Z-Axis before the stockholder vote is taken of their intention to demand payment for the shares if the proposed exchange and/or the LLC sale transactions are effectuated, (2) do not vote in favor of the exchange or the LLC sale, or both such transactions if they provide notice that they intend to demand a cash payment if both transactions are effectuated, (3) submit their Z-Axis stock certificates to Z-Axis by the date set forth in the dissenters’ notice, and (4) otherwise comply with the provisions governing dissenters’ rights under Colorado law. Z-Axis stockholders are not required to dissent from both the exchange and the LLC sale in order to obtain the fair value of their Z-Axis common stock in cash. However, if Z-Axis stockholders only dissent with respect to either the exchange or the LLC sale, they should strictly comply with the requirements in subparagraphs (1), (2), (3) and (4) in this paragraph as to the transaction with respect to which they exercise dissenters’ rights.
     If Z-Axis stockholders dissent from the exchange and/or the LLC sale, or both, and the conditions outlined above are met, their only right will be to receive the fair value of their shares as determined by mutual agreement between them and Z-Axis or by appraisal if they are unable to agree. Even if they dissent from both the exchange and the LLC sale, they will not be entitled to a duplicate payment but will receive only the agreed upon or appraised value of their shares. The appraised value may be more or less than the market value of the Z-Axis stock that they hold. Z-Axis stockholders should be aware that submitting a signed proxy card without indicating a vote with respect to the exchange and the LLC sale will be deemed a vote “FOR” the exchange and the LLC sale and a waiver of their dissenters’ rights. A vote “AGAINST” the exchange and/or the LLC sale does not dispense with the other requirements to request an appraisal under Colorado law.
     Under Colorado law, stockholders of Silicon Mountain also have the right to dissent from the exchange and to have the fair value of their shares of Silicon Mountain paid to them in cash. Silicon Mountain stockholders will have the right to seek appraisal of the value of their Silicon Mountain shares and be paid the appraised value if they (1) notify in writing Silicon Mountain before the stockholder vote is taken of their intention to demand payment for the shares if the proposed exchange is effectuated, (2) do not vote in favor of the exchange, (3) submit their Silicon Mountain stock certificates to Silicon Mountain by the date set forth in the dissenters’ notice, and (4) otherwise comply with the provisions governing dissenters’ rights under Colorado law.
     For more detailed information about your rights under Colorado law, see “Dissenters’ Rights” and the copy of Article 113 of the CBCA attached as Annex D.
     Conditions to Closing (Page 94)
     Under the terms of the exchange agreement, before the exchange can be completed, a number of conditions must be satisfied or waived. These conditions include, among other matters, the following:

•	Z-Axis stockholders approving the exchange at the annual meeting;

•	Z-Axis stockholders approving the reverse split at the annual meeting;

•	the closing of the LLC sale;

•	assignment of the facility lease for Z-Axis’ pre-closing headquarters facility to the purchasing LLC;

•	the absence of any order prohibiting the completion of the exchange or any laws making the completion of the exchange illegal;

•	the truth and correctness as of May 7, 2006 and as of the closing of the exchange of each party’s representations and warranties, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect (as defined later in this joint proxy statement);

•	the delivery of certificates and legal opinions;

•	performance of and compliance with certain covenants under the exchange agreement;

•	the representations and warranties made by both parties are true and correct as of May 7, 2006 and the closing date and each party has complied with or performed each agreement, covenant, and obligation required by the security agreement; and

•	neither Z-Axis stockholders nor Silicon Mountain stockholders having exercised dissenters’ rights of appraisal with respect to more than 4% of the outstanding shares of common stock of each company.
     Termination of the Exchange Agreement (Page 96)
     Under the terms of the exchange agreement unless all of the conditions provided above are met, the parties, as applicable, will not be obligted to close. However, even if the conditions to the exchange are met, Z-Axis and Silicon Mountain may agree in writing to terminate the exchange agreement at any time without completing the exchange, even after the stockholders of each company have approved the exchange agreement. The exchange agreement, pursuant to its terms, may also be terminated in certain other circumstances, including:
•	by either Silicon Mountain or Z-Axis if:
•	the exchange is not completed by June 30, 2006, subject to extension because of delay resulting from the review time taken by, or any comments from, the SEC with respect to these proxy materials, so long as the failure to complete the exchange is not the result of an action by the terminating party or the failure of the terminating party to perform an obligation under the exchange agreement; or

•	either party determines that that the exchange has become inadvisable or impracticable because of either the threat of litigation by a third party or any governmental authority (including a request of information that could be used by a governmental authority in litigation), or the institution of litigation proceedings by a third party or any governmental authority; or

•	the business assets or financial condition of the other party have been affected in a material and adverse way, either through litigation, regulatory proceedings, or by a materially adverse change in the operations or business of the other party; or

•	there is a material default by the non-terminating party of its warranties, covenants or agreements in the exchange agreement such that the applicable closing conditions to the exchange would not be satisfied, where the terminating party has given proper notice of the default and where the breach has not been cured within 30 business days after notice thereof.

•	by Z-Axis if:
•	in the reasonable opinion of Z-Axis’ counsel and Z-Axis the exchange does not qualify for exemption from registration under relevant federal and state securities law.
               Additionally, and though not explicitly stated in the exchange agreement, Silicon Mountain (at any time before its stockholders approve the exchange agreement) may terminate the exchange if:
•	Z-Axis’ board of directors withdraws, modifies, or changes its approval or recommendation of the exchange or exchange agreement or publicly announces its intention to do so; or

•	Z-Axis violates or breaches any of its obligations regarding solicitation of an acquisition proposal.
               Z-Axis may also terminate the exchange for reasons other than those stated in the exchange agreement (at any time before the Z-Axis stockholders adopt the exchange agreement) if in order to fulfill Z-Axis’ fiduciary duties to its stockholders under applicable law including:
•	in response to a proposal that did not result from a breach of Z-Axis’ obligation to not solicit acquisition proposals, the Z-Axis board of directors determines in good faith that the proposal is superior; and

•	the Z-Axis board of directors approves, and Z-Axis enters into, a definitive agreement providing for the implementation of such superior proposal.
     Termination Fees and Expenses (Page 97)
               If Z-Axis or Silicon Mountain terminates the exchange agreement, neither party is obligated to pay the other a termination fee.
     Market Price of Z-Axis common stock (Page 60)
     Z-Axis common stock is quoted on the OTC Bulletin Board under the trading symbol “ZXIS.” On May 5, 2006, which was the last trading day prior to the execution and announcement of the exchange agreement, the closing bid price of Z-Axis common stock was $0.23 per share. On June 29, 2006, which was the last trading day before the date of this joint proxy statement, the closing bid price of Z-Axis common stock was $0.32 per share.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
     Statements in this joint proxy statement and the documents to which you are referred in this joint proxy statement which are not historical facts, including statements about Z-Axis’ confidence or expectations, operating results, and other statements about its business outlook, are forward-looking statements, subject to risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties include, without limitation, risks associated with the proposed exchange; Z-Axis’ history of losses in recent years and the fact that Z-Axis may not operate profitably in the future; the fact that Z-Axis’ operating results may fluctuate significantly from period to period; Z-Axis’ limited liquidity and an inability to raise additional capital; the fact that Z-Axis generates a substantial portion of its net sales for each quarter or fiscal year from a relatively small number of customers; the fact that Z-Axis’ net sales may fall if litigation settles in which Z-Axis is providing support services; Z-Axis’ dependence on sales consultants and other independent contractors who assist Z-Axis in securing new customers and performing video production activities; the long lead-time needed to obtain new customers; the fact that Z-Axis has limited resources with which to market its services, which may hinder Z-Axis’ ability to grow; the fact that new technologies may make it possible for Z-Axis’ customers to prepare more sophisticated presentations without using Z-Axis’ services; there is intense competition in the market for litigation support services, which could prevent Z-Axis from increasing net sales and achieving profitability; the fact that a portion of the clients of law firms that Z-Axis serves rely in whole or in part on public funding and often face significant budgetary pressure, and if these customers must delay, reduce or forego purchasing litigation support services, Z-Axis’ net sales could be harmed, and other factors detailed from time to time in Z-Axis’ annual and other reports filed with the SEC. Words such as “estimate”, “project”, “plan”, “believe”, “feel”, “anticipate”, “expect”, “assume”, “may”, “will”, “should” and similar words and phrases may identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Except as required by law, Z-Axis undertakes no obligation to update or publicly release any revisions to these forward-looking statements or to reflect events or circumstances after the date hereof.
          Following the closing of the exchange, the risks and uncertainties of Z-Axis will be those of Silicon Mountain Holdings as more fully described below in “Risk Factors – Risk to Us Following Completion of the Exchange and the LLC Sale on page [**].
     Statements about the expected timing, completion and effects of the proposed exchange and the LLC sale also constitute forward-looking statements. Z-Axis and Silicon Mountain may not be able to complete the exchange and the LLC sale on the terms described herein or other acceptable terms or at all because of a number of factors, including the failure to obtain stockholder approval or the failure to satisfy the other closing conditions. In addition to other factors and matters contained in this document, Z-Axis and Silicon Mountain believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:
•	the satisfaction of the conditions to consummate the exchange, including the receipt of the required stockholder approval of the stockholders of both of Z-Axis and Silicon Mountain;

•	the satisfaction of the conditions to consummate the LLC sale, including the receipt of the approval of the Majority of the Minority;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the exchange agreement or the LLC sale agreement;

•	the failure of the exchange to close for any reason; and

•	the amount of the fees and expenses related to the exchange and LLC sale transactions.

RISK FACTORS
If the exchange and the LLC sale are approved, Z-Axis stockholders will become an investor in Silicon Mountain’s computer memory business and Z-Axis will no longer operate or own a litigation support services business. An investment in Silicon Mountain’s business involves a high degree of risk. In addition to the other information included in this joint proxy statement, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 16, you should carefully consider the matters described below in determining whether to vote for approval of the exchange and the LLC sale.
Risks Related to the Exchange and the Sale of the LLC
The closings of the exchange and the LLC sale, which must occur concurrently, are subject to the fulfillment or waiver of a number of conditions, including stockholder approval. If any of these conditions are not fulfilled or waived or if the required stockholder approvals are not obtained, the exchange and the LLC sale will not close.
          The exchange and the LLC sale are subject to the fulfillment or waiver of a number of conditions to closing, including assignment of the Z-Axis headquarters facility lease to the LLC. The lease assignment must be completed before the closings of the exchange and the LLC can occur, which requires the consent of third parties that may not be able to be obtained. In addition, the Z-Axis stockholders must approve the exchange and the LLC sale, and the Silicon Mountain stockholders must approve the exchange. If any of the closing conditions are not fulfilled or waived, or if the requisite stockholder votes in favor of the transactions are not obtained, the exchange and the sale of the LLC will not close. In that event, Z-Axis will continue its current business of providing litigation support services to law firms and their clients. Z-Axis cannot assure you that the exchange and the sale of the LLC will close, that these transactions will be approved by its stockholders, or that the stockholders of Silicon Mountain will approve the exchange.
Completing the exchange and the LLC sale will fundamentally change Z-Axis’ business and will subject us to risks that are entirely different from those Z-Axis faces currently.
          If the exchange and the LLC sale are completed, Z-Axis will then be subject to numerous risks inherent in operating a business in the computer memory business, which is the business in which Silicon Mountain is engaged. Although the Z-Axis management has considered the risks inherent in Silicon Mountain’s business, Z-Axis cannot assure you that its management team has properly assessed all of the significant risks present in Silicon Mountain’s business. Even if Z-Axis properly assessed such risks, some of those risks will be outside of the control of Silicon Mountain’s management team and may not be within their ability to affect. Z-Axis’ purchase of Silicon Mountain and the sale of its existing litigation support business, if closed, do not provide any assurance that the value of your investment in us will be enhanced. For more information about the risks Z-Axis will face after closing of the transactions, please see “– Risks to Us Following Completion of the Exchange and the LLC Sale” below.
Z-Axis’ current officers and directors will resign upon consummation of the exchange and the LLC sale, and Silicon Mountain’s management, most of the members of which have not previously managed a public company, will then operate Silicon Mountain Holdings.
          The Z-Axis executive officers and directors will resign these positions at such time, if ever, that the exchange and the sale of the LLC close. At that time, the directors of Silicon Mountain will be appointed to the board of directors and the current Silicon Mountain executive officers will become the executive officers of Z-Axis. The members of the Z-Axis investor group will thereafter operate the litigation support service business that Z-Axis formerly operated, which Z-Axis will no longer own. While Z-Axis has reviewed the background and experience of the directors and officers of Silicon Mountain who will become Z-Axis’ directors and executive officers following the exchange and the sale of the LLC, Z-Axis cannot assure you that their background and experience will maintain or enhance Z-Axis’ future operating results. A majority of the directors and officers of Silicon Mountain have not previously managed a public company, which could increase the time and resources that must be expended following the exchange for these persons to become familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations after the exchange.

Z-Axis stock ownership will be concentrated as a result of the exchange and the LLC sale.
          Following the exchange and the LLC sale, the Silicon Mountain stockholders who receive shares in the exchange will own 92.79% of outstanding shares of common stock of Z-Axis. Because Silicon Mountain has less than 35 stockholders, the common stock will be held by relatively few investors following the exchange. Messrs. Rudolph (Tre´) A. Cates III, Dennis Clark, Roger Haston, Shaun Hanner and Mark Crossen, each of whom are currently stockholders and directors or executive officers of Silicon Mountain, will, following the exchange, become directors or executive officers of Silicon Mountain Holdings and will beneficially own 14.3%, 5.5%, 7.3%, 4.4% and 33.1%, respectively, of Z-Axis’ outstanding common stock after the exchange. There is no limitation on the portion of our outstanding common stock that may be acquired by any given investor or group of investors in the secondary market. Upon consummation of the exchange, Silicon Mountain stockholders owning a large proportion of Z-Axis common stock will have significant influence over major decisions of corporate policy and other matters submitted to a vote of stockholders.
If Z-Axis does not conduct an adequate due diligence investigation of Silicon Mountain, Z-Axis may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause the value of your investment to decline.
          In order to meet its disclosure and financial reporting obligations under the federal securities laws, Z-Axis is obligated to conduct a due diligence investigation of Silicon Mountain. Even if Z-Axis completes extensive due diligence on Silicon Mountain, Z-Axis cannot assure you that this diligence will surface all material issues that may be present in Silicon Mountain’s business, or that factors outside of Silicon Mountain’s business will not later arise that adversely affect that business. If Z-Axis’ diligence fails to identify issues specific to Silicon Mountain or the computer memory industry, Z-Axis may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even though these charges may be non-cash items and may not have an immediate impact on liquidity, the fact that Z-Axis reports charges of this nature could contribute to negative market perceptions about Z-Axis or its common stock. In addition, charges of this nature may cause Z-Axis to violate net worth or other covenants to which Z-Axis may be subject as a result of assuming pre-existing debt held by Silicon Mountain or by virtue of our obtaining post-exchange debt financing.
The exchange ratio was determined by negotiation between Z-Axis and Silicon Mountain, and therefore may be more arbitrary than the price of securities of other companies in the computer memory industry.
          The exchange ratio under which Z-Axis has agreed to issue at closing 5,040,186 post-split shares of Z-Axis to the stockholders of Silicon Mountain, and the relative valuations of Z-Axis and Silicon Mountain that are implied by the exchange ratio, was negotiated between Z-Axis and Silicon Mountain. Factors considered in determining the exchange ratio included:
•	the history and prospects of Z-Axis’ existing business and Silicon Mountain’s business;

•	the market price of recent sales of Z-Axis common stock in the market and the prices at which Silicon Mountain recently sold its securities in private placement transactions;

•	the prospects for Z-Axis’ litigation support business as a stand-alone public company, and the prospects for Silicon Mountain’s business as a stand-alone public company;

•	Z-Axis’ capital structure and Silicon Mountain’s capital structure;

•	an assessment of the trading history of Z-Axis common stock and the prospects for development of a more active market for Silicon Mountain Holdings common stock following the exchange;

•	the likelihood of obtaining a written fairness opinion from a financial advisory firm that deems the exchange and the consideration to be received from the LLC sale fair, from a financial point of view, to the Z-Axis stockholders; and

•	other factors as were deemed relevant.

          Although these factors were considered when negotiating the exchange ratio, the determination of the exchange ratio and the implied valuation of Z-Axis and of Silicon Mountain is more arbitrary than if Z-Axis and Silicon Mountain engaged valuation consultants and appraisers to render independent valuations of both businesses.
The value of the common stock Z-Axis issues in the exchange will not determine the price of Z-Axis’ stock in the public market.
          In the exchange, Z-Axis agreed to issue 5,040,186 post-split shares of Z-Axis to the stockholders of Silicon Mountain in exchange for all of the outstanding shares of common stock of Silicon Mountain. After taking into account the reverse split, Z-Axis will have outstanding a total of 5,465,185 shares of common stock. To the extent the exchange ratio can be viewed as establishing a valuation of Z-Axis before and after the exchange, that valuation will not necessarily be reflected in the public trading market for common stock. Many factors that are unrelated to the exchange may affect the trading price of shares of Z-Axis’ common stock. For further information regarding those factors, please see “– Risks Related to Z-Axis’ Common Stock and Silicon Mountain Holdings Common Stock After the Exchange” below.
Directors of Z-Axis may have actual or potential conflicts of interest in recommending that you vote in favor of the exchange and the LLC sale.
          Directors of Z-Axis have interests in the exchange and the LLC sale that differ from yours. Two directors of Z-Axis, Mr. Alan Treibitz and Ms. Stephanie Kelso, are principals in the Z-Axis investor group and controlling interest holders of the purchasing LLC. These interests may present conflicts of interest in their acting on behalf of Z-Axis. Silicon Mountain has contractually agreed in the exchange agreement to advance legal fees and other expenses of current Z-Axis directors in the event such persons become parties to proceedings that arise directly or indirectly out of the exchange. These agreements indicate how the interests of the Z-Axis directors may differ from yours.
The exchange agreement restricts Z-Axis’ ability to pursue alternatives to the exchange.
          The exchange agreement contains “no shop” provisions that, subject to limited fiduciary exceptions, restrict Z-Axis’ ability to directly or indirectly initiate, solicit, encourage or facilitate, discuss or commit to competing third-party proposals to exchange its common stock, or merge with, another company. Silicon Mountain required that Z-Axis agree to these provisions as a condition to Silicon Mountain’s willingness to enter into the exchange agreement. However, these provisions could discourage a third party that might have an interest in entering into a stock exchange or merging with Z-Axis from considering or proposing such a transaction.
Risks to Us Following Completion of the Exchange and the LLC Sale
     References to “we”, “our” and “us” in this subsection mean Z-Axis after the closing of the exchange and the LLC sale, which will then operate under the name Silicon Mountain Holdings .
Our dependence on a small number of suppliers for integrated circuit devices and inability to obtain a sufficient supply of these components on a timely basis could harm our ability to fulfill orders.
          Typically, integrated circuit, or IC devices represent more than 75% of the component costs of our Flash cards and DRAM modules. We are dependent on a small number of suppliers that supply Flash and DRAM components. We have no long-term Flash or DRAM IC device supply contracts. Some of our competitors have entered into long-term contracts with suppliers that guarantee them a certain allocation of Flash IC devices. Our existing suppliers may not agree to supply the quantities of Flash IC devices we may need to meet our assembly and sales goals. We periodically review opportunities to develop alternative sources for our Flash and DRAM IC device needs. However, our options are very limited because of the small number of memory manufacturers. Our dependence on a small number of suppliers and the lack of any guaranteed sources of supply expose us to several risks, including the inability to obtain an adequate supply of components, price increases, late deliveries and poor component quality. A disruption in or termination of our supply relationship with any significant existing suppliers due to natural disasters or other factors, or our inability to develop relationships with new suppliers, if required, would cause delays, disruptions or reductions in product shipments or require product redesigns which could damage relationships with our customers and negatively affect our sales and could increase our costs or the prices of our products. Any of these events could harm our operating results or financial condition and reduce the value of your investment.
Shortages in supplies of Flash or DRAM IC devices could cause us to lose sales, experience lower margins and affect our reputation, as a result of which our operating results may suffer and our market share may decline.
          From time to time, the memory industry experiences shortages in Flash and DRAM IC devices which have driven up the price of those components in the short-term and required some vendors to place their customers on component allocation. This means that while we may have customer orders, we may not be able to obtain the materials that we need to fill those orders in a timely manner or at competitive prices. If we are unable to obtain Flash and DRAM IC devices at economical prices, our margins would decline unless we could raise the prices of our products in a commensurate manner or offset the cost increases elsewhere. We may not be able to raise the price of our products or otherwise realize offsetting cost savings and, if we are unable to do so, our operating results would be harmed. In addition, if we are unable to obtain sufficient Flash IC devices and other components to meet our customers’ requirements, they may reduce future orders or eliminate us as a supplier and our sales may decline. As a result, our reputation could be harmed, we may not be able to replace any lost business with new customers, and we may lose market share to our competitors.
If we are unable to compete successfully, we could lose market share and sales, and the value of shares of our common stock may decline.
          The market for Flash and DRAM IC devices is highly competitive. We face intense competition from other distributors and resellers of Flash and DRAM IC devices, as well as some manufacturers that sell Flash and DRAM IC devices direct to large customers and end users. Our primary competitors in the IC device industry include Crucial Memory, a division of Micron Technology, Kingston Technology, Lexar Media, PNY Technologies, and SanDisk. Our memory upgrade solutions also compete against the cost of replacing earlier generation computers and peripherals with newer generation products. In the future, as new computers and peripherals offer faster processing speeds and expanded memory at lower prices, those products may become more attractive to customers than upgrading their current products.
          Our competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, broader product lines, lower cost structures, greater brand recognition and longer-standing relationships with customers and suppliers than we do. As a result, our competitors may be able to respond faster or more effectively to new or emerging technologies or standards and to changes in customer requirements. Further, some of our competitors are in a better financial and marketing position from which to influence acceptance of a particular industry standard or competing technologies than we are. Our competitors may also be able to devote greater resources to the development, promotion and sale of Flash and DRAM IC devices, and may be able to deliver competitive Flash and DRAM IC devices at a lower price. These competitors’ financial resources may allow them to offer Flash and DRAM IC devices at prices below cost in order to maintain and gain market share or otherwise improve their competitive positions. Our distributor and reseller competitors could also offer Flash and DRAM IC devices and related services in a bundle, as we sometimes do, which could make it more difficult for us to attract and retain customers.
          We expect to face competition from existing competitors and new and emerging companies that may enter our existing or future markets with similar or alternative products, which may be less costly or provide additional features. Competition in the IC device market may intensify due to the development of cooperative relationships among our current and potential competitors or third parties as they seek to increase the ability of their products to address the needs of customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share at our expense.
We expect our competitors will continue to improve the performance of their current Flash and DRAM IC devices, reduce their prices and introduce new Flash and DRAM IC devices that may offer greater performance and improved pricing, any of which could cause a decline in sales or loss of market acceptance of our Flash and

DRAM IC devices. In addition, our competitors may develop enhancements to, or future generations of, competitive products that may render our Flash and DRAM IC devices or their incorporated technologies obsolete or uncompetitive. Any of these competitive factors could cause us to lower our prices in order to compete, which may reduce our margins and sales and harm our operating results.
Advances in technologies can lead to obsolescence of the Flash and DRAM IC devices in our inventory, which may cause us to take inventory write-downs and reduce selling prices, which would negatively impact our operating results and financial condition.
          Advances in Flash and DRAM IC device design and memory technologies can sometimes obsolete existing technologies in our industry. We have had to write-down Flash and DRAM IC device inventory in the past for reasons such as obsolescence, holding excess quantities and declines in market prices to levels that were sometimes below our costs. While we seek to limit our exposure to inventory write-downs by carrying small inventories, relying on “just in time” shipments from our suppliers to meet our customers’ computer memory needs, and keeping our inventory turnover high, we cannot assure you that these measures will protect us from rapid price declines in the Flash and DRAM IC device market. If prices of Flash and DRAM IC devices then in our inventory decline because of obsolescence or decreases in average selling prices, we would be required to write-down that inventory and reduce our selling prices. If we assemble Flash and DRAM IC devices in anticipation of future demand that does not materialize, or if a customer cancels outstanding orders, we could experience an unanticipated increase in our inventory that we may be unable to sell in a timely manner, if at all. As a result, we could incur increased expenses associated with writing off excess or obsolete inventory.
If we do not manage our Flash and DRAM IC device inventories effectively and in a manner that results in our timely meeting our customers’ needs, we could lose sales, experience order cancellations, incur excess shipping charges or end up with excess inventory, any of which could cause our operating results to suffer.
          The nature of the Flash and DRAM IC device market requires that we have on hand, or readily available, Flash and DRAM IC devices with performance characteristics that will meet our customers’ memory needs. As a result, we must seek to match both the amount and product mix of our Flash and DRAM IC device inventory to customer requirements that can fluctuate due to a variety of factors such as evolving business trends, advances in memory technologies, new product introductions or delays in those introductions, and decreases in average selling prices. If we do not have Flash and DRAM IC devices in inventory or readily available from our suppliers, existing and potential customers may place orders with our competitors rather than with us. We have no long-term purchase commitments from our customers. Our sales of IC devices are made under individual purchase orders from customers or, in some cases, under master customer agreements that allow customers in almost all instances to change, cancel or delay orders with limited or no financial penalties. We have experienced order cancellations and fluctuating order levels in the past and we expect to continue to experience similar order cancellations and fluctuations in the future. To provide our customers with prompt service, we often use expedited shipping to obtain Flash and DRAM IC devices from our suppliers or to deliver Flash and DRAM IC devices to customers. These delivery services increase our operating expenses and may have a negative impact on our margins. If our small inventories result in our failing to provide customers with memory products when required, our customers may obtain memory products from our competitors, which may cause our reputation and growth to suffer.
          If we are unable to properly monitor, control and manage our inventory and maintain an appropriate level and mix of products with our customers, we may incur increased and unexpected costs associated with this inventory.
          In addition, while we may not be contractually obligated to accept returned products, we may nonetheless determine that it is in our best interest to accept returns in order to maintain good relations with our customers. Product returns would increase our inventory and reduce our revenues. In addition, some of our inventory is shipped on a consignment basis, and we have very little ability to control or manage that inventory. Alternatively, we could end up with too little inventory and we may not be able to satisfy demand, which could have a material adverse effect on our customer relationships. Our risks related to inventory management are exacerbated by our strategy of closely matching inventory levels with product demand, leaving limited margin for error.

Declines in our average sales prices may result in declines in our revenues and gross profit.
          Our industry is highly competitive and characterized by historical declines in average sales prices. From time to time, overcapacity in the DRAM IC device market has resulted in significant declines in component prices, which has negatively impacted our average sales prices, revenues and gross profit. During periods of overcapacity, our revenues and gross profit will decline if we do not increase unit sales of existing products or fail to introduce and sell new products in quantities sufficient to offset declines in sales prices. Any efforts to reduce costs and develop new products to offset the impact of further declines in average sales prices may not be successful. Declines in average sales prices would also enable OEMs to pre-install higher capacity base memory into new systems at existing price points, and thereby reduce the demand for our aftermarket memory products. Our competitors and customers also impose significant pricing pressures on us.
          In addition, the continued transition to smaller design geometries and the use of 300 millimeter wafers by existing memory manufacturers could lead to a significant increase in the worldwide supply of DRAM and Flash components. Increases in the worldwide supply of DRAM and Flash components could also result from manufacturing capacity expansions. If not offset by increases in demand, these increases would likely lead to further declines in the average sales prices of our products and have a material adverse effect on our business and operating results. Furthermore, even if supply remains constant, if demand were to decrease, it would harm our average sales prices.
We are subject to the cyclical nature of the semiconductor industry and any future downturn could continue to adversely affect our business.
          The semiconductor industry, including the Flash and DRAM IC device markets in which we compete, is highly cyclical and characterized by constant and rapid technological change, rapid product obsolescence and price erosion, evolving standards, short product life cycles and wide fluctuations in product supply and demand. The industry has experienced significant downturns often connected with, or in anticipation of, maturing product cycles of both semiconductor companies’ and their customers’ products and declines in general economic conditions. These downturns have been characterized by diminished product demand, production overcapacity, high inventory levels and accelerated erosion of average sales prices. Prior downturns in the semiconductor industry negatively impacted our average sales prices, sales and earnings. Any future downturns could have a material adverse effect on our business and results of operations.
We may be less competitive if we fail to develop or obtain rights to market new and enhanced Flash and DRAM IC device products and introduce them in a timely manner.
          The memory, high-performance computing and consumer electronics markets are subject to rapid technological change, product obsolescence, frequent new product introductions and enhancements, changes in end-user requirements and evolving industry standards. Our ability to compete in these markets will depend in significant part upon our ability to successfully develop, introduce and sell new and enhanced products on a timely and cost-effective basis, and to respond to changing customer requirements.
          We have experienced in the past, and may in the future experience, delays in the development and introduction of new products. These delays would provide a competitor a first-to-market opportunity and allow a competitor to achieve greater market share. Our product development is inherently risky because it is difficult to foresee developments in technology, anticipate the adoption of new standards, coordinate our technical personnel, and identify and eliminate design flaws. Defects or errors found in our products after commencement of commercial shipments could result in delays in market acceptance of these products. New products, even if first introduced by us, may not gain market acceptance. Accordingly, there can be no assurance that our future product development efforts will result in future profitability or market acceptance. Lack of market acceptance for our new products will jeopardize our ability to recoup research and development expenditures, hurt our reputation and harm our business, financial condition and results of operations.
          We may also seek to develop products with new standards for our industry. It will take time for these new standards and products to be adopted, for consumers to accept and transition to these new products and for significant sales to be generated from them, if this happens at all. Moreover, broad acceptance of new standards or products by consumers may reduce demand for our older products. If this decreased demand is not offset by increased demand for our new products, our results of operations could be harmed. Any new products or standards we develop may not be commercially successful.
We will be exposed to risks relating to the evaluations of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002 and our failure to maintain effective internal control over financial reporting could result in a negative market reaction.
          We have not yet begun the process of evaluating our internal controls systems to allow management to assess, and our independent auditors to report on, our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to completely document and test our internal control systems and procedures for financial reporting as part of this process. Ultimately, our management will be responsible for assessing the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm will be requested to attest to that assessment.
          We will be required to comply with Section 404 beginning with our Annual Report on Form 10-KSB for the year ending December 31, 2007. We cannot, however, be certain as to the timing of completion of our evaluation, testing and remediation actions or their impact on our operations since there is no precedent available by which to measure the adequacy of our existing controls.
          Our filing of our annual report on a timely basis will depend upon our timely completion of these tasks. A late filing of our annual report could have material adverse effects on us, both legally and with respect to the opinions of the participants in the securities market.
          Furthermore, upon completion of this process, we may identify control deficiencies of varying degrees of severity that are and remain unremediated, as a result of which our management may not be able to assert that our internal controls are effective under applicable SEC and Public Company Accounting Oversight Board rules and regulations. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to attest that our management’s assessment is fairly stated or they are unable to express an opinion on the effectiveness of our internal controls, it could result in a negative market reaction.
          As a public company, we will be required to report, among other things, control deficiencies that constitute a “material weakness” or changes in internal controls that, or are reasonably likely to, materially affect internal controls over financial reporting. A “material weakness” is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. If we fail to implement the requirements of Section 404 in a timely manner, we may be subject to sanctions or investigation by regulatory authorities such as the SEC or any stock exchange or automated quotation service on which our stock may then be listed. In addition, if any material weakness or significant deficiency is identified and is not remedied, investors may lose confidence in the accuracy of our reported financial information, and our stock price could be significantly adversely affected as a result.
As a result of being a public company, we will incur increased costs that may place a strain on our resources or divert our management’s attention from other business concerns.
          Silicon Mountain is currently a private company. As a public company, we will be required to pay additional legal, accounting and other expenses that a private company does not incur. The Exchange Act requires us to file annual, quarterly and current reports with respect to our business and financial condition, which causes us to incur legal and accounting expenses. The Sarbanes-Oxley Act requires us to maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. We expect the corporate governance rules and regulations of the SEC will increase our legal and financial compliance costs and make some activities more time consuming and costly. These requirements may place a strain on our systems and resources and may divert our management’s attention from other business concerns, which could cause our operating results to suffer. In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, which will increase our operating expenses in future periods.

We also expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.
We may make acquisitions that are dilutive to existing shareholders, result in unanticipated accounting charges or otherwise adversely affect our results of operations.
We intend to grow our business through business combinations or other acquisitions of businesses, products or technologies that allow us to complement our existing product offerings, expand our market coverage, increase our engineering workforce or enhance our technological capabilities. If we make any future acquisitions, we could issue stock that would dilute our shareholders’ percentage ownership, incur substantial debt, reduce our cash reserves or assume contingent liabilities.
Furthermore, acquisitions may require material infrequent charges and could result in adverse tax consequences, substantial depreciation, deferred compensation charges, in-process research and development charges, the amortization of amounts related to deferred compensation and identifiable purchased intangible assets or impairment of goodwill, any of which could negatively impact our results of operations.
We may require significant capital to pursue our growth strategy, but we may not be able to obtain additional financing on favorable terms or at all.
Recently, Silicon Mountain has acquired several businesses in the computer memory industry. We expect to continue to acquire complementary businesses in the computer memory industry after the exchange. We also intend to continue spending substantial amounts on advertising and marketing and adding customer service and technical support staff in order to grow our business. In particular, we intend to increase our web-based advertising and marketing initiatives to increase our direct sales to end users through our web sites. We may need to obtain additional financing to pursue this growth strategy, to respond to new competitive pressures or to respond to opportunities to acquire complementary businesses. Our operating results may inhibit us from obtaining additional funds on favorable terms or at all. If we fail to secure growth financing when needed, this failure could cause our operating results to suffer, limit our growth, or cause us to abandon growth opportunities. None of our officers, directors or stockholders or any other party is contractually required to provide any financing to us in connection with, or following, the exchange.
Our limited experience in acquiring other businesses, product lines and technologies may make it difficult for us to overcome problems encountered in connection with any acquisitions we may undertake.
We continually evaluate and explore strategic opportunities as they arise, including business combinations, strategic partnerships, capital investments and the purchase, licensing or sale of assets. Our experience in acquiring other businesses, product lines and technologies is limited. The attention of our small management team may be diverted from our core business if we undertake any future acquisitions. Our previous acquisitions and any potential future acquisitions also involve numerous risks, including, among others:
•	problems and delays in successfully assimilating and integrating the purchased operations, personnel, technologies, products and information systems;

•	unanticipated costs and expenditures associated with the acquisition, including any need to infuse significant capital into the acquired operations;
•	adverse effects on existing business relationships with suppliers, customers and strategic partners;

•	risks associated with entering markets and foreign countries in which we have no or limited prior experience;

•	contractual, intellectual property or employment issues;

•	potential loss of key employees of purchased organizations; and

•	potential litigation arising from the acquired company’s operations before the acquisition.

These risks could disrupt our ongoing business, distract our management and employees, harm our reputation and increase our expenses. Our inability to overcome problems encountered in connection with any acquisitions could divert the attention of management, utilize scarce corporate resources and otherwise harm our business. These challenges are magnified as the size of an acquisition increases, and we may not realize the intended benefits of any acquisition. We are unable to predict whether or when any prospective acquisition candidate will become available or the likelihood that any acquisition will be completed. Even if we do find suitable acquisition opportunities, we may not be able to consummate the acquisitions on commercially acceptable terms or realize the anticipated benefits of any acquisitions we do undertake.
If following the exchange we acquire a company by issuing debt securities, our post-exchange operating results may decline due to increased interest expense or our liquidity may be adversely affected by an acceleration of our indebtedness.
Following the exchange, if we undertake one or more additional business combinations that require us to issue debt securities as part of the purchase price, such issuances may result in:
•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration, even if we are then current in our debt service obligations, if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and such covenants are breached without waiver or renegotiation;

•	a required immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt securities contain covenants restricting our ability to obtain additional financing.
If any of these events occurred, our stock price could decline.
Our intellectual property may not be adequately protected, which could harm our competitive position.
Our intellectual property is critical to our success. We protect our intellectual property rights through trademarks, copyrights and trade secret laws, confidentiality procedures and employee non-disclosure arrangements. It is possible that our efforts to protect our intellectual property rights may not:
•	provide adequate protection for our intellectual property rights;

•	prevent disputes with third parties regarding ownership of our intellectual property rights; or

•	prevent disclosure of our trade secrets and know-how to third parties or into the public domain.

The Flash-based storage market is constantly evolving, and we may not have rights to assemble and sell certain types of products utilizing emerging new Flash formats, or we may be required to pay a royalty to sell products utilizing these formats.
The Flash-based storage market is constantly undergoing rapid technological change and evolving industry standards. Many consumer devices, such as digital cameras, PDAs and smartphones, may transition to emerging Flash memory formats, such as the xD Picture Card format, which we do not currently sell and do not have rights to sell. This will likely result in a decline in demand, on a relative basis, for other products that we assemble and sell such as CompactFlash, Secure Digital, Mini-SD and MultiMedia cards. If we decide to sell Flash products utilizing emerging formats, we will be required to secure licensing arrangements to give us the right to assemble and sell such products, which may not be available at reasonable rates or at all. If we are not able to supply all Flash card formats at competitive prices or if we were to have product shortages, our revenues could be adversely impacted and our customers would likely cancel orders or seek other suppliers to replace us.
The execution of our growth strategy depends on our ability to retain key personnel, including our executive officers, and to attract qualified personnel.
Competition for employees in our industry is intense. We have had and may continue to have difficulty hiring the necessary engineering, sales and marketing and management personnel to support our growth. The successful implementation of our business model and growth strategy depends on the continued contributions of our senior management and other key research and development, sales and marketing and operations personnel, including Tré Cates, our chief executive officer, Roger Haston, our chief financial officer, and Patrick Hanner, our chief technical officer. The loss of any key employee, the failure of any key employee to perform in his or her current position, or the inability of our officers and key employees to expand, train and manage our employee base would prevent us from executing our growth strategy.
We have experienced quarterly and annual losses in the past and may continue to experience losses in the future.
Although Silicon Mountain was profitable in 2003, 2004 and 2005, Silicon Mountain has experienced losses on a quarterly and annual basis in the past. We have expended, and will continue to expend, substantial funds to pursue enhance sales and marketing efforts and otherwise operate our business. There can be no assurance that we will be profitable on a quarterly or annual basis in the future.
Risks Related to Z-Axis Common Stock and Silicon Mountain Holdings Common Stock after the
Exchange
Z-Axis’ common stock is currently subject to the SEC’s penny stock rules, which may cause broker-dealers executing trades in Z-Axis stock to experience difficulty in completing customer transactions and which may adversely affect the trading of our common stock after the exchange.
Because Z-Axis has net tangible assets of less than $5.0 million and its common stock’s market price per share is less than $5.00, transactions in Z-Axis common stock are currently subject to the “penny stock” rules under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:
•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents identifying certain risks of investing in “penny stocks,” a purchaser’s legal remedies, and information about the market for “penny stocks;” and

•	obtain a signed and dated acknowledgment from the purchaser that he, she or it actually received the required risk disclosure documents before a transaction in a “penny stock” is completed.

Broker-dealers may find it difficult to complete customer transactions as a result of Z-Axis’ stock being subject to these rules, and trading activity in Z-Axis’ securities may have been, and may continue to be, adversely affected as a result. This may cause the market price of Z-Axis common stock to be less than it might otherwise be, and you may find it more difficult to sell your shares of common stock if you desire to do so.
Z-Axis common stock is quoted on the OTC Bulletin Board, which limits the liquidity and price of Z-Axis common stock more than if it was quoted or listed on The Nasdaq Stock Market or a national exchange.
Z-Axis’ common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Z-Axis believes that quotation of its common stock on the OTC Bulletin Board limits the liquidity and price of Z-Axis common stock more than if Z-Axis common stock were quoted or listed on The Nasdaq Stock Market or a national exchange. Z-Axis cannot assure you, however, that its common stock will continue to be authorized for quotation by the OTC Bulletin Board or any other market in the future, in which event the liquidity and price of our securities would then be even more adversely impacted.
Z-Axis’ stock price is highly volatile, and you may not be able to resell your shares at or above recent public sale prices.
There has been, and continues to be, a limited public market for Z-Axis common stock, and an active trading market for Z-Axis’ common stock has not and may never develop or, if developed, be sustained. You may not be able to resell shares of Z-Axis common stock at or above the price you paid. The market price of Z-Axis common stock may fluctuate significantly in response to numerous factors, some of which are beyond Z-Axis’ control (or that of Silicon Mountain Holdings after the closing of the exchange), including the following:
          •      actual or anticipated fluctuations in operating results;
          •      the inability to obtain research coverage;
          •      changes in market valuations of other companies in the computer memory industry;
          •      announcements by Silicon Mountain Holdings or our competitors of significant customer contracts, acquisitions, strategic partnerships, joint ventures or capital infusions;
          •      introduction of technologies or product enhancements that reduce demand for computer memory upgrades or related value-added services;
          •      the loss of one or more key customers; and
          •      departures of key personnel.
Further, Z-Axis (and Silicon Mountain Holdings after the exchange) cannot assure holders of its common stock that they will be able to liquidate their investment without considerable delay, if at all. The factors discussed above may have a significant impact on the market price of our common stock. It is also possible that the relatively low price of our common stock may keep many brokerage firms from engaging in transactions in our common stock.
The reverse split will subject Z-Axis’ (and Silicon Mountain Holdings after the exchange) common stock to a variety of risks that are outside of Z-Axis’ control and that may impact the price at which Z-Axis’ stock trades in the public market.
The reverse split of Z-Axis’ (and Silicon Mountain Holdings after the exchange) common stock, which is expected to occur immediately prior to or concurrently with the closing of the exchange, will reduce the number of outstanding shares of Z-Axis’ common stock from 3,825,000 shares to 425,000 shares. The outstanding shares will be increased concurrently by the issuance of 5,040,186 post-split shares of Z-Axis to the stockholders of

Silicon Mountain in the exchange. There can be no assurance that the price per share of Z-Axis’ common stock immediately after the reverse split will rise proportionately with the reverse split, or that any increase will be sustained for any period of time. The reverse split also involves other risks such as:
•	the potential for a decline in the market price of Z-Axis’ common stock following the reverse split;

•	the prospect of a greater difference between the bid and asked prices of Z-Axis’ common stock after the split;

•	an increase in “odd-lot” holders of Z-Axis’ common stock (less than 100 shares each), which may make it more difficult to sell such common stock ;

•	an assessment of the trading history of Z-Axis’ common stock and the prospects for development of a more active market for Z-Axis’ common stock following the exchange;

•	there being no assurance that a more active market will develop in our stock or that Z-Axis will be able to obtain a listing for its common stock on an exchange or automated quotation system other than the OTC Bulletin Board; and

•	there being no assurance that after the reverse split we will be able to attract new market makers to make a market in Z-Axis’ stock, or interest analysts in providing research coverage of us.
Please see “Z-Axis Proposal Three – Approve the Adoption and Implementation of a One-For-Nine Reverse Split of Z-Axis’ Outstanding Common Stock – Certain Effects and Risks of the Reverse Split” for additional information concerning potential risks associated with the reverse split of Z-Axis’ common stock.
Substantial amounts of Z-Axis’ (and Silicon Mountain Holdings after the exchange) common stock could be sold commencing one year after the exchange, which could depress Z-Axis’ stock price.
We cannot predict the effect, if any, that market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of Z-Axis’ common stock after the exchange and the LLC sale. The common stock that will be issued to the Silicon Mountain stockholders on closing of the exchange will be “restricted securities” under the Securities Act. These shares are eligible for future sale in the public market at prescribed times pursuant to Rule 144 under the Securities Act, or otherwise. Sales of a significant number of these shares of common stock in the public market could reduce the market price of Z-Axis’ common stock. Z-Axis’ officers and directors and the holders of at least 95% of the common stock to be issued to the Silicon Mountain stockholders have agreed to enter into lock-up agreements with us under which they have agreed not to sell any of their shares for 12 months after the closing of the exchange. Sales of shares held by these officers, directors and stockholders after expiration of these agreements may likewise cause a decline in the market price of Z-Axis’ stock.

SELECTED HISTORICAL FINANCIAL DATA OF Z-AXIS
          You should read the selected financial data presented below together with Z-Axis’ financial statements, and the notes to those financial statements, appearing elsewhere in this document. The selected financial data at and for the year ended March 31, 2006 for Z-Axis represent its financial position and results of operations prior to the exchange with Silicon Mountain, and do not include adjustments associated with the exchange or the LLC sale.

	Year ended
	March 31,
	2006	2005
Statements of Income Data:
Net sales	$2,945,190	$3,487,192

Operating expenses:
Production	1,361,843	1,437,366
Research and development	109,968	107,483
General and administrative	943,193	925,993
Marketing	930,927	902,918
Depreciation and amortization	61,278	75,662
Amortization of software development costs	52,621	27,461

Total operating expenses	3,459,830	3,476,883

(Loss) income from operations	(514,640)	10,309

Other income (expense):
Interest (expense), net	6,882	(3,152)
Gain (loss) on sale of equipment	—	(7,647)
Other income	2,531	11,472

Total other income	9,413	673

(Loss) income before income taxes	(505,227)	10,982
Income tax benefit (expense)	80,579	(2,522)

Net (loss) income	$(424,648)	$8,460

Weighted average common shares outstanding:
Basic	3,825,000	3,825,000
Diluted	3,825,000	3,994,182
Basic (loss) income per common share	$(0.11)	$0.00
Diluted (loss) income per common share	$(0.11)	$0.00

March 31, 2006
Balance Sheet Data:
Cash and cash equivalents	$75,722
Working capital	432,017
Total assets	1,762,336
Total liabilities	909,892
Stockholders’ equity	852,444

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SILICON MOUNTAIN
     The selected historical consolidated financial data of Silicon Mountain is derived from the audited consolidated financial statements and related notes for each of the years indicated below. You should read the selected financial data presented below together with Silicon Mountain’s consolidated financial statements, and the notes to those consolidated financial statements, appearing elsewhere in this document. The selected consolidated financial data at and for the three months ended March 31, 2006 and the year ended December 31, 2005 for Silicon Mountain represent its consolidated financial position and results of operations prior to the exchange with Z-Axis, and do not include adjustments associated with the exchange or the LLC sale.
     The selected historical consolidated statement of operations and balance sheet data as of and for the three months ended March 31, 2006 have been derived from Silicon Mountain’s historical unaudited consolidated financial statements included in this joint proxy statement. The unaudited consolidated financial statements include, in the opinion of Silicon Mountain’s management, all adjustments that such management considers necessary for a fair presentation of the financial information set forth in those statements.

	Three Months
	Ended	Year ended December 31,
Consolidated Statements of Operations Data:	March 31, 2006	2005	2004
Sales	$4,459,189	$16,166,900	$13,834,509
Costs of goods sold	3,000,979	10,865,302	9,899,407

Gross margin	1,458,210	5,301,598	3,935,102
Operating costs:
Selling expenses	739,071	2,810,265	1,756,036
General and administrative	641,576	2,099,800	1,584,067
Depreciation and amortization	55,586	206,216	140,667

Total operating expenses	1,436,233	5,116,281	3,480,770

Income from operations	21,977	185,317	454,332

Other income (expense):
Interest (expense), net	(26,315)	(109,526)	(98,602)
Gain on forgiveness of debt	20,989	83,378	0
Loss on disposal of fixed assets	3,674	(4,561)	(3,947)

Total other income (expense)	(1,652)	(30,709)	(102,549)

Income before income taxes	20,325	154,608	351,783
Income tax expense	(7,500)	(56,000)	(34,000)

Net income	$12,825	$98,608	$317,783

Weighted average common shares outstanding:
Basic	4,475,773	4,475,773	3,858,273
Diluted	4,902,480	4,859,491	3,900,916
Basic income per common share	$—	$0.02	$0.08
Diluted income per common share	$—	$0.02	$0.08

Balance Sheet Data:	March 31, 2006	December 31, 2005
Cash and cash equivalents	$31,792	$60,509
Working capital (deficit)	(525,714)	(496,236)
Total assets	2,961,731	2,801,115
Total liabilities	2,428,057	2,297,104
Stockholders’ equity	533,674	504,011

SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
     The unaudited pro forma consolidated financial data set forth below at and for the three months ended March 31, 2006 and at and for the year ended December 31, 2005 is based upon Z-Axis’ historical financial statements, adjusted to give effect to:
•	the exchange with Silicon Mountain, and

•	the contemporaneous sale of the LLC to the purchasing LLC.
     The pro forma financial information at and for the three months ended March 31, 2006 has been developed from Z-Axis’ audited financial statements and Silicon Mountain’s unaudited financial statements, and the notes to those financial statements, which are included elsewhere in this document.
     The pro forma financial information at and for the year ended December 31, 2005 has been developed from Z-Axis’ unaudited financial statements and Silicon Mountain’s financial statements, and the notes to those financial statements, which are included elsewhere in this document.
     The unaudited pro forma consolidated financial data is provided for illustrative purposes only and does not purport to represent what Z-Axis’ actual consolidated results of operations or Z-Axis’ financial position would have been had the exchange and the LLC sale occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.
     The unaudited pro forma combined financial data is based on preliminary estimates and various assumptions that Silicon Mountain and Z-Axis believe are reasonable in these circumstances. The unaudited pro forma adjustments reflect transaction-related items only and are based on currently available information. Purchase price allocations and related amortization, accretion and depreciation periods will be based on final appraisals, evaluations and estimates of fair values. As a result, actual asset and liability values established and related operating results, including actual amortization and accretion, could differ materially from those reflected in the unaudited pro forma combined financial data. No estimates of exchange fees and costs or costs associated with the LLC sale have been reflected in the unaudited pro forma consolidated financial statements. Z-Axis does not anticipate that any cost savings, revenue enhancements or synergies will be realized in connection with the exchange and the LLC sale. The unaudited pro forma consolidated financial statements reflect the Silicon Mountain accounting policies, as those accounting policies will govern Silicon Mountain Holdings’ accounting after the exchange and LLC sale.
     The summary consolidated statement of operations data for the three months ended March 31, 2006 gives effect to the proposed exchange and LLC sale as if these transactions had occurred on January 1, 2005. The summary consolidated balance sheet data at March 31, 2006 gives effect to the proposed exchange and LLC sale as if these transactions had occurred on March 31, 2006.
     The summary consolidated statement of operations data for the year ended December 31, 2005 gives effect to the exchange and the LLC sale as if each had occurred on January 1, 2005.

Pro Forma Consolidated Statements of Operations Data:

	Z-Axis Three	Adjustments for	SMM Three
	months ended	the sale of the	months ended	Pro Forma
	March 31, 2006	LLC	March 31, 2006	Combined
Sales	$1,157,917	$(1,157,917)	$4,459,189	4,459,189
Costs of goods sold			3,000,979	3,000,979
Gross Margin			1,458,210	1,458,210
Operating expenses:
Production	424,064	$(424,064)		—
Research and development	28,107	$(28,107)		—
Selling Expenses			739,071	739,071
General and administrative	250,413	$(250,413)	641,576	641,576
Marketing	237,921	$(237,921)		—
Depreciation and amortization	14,304	$(14,304)	55,586	55,586
Amortization of software development costs	31,482	$(31,482)		—
Total operating expenses	986,291	$(986,291)	1,436,233	1,436,233
Income (loss) from operations	171,626	$(171,626)	21,977	21,977
Other income (expense):
Interest (expense), net	(1.222)	$1,222	(26,315)	(26,315)
Gain (loss) on fixed assets			—	—
Gain on forgiveness of debt			20,989	20,989
Other income			—	—
Total other income (expense)	(1,222)	$1,222	3,674	3,674
(Loss) income before income taxes	170,404	$(170,404)	20,325	20,325
Income tax benefit (expense)	(65,190)	$65,190	(7,500)	(7,500)
Net income (loss)	105,214	$(105,214)	$12,825	12,825
Weighted average common shares outstanding:
Basic	3,825,000		4,475,773	5,431,730
Diluted	3,825,000		4,902,480	5,912,246
Basic (loss) income per common share	$(0.11)		$0.00	$0.00
Diluted (loss) income per common share	$(0.11)		$0.00	$0.00

Pro Forma Consolidated Statements of Operations Data:

	Z-Axis Year		SMM Year
	ended March 31,	Adjustments for	ended December	Pro Forma
	2006	sale of LLC	31, 2005	Combined
Sales	$2,945,190	$(2,945,190)	$16,166,900	16,166,900
Costs of goods sold			10,865,302	10,865,302
Gross Margin			5,301,598	5,301,598
Operating expenses:
Production	1,361,843	(1,361,843)		—
Research and development	109,968	(109,968)		—
Selling Expenses	—	—	2,810,265	2,810,265
General and administrative	943,193	(943,193)	2,099,800	2,099,800
Marketing	930,927	(930,927)		—
Depreciation and amortization	61,278	(61,278)	209,216	209,216
Amortization of software development costs	52,621	(52,621)		—
Total operating expenses	3,459,830	(3,459,830)	5,116,281	5,116,281
(Loss) income from operations	(514,640)	514,640	185,317	185,317
Other income (expense):
Interest (expense), net	6,882	(6,882)	(109,526)	(109,526)
Gain (loss) on fixed assets	—		(4,561)	(4,561)
Gain on forgiveness of debt	—		83,378	83,378
Other income	2,531	(2,531)	0	—
Total other income	9,413	(9,413)	(30,709)	(30,709)
(Loss) income before income taxes	(505,227)	505,227	154,608	154,608
Income tax benefit (expense)	80,579	(80,579)	(56,000)	(56,000)
Net (loss) income	$(424,648)	$424,648	$98,608	98,608
Weighted average common shares outstanding:
Basic	3,825,000	—	4,475,773	5,431,730
Diluted	3,825,000	—	4,859,491	5,863,836
Basic (loss) income per common share	$(0.11)		$0.02	$0.02
Diluted (loss) income per common share	$(0.11)		$0.02	$0.02

Pro Forma Balance Sheet Data for Three Months Ended March 31, 2006:

			Adjustments for Sale	Z-Axis After			Adjustments	Pro Forma
	Z-Axis		of LLC	LLC Sale	SMM		for Merger	Combined
Assets
Current assets
Cash	75,722	a,b	(15,722)	60,000	31,792			91,792
Accounts receivable, net of allowance of $56,573 (2006) and $41,860 (2005)	1,127,839	a	(1,127,839)	—	1,301,975			1,301,975
Inventory	—		—		118,461			118,461
Other current assets	52,024	a	(52,024)	—	164,798	d	(77,000)	87,798

Total current assets	1,255,585	a,b	(1,195,585)	60,000	1,617,026		(77,000)	1,600,026
Non-current assets
Property and equipment, net	97,995	a	(97,995)	—	355,696			355,696
Restricted cash	36,288	a	(36,288)	—	—			—
Capitalized software, net	—		—	—	—			—
Goodwill					932,787			932,787
Deposits	28,468	a	(28,468)		23,405			23,405
Notes Receivable		a,b	150,000	150,000	32,817			182,817
Deferred income taxes	344,000	a	(344,000)	—	—			—

Total non-current assets	506,751	a,b	(356,751)	150,000	1,344,705			1,494,705

Total assets	1,762,336	a,b	(1,552,336)	210,000	2,961,731			3,094,731

Liabilities and Stockholders’ Equity
Current liabilities

Line-of-credit	170,000	a	(170,000)	—	529,328			529,328
Accounts payable	105,043	a	(105,043)	—	583,980			583,980
Accrued expenses	185,662	a	(185,662)	—	458,561	d	123,000	581,561
Deferred revenue	33,000	a	(33,000)	—	—			—
Income taxes payable	315,000	a	(315,000)	—	15,667			15,667
Deposits	—		—	—	117,113			117,113
Note payable related party	—		—	—	100,000			100,000
Current portion of long-term obligations	14,863	a	(14,863)	—	576,409			576,409

Total current liabilities	823,568	a	(823,568)	—	2,381,058	d	123,000	2,504,058

			Adjustments for Sale	Z-Axis After			Adjustments	Pro Forma
	Z-Axis		of LLC	LLC Sale	SMM		for Merger	Combined
Long-term Liabilities
Long-term debt less current maturities	5,370	a	(5,370)	—				—
Deferred rent	80,954	a	(80,954)	—	—			—
Deferred income taxes	—		—	—	47,000			47,000

Total long-term liabilities	86,324	a	(86,324)	—	47,000			47,000

Total liabilities	909,892	a	(909,892)	—	2,428,057	d	123,000	2,551,057

Stockholders’ equity
Common stock, par value	3,825	b	(34)	3,791	44,758	a c	(43,117)	5,432
Additional paid-in capital	1,446,671	b	(1,194,854)	251,817	594,915	c	(2,492)	844,240
Accumulated deficit	(598,052)		552,444	(45,608)	(105,999)		(154,391)	(305,998)

Total stockholders’ equity	852,444		(642,444)	210,000	533,674		(200,000)	543,674

Total liabilities and stockholders’ equity	1,762,336		(1,552,336)	210,000	2,961,731		(77,000)	3,094,731
Notes to Pro Forma Combined Financial Information
     (a) To reflect the sale of the operating assets and liabilities of Z-Axis to the purchasing LLC in exchange for all of the membership interests of Z-Axis LLC.
(b) To reflect the sale of the membership interests of Z-Axis LLC by Z-Axis to the purchasing LLC in exchange for $60,000 in cash, $150,000 in the form of a note receivable, and the remainder in common stock valued at $90,000.
(c) To reflect the exchange of 5,040,185 shares of Z-Axis common stock for all of the outstanding shares of Silicon Mountain common stock, which consists of 4,973,284 shares.
(d) To reflect the expenses related to the exchange, which are primarily related to legal and accounting fees. Silicon Mountain accrued $77,000 of exchange expenses as of March 31, 2006 and expects to incur an additional $123,000 of expenses.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION — Z-AXIS
The following discussion should be read in conjunction with the Z-Axis financial statements and the notes thereto for the fiscal years ended March 31, 2006 and 2005. Except where otherwise noted, references to years are to fiscal years ending March 31 of the year stated. Some of the information contained in this discussion and analysis, including information with respect to the exchange, the LLC sale and Z-Axis’ plans and strategies for Z-Axis’ business, includes forward-looking statements that involve risk and uncertainties. Z-Axis’ actual results will depend upon a number of factors, including but not limited to the risk factors set forth in this joint proxy statement. There may be other factors not mentioned in this joint proxy statement or included elsewhere in this joint proxy statement that may cause actual results to differ materially from any forward-looking statements. You should not place undue reliance on any forward-looking statements. Z-Axis assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by the securities laws.
Known Trends and Future Events
In order to reduce somewhat Z-Axis’ dependence on large lawsuits and related legal proceedings, the Z-Axis management team added to the Z-Axis sales force in 2005 and 2006 and sought to increase the number of cases in which its litigation support services will be used. This effort was successful, as Z-Axis obtained customer contracts on a record number of cases in fiscal 2006 and had more cases in production in the last half of fiscal 2006 than at any prior time. However, the average size of these cases was smaller, the timeframes shorter and the type of work was dissimilar to Z-Axis’ work in many larger cases.
Z-Axis’ marketing efforts in the international market resulted in Z-Axis obtaining customer contracts for more business in Europe in fiscal 2006 than in prior years. However, sales to international customers continued to comprise less than 5% of Z-Axis’ total net sales for the fiscal year. Z-Axis expects to continue its efforts to penetrate markets in the United Kingdom and European Union countries in fiscal 2007.
Subsequent to 2006 fiscal year-end, Z-Axis entered into a definitive agreement under which Z-Axis will acquire Silicon Mountain through the exchange. Z-Axis is currently seeking to finalize the LLC sale agreement and the special committee of Z-Axis’ board of directors has engaged a financial advisory firm to render a fairness opinion relating to these transactions. Z-Axis believes that the exchange and the LLC sale will close in the third quarter of 2006, subject to the filing of this joint proxy statement with the SEC and the receipt of comments from, and providing responses to, the SEC. Although Z-Axis cannot assure you that the exchange and LLC sale will close as expected or at any time, Z-Axis intends to work with Silicon Mountain and the Z-Axis investor group in seeking to consummate these transactions. If these transactions are closed, Z-Axis’ business will thereafter be the business of Silicon Mountain, and Z-Axis will no longer own or operate its existing litigation support services business.
Customer Concentration
Although Z-Axis is not dependent upon any one customer for its net sales, Z-Axis derives a significant portion of sales from repeat business with existing clients. The percentage of sales for any one customer during a fiscal year can vary greatly depending upon the number of presentations being prepared and the magnitude of the dollar value of the contracts with that customer. Although Z-Axis has relationships with several firms that provide repeat business, its sales focus is on developing relationships with many different firms throughout the country in order to expand Z-Axis’ base of potential customers that require litigation support services. In fiscal 2006 no customer accounted for more than 10% of net sales as compared to one customer in 2005 that accounted for 33% of Z-Axis’ net sales. This dependence on a limited number of customers impacts Z-Axis’ accounts receivable as well, with four customers and one customer accounting for 61.6% and 20.0% of accounts receivable in fiscal 2006 and fiscal 2005, respectively. If Z-Axis is unsuccessful in obtaining new customers or retaining current customers, its net sales could decrease, as the timeframe needed to re-establish these relationships or obtain new customers can be several months to years long

Results of Operations
The following table sets forth, for the fiscal years ended March 31, 2006 and 2005, the percentage of net sales represented by the specific items included in Z-Axis’ statements of operations. Z-Axis has included this comparison because Z-Axis believes it provides a more meaningful basis for period-to-period comparisons. The financial data should not be viewed as a substitute for Z-Axis’ historical results of operations determined in accordance with generally accepted accounting principles and does not purport to be indicative of future results of operations.

	For the Years Ended
	March 31,
	2006	2005
Net sales	100.0%	100.0%

Operating expenses
Production	46.2	41.2
Research and development	3.7	3.1
General and administrative	32.0	26.6
Marketing	31.6	25.9
Depreciation	2.1	2.2
Amortization of software development costs	1.8	0.7

Total operating expenses	117.4	99.7

(Loss) income from operations	(17.4)	0.3
Other income	0.3	0.0
Income tax benefit (expense)	2.7	(0.1)

Net (loss) income	(14.4)%	0.2%

Year Ended March 31, 2006 compared to Year Ended March 31, 2005
Net Sales
During fiscal years 2006 and 2005 sales were derived primarily from the litigation services field. Net sales decreased by $542,002, or 16%, to $2,945,190 for the year ended March 31, 2006 as compared to $3,487,192 in net sales for the year ended March 31, 2005. The decrease in sales for fiscal 2006 is attributed to several factors including (i) relatively new sales consultants in the District of Columbia, California and overseas markets, and a vacancy in the sales consultant position in the Texas market, (ii) a shift in the mix of presentation consulting services and products towards lower priced electronic graphics as opposed to more expensive multimedia and animation presentations, and (iii) the delayed start of a significant portion of Z-Axis’ business contracted during the first three fiscal quarters of 2006. This delay resulted in net sales generated during the fourth quarter of fiscal 2006 representing 39% of total net sales for the year, an unusually high percentage as compared to the fourth quarter net sales in prior years. Net sales from other core business services such as equipment leasing and presentation consulting are expected to continue at their current levels during fiscal year 2007. Cost management measures are also in place aimed at maintaining overhead expenses at an appropriate level, as well as effective utilization of contract labor on sales producing activities. No customers accounted for more than 10% of the total sales in fiscal 2006 as compared to one customer that accounted for 33% of total sales in fiscal 2005.
The percentage of sales for any one customer during a fiscal year can vary greatly depending upon the number of projects or magnitude of the dollar value of projects obtained from that customer. Although Z-Axis does have several firms that provide repeat business, the sales focus is on developing relationships with many different firms throughout the country in order to expand the base of potential projects arising out of the litigation services industry. Z-Axis’ on-going operations and business are not dependent on any one customer and are not materially impacted by the effects of inflation.
Z-Axis’ ability to maintain an effective marketing program, expand its market share in the near-term and establish new markets in the long-term, may have an effect on its future financial position and results of operations. During fiscal years 2006 and 2005, Z-Axis had minimal increases in its expenditures for marketing and advertising efforts. In order to continue to maintain Z-Axis’ market position in the litigation services industry, management expects that advertising and marketing expenses will stay at their current levels during fiscal year 2007. Management considers the expenses associated with an expansion of the marketing program necessary for future growth, although Z-Axis’ ability to grow its marketing program is and will continue to be constrained by Z-Axis’ financial position.
Operating Expenses
Operating expenses decreased $17,053, or 0.5%, to $3,459,830 for the fiscal year ended March 31, 2006 as compared to $3,476,883 for the fiscal year ended March 31, 2005. As a percentage of net sales, operating expenses were 117.4% for fiscal 2006 as compared to 99.7% for fiscal 2005. Operating costs include compensation costs for all regular full and part-time employees, as well as overhead expenses such as building rent, insurance, supplies, marketing costs and depreciation and amortization. Since a portion of these costs are fixed, increases or decreases in net sales will cause the percentage of these costs against net sales to fluctuate.
Labor expense continues to be the most significant of Z-Axis’ operating costs. During 2006 and 2005, employee compensation and benefit costs accounted for approximately 71% and 70%, respectively, of total operating expenses. Management believes that Z-Axis’ staffing levels and production capacity are sufficient to maintain current and anticipated near-term production levels.
Production expenses decreased $75,523, or 5.3%, to $1,361,843 for the 2006 fiscal year as compared to $1,437,366 for the 2005 fiscal year. Production costs for direct contract labor and other billable expenses generally vary directly with sales levels. Production costs as a percentage of net sales were 46.2% for fiscal year 2006 as compared to 41.2% for fiscal year 2005. Production costs include some fixed expenses for salaried full and part-time employees, as well as equipment maintenance costs and the costs of production supplies.
Z-Axis manages fluctuations in production labor requirements through the use of employees in combination with a core of several experienced contract producers and artists. This strategy is used to manage more effectively the cost of labor, as monthly sales levels can vary significantly. The production department incurs fixed compensation and benefit costs for core staff employees including artists, producers and managers. Management reviews contracted production commitments from time to time in an effort to maximize sales while keeping production costs at an efficient level.
During the fourth quarter of fiscal 2005, Z-Axis obtained the services of a producer who had her own litigation services business located on the West Coast. A portion of the increase in production costs as a percentage of sales during fiscal 2006 is the result of a full year of this producer’s compensation recorded during fiscal 2006, as compared to three months of compensation recorded during fiscal 2005. This addition helped to increase sales in the West Coast region, as well as provide direct production support to customers in that territory.
Research and development costs increased $2,485 or 2.3%, to $109,968 for the fiscal year ended March 31, 2006 as compared to $107,783 for the fiscal year ended March 31, 2005. In addition to developing enhancements for the VuPoint system, research and development costs for fiscal 2006 were focused on development of an internal multi-user system to help track Z-Axis’ production activities. Management expects to continue to focus Z-Axis’ software development efforts on both the internal user system, as well as VuPoint enhancements.
General and administrative expenses increased $17,200, or 1.9%, to $943,193 for the fiscal year ended March 31, 2006 as compared to $925,993 for the fiscal year ended March 31, 2005. Executive compensation costs are combined with other general and administrative costs in the financial statements for presentation purposes. The increase in 2006 was due to modest compensation increases for administrative and executive employees, higher general business and officer and director insurance premiums and an increase in expenses of outside board members. These increases were nearly offset by a 96% decrease in executive bonus compensation that was due to the decrease in fiscal 2006 net sales and the loss generated during that period. Management expects that general and administrative costs will remain constant during fiscal 2007, although Z-Axis will incur additional one-time investment banking, legal and accounting expenses associated with the exchange and LLC sale in the first portion of fiscal 2007.
Marketing expenses increased $28,009, or 3.1%, to $930,927 for the fiscal year ended March 31, 2006 as compared to $902,918 for the fiscal year ended March 31, 2005. The increase in marketing costs is due to the investment in internet upgrades and a new website in an effort to improve marketing and develop more potential customers. Management expects that marketing costs will remain constant for the near future.
Depreciation expense decreased $14,384, or 19%, to $61,278 during fiscal year 2006 as compared to $75,662 during fiscal year 2005. The decrease is due to fewer purchases of property and equipment during fiscal 2006 as compared to fiscal 2005. During fiscal 2006, Z-Axis committed $29,987 in capital purchases for various production and office equipment and software upgrades. During fiscal 2005, Z-Axis committed $36,409 in total capital purchases. Management expects that capital expenditures will increase during fiscal 2007 as computer equipment and corporate software systems are replaced and upgraded to keep pace with the current technology. Rapid technological advances in the type of equipment that Z-Axis uses in providing its services require that depreciable lives of the equipment be relatively short.
Amortization expense related to capitalized software development costs was $52,621 for the fiscal year ended March 31, 2006 as compared to $27,461 for the fiscal year ended March 31, 2005. Research and development costs were capitalized during fiscal year 2004. These costs were for the development of VuPoint 6.0 which began generating sales in the fourth quarter of fiscal 2004. In accordance with Statement of Position 98-1, “Accounting for Costs of Computer Software Developed for Internal Use”, these costs were amortized as software use fees and associated system operator services were earned.
Sales from these use fees and services were $307,121 for fiscal year 2006 as compared to $152,563 for fiscal year 2005. As of March 31, 2006, capitalized software development costs were fully amortized.
Other Income and Expenses
Interest income (expense) was $6,882 for the fiscal year ended March 31, 2006 as compared to $(3,152) for the fiscal year ended March 31, 2005. During fiscal 2006, interest income was earned and collected on a delinquent account receivable. This interest income was offset by interest expense on capital lease obligations. Other income was $2,531 in fiscal year 2006 as compared to $3,825 in fiscal year 2005. Other income includes small gains on the sale of fully depreciated computer and other equipment that is no longer used by Z-Axis, as well as interest income on short-term investments in money market accounts and certificates of deposit.
Income Taxes
For income tax reporting purposes, Z-Axis files its income tax returns using the cash basis of accounting. Consequently, the timing of the reporting of certain income and expense items for tax purposes is different than that for financial statement purposes.
Z-Axis recorded an income tax benefit of $80,579 for the year ended March 31, 2006 compared to an expense of $(2,522) for the year ended March 31, 2005. The change in income tax benefit (expense) is directly attributable to the difference in operating results in fiscal 2006 as compared to fiscal 2005. Z-Axis has recorded a valuation allowance of approximately $100,000 as of March 31, 2006 due to Z-Axis’ losses in the current fiscal year and the uncertain nature of future taxable income. Z-Axis utilized approximately $347,000 of net operating loss carryforwards during fiscal 2005.

At March 31, 2006, Z-Axis had federal income tax loss carry forwards of approximately $1,100,000 which expire in the years 2008 through 2024. The ability to utilize these tax loss carry forwards may be limited in future periods if the exchange is consummated, as the exchange will result in a change in control of Z-Axis.
Net (Loss) Income
Net loss and loss per share of common stock was $(424,648) and $(0.11) for the fiscal year ended March 31, 2006, respectively. These compare to net income and income per share of $8,460 and $0.00 for the fiscal year ended March 31, 2005, respectively. Diluted loss per share of common stock was $(0.11) for the fiscal year ended March 31, 2006 as compared to diluted income per share of common stock of $0.00 for the fiscal year ended March 31, 2005
Liquidity and Capital Resources
Cash Requirements
Z-Axis’ significant contractual obligations consist of a capital lease in the amount of $20,233 which will be paid off during fiscal year 2008 and an operating lease for the current office space in Greenwood Village, Colorado which calls for payments totaling $794,430 over the next six years. Management expects that capital expenditures during fiscal year 2007 will be approximately $80,000. Z-Axis believes that cash flow from operations in fiscal 2007 will be sufficient to meet operating cash obligations for fiscal 2007, although Z-Axis cannot assure you this will be the case.
Sources and Uses of Cash
Z-Axis’ principal source of liquidity as of March 31, 2006 consisted of $75,722 in cash and cash equivalents. Cash is generated through the sale of consulting, animation, multimedia and electronic graphics services, exhibit boards and software use fees, equipment rental and in-court litigation support services associated with Z-Axis’ proprietary presentation system called VuPoint. Cash and a revolving line of credit are used to fund accounts payable, pay operating costs, pay principal and interest on a capital lease and acquire new equipment as needed. During fiscal year 2005, Z-Axis did not need to draw any funds on the revolving line-of-credit. At March 31, 2006, Z-Axis had drawn down $170,000 against the revolving line-of-credit.
Cash Flows from Operating Activities
Cash flow used in operations was $836,206 during the fiscal year ended March 31, 2006 as compared to cash flow provided by operations of $431,677 during the fiscal year ended March 31, 2005. Cash used in operations during fiscal 2006 was primarily due to the net loss of $424,648 coupled with an increase in accounts receivable of $644,510, partially offset by increases in accounts payable of $66,904 and accrued expenses of $83,265. Cash provided by operations for fiscal year 2005 consisted of net income, adjusted for depreciation, amortization, gain on sale of equipment, allowance for doubtful accounts and deferred income taxes.
Cash Flows from Investing Activities
Capital additions were $29,987 and $36,409 during the fiscal years ended March 31, 2006 and 2005, respectively. The expenditures for 2006 and 2005 were for replacement of office and production equipment. Z-Axis expects to fund necessary capital additions using a combination of debt financing and cash flow from operations. Z-Axis expects that any 2007 capital additions will be consistent in amount with those made in fiscal 2006 and fiscal 2005.
Cash Flows from Financing Activities
Cash flows provided by financing activities was $180,535 during fiscal year ended March 31, 2006 as compared to cash used in financing activities of $14,117 during fiscal year ended March 31, 2005. Cash provided by financing activities during fiscal year 2006 represented borrowings on the line-of- credit and a decrease in restricted cash balances, partially offset by payments made on capital leases. Cash used in financing during fiscal 2005 was primarily for payments on capital lease obligations.
Debt Instruments, Guarantees and Related Covenants
Z-Axis established a $250,000 revolving line of credit with a bank in June 2004. The line of credit matures on July 2, 2006. The interest rate is calculated at 1% over the bank’s prime rate (8.75% at March 31, 2006) and interest is payable monthly. The line is collateralized by Z-Axis’ accounts receivable and general intangibles. As of March 31, 2006, the outstanding balance on the line of credit was $170,000.
Cash Management
The timing of Z-Axis’ production volumes and the correlative effect on net sales is largely dependent upon factors that are not within Z-Axis’ control, including the timing of trial and other proceedings and the settlement of claims before trial. As occurred in fiscal 2006, delays in the commencement of production activities for litigation support products or delays in providing litigation support services can have a material negative impact on net sales in the quarters in which commencement of production or support services are deferred. Sales for the first quarter of fiscal year 2007 are anticipated to be approximately $600,000 to $700,000. While Z-Axis believes that net sales and the cash flow from such sales will be sufficient to meet Z-Axis’ cash needs in 2007, Z-Axis may need to make periodic borrowings under its bank line of credit in order to meet its operating needs.
Contractual Obligations and Commercial Commitments
The following table summarizes Z-Axis’ principal contractual obligations as of March 31, 2006 and the effects such obligations are expected to have on Z-Axis’ liquidity and cash flows in future periods.

	Payments due in
	Total	Less Than 1 Year	1 to 3 Years	4 to 5 Years
Short-term debt (1)	$170,000	$170,000	$—	$—
Capital lease obligations	21,996	16,488	5,508	—
Operating leases	796,856	127,323	475,020	194,513

Total	$988,852	$313,811	$480,528	$194,513

(1)	Represents the balance outstanding under the bank line of credit at March 31, 2006.
Critical Accounting Policies and Estimates
Z-Axis’ financial statements are and will be based on the selection and application of generally accepted accounting principles in the United States, which require Z-Axis to make estimates and assumptions about future events that affect the amounts reported in Z-Axis’ financial statements and the accompanying notes. Future events and their effects cannot be determined with certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results could differ from those estimates, and any such differences may be material to Z-Axis’ financial statements. Z-Axis expects to adopt new accounting policies at the time the exchange is consummated that address those critical accounting issues that are necessary for a fair presentation of the financial statements and Z-Axis’ overall financial statement presentation. The critical accounting policies adopted at that time will likely involve a higher degree of judgment and complexity in their application than Z-Axis’ current accounting policies which are set forth below.

Concentrations of Credit Risk
Financial instruments, which potentially subject Z-Axis to concentration of credit risk, consist principally of cash and trade accounts receivable. Z-Axis places its temporary cash investments with what management believes are high quality financial institutions. Concentrations of credit risk with respect to trade accounts receivable are limited due to Z-Axis’ periodic credit evaluations of its significant customers’ financial condition and their dispersion across geographic areas.
Accounts Receivable
Z-Axis extends unsecured credit to its customers in the ordinary course of business, but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. Amounts determined to be uncollectible are expensed in the period such determination is made. The provision for uncollectible amounts is continually reviewed and adjusted to maintain the allowance for doubtful accounts at a level considered adequate to cover future losses. The allowance is management’s best estimate of uncollectible amounts and is determined based on historical performance that is tracked by Z-Axis on an ongoing basis. Z-Axis will write off all uncollectible accounts after all collection efforts have failed. The losses ultimately incurred could differ materially in the near term from the amounts estimated in determining the allowance.
Stock Options
Z-Axis has a stock option plan that provides for the grant of non-qualified stock options to employees, officers and directors of Z-Axis. Options vest ratably over three years from the grant date. The options expire 5 or 10 years from the grant date. Z-Axis estimates the fair value of each stock award at March 31, 2006 and 2005 by using the Black-Scholes option-pricing model with the following weighted-average assumptions used respectively: dividend yield of 0% for all years; expected volatility of 79.5% for 5 year options and 349% for 10 year options for 2006, 123% for all options in 2005, risk-free interest rates of approximately 4.8%; and expected lives of 5 and 10 years for 2006 and 2005 stock awards. During the fiscal year ended March 31, 2006, Z-Axis granted 155,000 stock options with a weighted average price of $0.34. Subsequent to the grant of these options, management determined that 99,930 of these options were in excess of the maximum of 375,000 shares authorized for issuance under the stock option plan. As a result, these options were cancelled by agreement with the option holders and reissued as non-plan options during the first quarter of fiscal year 2007. The weighted average exercise price for the reissued options is higher than the weighted average exercise price of the original options. After taking the cancellation into account, as of March 31, 2006, Z-Axis had 375,000 options outstanding and exercisable with a weighted average exercise price of $0.27 and weighted average remaining contractual lives of 6.05 years.
Z-Axis has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock- Based Compensation.” Accordingly, no compensation cost has been recognized for the stock option plan as options were issued to employees and directors of Z-Axis.
Revenue and Cost Recognition
Z-Axis generates sales primarily from hourly-rate contracts with its customers. Some sales are generated by work with government agencies that require fixed-price contracts and are negotiated periodically to allow for changes in the amount and scope of work. Sales revenue generated from hourly-rate and fixed-price contracts is recognized as services are performed. Sales revenue is determined by the contract billing rates and the time incurred to perform the service plus reimbursable expenses. Expenses are determined by actual costs incurred.

Recently Issued Accounting Pronouncements Affecting Z-Axis
In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment”, which will be effective for Z-Axis for the fiscal year which ends March 31, 2007. This statement is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; and those conditions are much the same as the related conditions in Statement 123. Management estimates that adoption of this standard will result in approximately $38,000 in compensation expense that will be recorded in future periods as unvested options begin to vest. If the exchange and the LLC sale close, the adoption of this standard may have a significantly different effect on Silicon Mountain Holdings than what is currently expected, as Silicon Mountain has a far greater number of stock options outstanding than does Z-Axis.
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3”, which is effective for fiscal years beginning after December 15, 2005. This Statement replaces APB Opinion No. 20, “Accounting Changes”, and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements” and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. Z-Axis believes the adoption of SFAS 154 will not have a material impact on its financial statements.
Market Risk
To date, substantially all of Z-Axis’ net sales have been denominated in U.S. dollars. In fiscal 2006, approximately 3% of total net sales were made to customers outside the U.S. Accordingly, Z-Axis believes that currently there is no material exposure to risk from changes in foreign currency exchange rates. As Z-Axis increases its international sales, its exposure to currency fluctuations could increase if Z-Axis’ international sales are denominated in currencies other than the U.S. dollar. Z-Axis does not engage in any hedging activities and has no plans to do so in the future.
Z-Axis’ exposure to interest rate risk at March 31, 2006 is related to its investment of excess cash and cash equivalents and the interest rate charged under Z-Axis’ revolving line-of-credit. Z-Axis considers investments that, when purchased, have a remaining maturity of 90 days or less to be cash equivalents. To minimize its exposure to an adverse shift in interest rates, Z-Axis invests mainly in cash equivalents and short-term investments and maintain an average maturity of nine months or less. Due to the short-term nature of these investments, Z-Axis believes there is currently no associated material exposure to interest rate risk. The interest rate on Z-Axis’ bank line of credit is variable and subject to interest rate risk. The interest rate risk related to the line of credit is mitigated primarily by the fact that the balance under the line-of-credit has been outstanding for a short period of time in order to fund short-term cash requirements.
Z-Axis does not use derivative financial instruments in its investment portfolio and has no foreign exchange contracts. Z-Axis’ financial instruments consist of cash, cash equivalents, short-term investments, accounts receivable, accounts payable, accrued expenses and long-term obligations. The primary objectives of Z-Axis’

investment strategy are to preserve principal, maintain proper liquidity to meet operating needs, and maximize yields consistent with risk mitigation goals.
Other Matters
Backlog
Z-Axis considers backlog to be comprised of two elements: backlog in progress and expected backlog. Z-Axis considers litigation support products being produced for, and litigation support services being rendered to, Z-Axis’ customers as of the end of the fiscal year and that will continue to be rendered into the following fiscal year to be backlog in progress. Backlog in progress is typically “funded” backlog, meaning that the customer has contractually committed to expend a certain amount and, in the case of governments or government agencies, funding has been appropriated and authorized for expenditure. Z-Axis considers expected net sales from customer orders that have been placed but as to which production has not yet started or services are not yet being rendered to be expected backlog. Expected backlog reflects management’s estimate of future net sales from existing written contracts, such as signed contracts, a written task order under a master contract, a master contract, a subcontract or other types of written authorization, including change orders to existing written agreements and purchase orders. In the case of contracts with governments or governmental agencies, the expected backlog may represent amounts as to which funding has not yet been appropriated and authorized for expenditure.
As of March 31, 2006, management estimates that Z-Axis’ total backlog, including backlog in progress and expected backlog, was between approximately $1,000,000 to $1,200,000, an amount consistent with estimated backlog at the end of the prior fiscal year. Management believes that the backlog will stay at approximately this level in the second and third quarters of fiscal 2007.
Other companies that offer litigation support services that are similar to ours may not calculate backlog in the same manner as Z-Axis does, because their calculations are based on different subjective factors or because they use a different methodology. Therefore, information presented by Z-Axis regarding its total backlog, which consists of backlog in progress and expected backlog, may not be comparable to similar presentations by others. The amount of expected backlog is not exact or guaranteed; however, it represents what Z-Axis’ management team reasonably believes, based upon subjective factors such as past experience with the particular customers, the type of services or products and present budgetary expectations and information about the customers’ needs and other business circumstances, will become backlog in progress. These estimates are based upon the information in Z-Axis’ possession at the time the estimate is made. If Z-Axis’ management does not accurately assess each of these factors, or if it does not include all of the variables that affect the net sales Z-Axis will recognize from estimated backlog, the potential value of estimated backlog may not reflect actual net sales achieved in subsequent periods. As a result, there can be no assurance Z-Axis will ultimately receive amounts included in total backlog or that total backlog includes all net sales that it may ultimately receive under contracts existing at any one time. There is no specific formula for the estimates Z-Axis makes in arriving at estimated backlog. If sufficient information is not available upon which to base an estimate, or Z-Axis does not have prior experience with a particular customer, management may not include any unfunded portion of a contract in total backlog until such time as a reasonable estimate can be made.
Furthermore, many factors that affect the scheduling of trials and other legal proceedings could alter the actual timing of net sales related to amounts included in total backlog. There is also the possibility that contracts could be adjusted or cancelled in a manner that would affect the realization of expected net sales reflected in backlog. For example, pre-trial settlement of a litigated matter or a decision to use Z-Axis’ services to a greater or lesser extent than originally anticipated may cause actual net sales to vary from amounts included in total backlog. Additionally, Federal government contracts may be terminated at any time at the option of the government, which could also impact Z-Axis’ expected net sales from backlog. Nevertheless, Z-Axis believes that total backlog is important information for investors, reflecting on potential future performance.

Off-Balance Sheet Arrangements
In June 2003, Z-Axis obtained an irrevocable standby letter of credit in the amount of $60,000 in favor of the landlord from which it leases its current headquarters facility. The letter of credit is secured by cash on deposit in a restricted money market account maintained at a financial institution. The letter of credit reduces at the rate of $12,000 per year and is currently scheduled to expire in April 2008. As of March 31, 2006, Z-Axis did not have any other off-balance sheet financing arrangements. Z-Axis does not have transactions, arrangements or relationships with variable interest entities and has not guaranteed any financial obligations of third parties.
Dividends
No dividends have been declared as of March 31, 2006 and Z-Axis does not anticipate paying dividends in the foreseeable future.
Related Party Transactions
Z-Axis was not a party to any related party transactions as described in Item 404 of Regulation S-B during fiscal 2006 and fiscal 2005.
Inflation
Management believes that inflation has not had a significant impact on Z-Axis’ financial position or results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION — SILICON MOUNTAIN
Overview
Silicon Mountain develops, assembles and markets open-standard memory solutions based on FLASH memory and dynamic random access memory, or DRAM, technologies primarily direct to end-users. Silicon Mountain specializes in developing DRAM memory modules and FLASH drives and memory cards used in standard operating environments. Silicon Mountain offers a comprehensive product line, including FLASH and DRAM-based memory solutions used by large enterprise buyers and consumers. Silicon Mountain’s primary customers range from the Fortune 1000 to individual consumers in the United States.
Silicon Mountain generates revenues from the sales of memory products and FLASH products. Sales of DRAM memory products accounted for 86.3% and 94.3% of Silicon Mountain’s total sales in 2005 and 2004, respectively. Sales of FLASH products accounted for 13.7% and 5.7% of Silicon Mountain’s total sales in 2005 and 2004, respectively. Sales of Silicon Mountain’s products are generally made pursuant to purchase orders rather than long-term commitments.
Silicon Mountain’s DRAM products target primarily high-performance computing applications, including switches, routers, high-end servers, workstations, desktops and notebooks. As the applications that Silicon Mountain serves expand and as the complexity of these applications increases, the need for the customization of Silicon Mountain’s products in these applications also increases. Silicon Mountain’s FLASH products serve the same customers by providing portable storage devices used in conjunction with standard computing applications. The growth in the external FLASH storage is driven primarily by the trend of increasing requirements to store digital music, movies and photographs and the desire for reliable back up for these digital files. Silicon Mountain’s FLASH storage solutions enable fast, user-friendly, back up and retrieval of such files.
The primary component of Silicon Mountain’s cost of goods sold is the cost of integrated circuit devices for the FLASH memory and DRAM products. The purchase cost of the integrated circuit devices typically represents approximately 75% of the total cost of a finished memory board. The other components of Silicon Mountain’s cost of goods sold are the PCB Board, in-bound and out-bound shipping and shipping supplies. Silicon Mountain’s other operating costs consist of:
•	selling expenses;

•	general and administrative expenses; and

•	depreciation and amortization expense.
Fluctuations in the cost of good sold as a percentage of sales, either up or down by 5% in any given period, are not unusual. These can result from many factors, some of which are a rapid change in the price of DRAMs and FLASH, a change in product mix possibly resulting from a large order or a series of orders for a particular product. Market demand changes for particular products can also result in fluctuations of the cost of goods sold as a percentage of sales. In periods of slight to moderate product cost increases, Silicon Mountain is able to pass along a significant portion of the cost to the customer. However, in periods of rapid price change, the cost is often absorbed by Silicon Mountain, which reduces its gross margins.

Results of Operations
The following table sets forth consolidated operating data expressed as a percentage of sales for the periods indicated.

	Three Months Ended
	March 31,		Years Ended December 31,
	2006	2005	2005	2004	2003
Sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of Goods Sold	67.3	66.2	67.2	71.6	69.7

Gross Margin	32.7	33.8	32.8	28.4	30.3
Operating Costs:
Selling Expenses	16.6	17.3	17.4	12.7	13.3
General & Administrative	14.4	12.7	13.0	11.5	12.1
Depreciation & Amortization	1.3	1.1	1.3	1.0	0.7
Income from Operations	0.5	2.7	1.1	3.3	4.3
Other (Expense) Income	(0.1)	(0.5)	(0.2)	(0.7)	0.2

Pre-Tax Income	0.4	2.2	1.0	2.5	4.5
Income Tax Expense	0.2	0.8	0.3	0.2	—

Net Income	0.3	1.4	0.6	2.3	4.5

Three Months Ended March 31, 2006 compared with Three Months Ended March 31, 2005
Sales for the first quarter of 2006 were $4.5 million compared to $3.9 million in the first quarter of 2005. The growth in sales came primarily from growth in sales to small-medium size businesses and consumers, which accounted for approximately 30% of sales in the first quarter of 2006, compared to approximately 19% in the first quarter of 2005. Overall volume as measured by units sold and orders shipped increased by approximately 46% and 45% respectively in the first quarter of 2006 from the first quarter of 2005. Average selling prices declined by approximately 22% in the first quarter of 2006 compared to the first quarter of 2005. Revenue mix between DRAM and FLASH products, expressed as a percentage of total sales, were:

	Three Months
	Ended March 31,
	2006	2005
DRAM	90.5%	94.7%
FLASH	9.5%	5.3%
Cost of goods sold was $3.0 million in the first quarter of 2006, or 67.3% of sales, compared to $2.6 million, or 66.2% of sales, in the first quarter of 2005. Fluctuations in the cost of good sold as a percentage of sales, either up or down of 5% in any given period, are not unusual and can result from many factors, some of which are a rapid change in the price of DRAM’s and FLASH, a change in product mix possibly resulting from a large order or a series of orders from a particular product. Market demand changes for particular products can also result in fluctuations of the cost of goods sold as a percentage of sales. The increase in cost of goods sold during the first quarter of 2006 was due to an increase in the number of online sales and variability in the product mix sold.
Selling, general and administrative, and depreciation and amortization expenses were $1,436,233 in the first quarter of 2006, versus $1,214,883 in the first quarter of 2005. The significant increase in these expenses is primarily the result of investment into online marketing, advertising and staffing additions.
Total other income (expense) for the first quarter of 2006 totaled a net expense of $2,000 as compared to a net expense of $21,000 in the first quarter of 2005. The significant drop in expense in the first quarter of 2006 was due to $21,000 in debt forgiveness as a result of a renegotiation of the SuperPC purchase agreement. Interest expense in the first quarter of 2006 totaled $26,000 as compared to $21,000 in the first quarter of 2005. The increase in interest expense in the first quarter of 2006 was due to higher interest rates and increased use of our debt facilities.
Income tax expense for the first quarter of 2006 was $7,000 versus $32,000 in the first quarter of 2005. As of March 31, 2006, Silicon Mountain had net operating loss carryforwards for federal and state tax purposes of $62,000. Unused net operating loss carryforwards will expire at various dates beginning in the year 2019.
Fiscal 2005 compared with Fiscal 2004

Sales for fiscal 2005 were $16.1 million compared to $13.8 million in fiscal 2004. The growth in sales came primarily from higher sales to small and medium-sized businesses and consumers, which accounted for approximately 19% of sales in fiscal 2005, compared to approximately 5% in fiscal 2004. Overall volume as measured by units sold and orders shipped increased by approximately 47% and 100%, respectively, in fiscal 2005 from fiscal 2004. Average selling prices declined by approximately 20% in fiscal 2005 compared to fiscal 2004. Sales mix between DRAM and FLASH products, expressed as a percentage of total sales, were:

	2005	2004
DRAM	92%	95%
FLASH	8%	5%
Cost of goods sold was $10.9 million in fiscal 2005, or 67.2% of sales, compared to $9.9 million, or 71.6% of sales, in fiscal 2004. Fluctuations in the cost of good sold as a percentage of sales, either up or down of 5% in any given period, are not unusual and can result from many factors, some of which are a rapid change in the price of DRAMs and FLASH, a change in product mix possibly resulting from a large order or a series of orders from a particular product. Market demand changes for particular products can also result in fluctuations of the cost of goods sold as a percentage of sales. The increase in the cost of goods sold in fiscal 2005 was due to the significant increase in modules sold. The cost of goods sold as a percentage of sales dropped in fiscal 2005 as a result of improved supply side purchasing and a drop in the average selling price of DRAM and FLASH products.
Selling, general and administrative, and depreciation and amortization expenses were $5.1 million in fiscal 2005, or 17.4% of sales, versus $3.5 million, or 12.4% of sales, in fiscal 2004. The significant increase in these expenses is primarily the result of increased spending in online advertising and increased staffing needed to manage the significant increase in order volume.
Total other income (expense) for fiscal 2005 totaled a net expense of $30,709 as compared to a net expense of $102,549 in fiscal 2004. The significant drop in expense in fiscal 2005 was due to $83,378 in debt forgiveness that resulted from the renegotiation of the SuperPC purchase agreement. Interest expense in fiscal 2005 totaled $109,526 as compared to $98,602 in fiscal 2004. The increase in interest expense in fiscal 2005 was due to higher outstanding balances under the line of credit and the obtaining of a $500,000 term loan.
Income tax expense for fiscal 2005 was $56,000 versus $34,000 in fiscal 2004. As of December 31, 2005, Silicon Mountain had net operating loss carryforwards for federal and state tax purposes of $62,000. Unused net operating loss carryforwards will expire at various dates beginning in the year 2019.
Fiscal 2004 compared with Fiscal 2003
Sales for fiscal 2004 were $13.8 million compared to $8.5 million in fiscal 2003. The growth in sales came primarily from sales to large enterprise businesses, small to medium-sized businesses and consumers. Overall volume as measured by units sold and orders shipped increased by approximately 24% and 70%, respectively, in fiscal 2004 from fiscal 2003. Sales mix between DRAM and FLASH products, expressed as a percentage of total sales, were:

	2004	2003
DRAM	95%	98%
FLASH	5%	2%
Cost of goods sold was $9.9 million in fiscal 2004, or 71.6% of sales, compared to $5.9 million, or 69.7% of sales, in fiscal 2003. The increase in fiscal 2004 was due to the significant increase in units sold. The increase in the cost of goods sold as a percent of sales was due to a strong increase in the price of the DRAM and FLASH.

Selling, general and administrative, and depreciation and amortization expenses were $3.5 million in fiscal 2004, or 12.7% of sales, versus $2.2 million, or 13.3% of sales, in fiscal 2003. The significant increase in these expenses is primarily the result of increased spending for sales and administrative staff and expanded office facilities.
Total other income (expense) for fiscal year 2004 totaled a net expense of $102,549 as compared to net income of $17,285 in fiscal 2003. The significant increase in expense in 2004 was due to $131,269 in debt forgiveness for interest owed to John Blackman, Silicon Mountain’s chairman, that was recorded in 2003. The interest expense in fiscal 2004 totaled $98,602 as compared to $114,282 in fiscal 2003. The decrease in interest expense in fiscal 2004 was due to decreased outstanding balances under the line of credit.
Income tax expense for fiscal 2004 was $34,000 versus $0 in fiscal 2003. As of December 31, 2004, Silicon Mountain had net operating loss carryforwards for federal and state tax purposes of $67,000. Unused net operating loss carryforwards will expire at various dates beginning in the year 2019.
Liquidity and Capital Resources
Silicon Mountain’s principal sources of liquidity are cash flow from operations and borrowings under its credit facility. Silicon Mountain’s principal uses of cash are debt service requirements, capital expenditures and working capital requirements.
Debt Service
On July 27, 2005, Silicon Mountain entered into a credit facility with a bank, which provides for a revolving credit line of up to $2 million. Advances under the facility are limited to 85% of eligible receivables, as defined in the loan agreement. The agreement provides for interest equal to the bank’s prime rate plus 1.5% on outstanding borrowings. Silicon Mountain is required to pay a commitment fee equal to 0.25% per annum on the unused portion of the line. The agreement contains certain restrictive covenants, specifically a tangible net worth and a debt service coverage ratio as defined in the agreement. The agreement was amended in February 2006 to amend the definition of “tangible net worth”. As of March 31, 2006, Silicon Mountain is in compliance with all covenants of the agreement and the outstanding borrowings totaled $529,328. The loan agreement expires on July 26, 2006.
Historical Trends
Cash Flows from Operating Activities. Silicon Mountain generated $76,324 of cash flows from operating activities during the three months ended March 31, 2006 and $390,142 of cash flows from operating activities in fiscal year 2005.
Cash Flows from Investing Activities. Cash used in investing activities totaled $38,642 for the three months ended March 31, 2006 and $215,120 for fiscal 2005. The primary use was for capital expenditures, which are described below.
Cash Flows from Financing Activities. Cash used in financing activities totaled $66,399 during the three months ended March 31, 2006 and $197,644 for fiscal 2005. The primary use during the three months ended March 31, 2006 was the repayment of notes payable. The primary uses in fiscal 2005 were the reduction in principal on notes payable by $396,382 and a reduction in the line of credit by $208,282, partially offset by a $500,000 term loan from a bank.
Capital Expenditures
Capital expenditures were $38,642 during the three months ended March 31, 2006, and $215,120 in fiscal 2005 as compared to $144,381 in fiscal 2004. Capital expenditures were primarily used to upgrade sales infrastructure, especially for the online sales system. At the end of fiscal 2005, contractual commitments for capital purchases were not material. Fiscal 2006 capital expenditures are expected to be in the normal range for Silicon Mountain.
Silicon Mountain’s future capital requirements may vary materially from those now planned. The amount of capital that it will need in the future will depend on many factors, including:
•	its relationships with suppliers and customers;

•	the market acceptance of products it sells;

•	the levels of promotion and advertising that will be required to sell new products and achieve and maintain a competitive position in the marketplace;

•	expansion of its business, including the opening of offices and facilities in other locations;

•	price discounts on products to its customers;

•	its pursuit of strategic transactions, including acquisitions, joint ventures and capital investments;

•	the levels of inventory and accounts receivable that it maintains; and

•	its entrance into new markets;
Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2005 are as follows:

Years Ending December 31	Amount
2006	$194,064
2007	$68,402
Inflation has not had a significant impact on Silicon Mountain’s revenue and operations.
New Accounting Pronouncements Affecting Silicon Mountain
In December, 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS” 123R). SFAS 123R addresses the account for transactions in which an enterprise receives employee services in exchange for (A) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123R supersedes APB No. 25 and requires that such transactions be accounted for using a fair-value based method. SFAS 123R requires companies to recognized an expense for compensation cost related to share-based payment arrangements, including stock options and employee stock purchase plans. Silicon Mountain is required to implement the proposed standard no later than January 1, 2006. Silicon Mountain is currently evaluating option valuation methodologies and assumptions related to its stock compensation plans.
In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4”. SFAS 151, amends ARB 43, Chapter 4 to clarify that abnormal amounts of idle facility expenses, freight, handling costs, and wasted material (spoilage) should be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. Silicon Mountain does not believe that this statement will have a material effect on Silicon Mountain’s consolidated financial statement.
In December 2004, the FASB issued FASB Staff Position No. FAS 109-1, “Application of FASB Statement No. 109, ‘Accounting for Income Taxes,’ to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004.” The American Jobs Creation Act, or AJCA, introduces a special 9% tax deduction on qualified production activities. FAS 109-1 clarifies that this tax deduction should be accounted for as a special tax deduction in accordance with Statement 109. The adoption of this new tax provision has not had a material impact on Silicon Mountain’s consolidated financial position, results of operations or cash flows.
In December 2004, the FASB issued SFAS 153, “Exchanges of Nonmonetary Assets,” which changes the guidance in APB Opinion 29, “Accounting for Nonmonetary Transactions”. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective during fiscal years beginning after June 15, 2005. Silicon Mountain does not believe the adoption of SFAS 153 will have a material impact on its consolidated financial position, results of operations or cash flows.
In June 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections — a replacement of APB No. 20 and FAS No. 3”. SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. SFAS 154 also provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by SFAS 154. SFAS 154 is required to be adopted in fiscal years beginning after December 15, 2005. Silicon Mountain does not believe the adoption of SFAS 154 will have a material impact on Silicon Mountain’s consolidated financial position, results of operations or cash flows.
Critical Accounting Policies and Estimates
Silicon Mountain’s discussion and analysis of its financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires Silicon Mountain to make estimates and judgments that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of sales and expenses for each period. The following represents a summary of Silicon Mountain’s critical accounting policies, defined as those policies that Silicon Mountain believes are: (a) the most important to the portrayal of its financial condition and results of operations, and (b) that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.
Revenue Recognition: Sales revenue is recognized when title passes upon shipment of goods to customers. Silicon Mountain’s revenue-earning activities involve delivering or producing goods. The following criteria are met before sales revenue is recognized: persuasive evidence of an arrangement exists, shipment has occurred, the selling price is fixed or determinable and collection of the receivable is reasonably assured. Silicon Mountain does experience a minimal level of sales returns and maintains an allowance to which Silicon Mountain accrues a reserve at the time of sale in accordance with SFAS No. 48, “Revenue Recognition When Right of Return Exists.”
Reserves for inventory excess, obsolescence and lower of market values over costs. Silicon Mountain purchases raw and assembled materials in quantities that Silicon Mountain anticipates will be fully used in the near term. Changes in operating strategy, customer demand and unpredictable fluctuations in market values of these materials can limit Silicon Mountain’s ability to effectively utilize all of the materials purchased and result in finished goods with above market carrying costs which may cause losses on sales to customers. Silicon Mountain regularly monitor potential excess, or obsolete, inventory by analyzing the length of time in stock and compares market values to cost. When necessary, Silicon Mountain reduces the carrying amount of its inventory to its market value.
Allowances for doubtful accounts and price protection. Silicon Mountain maintains allowances for doubtful accounts for estimated losses resulting from the inability of Silicon Mountain’s customers to make required payments. Silicon Mountain reviews its allowance for doubtful accounts regularly and all past due balances over 90 days are reviewed for collectibility.

Income taxes . As part of the process of preparing Silicon Mountain’s consolidated financial statements, Silicon Mountain is required to estimate income taxes in each of the jurisdictions in which it operates. The process incorporates an assessment of the current tax exposure together with temporary differences resulting from different treatment of transactions for tax and financial statement purposes. Such differences result in deferred tax assets and liabilities, which are included within the consolidated balance sheet. The recovery of deferred tax assets from future taxable income must be assessed and, to the extent that recovery is not likely, Silicon Mountain establishes a valuation allowance. Increases in valuation allowances result in the recording of additional tax expense. Further, if Silicon Mountain’s ultimate tax liability differs from the periodic tax provision reflected in the consolidated statements of operations, additional tax expense may be recorded.
Litigation and other contingencies. Management regularly evaluates Silicon Mountain’s exposure to threatened or pending litigation and other business contingencies. Because of the uncertainties related to the amount of loss from litigation and other business contingencies, the recording of losses relating to such exposures requires significant judgment about the potential range of outcomes. As additional information about current or future litigation or other contingencies becomes available, Silicon Mountain’s management will assess whether such information warrants the recording of additional expense relating to Silicon Mountain’s contingencies. Silicon Mountain bases its estimates on historical experience and on various other assumptions that are believed to be reasonable. The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Silicon Mountain currently is recording no expense for litigation and other contingencies.
Valuation of long-lived assets. Silicon Mountain assesses the potential impairment of long-lived tangible and intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Changes in Silicon Mountain’s operating strategy can significantly reduce the estimated useful life of such assets.
Advertising Costs: Silicon Mountain expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits. Silicon Mountain had no amounts capitalized for direct response incurred. Advertising expense was $710,894 and $224,319 for the years ended December 31, 2005 and 2004, respectively.
Dependence on Material Suppliers
     Silicon Mountain’s business depends on a limited number of material suppliers. The loss of a material supplier could have a significant adverse impact on Silicon Mountain’s ability to obtain DRAM and Flash IC products that are then experiencing high customer demand. Silicon Mountain has no long-term supply or similar arrangements with any of its suppliers. Silicon Mountain believes that alternate sources of supply are available if a relationship with one of its suppliers were terminated. Supply disruptions could adversely impact Silicon Mountain’s sales and operating results if alternate sources of supply are unavailable on short notice, if at all.
Market Risk
To date, substantially all of Silicon Mountain’s sales have been denominated in U.S. dollars. In fiscal 2005, less than 1% of total sales were made to customers outside the U.S. Accordingly, Silicon Mountain believes that currently there is no material exposure to risk from changes in foreign currency exchange rates. As Silicon Mountain increases its international sales, Silicon Mountain’s exposure to currency fluctuations could increase if its international sales are denominated in currencies other than the U.S. dollar. Silicon Mountain does not engage in any hedging activities and has no plans to do so in the future.
Silicon Mountain’s exposure to interest rate risk at March 31, 2006 and December 31, 2005 is related to its investment of excess cash and cash equivalents and the interest rate charged under its revolving line-of-credit. Silicon Mountain considers investments that, when purchased, have a remaining maturity of 90 days or less to be cash equivalents. To minimize its exposure to an adverse shift in interest rates, Silicon Mountain invests mainly in cash equivalents and short-term investments and maintain an average maturity of nine months or less. Due to the short-term nature of these investments, Silicon Mountain believes there is currently no associated material exposure to interest rate risk. The interest rate on Silicon Mountain’s bank line of credit is variable and subject to interest rate risk. The interest rate risk related to the line of credit is mitigated primarily by the fact that the balance under the line-of-credit is regularly reduced as accounts receivable are collected.
Silicon Mountain does not use derivative financial instruments in its investment portfolio and has no foreign exchange contracts. Silicon Mountain’s financial instruments consist of cash, cash equivalents, short-term investments, accounts receivable, accounts payable, accrued expenses and long-term obligations. The primary objectives of its investment strategy are to preserve principal, maintain proper liquidity to meet operating needs, and maximize yields consistent with risk mitigation goals.
Related Party Transactions
In June 2006, Silicon Mountain borrowed $100,000 from Mark Crossen, a member of its board of directors, pursuant to a secured promissory note, which is due on the earlier to occur of (i) the sale by Silicon Mountain of equity securities in which Silicon Mountain receives gross proceeds of $6,000,000 or (ii) December 1, 2006. The note accrues interest at a rate equal to the prime rate plus 2%. Pursuant to a security agreement, the note is secured by a subordinated lien on certain of Silicon Mountain’s assets. In conjunction with the issuance of the note, Silicon Mountain also issued to Mr. Crossen a warrant to purchase 50,000 share of Silicon Mountain’s common stock at an exercise price of $1.00 per share and which is exercisable on or before June 1, 2013.
In fiscal years 2005 and 2004, Silicon Mountain had borrowings outstanding from Mark Crossen and John Blackman, both of whom are directors of Silicon Mountain, of $150,047 and $436,406, respectively. In May 2005, Mr. Blackman agreed to convert $300,000 in principal amount of borrowings into equity of Silicon at a conversion price of $.50 per share of Silicon Mountain common stock. Additionally, in 2004, Mr. Blackman forgave $131,269 in interest then owed to him for prior borrowings made by Silicon Mountain.
In fiscal year 2005, Silicon Mountain loaned $10,000 to Patrick Hanner, Silicon Mountain’s chief technology officer. During the quarter ended March 31, 2006, Silicon Mountain loaned an additional $22,655 to Mr. Hanner. The terms of the promissory note include interest of 5% per year and payments of 50% of the annual bonus received by Mr. Hanner, with the balance due in December 2008. The balance on the note, together with accrued interest as of March 31, 2006, was $32,954.

INFORMATION ABOUT SILICON MOUNTAIN MEMORY, INCORPORATED
Description of Business
Overview
Silicon Mountain develops, assembles and markets open-standard memory solutions based on FLASH memory and dynamic random access memory, or DRAM, technologies direct to end-users. Headquartered in Boulder, Colorado, Silicon Mountain specializes in developing DRAM memory modules and FLASH drives and memory cards used in standard operating environments. Silicon Mountain offers a comprehensive product line, including FLASH and DRAM-based memory solutions used by large enterprise buyers and consumers. Silicon Mountain’s primary customers range from the Fortune 1000 to individual consumers in the United States.
Silicon Mountain competes with several large independent memory manufacturers, value-added resellers and Computer OEMS as described below in greater detail. The primary raw material used in producing DRAM memory modules is DRAM chips. The purchase cost of DRAM chips typically represents approximately 75% of the total cost of a finished memory board. Consequently, average selling prices for DRAM memory modules are significantly dependent on the pricing and availability of DRAM chips.
Silicon Mountain’s DRAM products target primarily high-performance computing applications, including switches, routers, high-end servers, workstations, desktops and notebooks. As the applications that Silicon Mountain serve expand and as the complexity of these applications increases, the need for the customization of Silicon Mountain’s products in these applications also increases. Silicon Mountain’s FLASH products serve the same customers by providing portable storage devices used in conjunction with standard computing applications. The growth in the external FLASH storage is driven primarily by the trend of increasing requirements to store digital music, movies and photographs and the desire for reliable back up for these digital files. Silicon Mountain’s FLASH storage solutions enable fast, user-friendly, back up and retrieval of such files.
Silicon Mountain Memory was incorporated in Colorado in 1997. Silicon Mountain’s principal executive office is located at 4755 Walnut Street, Boulder, Colorado 80301, its telephone number is (303) 938-1155, its fax is (303) 427-6896 and its website is located at http://www.smmdirect.com
Industry Background
The memory market can be divided into several types of integrated circuit, or IC, devices that are designed to perform specific functions within computer and other electronic devices or systems. Two of the major types of memory products are FLASH and DRAM. FLASH is considered a non-volatile memory since it is able to retain data without a power source. Since DRAM requires a constant power supply to retain data, it is considered volatile memory. DRAM has historically dominated the memory industry in terms of market size and scale of production and continues to be one of the highest volume semiconductors manufactured today. In recent years, the memory market has expanded to include FLASH due to the proliferation of consumer electronic devices designed to allow increasing user mobility. The growth in shipments of these consumer electronic devices and their unique and expanding storage requirements have led to the increased demand for FLASH memory products.
The FLASH memory industry is divided into two primary segments: data storage, or NAND, and code storage, or NOR. Data storage FLASH products are commonly used for storing large volumes of data in small form factor and in environments characterized by high levels of shock, vibration or temperature fluctuation. In contrast, code storage FLASH products are typically used in less memory-intensive applications. Substantially all of Silicon Mountain’s FLASH product revenues are derived from the sale of data storage FLASH products. Data storage FLASH products are used primarily to store digital content such as pictures, digital music, video clips and files in consumer electronic devices such as digital cameras, MP3 digital audio players, PDAs, digital camcorders and smart phones. The demand for these consumer electronic devices has grown rapidly. In addition, these consumer electronic devices have become smaller in size while requiring increasing amounts of memory which is driving the demand for high-density, small form factor FLASH memory solutions. FLASH memory is noiseless, considerably lighter, more rugged, free of mechanical moving parts and consumes substantially less power than a rotating disk drive.
The growth in the DRAM industry is driven by unit growth in the markets for PCs, high-performance workstations, servers, switches, routers and the Internet infrastructure. In addition, DRAM growth is fueled by an increasing amount of memory content used in these systems. Silicon Mountain also anticipates that the expected PC replacement cycle and resumption of IT spending will continue to drive the demand for DRAM memory.
The FLASH and DRAM memory supply chain consists of numerous participants including semiconductor manufacturers, third-party module and card manufacturers and a variety of distributors and mass market retailers who sell to end-users. Major memory semiconductor manufacturers have focused primarily on large volume opportunities, producing open-standard modules and cards as base-level memory for the leading OEMs of desktops and notebooks, digital cameras, cell phones and other mass markets. In contrast to serving the base-level memory needs of these OEMs, third-party module and card manufacturers, such as Silicon Mountain, provide open-standard upgrades used by consumers.
Products
Silicon Mountain offers a comprehensive line of DRAM memory and FLASH storage products. Substantially all of Silicon Mountain’s FLASH and DRAM memory products comply with industry standards and are based on a variety of industry architectures. Silicon Mountain generates revenues from the sales of memory products and FLASH products. Sales of DRAM memory products accounted for 86.3% and 94.3% of Silicon Mountain’s total sales in 2005 and 2004, respectively. Sales of FLASH products accounted for 13.7% and 5.7% of Silicon Mountain’s total sales in 2005 and 2004, respectively. Sales of Silicon Mountain’s products are generally made pursuant to purchase orders rather than long-term commitments.
     Flash Products
Silicon Mountain’s FLASH products are used in a wide base of applications, ranging from high-capacity, highly reliable industrial applications to high performance networking applications to mobile consumer electronic devices.
Silicon Mountain offers a broad line of FLASH products in various form factors and capacities, including:
CompactFlash memory cards. CompactFlash products provide full PC Card AT Attachment, or ATA, functionality, but are only one-fourth the size of a standard PC Card. CompactFlash memory cards are characterized by their small size, durability, low power consumption and the ability to operate at either 3.3 volts or 5.0 volts. CompactFlash products provide interoperability with systems based on the PC Card ATA standard by using a low-cost passive adapter, thus making CompactFlash widely used by a variety of applications.
Secure Digital and MultiMediaCard Flash memory cards. Secure Digital, or SD, and MultiMediaCard, or MMC, FLASH memory cards are used in data storage applications and are about the size of a postage stamp. Their slim, compact design makes them an ideal removable storage solution for designs including mobile phones, audio players, digital cameras, and other space-constrained applications.
USB Flash drives. Silicon Mountain’s USB FLASH drive portfolio consists of the embedded Bonzai Xpress and the upgradeable Bonzai which utilizes either an SD or MMC Flash memory card. The Bonzai offers greater capacity options since users can easily replace or upgrade the SD or MMC Flash memory card to enable the use of multiple FLASH memory cards on the same Bonzai, upgrade of the Bonzai to higher storage capacities and the use of a single FLASH drive among multiple devices.

ATA Flash PC cards. Silicon Mountain’s ATA Flash PC Cards are used in storage, data backup and data logging applications. Silicon Mountain’s products are available in the industry standard PC Card Type II form factor.
     DRAM Products
Silicon Mountain offers a full range of DRAM products, including dual in-line memory modules, or DIMMs, small-outline, or SO, DIMMs, mini-registered DIMMs, or mini-RDIMMs, very low profile, or VLP, RDIMMs and Fully-Buffered DIMMs, or FB-DIMMs. Silicon Mountain’s DRAM products are used primarily as personal computer, notebook and server upgrades and in higher performance computing. Silicon Mountain’s standard DRAM products are available in various memory module form factors and densities of up to 4GBs. Silicon Mountain also offers many of these products utilizing different DRAM architectures such as FB-DIMM, DDR, DDR2, SDRAM and RDRAM.
Product Warranty and Service
Management believes that Silicon Mountain’s reputation for the reliability of its memory products and the confidence of prospective purchasers in Silicon Mountain’s ability to provide service over the life of the product are important factors in making sales. As a consequence, Silicon Mountain maintains a Lifetime Warranty program for its memory products. The economic useful life of the computer systems to which Silicon Mountain’s memory equipment is attached is almost always substantially less than the physical useful life of the equipment itself. Thus, Silicon Mountain’s management believes memory systems are likely to outlast the useful life of the computers they are attached to. Silicon Mountain’s experience has been that less than 1% of all the products it sells are returned under the Lifetime Warranty.
Customers
Silicon Mountain sell its products through inside sales representatives and an online website. Silicon Mountain has no long-term sales contracts with Silicon Mountain’s customers. Silicon Mountain’s products are sold directly to end users from Fortune 1000 companies to individual consumers. Silicon Mountain’s ten largest customers accounted for an aggregate of 15.7% of Silicon Mountain’s total sales in 2005. Silicon Mountain’s top customer accounted for approximately 2.5% of Silicon Mountain’s total sales in 2005. In 2005, Silicon Mountain’s products were sold to more than 7,000 B2B customers and over 16,000 consumers which is a growth of 191% and 275% over 2004. Silicon Mountain’s percent of sales for online sales in 2005 and 2004 is 19% and 5%, respectively.
Sales and Marketing
Silicon Mountain markets to its current and prospective customers using direct mail programs, advertising and an outbound calling program. In addition, Silicon Mountain promotes its brand through a national branding campaign, which includes print media and other activities. To measure the effectiveness of Silicon Mountain’s various marketing activities, it tracks customer responses to Silicon Mountain’s efforts by a variety of means. Silicon Mountain uses this information to further refine its marketing strategy and to develop more effective programs. Silicon Mountain has the following four federally registered trademarks: Silicon Mountain Technologies®, Silicon Mountain Memory®, Smmdirect® and Rule the Playground®.
E-commerce/Website
Silicon Mountain utilizes its Web sites to implement its business strategy. Silicon Mountain’s objective is to make it easy for its customers to transact business with it and ultimately to enhance its customer relationships. Silicon Mountain’s Web sites include many advanced features to attract new customers and produce sales, including more than 60,000 memory products to search and order online, advanced search capabilities, product specifications, and information on product availability and pricing.

Customer Service and Support
Silicon Mountain provides its customers with comprehensive product service and support. Silicon Mountain believes that tailoring its technical support to its customers’ needs is essential to the success of its product introductions and customer satisfaction. Silicon Mountain’s customers receive technical support on an unlimited, toll-free basis and the corporate customers are assigned a dedicated account manager familiar with their account. Silicon Mountain also trains its customer account managers to keep them informed about changes in Silicon Mountain’s product lines. In addition, Silicon Mountain offers its customers on-line pricing and navigation tools, and a personalized web page available through its website which features personalized information such as promotions, new products and contact information.
Sales Activities and Order Fulfillment
Silicon Mountain’s success is due in part to the strength of the relationships Silicon Mountain’s account managers develop with its customers by calling existing and potential new customers, providing advice on products, and responding to customer inquiries. Silicon Mountain’s account managers are trained in the company’s philosophies and systems, have in-depth product knowledge and are motivated to maximize gross profit and provide high levels of customer service. New account managers are immersed in the Silicon Mountain training program, Silicon Mountain’s proprietary sales training program, and complete an intensive sales consulting, product training, systems and customer service curriculum. Silicon Mountain seeks to build customer relationships by generally assigning each of its corporate customers to the account manager who first serves the customer. Upon subsequent calls to Silicon Mountain, the customer is directed to its account manager for assistance. In the spirit of teamwork, account managers are encouraged to cooperate and work together to maximize customer satisfaction.
Telephone calls are answered by account managers who utilize proprietary on-line computer systems to retrieve information regarding product characteristics, cost and availability and to enter customer orders. Account managers enter orders on-line into an order fulfillment system which updates Silicon Mountain’s customer purchase history. Computer processing of orders is performed immediately following the placement of the order and credit approval. Silicon Mountain ships most credit-approved orders on the day the order is received. Silicon Mountain generally ships products to customers by FedEx, United Parcel Service and USPS or other commercial delivery services and invoice customers for delivery charges.
Competition
Silicon Mountain conducts business in an industry characterized by intense competition, rapid technological change, evolving industry standards, declining average sales prices and rapid product obsolescence. Silicon Mountain’s primary competitors are divided into several categories: third-party DRAM module providers, Value-added resellers, Direct Computer OEMs.
3rd Party DRAM Module:
Crucial Memory, a division of Micron Technology, Kingston Technology, Lexar Media, PNY
Technologies, SanDisk.
Value-added Resellers:
CDW, PC Mall, PC Connection, Memory X, Tiger Direct, 4 all memory
Direct Computer OEMs:
Dell, Alienware, Gateway, MPC
Silicon Mountain’s competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, broader product lines, lower cost structures, greater brand recognition and longer-standing relationships with customers and suppliers.

Silicon Mountain expects to face competition from existing competitors and new and emerging companies that may enter its existing or future markets. These companies may have similar or alternative products that are less costly or provide additional features. Competition also may arise due to the development of cooperative relationships among Silicon Mountain’s current and potential competitors or third parties to increase the ability of their products to address the needs of Silicon Mountain’s prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share.
The memory, high-performance computing and consumer electronics markets are subject to rapid technological change, product obsolescence, frequent new product introductions and enhancements, changes in end-user requirements and evolving industry standards. Silicon Mountain’s ability to compete in these markets will depend in significant part upon Silicon Mountain’s ability to successfully develop, introduce and sell new and enhanced products on a timely and cost-effective basis, and to respond to changing customer requirements.
Suppliers
Integrated Circuit, or IC, devices represent more than 75% of the component costs of Silicon Mountain’s manufactured FLASH cards and DRAM modules. Silicon Mountain purchases these IC devices from a number of suppliers. More than one source of supply is available for every product sold by Silicon Mountain. Silicon Mountains works with 17-20 suppliers per month to ensure high availability, competitive pricing and consistent service. Silicon Mountain is continually evaluating other sources of supply against its current vendor list to identify and pursue new opportunities. Silicon Mountain has no long-term DRAM or FLASH IC device supply contracts. Silicon Mountain periodically reviews opportunities to develop alternative sources for its FLASH IC and DRAM IC device needs. Silicon Mountain’s dependence on these suppliers and the lack of any guaranteed sources of supply expose Silicon Mountain to several risks, including the inability to obtain an adequate supply of components, price increases, late deliveries and poor component quality.
Employees
As of March 31, 2006, Silicon Mountain had 57 full-time employees. Silicon Mountain’s employees are not represented by any collective bargaining agreements and Silicon Mountain has never experienced a work stoppage. Management believes that relations with Silicon Mountain’s employees are satisfactory.
Acquisitions
Digital Memory
On October 5, 2002, Silicon Mountain entered into an agreement to purchase substantially all of the tangible and intangible assets of Digital Memory, Inc. or Digital Memory for a purchase price of $36,000 to be paid over the course of 24 months following the closing. The original terms of the agreement were modified on February 24, 2003 by reducing the purchase price to $22,000 and including the inventory of Digital Memory among the purchased assets.
SuperPC
On January 30, 2004 Silicon Mountain entered into an agreement to purchase the customer list of Super PC Memory, Inc. or SuperPC, a company engaged in the sale of memory for desktops, laptops and low-end Window/Intel type servers and attached printers, for a maximum purchase price of $1,050,000. Silicon Mountain received a list of all then current SuperPC customers and contact information, the right to exclude SuperPC from conducting certain future business with these customers and the right to hire SuperPC employees. On October 7, 2005, Silicon Mountain entered into an agreement with Maximum Asset Recovery Services, Inc. or MARS in its capacity as assignee for the benefit of creditors of SuperPC whereby MARS agreed to forgive $83,378 in 2005 and $49,401 in 2006 of notes issued by Silicon Mountain to MARS in conjunction with this acquisition so long as long as all of the terms of the October 2005 agreement are met.

Recent Developments
On February 27, 2006, Silicon Mountain entered into a non-binding letter of intent to purchase substantially all the assets of a company, or the Target, that is engaged in the business of manufacturing, marketing and distributing computer hardware, including servers, workstations, storage devices and related components and products (the “Target Business”). For the year ended December 31, 2005, the Target Business had $12,010,703 in gross sales net of returns. The letter of intent also provides that Silicon Mountain would purchase the land and building used by the Target as the location of the Target Business. The letter of intent does not bind either party to consummate these transactions and consummation of the transactions are dependent upon the occurrence of a number of events, including the negotiation and entry into two separate definitive agreements, each of which will contain a number of provisions to which the parties have not yet agreed. Therefore, Silicon Mountain is providing this information concerning these proposed acquisitions with the understanding that there is no assurance that the transactions will occur.
The letter of intent provides that the purchase price for the Target Business will be approximately $3.18 million in cash, with $2.68 million of that amount to be paid at the closing of the asset acquisition and up to $500,000 of that amount to be paid within six months of closing of the asset acquisition. The parties have also agreed that the purchase price for the land and building will be $1.6 million.
Silicon Mountain will need to obtain funding for the purchase price for the Target Business. At the present time, Silicon Mountain has no commitments for any portion of the funds needed, although it has entered into an engagement letter for an investment banking firm to assist Silicon Mountain in attempting to raise these funds. The closing of the Target acquisition is anticipated to occur within two weeks following the closing of the stock exchange transaction with Z-Axis.

MARKET PRICES OF Z-AXIS STOCK AND RELATED MATTERS
Z-Axis
     Z-Axis’ common stock currently is quoted on the OTC Bulletin Board under the trading symbol “ZXIS.” Since listing occurred on the OTC Bulletin Board, trading has been sporadic. The following table sets forth, for the fiscal quarter indicated, the quarterly high and low bid prices, as reported by the OTC Bulletin Board to an internet stock price service for the period indicated:

	High	Low
Fiscal year ended March 31, 2006:
First quarter	$0.4400	$0.3500

Second quarter	0.4900	0.3400
Third quarter	0.4500	0.2900
Fourth quarter	0.2900	0.2300

Fiscal year ended March 31, 2005:
First quarter	$0.3500	$0.2600

Second quarter	0.3900	0.2500
Third quarter	0.8000	0.2700
Fourth quarter	0.6200	0.4100
     Quotations reported may represent prices between dealers, may not include retail markups, markdowns or commissions and may not represent actual transactions.
     On May 5, 2006, the last trading day prior to the execution and announcement of the exchange agreement, Z-Axis common stock closed at $0.23 per share. On June 29, 2006, which was the last trading day before the date of this joint proxy statement, Z-Axis common stock closed at $0.32 per share. You are encouraged to obtain current market quotations for Z-Axis common stock in connection with voting your shares.
     No cash dividends have ever been paid on Z-Axis common stock and Z-Axis is currently restricted by the terms of the exchange agreement and Z-Axis’ bank line of credit from paying cash dividends. The number of holders of record of Z-Axis’ common stock as of March 31, 2006 was 395 as reported by Z-Axis’ transfer agent. This number does not include an undetermined number of stockholders whose stock is held in “street” or “nominee” name.
     Since January 1995, when a market marker began making a market in Z-Axis’ common stock, such common stock has been traded on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market.
Silicon Mountain
As of June 30, 2006 there were 4,475,773 shares of Silicon Mountain’s common stock outstanding, which were held by 31 holders of record. Silicon Mountain has never paid dividends. There is no trading market for any of Silicon Mountain’s securities.
In 2003, Silicon Mountain’s board of directors adopted, with the approval of its stockholders, the 2003 Equity Incentive Plan, or the “plan.” The plan allows for the granting of up to 2,200,000 shares of common stock pursuant to grants of incentive and nonqualified stock options to Silicon Mountain’s officers, board members, and employees. The plan is administered by the Silicon Mountain compensation committee of the board. Options become exercisable over a period of up to ten years from the date of grant and at exercise prices as determined by the board. In conjunction with the exchange, Z-Axis has agreed to assume the Silicon Mountain plan and will thereafter exchange Z-Axis options for the outstanding Silicon Mountain options. The number of shares of common stock that each option will purchase will be adjusted by the same exchange ratio by which Silicon Mountain common stock is being exchanged for Z-Axis common stock. Accordingly, each Silicon Mountain option will be exchanged for a Z-Axis option that will entitle the holder to purchase approximately 1.126 shares of Z-Axis for every share of Silicon Mountain common stock issuable on exercise of the previously outstanding Silicon Mountain option. The aggregate exercise price and the other terms and conditions of the Silicon Mountain options will remain unchanged in the new Z-Axis options that are exchanged for the Silicon Mountain options.

THE EXCHANGE AND THE LLC SALE
Background of the Exchange and the LLC Sale
     Since the passage of the Sarbanes-Oxley Act of 2002 and the imposition of new rules and regulations on public companies and their professionals by the SEC, national stock exchanges, Nasdaq and the Public Company Accounting Oversight Board, Z-Axis’ management has been cognizant of the increasing costs of being a public company. As Z-Axis’ existing litigation support business has continued to generate modest net sales and relatively small amounts of net income or loss, Z-Axis’ board of directors and management have regularly considered Z-Axis’s strategic alternatives. These considerations generally have centered on the fact that Z-Axis’ existing litigation support business is far too small at current sales levels to support Z-Axis’ operation as a public company, particularly given the rising costs of compliance, audits and financial reporting. In addition, Z-Axis’ board of directors believes that absent a major acquisition or other significant corporate event, Z-Axis is and will continue to be too small to attract market makers or research analysts to take an interest in Z-Axis or its common stock. Between the rising cost of being a public company and Z-Axis’ inability to capitalize on the fact that Z-Axis is publicly traded, Z-Axis’ board of directors and management have evaluated from time to time different alternatives by which Z-Axis might address these issues. While a “going private” transaction was considered as a way in which Z-Axis might eliminate the costs of being a public company, Z-Axis also recognized that Z-Axis’ public status might offer another company that wished to combine with Z-Axis an opportunity to become public without the risk attendant in undertaking an initial public offering.
     From time to time, Z-Axis was contacted by investment bankers and private company management teams who wished to discuss business combination opportunities and whether Z-Axis was interested in pursuing further discussions. In response, Z-Axis advised persons contacting it that Z-Axis had an “open door” policy to considering ways in which Z-Axis might enhance stockholder value. In the spring of 2004, Z-Axis was contacted for the first time by Mr. Cates, the chief executive officer of Silicon Mountain. When Mr. Cates called Mr. Treibitz, Z-Axis’ chief executive officer, he indicated that Silicon Mountain had been evaluating the possibility of becoming a public company and was interested in discussing a potential combination between Silicon Mountain and Z-Axis. Mr. Cates also indicated that Silicon Mountain was only in the preliminary stages of evaluating a combination transaction and had not ruled out an initial public offering or merger with a public company in the computer memory industry.
     During 2004, Z-Axis’ management team held several meetings with Messrs. Cates and Clark, the founders of Silicon Mountain, and later with Messrs. Cates and Haston, who had then joined Silicon Mountain as its chief financial officer. Mr. Treibitz provided periodic updates on these discussions to the board. In January 2005, to facilitate ongoing discussions, Z-Axis signed a confidentiality agreement with Silicon Mountain, and from January and February 2005, senior management of Z-Axis had a series of meetings and discussions with senior representatives of Silicon Mountain to review a possible combination between Z-Axis and Silicon Mountain and to conduct mutual preliminary due diligence. These meetings did not result in any proposals between Z-Axis and Silicon Mountain. In late December 2005, Mr. Cates and Mr. Treibitz again discussed a possible combination and Z-Axis prepared a draft letter of intent which Z-Axis provided to Silicon Mountain in late January 2006. That draft letter of intent was revised and reissued in draft form on February 2, 2006. At that time, the draft letter of intent contemplated an exchange of Z-Axis’ common stock for Silicon Mountain common stock, and contemplated that Z-Axis’ current litigation support operations would be placed in a subsidiary that the Z-Axis principal stockholders would have an option to buy commencing 12 months following the closing of the exchange. The option price was then expected to be $750,000 (which took into account Z-Axis’ net income of $1.3 million in 2003 and $41,000 in 2004 when valuing its litigation services support business). This letter of intent was never signed and the discussions with Silicon Mountain did not progress any further at that time. Among other things, Mr. Cates advised Z-Axis that Silicon Mountain was concerned about its continued ownership of Z-Axis’ litigation support business as a subsidiary for the one year period following the proposed exchange, which could subject Silicon Mountain to post-exchange liabilities incurred by Z-Axis’ litigation support business. Mr. Cates also advised that Silicon Mountain was considering other capital raising transactions that perhaps would not involve a combination with Z-Axis. Z-Axis’ board of directors was apprised of the discussions and the draft letter of intent but, because Z-Axis and Silicon Mountain did not progress toward the execution of the letter of intent, the board took no action at that time. Z-Axis’ board and management continued

to consider other alternatives that came to Z-Axis’ attention in the ensuing months, including a possible combination with other businesses, but none of these informal contacts elicited meaningful interest. Z-Axis also considered whether it might undertake an equity financing to expand Z-Axis’ litigation support services business, but the continuing low market price of Z-Axis’ common stock made it likely that an equity financing would be unacceptably dilutive to Z-Axis’s existing stockholders.
     In March 2006, Mr. Treibitz was again contacted by Mr. Cates and further discussions were then held concerning the possible sale of Z-Axis’ litigation support business at the same time that an exchange took place between Z-Axis and Silicon Mountain. These discussions progressed to the point that the original letter of intent was updated and several drafts were exchanged between Z-Axis and Silicon Mountain. In the interim, Z-Axis had also completed the third quarter of its fiscal year. The operating results for Z-Axis’ second and third quarters of the fiscal year had reflected a much more challenging sales environment for Z-Axis than management had previously anticipated, and Z-Axis’ losses in these two quarters were such that management felt it was imperative to explore further the possibility of a business combination that would have the effect of taking private Z-Axis’ litigation support business and reducing the costs of operating that business as a public company. Z-Axis’ board of directors was interested in pursuing the discussions with Silicon Mountain, in that this combination would also offer the Z-Axis stockholders the possibility of realizing value from the public entity if an exchange with Silicon Mountain could be effected. Given Z-Axis’ recent operating results, the board also recognized that there were risks inherent in remaining an independent publicly traded company. The letter of intent then contemplated an unspecified combination of cash, stock and promissory notes would be paid by the Z-Axis principal stockholders to buy the LLC. The letter of intent draft also stipulated that any transactions would be subject to further due diligence review and negotiation of mutually agreeable acquisition documents.
     At a meeting in March 2006, the Z-Axis board of directors discussed the various alternatives open to Z-Axis, and considered the timing and risks of a potential business combination. The board discussed with management the risks and benefits of remaining an independent public company. The board also dismissed the possibility of a financial transaction returning a significant portion of Z-Axis’s current cash balances to stockholders through a share buyback or stand-alone going private transaction. Either of these alternatives was not possible in view of Z-Axis’ recent drawdown of its bank line of credit to fund operating expenses, and was not advisable in view of potential negative perceptions about Z-Axis’ resulting liquidity, long-term viability and the small amount of cash Z-Axis then had on hand. In addition, the board discussed with management possible next steps in the event the board of directors were to authorize further exploration of a business combination transaction with Silicon Mountain. The board took note that the LLC sale clearly presented the potential for senior management to have interests different than other stockholders of Z-Axis, and then discussed forming a special committee of independent, disinterested directors for the purpose of investigating and evaluating the LLC sale transaction and the exchange and making a recommendation to the full board with respect to any such transactions. Following discussion, the board voted to form the special committee consisting of Messrs. Davis, as Chair, and Pacotti for these purposes. The special committee engaged Robert W. Walter, P.C., acting through Robert W. Walter, or Mr. Walter, to act as counsel to the special committee. Mr. Walter was present at this meeting and reviewed the fiduciary duties of directors in the context of considering strategic alternatives, the proposed business combination with Silicon Mountain, and an extraordinary transaction, such as the LLC sale. Mr. Treibitz indicated in this meeting that competition for Z-Axis’ litigation services support business remained significant, and that challenges in the overall sales environment continued. He also expressed concerns regarding the potential impact that the fourth quarter and fiscal yearend results might have on Z-Axis’ financial position.
     Over the next several weeks, members of Z-Axis’ management team and the special committee conducted meetings with Silicon Mountain management, and continued their legal and business document due diligence. During this time period, Patton Boggs LLP, or Patton Boggs, counsel for Silicon Mountain, prepared and tendered to Z-Axis and Mr. Walter draft definitive documentation. In subsequent phone conversations with management and the special committee, Mr. Walter reviewed the legal terms of the Silicon Mountain exchange offer, including his comments on the draft exchange agreement. The special committee discussed, among other things, the exchange ratio proposed by Silicon Mountain, the purchase price proposed by the Z-Axis principal stockholders for the LLC, the need to retain a financial advisor to render a fairness opinion with respect to the exchange and the LLC sale, the other proposed conditions to closing, the risk of not reaching final agreement or closing the transaction in accordance with the proposed terms, additional due diligence requirements, and material changes made to the draft exchange agreement. The special committee noted in particular that the offer to purchase the LLC from Z-Axis was contingent upon Z-Axis’ receipt of a fairness opinion from a financial advisory firm, and that if the transactions did not close for that reason or any other reason, Z-Axis was not required to pay any kind of termination or breakup fee. Throughout these discussions, no conversations were held between Z-Axis and Silicon Mountain regarding any post-exchange affiliation between Z-Axis and Silicon Mountain, on the one hand, and the LLC and the Z-Axis investor group, on the other hand. The special committee and management did not ever discuss such matters among themselves or with Silicon Mountain, as there is expected to be a complete separation of the litigation support services business and Silicon Mountain’s business after the closing of the exchange and the LLC sale.
     While the discussions concerning the definitive exchange documentation were taking place, the Z-Axis principal stockholders retained Jones & Keller, P.C., or Jones & Keller, to represent them in connection with the proposed purchase of the LLC by the Z-Axis investor group or an entity controlled by them. In late April, Mr. Walter delivered on Z-Axis’ behalf a preliminary draft of an LLC interests purchase agreement to Jones & Keller. In May 2006, Jones and Keller provided Mr. Walter with comments on the LLC interests purchase agreement, which were reviewed by him with the special committee. The special committee also agreed in mid-May 2006 to engage Sarowdin Partners to perform a fairness evaluation and to deliver to such committee a written fairness opinion that the exchange and consideration to be received in the LLC sale were fair, from a financial point of view, to the Z-Axis stockholders. This engagement was set forth in a formal engagement agreement that was executed and delivered on June 2, 2006.
     A meeting of the Z-Axis board and a meeting of the special committee were held on the morning of May 5, 2006. At the meeting, Mr. Treibitz updated the full board on the process and the activities of the special committee since the last board meeting. Mr. Walter discussed the board’s fiduciary duties in the context of an extraordinary transaction such as the proposed exchange and the LLC sale, and discussed the duties and responsibilities of the special committee. Mr. Treibitz then reviewed the entire negotiation process with Silicon Mountain and the Z-Axis investor group to date. Mr. Walter discussed the exchange agreement negotiations with Silicon Mountain and Patton Boggs, and those points that remained open. During May 6 and May 7, the proposed revisions to terms and conditions of the exchange agreement were discussed, as were the remaining issues to be resolved. Z-Axis’ board of directors also discussed the proposed terms, as well as the risks and benefits of proceeding with a exchange with Silicon Mountain relative to the alternative of remaining an independent public company. Mr. Walter responded to questions from the board of directors.
     On June 5, 2006, Andrew T. Berger, a stockholder of Z-Axis, acting through counsel, threatened to file a class action lawsuit against Z-Axis in connection with the proposed exchange and the proposed disposition of Z-Axis’ existing litigation services support business. The letter from the stockholder’s counsel was attached as Exhibit 99.1 to the Z-Axis Form 8-K dated June 9, 2006. On June 26, 2006, Z-Axis, Z-Axis LLC, the Z-Axis

Investor Group and Mr. Berger entered into a Mutual Release and Covenant Not to Sue. In consideration for such release, the LLC sale agreement was revised to include a future contingent payment to pre-closing Z-Axis stockholders equal to 20% of the amount, if any, by which the LLC’s net sales exceed $5.5 million in the 18 months following the closing of the LLC sale.
     The exchange agreement was executed by Z-Axis, its principal stockholders, Silicon Mountain, and the Silicon Mountain principal stockholders on the evening of May 7, 2006. Z-Axis exchanged signature pages with Silicon Mountain and its principal stockholders on Monday, May 8, 2006. On Tuesday, May 9, 2006, Z-Axis issued a press release announcing the proposed transactions and, following the close of business on May 9, 2006, Z-Axis filed a Form 8-K with the SEC concerning the proposed transactions that carries an “as filed” date of Wednesday, May 10, 2006.
     On June 8, 2006, Sarowdin Partners delivered a written opinion to the special committee of the Z-Axis board of directors, that, as of the date of such opinion and based on and subject to the matters set forth in such opinion, the exchange and the consideration to be received from the LLC sale were fair, from a financial point of view, to the Z-Axis stockholders. Sarowdin Partners described the analyses performed by it and responded to questions from Z-Axis’ board of directors, including members of the special committee. The written opinion is described in more detail under “The Exchange-Opinion of Sarowdin Partners LLC” beginning on page 68. The full text of the written opinion of Sarowdin Partners, which sets forth the assumptions made, procedures followed, matters considered and limitations on and the scope of the review undertaken by Sarowdin Partners in rendering its written opinion is attached as Annex C to this joint proxy statement. Following additional discussion and deliberation, the board of directors unanimously approved the exchange as described in the exchange agreement, the LLC sale as contemplated by the LLC sale agreement, and the transactions contemplated by this joint proxy statement and unanimously resolved to recommend that Z-Axis’ stockholders vote to approve the exchange and the LLC sale. Mr. Treibitz and Ms. Kelso abstained from voting due to their potential or actual continuing interest in the LLC sale transaction.
Reasons for the Exchange and the LLC Sale
     After careful consideration, Z-Axis’s board of directors, with Mr. Treibitz and Ms. Kelso abstaining from the vote due to their potential conflict in serving as members of the Z-Axis investor group, by unanimous vote of the other directors present at the meeting called for that purpose, approved the form, terms and provisions of the exchange agreement and the exchange. In reaching its decision to approve the exchange agreement and the exchange, and to recommend that Z-Axis’ stockholders vote to approve the exchange as described in the exchange agreement, the board considered the recommendation of the special committee and the factors examined by the special committee as described below. At a meeting of the special committee and, subsequently, the entire board of directors held on May 6, 2006, both the special committee and the board, with Mr. Treibitz and Ms. Kelso abstaining, determined that the exchange and the LLC sale, upon the terms and conditions set forth in the exchange agreement and the LLC sale agreement, respectively, are advisable, fair to, and in the best interest of, Z-Axis and its stockholders. That determination was finalized with the receipt by the special committee of the Z-Axis board of directors of a written fairness opinion from Sarowdin Partners that the exchange and the consideration to be received from the LLC sale were fair, from a financial point of view, to the Z-Axis stockholders.
     In reaching its determination and making its recommendation, the special committee of independent directors considered the following factors and potential benefits of the exchange and the LLC sale, each of which it believed supported its decision:
•	The current and historical market prices of Z-Axis common stock, including the market price of the common stock relative to those of service businesses considered comparable to Z-Axis, and the fact that the exchange ratio valued the common stock of Z-Axis at approximately $0.30 per share, which represented a valuation premium of approximately 30% over the closing price of Z-Axis’ common stock on May 5, 2006, the last trading day prior to execution of the exchange agreement, and premiums of 25% and 11% over the average closing prices of the common stock over the three and six-month periods, respectively, ending May 5, 2006. The special committee considered the fact that Z-Axis common stock had closing prices as high as $0.49 per share and as low as $0.23 per share during the twelve-month period prior to the execution of the exchange agreement and the fact that the highest closing price during that period ($0.49) occurred on July 21, 2005, and that the price per share was at or near its low of $0.23 for the period of April 10, 2006 through May 5, 2006.

•	Its belief that the exchange and the LLC sale were more favorable to Z-Axis’s stockholders than any other alternative reasonably available to Z-Axis and its stockholders. The special committee considered the possibility of continuing to operate Z-Axis as an independent public company, including pursuing an acquisition or a capital raising transaction, and the risks associated with such alternatives, each of which the board determined not to pursue in light of its belief that the exchange and the LLC sale maximized stockholder value and was more favorable to the stockholders than any other alternative reasonably available to Z-Axis and its stockholders. While pursuing these alternatives would have allowed Z-Axis’ unaffiliated stockholders to retain control over Z-Axis, the special committee concluded that the risks involved in executing this strategy successfully, including Z-Axis’ size relative to other competitors, the fact that operating a business as small as Z-Axis as a public company was burdensome when considering compliance, audit and financial reporting costs, the fact that the combination of the exchange and the LLC sale would allow Silicon Mountain to become public and provide Z-Axis stockholders with upside potential, while meeting Silicon Mountain’s objective of not assuming any liabilities associated with Z-Axis’ litigation services business, Z-Axis’ recent operating losses and the impact of those losses on Z-Axis’ financial position, the possibility that Silicon Mountain could find another public company with which to combine, the fact that Z-Axis’ stock price was too low to raise equity without unduly diluting the interests of Z-Axis’ current stockholders, the fact that Z-Axis has been unable to obtain additional market makers or research coverage for Z-Axis or its stock, the fact that Z-Axis’ stock trades only occasionally and that little volume has an enormous impact on the price of Z-Axis’ common stock, and the fact that Z-Axis’ prospects in the litigation services business continued to be uncertain, outweighed the potential benefits of alternate transactions.
•	The long time period during which Z-Axis held discussions with Silicon Mountain, which allowed Z-Axis to discuss potential transactions of this nature with other businesses, and the fact that Z-Axis received no other meaningful proposals during this lengthy period of approximately two years.

•	The exchange ratio proposed by Silicon Mountain represented the highest valuation of Z-Axis as a public company that Z-Axis received during the lengthy period Z-Axis negotiated with Silicon Mountain.

•	The fact that the exchange is a tax-free transaction to Z-Axis stockholders (without considering the potential payment of the contingent portion of the purchase price on the LLC sale), so that the transaction will allow Z-Axis’ stockholders to realize a benefit from the combination with Silicon Mountain without having an immediate taxable gain.

•	The presentation of Sarowdin Partners LLC, including its written opinion that, as of the date of such opinion and based upon and subject to the matters set forth in such opinion, the exchange and the consideration to be received from the LLC sale were fair, from a financial point of view, to the Z-Axis stockholders (see “Opinion of Sarowdin Partners LLC” and Annex C to this joint proxy statement).

•	The recent, significant losses experienced by Z-Axis in the most recent fiscal year, particularly in the second and third fiscal quarters, as a measure of Z-Axis’ future prospects.

•	The increase in the trading price and trading volume of Z-Axis’ common stock following the issuance of the press release and the filing of the Form 8-K concerning the exchange and the LLC sale, as a barometer of investor interest in Z-Axis’ combination with Silicon Mountain and of its prospects.

•	The terms of the exchange agreement, including without limitation:
•	the limited number and nature of the conditions to Silicon Mountain’s obligation to consummate the exchange and the limited risk of non-satisfaction of such conditions, including that for purposes of the exchange agreement, the closing cannot occur without the LLC sale simultaneously occurring, and that the LLC sale is specifically contingent on the receipt of a fairness opinion and the approval of the Majority of the Minority;

•	the provisions of the exchange agreement that provide the board of directors the ability to terminate the exchange agreement without incurring any termination fee or break-up fee;

•	the obligation of Silicon Mountain to contribute $37,500 as an expense reimbursement if the exchange and the LLC sale close; and

•	the fact that the LLC and Silicon Mountain are in different industries, which means that neither Z-Axis, the Z-Axis investor group nor Silicon Mountain had to consider employment, compensation and other issues that may have arisen had Z-Axis been in the same industry or attempting to consolidate the Z-Axis and Silicon Mountain businesses.

•	The fact that no outside financing is required to close the exchange and the LLC sale, which means the transactions are not subject to any financing condition before closing.

•	The availability of dissenters’ rights to holders of Z-Axis’ common stock who comply with all of the required procedures under Colorado law, which allows such holders to seek a cash payment of the fair value of their shares as determined by agreement or a Colorado court (see “Dissenters’ Rights” and Annex D).
     The special committee also considered and balanced against the potential benefits of the exchange the following potentially adverse factors concerning the exchange:
•	The risk that the exchange might not be completed in a timely manner or at all.

•	The interests of Z-Axis’ executive officers and directors in the LLC sale (see “The Exchange and the LLC Sale — Interests of Z-Axis’ Directors and Executive Officers in the LLC Sale” beginning on page [·]), including that Mr. Treibitz and Ms. Kelso are the controlling interest holders in the purchasing LLC and the fact that they and other employees have interests in the exchange that are different from, or in addition to, those of Z-Axis’ other stockholders (see “The Exchange and LLC Sale — Interests of Z-Axis’ Directors and Executive Officers in the LLC Sale” beginning on page [·]). The special committee noted that the control over, and participation of Mr. Treibitz and Ms. Kelso in, the equity of the purchasing LLC and their contemplated employment by the LLC after the exchange and the LLC sale may create a conflict of interest between their economic interests and the economic interests of those of the unaffiliated stockholders in connection with the exchange. However, the special committee believed that this conflict was mitigated by the establishment of the special committee to negotiate the terms of the exchange and the LLC sale and to evaluate the fairness of the exchange and the LLC sale. Furthermore, the special committee believed that requiring that the Majority of the Minority vote in order to consummate the LLC sale also mitigated this conflict.

•	The fact that Z-Axis’ stockholders will have less ownership in Silicon Mountain Holdings after the exchange and the LLC sale, although Mr. Treibitz and Ms. Kelso will have a lesser percentage than the other Z-Axis stockholders after consummation of the exchange and the LLC sale, by virtue of the redemption of a portion of their stockholdings in Z-Axis at the closing in partial payment of the purchase price for the LLC.

•	The restrictions on the conduct of Z-Axis’ business prior to completion of the exchange, requiring Z-Axis to conduct its business only in the ordinary course, subject to specific limitations or the consent of Silicon Mountain, which may delay or prevent Z-Axis from undertaking business opportunities that may arise pending completion of the exchange.

•	The restrictions on Z-Axis’ ability to solicit or engage in discussions or negotiations with a third party regarding acquisition proposals, although this is mitigated by Z-Axis’ ability to terminate the exchange agreement at any time without the payment of a termination or break-up fee.

•	The limited nature of Z-Axis’ recourse against Silicon Mountain, which can also terminate the exchange agreement without payment of a termination or break-up fee.

•	The risk of diverting management focus and resources from other opportunities and from operational matters while working to implement the exchange and the LLC sale.

•	The possibility of management and employee disruption associated with the exchange and LLC sale.
     The foregoing discussion summarizes the material factors considered by the Z-Axis board of directors and the special committee in reaching their respective conclusions and recommendations, but is not meant to be exhaustive. As part of its determination with respect to the fairness of the exchange, the board of directors adopted the conclusion of the special committee and the factors considered by the special committee in arriving at such conclusion, based upon the board of directors’ view as to the reasonableness of such conclusion and factors. After considering these factors, the Z-Axis board of directors and the special committee concluded that the positive factors relating to the exchange and the LLC sale, as evidenced by the exchange agreement and the LLC sale agreement, outweighed the negative factors. In view of the wide variety of factors considered in reaching their determinations, neither the board of directors nor the special committee found it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their conclusions and recommendations. In addition, the individual members of the board of directors and the special committee may have assigned different weights to various factors. The board of directors and the special committee viewed their determinations and recommendations as being based on the totality of the information presented to, and considered by, them.
Recommendation of the Board of Directors and the Special Committee
     On May 6, 2006, the special committee unanimously determined that the exchange and the LLC sale, based on the exchange agreement and the LLC sale agreement, on the terms and conditions set forth in those agreements, are advisable, fair to, and in the best interest of, Z-Axis and its stockholders and recommended that the board of directors approve the exchange agreement. In making its determination, the special committee considered a number of factors, as more fully described above under “Reasons for the Exchange” beginning on page 65.
     On June 8, 2006, at a meeting of the entire board of directors, with representatives of Sarowdin Partners participating, the special committee reported to the entire board of directors on its recommendation of the exchange and the LLC sale based upon the exchange agreement and the LLC sale agreement, and its determination of the advisability and fairness of the exchange, the exchange agreement, the LLC sale and the LLC sale agreement. On that same date, the board of directors of Z-Axis, with Mr. Treibitz and Ms. Kelso abstaining from the vote due to their continuing interest in the LLC sale transaction, by unanimous vote of those present at the meeting of the board of directors called for that purpose, determined that the exchange agreement, the exchange, the LLC sale, and the LLC sale agreement, on the terms and conditions set forth in such agreements, are advisable, fair to, and in the best interest of, Z-Axis and its stockholders and approved the form, terms and provisions of the exchange agreement, the exchange, the LLC sale and the LLC sale agreement. Accordingly, the board of directors recommends that you vote “FOR” the approval of the exchange as set forth in the exchange agreement, and “FOR” the approval of the LLC sale as set forth in the LLC sale agreement.
Opinion of Sarowdin Partners, LLC
          The special committee of the Z-Axis board of directors retained Sarowdin Partners, pursuant to an engagement letter executed and delivered on June 2, 2006, to render an opinion as to the fairness to the Z-Axis stockholder, from a financial point of view, of the exchange and the consideration to be received from the LLC sale. The exchange ratio was determined through arm’s length negotiations between Z-Axis and Silicon Mountain and not by Sarowdin Partners. The purchase price of the membership interests was determined through negotiations between the special committee and the Z-Axis Investor Group and not by Sarowdin Partners. Silicon Mountain was informed of such price negotiations and participated in discussions regarding the terms of the LLC sale other than the price. At no point in time did Sarowdin Partners participate in the foregoing negotiations.
          On June 8, 2006, Sarowdin Partners delivered to the special committee of the Z-Axis board of directors its written opinion, that, as of the date of such opinion and based on and subject to the matters set forth in such opinion, the exchange and the consideration to be received from the LLC sale were fair, from a financial point of view, to the Z-Axis stockholders. The Sarowdin Partners’ opinion is addressed to the special committee of the Z-Axis board of directors, is directed to the financial terms of the exchange agreement and the LLC sale agreement and does not constitute a recommendation to any Z-Axis stockholder as to how that stockholder should vote on, or take any other action relating to, the exchange, the LLC sale or any other matters upon which the stockholders of Z-Axis are being asked to vote. Sarowdin Partners was not engaged to review the transactions from the perspective of the Silicon Mountain stockholders.
          The complete text of the Sarowdin Partners opinion dated June 8, 2006, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Sarowdin Partners, is attached to this joint proxy statement as Annex C. The summary of the

Sarowdin Partners’ written opinion set forth in this joint proxy statement is qualified in its entirety by reference to the full text of the opinion. Z-Axis stockholders should read the Sarowdin Partners’ opinion carefully and in its entirety for a description of the procedures followed, the factors considered and the assumptions made by Sarowdin Partners.
     In arriving at it opinion, Sarowdin Partners, among other things:
•	Reviewed the stock exchange agreement dated May 7, 2006 and a draft of the LLC interests purchase agreement dated June 1, 2006;
•	Reviewed certain publicly available information concerning Z-Axis and certain other relevant financial and operating data on Z-Axis and Silicon Mountain;
•	Reviewed the historical stock prices and trading volumes of Z-Axis common stock;
•	Held discussions with members of management of Z-Axis and Silicon Mountain concerning the current operations and future business prospects of their respective companies;
•	Held discussions with members of the management of Z-Axis and Silicon Mountain concerning their respective financial projections and forecasts;
•	Performed pretax discounted cash flow analyses based on projections for the pre-closing business of Z-Axis and for Silicon Mountain;
•	Performed a liquidation analysis of the pre-closing business of Z-Axis;
•	Compared certain publicly available financial data of companies with securities traded in the public markets and that Sarowdin Partners deemed generally comparable to Silicon Mountain;
•	Reviewed the financial terms of certain business combinations that Sarowdin Partners deemed generally comparable to Silicon Mountain; and
•	Performed and/or considered such other studies, analyses, inquiries and investigations as Sarowdin Partners deemed appropriate.
     In arriving at its opinion, Sarowdin Partners did not independently verify, nor did Sarowdin Partners assume responsibility for independent verification of, any information reviewed by or discussed with it and assumed and relied on the accuracy and completeness of that information. Sarowdin Partners expressed no opinion with respect to any forecasts, projections or estimates or the assumptions on which they were based. Sarowdin Partners did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of Z-Axis or Silicon Mountain. Sarowdin Partners’ opinion states that it was based on economic, monetary and market conditions existing as of the date of its written opinion. Sarowdin Partners expressed no opinion as to (i) the value of Silicon Mountain at the time of the exchange; (ii) the share price at which shares of Z-Axis common stock will actually trade at any time; (iii) the respective values of the components that comprise the purchase price for the membership interests of Z-Axis LLC; (iv) the impact or benefits of the one-for-nine reverse stock split; and (v) the merits or benefits of the acquisition that Silicon Mountain currently has under a non-binding letter of intent. In addition, Sarowdin Partners was not asked to consider, and the Sarowdin Partners’ written opinion does not address, Z-Axis’ underlying business decision to engage in the exchange or the LLC sale or the relative merits of the exchange and LLC sale, as compared to other business strategies that might be available to Z-Axis.
     No limitations were imposed by Z-Axis or Silicon Mountain on Sarowdin Partners with respect to the investigation made or procedures followed by Sarowdin Partners in rendering its written opinion.
     In preparing its written opinion, Sarowdin Partners performed a variety of financial and comparative analyses. The following paragraphs summarize the material financial analyses performed by Sarowdin Partners in arriving at its written opinion. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and should be read in their entirety in order to more fully understand the financial analyses used by Sarowdin Partners. The tables must be read together with the full text of each summary.
     In preparing its written opinion, Sarowdin Partners did not rely on the public trading price for Z-Axis as a result of the limited trading volume. Therefore, in determining the fairness of the exchange ratio, Sarowdin

Partners compared the calculated equity values of Z-Axis and Silicon Mountain. Additionally, the analyses used to determine the equity value of Z-Axis were used to determine the fairness of the consideration to be received by Z-Axis from the LLC sale. It should be noted that Sarowdin Partners did not analyze the components of the consideration to be paid by the Z-Axis investor group for the membership interests of Z-Axis LLC.
     Discounted Cash Flow Analyses for the Pre-closing Business of Z-Axis. Sarowdin Partners performed pretax discounted cash flow analyses of the pre-closing business of Z-Axis to calculate the estimated present value of the pretax cash flows that the pre-closing business of Z-Axis could generate over fiscal years 2007 through 2016 after adjusting for public company expenses. For purposes of the analyses, pretax cash flow is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) less changes in (i) working capital and (ii) capital expenditures. In some scenarios, all of the direct identifiable public company expenses were added back while in other scenarios, only those direct expenses related to the investor relations function were added back. Given the nature of the pre-closing business of Z-Axis, the inherent volatility in its financials over the last 10 years and the demonstrated inability to accurately budget projected financial results, Sarowdin Partners did not try to project financial estimates for the pre-closing business of Z-Axis. Rather, Sarowdin Partners utilized the actual financial results over the last 10 years and rearranged those in different patterns to construct a series of 10-year projections. In several of the cases, the projected fiscal year 2007 results were based on the 2007 budgeted results for the pre-closing business of Z-Axis. To calculate a terminal value, Sarowdin Partners assumed that the median pretax cash flow for fiscal years 2002 through 2007 (based on budgeted results) was generated in perpetuity post fiscal year 2016. The present value of the pretax cash flows and the terminal values were calculated using discount rates ranging from 45% to 55%. This analysis indicated the following enterprise value range for the pre-closing business of Z-Axis:

		Discount Rate
	45%	50%	55%
Low Case
Investor Relations Expenses Added Back	($485,000)	($483,000)	($476,000)
Full Public Company Expenses Added Back	(358,000)	(368,000)	(371,000)

Mixed Low Case
Investor Relations Expenses Added Back	$181,000	$139,000	$105,000
Full Public Company Expenses Added Back	304,000	251,000	207,000

Mixed High Case
Investor Relations Expenses Added Back	$531,000	$489,000	$452,000
Full Public Company Expenses Added Back	571,000	520,000	476,000

High Case
Investor Relations Expenses Added Back	$1,255,000	$1,185,000	$1,121,000
Full Public Company Expenses Added Back	1,374,000	1,293,000	1,220,000
     Additionally, Sarowdin Partners performed a discounted cash flow analysis assuming that the median pretax cash flow for fiscal years 2002 through 2007 (based on budgeted results) was generated in perpetuity beginning in fiscal year 2007. The present value was calculated using discount rates ranging from 45% to 55%. This analysis indicated the following enterprise value range for the pre-closing business of Z-Axis:

		Discount Rate
	45%	50%	55%
Investor Relations Expenses Added Back	$40,000	$36,000	$33,000
Full Public Company Expenses Added Back	173,000	155,000	141,000

     Selected Transaction and Selected Company Analysis for the Pre-closing Business of Z-Axis. Sarowdin Partners did not perform either a Selected Transaction Analysis or a Selected Company Analysis based on the fact that the historic financial performance for the pre-closing business of Z-Axis has been significantly more volatile than any comparable target companies that had been acquired or any of the comparable publicly traded companies.
     Conclusion. Sarowdin Partners noted that the purchase price for the membership interests of Z-Axis LLC contained in the LLC Interests Purchase Agreement was $300,000 and that this value was in the range of equity values determined from its analyses. The determination of the range of equity values includes the projected net debt to be outstanding at the time of the LLC sale. Additionally, subsequent to the issuance of the fairness opinion, the LLC sale agreement was revised to provide for a future contingent payment by the LLC to the current Z-Axis stockholders equal to 20% of the amount, if any, by which the LLC’s net sales exceeding $5.5 million in the approximately 18 months following the closing of the LLC sale. This contingent payment is a favorable development with respect to fairness from a financial point of view to Z-Axis stockholders and Sarowdin Partners informed the special committee of the Z-Axis Board of directors that the contingent payment has no affect on their fairness opinion.
     Liquidation Analysis of the Pre-closing Business of Z-Axis. Sarowdin Partners performed a liquidation analysis of the pre-closing business of Z-Axis assuming the decision was made to shut down and liquidate the business in an orderly fashion over a three-month period. It was assumed under this analysis that at the end of the liquidation period, the corporate shell would still have value. This analysis evaluated the cash that Z-Axis would generate over the liquidation period and subtracted the cash liabilities that would be incurred. The greatest sources of cash were revenues generated from work on current cases and from the collection of outstanding receivables. Liabilities consisted principally of operating expenses, the cost of breaking the lease agreement for the headquarters space and other cash liabilities including the outstanding line of credit and other current liabilities. This analysis indicated a liquidation value of $196,000 which Sarowdin Partners noted was below the consideration to be received by Z-Axis from the LLC sale. Sarowdin Partners’ liquidation analysis is summarized below:

Source of Cash	$1,165,000
Use of Cash	969,000

Pretax Liquidation Proceeds	$196,000

     Sarowdin Partners noted that the equity value derived from its liquidation analysis was below the March 31, 2006 book value for Z-Axis as a result of operating loses incurred by Z-Axis after March 31, 2006. Sarowdin Partners noted that Z-Axis’ book value increased significantly at March 31, 2003 from a negative amount at March 31, 2002 due to record earnings, held flat at March 31, 2004 and 2005 and declined significantly at March 31, 2006.
     Valuation of the Publicly Traded Shell. In determining the equity value for Z-Axis, Sarowdin Partners estimated the value of a publicly traded shell based on comparable transactions. This value was added to the value of the pre-closing business of Z-Axis.
     Discounted Cash Flow Analysis for Silicon Mountain. Sarowdin Partners performed a discounted cash flow analysis of Silicon Mountain to calculate the estimated present value of the distributable pretax cash flows that Silicon Mountain could generate over calendar years 2006 through 2010. Calendar year estimates for 2006 through 2008 were based on internal estimates prepared by Silicon Mountain’s management team. Estimates beyond 2008 were prepared by Sarowdin Partners based on an analysis of the estimates for 2006 through 2008. Sarowdin Partners applied a range of EBITDA multiples of 14.0x to 17.0x to Silicon Mountain’s projected calendar year 2010 EBITDA to determine a terminal value. The present value of the pretax cash flows and the terminal values were calculated using discount rates ranging from 35% to 45%. This analysis indicated the following enterprise value range for Silicon Mountain:

			Discount Rate
	35%		40%		45%
	14.0x	17.0x	14.0x	17.0x	14.0x	17.0x
Total	$16,694,000	$19,558,000	$13,980,000	$16,368,000	$11,784,000	$13,788,000
     Selected Company Analysis for Silicon Mountain. Using publicly available information, Sarowdin Partners reviewed financial and market information of the following publicly traded memory companies that Sarowdin Partners deemed relevant because their lines of business are similar to Silicon Mountain’s lines of business. These companies, referred to as the selected companies, consisted of the following:
-	Dataram Corporation

-	M Systems Flash Disk Pioneers Ltd.

-	Ramtron International Corporation

-	Silicon Storage Technology, Inc.

-	Simpletech, Inc.

-	SMART Modular Technologies, Inc.
     Sarowdin Partners compared, for the selected companies:
-	Total enterprise value as a multiple of LTM revenues

-	Total enterprise value as a multiple of LTM EBITDA
     Sarowdin Partners then applied a selected range of multiples derived from the selected companies to corresponding financial data for Silicon Mountain. This analysis indicated the following enterprise value range for Silicon Mountain:

	Enterprise Value
	Low	High
Revenues	$8,083,000	$27,484,000
EBITDA	3,132,000	25,841,000
     Selected Transaction Analysis for Silicon Mountain. Sarowdin Partners analyzed publicly available financial information for the following selected merger and acquisition transactions, which represent transactions since December 1, 2000 involving targets in the memory industry:

Acquirer	Target
Micron Technology, Inc.	Lexar Media, Inc.
Dataram Corp.	Memory Card Technology A/S
Synopsys, Inc.	Monolithic System Technology, Inc.
Kingston Technology Company, Inc.	Elpida Memory, Inc.
Infineon Technologies AG	Ramtron International Corporation
Monolithic System Technology, Inc.	ATMOS Corporation
     Sarowdin Partners compared, for the selected transactions:
-	Total enterprise value as a multiple of LTM revenues

-	Total enterprise value as a multiple of LTM EBITDA

     Sarowdin Partners then applied a selected range of multiples derived from the selected transactions to corresponding financial data for Silicon Mountain. This analysis indicated the following enterprise value range for Silicon Mountain:

	Enterprise Value
	Low	High
Revenues	$3,233,000	$48,501,000
EBITDA	7,831,000	11,746,000
     No company or transaction used in the “Selected Company Analysis” or “Selected Transaction Analysis” as a comparison is identical to Silicon Mountain or the contemplated transactions. Accordingly, an evaluation of the results of these analyses is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the selected companies or selected transactions or the company to which they are being compared.
     Conclusion. By analyzing the enterprise valuation ranges, the net debt and taking into account the post-reverse split number of shares of Z-Axis outstanding and the number of shares of Silicon Mountain outstanding, Sarowdin Partners was able to determine the following range of exchange rates for the exchange:

	Scenario
	1	2	3	4
Exchange Ratio	1.65	1.27	3.54	0.59
     The actual exchange rate for the exchange was 1.11, which was in the range determined by Sarowdin Partners’ analyses. Scenario 1 represents the estimated low enterprise valuations for both Z-Axis and Silicon Mountain. The exchange ratio was adjusted from 1.11 to 1.126 after the delivery of Sarowdin Partners written fairness opinion. Sarowdin Partners has informed the special committee of the Z-Axis board of directors that this change does not affect their fairness opinion. Scenario 2 represents the estimated high enterprise valuations for both Z-Axis and Silicon Mountain. Scenario 3 represents the estimated low enterprise valuation for Z-Axis and the estimated high enterprise valuation for Silicon Mountain. Scenario 4 represents the estimated high enterprise valuation for Z-Axis and the estimated low enterprise valuation for Silicon Mountain.
     The summary set forth above does not purport to be a complete description of the analyses performed by Sarowdin Partners in connection with the rendering of its written opinion. The presentation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Sarowdin Partners believes that its analyses must be considered as a whole and that selecting portions of its analysis or the factors it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its written opinion. In its analyses, Sarowdin Partners made numerous assumptions with respect to industry performance, general business and economic and other matters, many of which are beyond the control of Z-Axis and Silicon Mountain. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable. Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, these analyses and estimates are inherently subject to uncertainty. Sarowdin Partners’ written opinion and its related analyses were only several of many factors considered by the special committee of the Z-Axis board of directors with respect to the exchange and the LLC sale.
     Under the terms of the Sarowdin Partners engagement letter executed and delivered on June 2, 2006, Z-Axis paid Sarowdin Partners a nonrefundable fee of $20,000 at the signing of the engagement letter and $20,000 upon the delivery of the written opinion. The fees paid to Sarowdin Partners were not conditioned on, or affected by, the content of the written opinion or the conclusion reached by Sarowdin Partners. Additionally, the fees paid to Sarowdin Partners were not dependent on the closing of the exchange or the LLC sale. In addition to its fees, Z-Axis has agreed to reimburse Sarowdin Partners for its out-of-pocket expenses and to indemnify it against specified liabilities relating to or arising out of services performed by Sarowdin Partners in rendering its fairness opinion. Such out-of-pocket expenses include the legal expenses incurred by Sarowdin Partners in performing its work. The legal expenses as well as Sarowdin Partners’ out-of-pocket expenses were capped at $10,000 and $3,000, respectively.
     Sarowdin Partners is a nationally recognized investment banking firm. As part of its investment banking services, it is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, capital raising and other purposes. Sarowdin Partners was retained by the special committee formed by the Z-Axis board of directors to provide a fairness opinion with respect to the exchange and the consideration to be received from the LLC sale based on Sarowdin Partners’ experience as a financial advisor in mergers and acquisitions. Sarowdin Partners has had no other investment banking relationship with Z-Axis, and has had no investment banking relationship with Silicon Mountain. Sarowdin Partners may in the future provide investment banking and financial advisory services to Z-Axis and Silicon Mountain unrelated to the proposed exchange and LLC sale, for which services Sarowdin Partners would expect to receive separate compensation.
Consideration
     At the effective time of the exchange, Z-Axis will issue aggregate of 5,040,186 post-split shares of Z-Axis common stock for all of the outstanding common stock of Silicon Mountain (other than shares held in Silicon Mountain’s treasury or owned by Silicon Mountain or its subsidiary or shares as to which a stockholder validly exercises and perfects dissenters’ rights in compliance with Colorado law). When the exchange is completed:
•	Each share of Silicon Mountain common stock issued and outstanding immediately prior to the closing of the exchange (other than shares held in Z-Axis’ treasury or owned by Silicon Mountain, Z-Axis, the LLC or any of their respective subsidiaries or shares as to which a stockholder validly exercises and perfects dissenters’ rights in compliance with Colorado law) will automatically be exchanged for the right to receive the Silicon Mountain stockholder’s pro rata ownership in the 5,040,186 shares that Z-Axis is issuing in the exchange.

•	Each stock option to acquire Silicon Mountain shares outstanding immediately prior to closing of the exchange will be exchanged for the right to receive the Silicon Mountain option holder’s pro rata share of options representing the right to acquire on full exercise a total of 2,126,365 post-split shares of Z-Axis common stock.
Financing of the Exchange and the LLC Sale
     The obligations of Z-Axis and Silicon Mountain to complete the exchange and the LLC sale are not subject to a financing condition. However, the purchasing LLC is a newly formed limited liability company without historical operations and does not have the funds required to complete the purchase of the LLC. Accordingly, the purchasing LLC is wholly reliant on the commitment of the Z-Axis investor group to provide cash in the amount of $60,000 and to agree to the redemption of a portion of the Z-Axis common stock owned by the Z-Axis investor group that will be valued at $90,000. In addition, the purchasing LLC is also reliant on the willingness of Z-Axis to accept a promissory note in the principal amount of $150,000 for the balance of the purchase price of the LLC.
     Pursuant to the LLC sale agreement, if the LLC achieves net sales in excess of $5.5 million in the 18 months following the closing of the LLC sale, then the LLC has agreed to pay to the stockholders of Z-Axis who were stockholders immediately prior to the closing of the LLC sale, a payment equal to 20% of the amount by which the LLC’s net sales exceeded $5.5 million during the 18 month period. The 18 month period commences on the first day of the first calendar quarter after the closing of the LLC sale. The LLC must pay the contingent portion of the purchase price, if any is payable, within 12 months after the conclusion of the 18 month period. The pre-closing Z-Axis will have tax consequences both at the time of the LLC sale and at the time it is determined what, if any, additional payments they may reciev attributable to the contingent portion of the purchase price. The contingent payment will be paid to the pre-closing Z-Axis stockholders in proportion to their common stock owned in Z-Axis immediately prior to the closing of the LLC sale. The contingent payment is not transferable or assignable, and the officers and directors of Z-Axis will participate in any such payment (in a manner similar to all other pre-closing Z-Axis stockholders) based upon their proportionate ownership of the pre-closing Z-Axis common stock.
     The total amount of funds required to complete the exchange, including amounts necessary to pay expected fees and expenses associated with the exchange, is anticipated to be approximately $200,000. Z-Axis expects to pay its portion of these fees and expenses will be provided through Z-Axis’ cash on hand and collections of accounts receivable prior to the consummation of the exchange and the LLC sale. Likewise, Silicon Mountain expects to pay its fees and expenses, including the $37,500 expense reimbursement to Z-Axis, from cash on hand and collections of accounts receivable prior to consummation of the exchange.
Equity Contributions
     The Z-Axis investor group has agreed in the LLC interests purchase agreement that the Z-Axis investor group will collectively provide to the purchasing LLC in connection with the LLC sale, and subject to the conditions set forth in the LLC sale agreement, equity contributions in the form of shares of Z-Axis common stock held by the Z-Axis investor group that will be contributed to the purchasing LLC of up to $90,000 in the aggregate. The Z-Axis investor group has advised Z-Axis that Mr. Treibitz is expected to contribute a majority of the required equity. The obligations of the Z-Axis investor group to do so are subject to the satisfaction in full or waiver of the conditions to the closing of the LLC sale and the simultaneous closing of the exchange. In addition, the obligations of the Z-Axis investor group and the purchasing LLC are also subject to usual and customary conditions for transactions of this type, including the negotiation, execution and delivery of satisfactory subscription and other investment-related documentation.
     Debt Commitment
     In connection with the LLC sale, Z-Axis has agreed to accept a promissory note from the purchasing LLC in the principal amount of $150,000 as partial payment of the purchase price for the LLC. The principal balance of the promissory note is expected to bear interest at the per annum rate of prime plus 2%, will be payable interest only until maturity, and will mature three years from the closing of the LLC sale. Amounts due under the promissory note will be subordinated to the bank line of credit that Z-Axis maintained prior to the closing and which the purchasing LLC will assume in connection with the LLC sale. The commitment of Z-Axis to accept the promissory note is subject to evidence that all necessary material governmental and stockholder approvals and consents necessary for the completion of the exchange and LLC sale have been received, and there not having occurred any material adverse change in the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations of Z-Axis and the LLC, taken as a whole.
Interests of Z-Axis’ Directors and Executive Officers in the Exchange and the LLC Sale
     In considering the recommendation of the board of directors that you vote “FOR” the exchange and the LLC sale, you should be aware that Z-Axis’ directors, executive officers and certain members of Z-Axis’ senior management team may have interests in the exchange that are different from, and/or in addition to, the interests of Z-Axis stockholders generally.
     The special committee of independent directors carefully evaluated and negotiated the terms of the exchange agreement and the LLC sale agreement and unanimously determined that the exchange agreement, the exchange, the LLC sale and the LLC sale agreement, upon the terms and conditions set forth in the exchange and LLC sale agreements, are advisable, fair to, and in the best interest of, Z-Axis and its unaffiliated stockholders and recommended that the board of directors approve the exchange and the LLC sale. The board of directors has approved these matters (with Mr. Alan Treibitz and Ms. Stephanie S. Kelso abstaining).

     Both the special committee and the board of directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the exchange agreement, the LLC sale agreement, the exchange and the LLC sale, and in recommending to the stockholders that the exchange and the LLC sale be approved.
     Z-Axis Stock Options
     The exchange agreement and Z-Axis’ option plans provide that at the effective time of the exchange, each option to acquire Z-Axis common stock outstanding immediately prior to the effective time (including those held by Z-Axis’ directors and executive officers) will immediately vest due to the change in control that will occur on closing of the exchange. All such options are non-qualified stock options. In connection with the exchange, Silicon Mountain agreed, and the exchange agreement provides, that each outstanding option held by Z-Axis’ employees, directors and executive officers will be given a uniform exercise period that will expire five years from the date of closing of the exchange. After taking into account the reverse split, there will be options held by Z-Axis’ directors and executive officers that upon full exercise would result in Z-Axis issuing 52,770 post-split shares of common stock.
     The following chart sets forth with respect to each director and executive officer:
•	the number of shares covered by vested and exercisable options as of June 1, 2006 and the value of these options calculated using the closing price of Z-Axis on June 1, 2006 ($.030 per share) minus the exercise price of the underlying options times the number of options held;

•	the number of shares covered by options that are expected to vest and become exercisable due to the exchange and the value of these options, assuming a July 1, 2006 closing; and

•	the total number of shares covered by vested and exercisable options at June 1, 2006 and that are covered by options expected to vest and become exercisable upon closing of the exchange, and the value of these options, assuming a July 1, 2006 closing.

	Options Already Vested		Options Accelerated		Total Options Held
Director or Executive Officer	Shares	Value	Shares	Value	Shares	Value
Steven H. Cohen	20,000	$1,604	10,000	$(1,088)	30,000	$516

Alan Treibitz	20,000	$1,604	10,000	$(1,088)	30,000	$516

Stephanie S. Kelso	56,834	$2,367	124,166	$(1,746)	181,000	$621

Marilyn T. Heller	35,000	$2,129	10,000	$(717)	45,000	$1,412
Marvin A. Davis	70,000	$4,883	20,000	$(1,433)	90,000	$3,450
James E. Pacotti, Jr.	70,000	$4,883	20,000	$(1,433)	90,000	$3,450
Z-Axis Bonus Plan
The Z-Axis bonus plan, which is referred to in this joint proxy statement as the “bonus plan,” provides for cash incentive bonuses to executive officers and other key employees. The bonus plan provides for individual cash bonuses based on corporate, individual and departmental performance. Bonuses are paid at the end of each fiscal year in accordance with the determination of the board of directors at that time. The board of directors did not award any cash bonuses following the fiscal year ended March 31, 2006. Accordingly, any bonuses to be paid in the next fiscal year will be determined by the board of managers of the purchasing LLC and/or the LLC following the end of the next fiscal year. Neither Z-Axis nor Silicon Mountain will have any financial or other responsibility for the bonuses, if any, that are payable at that time.
     Change-in-Control Severance or Other Benefits
     Z-Axis has no change in control, severance or other plan or benefit that will accrue or be provided to any director, executive officer or employee of Z-Axis on the closing of the exchange. Z-Axis employs all of its employees “at will,” with the exception of employment agreements that Z-Axis entered into more than five years ago with Messrs. Steven H. Cohen and Alan Treibitz. Those employment agreements do not contain any change in control or severance provisions, and Z-Axis believes that the only provisions of these agreements that are still operative relate to certain confidentiality and non-disclosure obligations of Messrs. Cohen and Treibitz under their employment agreements. In order to avoid any confusion with respect to the operative and inoperative provisions of these employment agreements, Z-Axis has mutually agreed with Messrs. Cohen and Treibitz that these employment agreements will be terminated in connection with the closing of the exchange and the LLC sale. None of Z-Axis’ employees, directors or executive officers will remain employees, officers or directors of Z-Axis (which will then be Silicon Mountain Holdings) after the closing of the exchange and the LLC purchase, and none of such persons will then hold any such position with Silicon Mountain.
     Z-Axis currently pays its chairman, Steven H. Cohen, a $2,000 monthly consulting fee for services that Mr. Cohen renders to Z-Axis from time to time. This payment is not made pursuant to any written agreement or undertaking. Following the exchange and the LLC sale, the purchasing LLC has advised Z-Axis of its intent to continue this payment to Mr. Cohen for at least a period of months following the closing of the exchange and the LLC sale.
        Indemnification
     The exchange agreement provides that for a period through an until the expiration of the statute of limitations pertaining to any claim asserted against any person who is an officer or director of Z-Axis prior to the closing, Silicon Mountain Holdings agrees to indemnify and hold harmless such officers and directors to the fullest extent Z-Axis would have been permitted to indemnify them under the Z-Axis articles of incorporation and bylaws as in effect as of the date of the stock exchange agreement The exchange agreement also provides that after the closing of the exchange, Z-Axis must advance to the former directors and executive officers all legal fees and expenses incurred by such persons in connection with any legal or regulatory proceedings that are initiated and connected, directly or indirectly, to the exchange or the transactions contemplated in the exchange agreement, subject to limited exceptions.
     Post-Closing Ownership
     Immediately after the completion of the exchange, the Silicon Mountain stockholders will own approximately 92.79% of Silicon Mountain Holdings outstanding common stock and pre-exchange Z-Axis stockholders will own the remaining 7.21% of Silicon Mountain Holdings outstanding common stock, without taking into account options to purchase (i) a total of 2,126,365 post-split shares of Z-Axis common stock that will be issued to Silicon Mountain option holders on closing of the exchange, and (ii) a total of 52,770 post-split shares of common stock that will then be held by Z-Axis’ officers and directors who served in those capacities prior to the closing of the exchange. Of the shares of common stock that will be outstanding following the exchange, Z-Axis’ pre-exchange stockholders will own a total of 425,000 shares of Z-Axis common stock (after giving effect to the reverse split). Z-Axis’ pre-exchange officers and directors will own approximately 32.1% of the 425,000 shares received by Z-Axis stockholders, or approximately 136,425 of the Z-Axis’ shares of common stock, or approximately 2.53% of Z-Axis’ common stock outstanding following the exchange. This number and percentage of shares will then be reduced by the redemption by Z-Axis of approximately 33,457 shares of Z-Axis’ common stock as partial payment for the LLC.

Material U.S. Federal Income Tax Consequences
     The following is a summary of the material United States federal income tax consequences of the exchange to holders of Silicon Mountain common stock. The summary is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations thereunder and administrative rulings and court decisions in effect as of the date of this document, all of which are subject to change at any time, possibly with retroactive effect.
     This discussion only addresses Silicon Mountain stockholders that hold their shares of Silicon Mountain common stock as a capital asset within the meaning of Section 1221 of the Code. Further, this summary does not address all aspects of U.S. federal income taxation that may be relevant to a Silicon Mountain stockholder in light of such holder’s particular circumstances or that may be applicable to holders subject to special treatment under United States federal income tax law (including, for example, non-United States persons, financial institutions, dealers in securities, traders in securities who elect to use a mark to market method of accounting, insurance companies, tax-exempt entities, holders who acquired Silicon Mountain common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders subject to the alternative minimum tax provisions of the Code, and holders who hold Silicon Mountain common stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, no information is provided herein with respect to the tax consequences of the exchange under applicable state, local or non-United States laws.
     HOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE EXCHANGE TO THEM, INCLUDING THE EFFECTS OF UNITED STATES FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS.
     The exchange has been structured to qualify as reorganization under Section 368(a) of the Code for United States federal income tax purposes. Accordingly, the exchange will be tax-free to holders of Silicon Mountain common stock. Specifically, the following material federal income tax consequences will apply:
•	a holder will not recognize any gain or loss upon receipt of Z-Axis common stock solely in exchange for Silicon Mountain common stock, including whole shares issued upon rounding up of fractional shares;

•	the aggregate tax basis of the shares of Z-Axis common stock received in the exchange (including any whole shares received in lieu of fractional shares) will be equal to the aggregate tax basis in the shares of Silicon Mountain common stock surrendered; and

•	the holding period of the Z-Axis common stock received in the exchange (including any whole shares issued in lieu of fractional shares) will include the holding period of the shares of Silicon Mountain common stock surrendered.
     No ruling has been or will be sought from the Internal Revenue Service as to the United States federal income tax consequences of the exchange. Accordingly, there can be no assurances that the Internal Revenue Service will not disagree with or challenge any of the conclusions described herein.
The LLC sale will have tax consequences for the Z-Axis investor group and, to the extent the sales of the LLC exceed $5.5 million in the 18 months following closing, the potential payment of the contingent portion of the purchase price (representing 20% of the amount by which the LLC’s sales exceed the $5.5 million benchmark), will have tax consequences to the pre-closing Z-Axis stockholders both at the time of the LLC Sale and at the time it is determined what, if any, contingent payments are actually owed to the pre-closing Z-Axis stockholders.
Stockholders of Z-Axis or of Silicon Mountain who receive cash for their common stock as a result of exercising statutory dissenters’ rights will be treated as having received a distribution in redemption of their stock that is subject to Section 302 of the Code. Assuming that the requirements of Section 302 are satisfied, such stockholders will have a taxable capital gain (or capital loss), measured by the difference between the cash payment received and their tax basis in the shares as to which the dissenters’ rights are exercised, assuming those shares are held as capital assets when the dissenters’ rights are elected. In general, such stockholders should also be able to reduce that capital gain (or increase that capital loss) by the amount of any expenses they incur in pursuing or prosecuting their dissenters’ rights. Dissenting stockholders should consult their own tax advisors regarding the application of Section 302.
Accounting Treatment
          Following the exchange, the former stockholders of Silicon Mountain will own approximately 92.79% of the outstanding shares of the combined company, calculated on a fully diluted basis (but excluding shares issuable pursuant to employee stock options). The number of shares of Z-Axis common stock to be issued for each share of Silicon Mountain common stock is fixed and will not be adjusted based on changes in the value of Z-Axis common stock. As a result, prior to the completion of the exchange, the value of the Z-Axis common stock that Silicon Mountain stockholders will receive pursuant to the exchange will vary as the market price of Z-Axis common stock changes. Accounting rules require that financial statements of the combined company reflect the financial history and fiscal year-end of Silicon Mountain, not Z-Axis. The approximate 7.2% of the combined entity held by the pre-exchange Z-Axis stockholders will be valued based upon the current stock price of the combined entity and all tangible and intangible assets of the combined entity will be revalued to an amount equal to the product of the stock price multiplied by the shares held by the former Z-Axis stockholders plus Z-Axis’ total liabilities. The excess of Z-Axis’ total valuation less identifiable assets, liabilities and intangibles will be accounted for as goodwill. As of March 31, 2006, the value of Z-Axis’ goodwill was zero. After closing the exchange, Z-Axis will use a third party to determine the allocation of the final purchase price to these intangible items and goodwill.
          All unaudited pro forma financial information contained in this document has been prepared using the purchase method to account for the exchange. The final allocation of the purchase price will be determined after the exchange is completed and after completion of an analysis to determine the assigned fair values of Silicon Mountain’s tangible and identifiable intangible assets and liabilities. In addition, estimates related to restructuring and exchange-related charges are subject to final decisions related to Silicon Mountain and the sale of the LLC to the purchasing LLC. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments. Any decrease in the net fair value of the assets and liabilities of Silicon Mountain as compared to the unaudited pro forma information included in this document will have the effect of increasing the amount of the purchase price allocable to goodwill.
Regulatory Approvals
     The Hart-Scott-Rodino Act provides that transactions such as the exchange may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and specified waiting period requirements have been satisfied. The exchange and LLC sale transactions are below the dollar thresholds that subject these transactions to Hart-Scott-Rodino filings and, accordingly, no waiting period applies to the exchange and the LLC sale.
     Except with respect to the filing of articles of exchange in Colorado at or before the closing of the exchange, Z-Axis are unaware of any material regulatory requirements or approvals required for the execution of the exchange agreement, the LLC sale agreement, or completion of the exchange and the LLC sale.
     The exchange agreement provides that Z-Axis and Silicon Mountain will use reasonable efforts to take, or cause to be taken, all actions necessary to complete the exchange in a timely manner, including making all filings with, giving all notices to, and obtaining all consents from, governmental authorities and opposing or lifting any restraints or injunctions to the exchange and the LLC sale.
Certain Projections
     Z-Axis does not publicly disclose projections of future net sales, net income or losses or other financial performance. The projections provided to Sarowdin Partners LLC were not prepared with a view to public disclosure and are not included in this joint proxy statement. The projections were not prepared with a view to compliance with published guidelines of the Securities and Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles. Neither Ehrhardt Keefe Steiner & Hottman PC nor any registered public accountant has examined or compiled the projections and, accordingly, neither Ehrhardt Keefe Steiner & Hottman PC nor any other registered public accountant expressed an opinion or any other form of assurance or association with respect thereto. The projections are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments. The projections reflect numerous assumptions and estimates relating to Z-Axis’ business made by Z-Axis’ management that Z-Axis’ management believed were reasonable at the time the projections were prepared. In addition, factors such as industry performance, competitive uncertainties and general business, economic, market and financial conditions, all of which are difficult to predict and beyond the control of Z-Axis’ management, may cause actual results to vary from the projections or the underlying assumptions. Accordingly, while the projections were prepared in good faith by Z-Axis’ management, there can be no assurance that the estimates and assumptions made in preparing the projections will prove to be accurate, and that the projections will be realized, and actual results may be materially greater or less than those contained in the projections.

THE Z-AXIS ANNUAL MEETING
Time, Place and Purpose of the Annual Meeting
     This joint proxy statement is being furnished to Z-Axis stockholders as part of the solicitation of proxies by Z-Axis’ board of directors for use at the annual meeting to be held on [ • ], 2006, starting at 10:00 a.m. local time, at the offices Z-Axis, 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111. The purpose of the annual meeting is for Z-Axis stockholders to consider and vote upon proposals to (i) approve the exchange as described in the exchange agreement, (ii) approve the LLC sale as described in the LLC sale agreement, (iii) approve the adoption and implemenation of a one-for-nine reverse split of Z-Axis’ outstanding common stock, (iv) approve an amendment to the articles to change the name of Z-Axis from Z-Axis Corporation to Silicon Mountain Holdings, (v) approve an amendment to the articles to increase Z-Axis’ authorized common stock from 10,000,000 shares to 30,000,000 shares, (vi) approve an amendment to the articles to establish a class of preferred stock to consist of 3,000,000 authorized shares, (vii) elect six directors of Z-Axis, (viii) ratify the appointment of Z-Axis’ independent auditors, (ix) to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies, and (x) to transact such other business as may properly come before the meeting and any and all adjourned sessions thereof. A copy of the exchange agreement is attached to this joint proxy statement as Annex A and a copy of the LLC sale agreement is attached as Annex B. This joint proxy statement, the notice of the annual meeting and the enclosed form of proxy are first being mailed to Z-Axis stockholders on [•], 2006.
Record Date, Quorum and Voting Power
     The holders of record of Z-Axis common stock at the close of business on [ • ], 2006, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting. As of the record date, there were 3,825,000 shares of Z-Axis common stock issued and outstanding, all of which are entitled to be voted at the annual meeting. Each outstanding share of Z-Axis common stock on the record date entitles the holder to one vote on each matter submitted to stockholders for a vote at the annual meeting.
     The holders of one-third of the outstanding common stock on the record date, represented in person or by proxy, will constitute a quorum for purposes of the annual meeting. A quorum is necessary to hold the annual meeting. Once a share is represented at the annual meeting, it will be counted for the purpose of determining a quorum at the annual meeting and any adjournment or postponement of the annual meeting. However, if a new record date is set for the adjourned annual meeting, then a new quorum will have to be established.
Required Vote
     For Z-Axis to complete the exchange and the LLC sale, stockholders holding at least a majority of the shares of Z-Axis common stock outstanding at the close of business on the record date must vote “FOR” those proposals. The LLC sale transaction must be also approved by holders of a majority of the outstanding Z-Axis shares of common stock not beneficially owned by the executive officers and directors of Z-Axis who are part of the Z-Axis investor group, which is referred to in this joint proxy statement as the “Majority of the Minority Condition.” The reverse split and the approval of independent auditors will be ratified if the votes cast in favor of each proposal exceed the votes cast against it. The amendments to the articles of incorporation require the affirmative vote of a majority of the outstanding shares of common stock. In the election of directors, the nominees elected will be the six individuals receiving the greatest numbers of votes cast by the shares present in person or represented by proxy and entitled to vote without the benefit of cumulative voting. Any action other than a vote for the nominee will have the effect of voting against the nominee. The proposal to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of common stock properly cast on the proposal at a meeting at which a quorum is present.
     In order for your shares of Z-Axis common stock to be included in the vote, if you are a stockholder of record, you must vote your shares by returning the enclosed proxy, by voting over the Internet or by telephone, as indicated on the proxy card, or by voting in person at the annual meeting.

     If your shares are held in “street name” by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker and it can give you directions on how to vote your shares. A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares. Broker non-votes and abstentions will not count as votes cast on a proposal, but will count for the purpose of determining whether a quorum is present.
     As a result, broker non-votes and abstentions will have the same effect as a vote against the adoption of the exchange agreement, the LLC sale and the amendments to the articles of incorporation and will have no effect on the reverse stock split, ratification of the auditor and any proposal to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies.
Voting by Directors and Executive Officers
     As of [ • ], 2006, the record date, the directors and executive officers of Z-Axis held and are entitled to vote, in the aggregate, 1,237,391 shares of Z-Axis common stock, representing approximately 32.4% of the outstanding shares of Z-Axis common stock. The directors and executive officers have informed Z-Axis that they intend to vote all of their shares of Z-Axis common stock “FOR” the approval of the exchange as described in the exchange agreement, “FOR” approval of the LLC sale as described in the LLC sale agreement, “FOR” approval of adoption and implementation of a one-for-nine reverse split of Z-Axis’ outstanding common stock, “FOR” approval of an amendment to the articles to change the name of Z-Axis from Z-Axis Corporation to Silicon Mountain Holdings, “FOR” approval of an amendment to the articles to increase Z-Axis’ authorized common stock from 10,000,000 shares to 30,000,000 shares, “FOR” approval of an amendment to the articles to establish a class of preferred stock to consist of 3,000,000 authorized shares, “FOR” the nominees for director, “FOR” ratifying the appointment of Z-Axis’ independent auditors, “FOR” an adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of Z-Axis’ board of directors on any other matters properly brought before the meeting for a vote. However, the Z-Axis officers and directors who are members of the Z-Axis investor group will not cast votes with respect to the LLC sale.
Proxies; Revocation
     If you vote your shares of Z-Axis common stock by signing a proxy, or by voting over the Internet or by telephone as indicated on the proxy card, your shares will be voted at the annual meeting in accordance with the instructions given. If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” the approval of the exchange as described in the exchange agreement, “FOR” approval of the LLC sale as described in the LLC sale agreement, “FOR” approval of adoptioin and implementation of a one-for-nine reverse split of Z-Axis’ outstanding common stock, “FOR” approval of an amendment to the articles to change the name of Z-Axis from Z-Axis Corporation to Silicon Mountain Holdings, “FOR” approval of an amendment to the articles to increase Z-Axis’ authorized common stock from 10,000,000 shares to 30,000,000 shares, “FOR” approval of an amendment to the articles to establish a class of preferred stock to consist of 3,000,000 authorized shares, “FOR” the six nominees for director, “FOR” ratifying the appointment of Z-Axis’ independent auditors, “FOR” an adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of Z-Axis’ board of directors on any other matters properly brought before the meeting for a vote.
     You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must advise Z-Axis’ Secretary in writing, deliver a new proxy or submit another vote over the Internet or by telephone, in each case dated after the date of the proxy you wish to revoke, or attend the annual meeting and vote your shares in person. Attendance at the annual meeting will not by itself constitute revocation of a proxy.

     If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.
     Z-Axis does not expect that any matter other than the proposals described in this joint proxy statement will be brought before the annual meeting. If, however, such a matter is properly presented at the annual meeting or any adjournment or postponement of the annual meeting, the persons appointed as proxies will vote the shares in accordance with the recommendations of the Z-Axis board of directors.
Expenses of Proxy Solicitation
     Z-Axis will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Z-Axis may solicit proxies personally and by telephone, facsimile or other similar means. These persons will not receive additional or annual compensation for such solicitation services. Z-Axis will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in forwarding proxy materials to their customers who are beneficial owners of the shares they hold of record.
Adjournments and Postponements
     Any adjournment or postponement may be made without notice by an announcement made at the annual meeting by the chairman of the meeting. If persons named as proxies by you are asked to vote for one or more adjournments or postponements of the meeting for matters incidental to the conduct of the meeting, such persons will have the authority to vote in their discretion on such matters. However, if persons named as proxies by you are asked to vote for one or more adjournments or postponements of the meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to approve Proposals One through Nine, such persons will only have the authority to vote on such matter as instructed by you or your proxy, or, if no instructions are provided on your signed proxy card, in favor of such adjournment or postponement. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow Z-Axis stockholders who have already sent in their proxies to revoke them at any time prior to their use in the manner provided herein.

SILICON MOUNTAIN SPECIAL MEETING
Time, Place and Purpose of the Silicon Mountain Special Meeting
     This proxy statement is being furnished to the Silicon Mountain stockholders as part of the solicitation of proxies by the Silicon Mountain board of directors for use at the Silicon Mountain special meeting to be held on [ • ], 2006, starting at 10:00 a.m. local time, at the offices of Silicon Mountain, 4755 Walnut Street, Boulder, Colorado 80301. The purpose of the special meeting is for the Silicon Mountain stockholders to consider and vote upon proposals to (i) approve the exchange as described in the exchange agreement, and to transact such other business as may properly come before the meeting. A copy of the exchange agreement is attached to this proxy statement as Annex A. This proxy statement, the notice of the special meeting and the enclosed form of proxy are first being mailed to Silicon Mountain’s stockholders on [ • ], 2006.
Record Date, Quorum and Voting Power
     The holders of record of Silicon Mountain common stock at the close of business on [ • ], 2006, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. As of the record date, there were 4,475,775 shares of Silicon Mountain common stock issued and outstanding, all of which are entitled to be voted at the special meeting. Each outstanding share of Silicon Mountain common stock on the record date entitles the holder to one vote on each matter submitted to stockholders for a vote at the special meeting.
     The holders of a majority of the outstanding common stock on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established.
Required Vote
     For Silicon Mountain to complete the exchange, stockholders holding at least two-thirds of the shares of Silicon Mountain common stock outstanding at the close of business on the record date must vote “FOR” that proposal.
     In order for your shares of Silicon Mountain common stock to be included in the vote, if you are a stockholder of record, you must vote your shares by returning the enclosed proxy, by voting by telephone, as indicated on the proxy card, or by voting in person at the special meeting.
Voting by Directors and Executive Officers
     As of [ • ], 2006, the record date, the directors and executive officers of Silicon Mountain beneficially held and are entitled to beneficially vote, in the aggregate, 3,700,853 shares of Silicon Mountain common stock, representing approximately 82.7% of the outstanding shares of Silicon Mountain common stock. The directors and executive officers have informed Silicon Mountain that they intend to vote all of the shares beneficially held by them of Silicon Mountain common stock “FOR” the approval of the exchange as described in the exchange agreement, and in accordance with the recommendations of Silicon Mountain’s board of directors on any other matters properly brought before the meeting for a vote. If this occurs, the votes of the directors and officers will constitute more than the two-thirds vote required to approve the exchange.
Proxies; Revocation
     If you vote your shares of Silicon Mountain common stock by signing a proxy, your shares will be voted at the special meeting in accordance with the instructions given. If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” the approval of the exchange as described in the exchange agreement, and in accordance with the recommendations of Silicon Mountain’s board of directors on any other matters properly brought before the meeting for a vote.
     You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise Silicon Mountain’s Secretary in writing, deliver a new proxy dated after the date of the proxy you wish to revoke, or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy.
     Silicon Mountain does not expect that any matter other than the proposals described in this proxy statement will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will vote the shares in accordance with the recommendations of the Silicon Mountain board of directors.
Expenses of Proxy Solicitation
     Silicon Mountain will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Silicon Mountain may solicit proxies personally and by telephone, facsimile or other similar means. These persons will not receive additional or special compensation for such solicitation services.
Adjournments and Postponements
     Any adjournment or postponement may be made without notice by an announcement made at the special meeting by the chairman of the meeting. If persons named as proxies by you are asked to vote for one or more adjournments or postponements of the meeting for matters incidental to the conduct of the meeting, such persons will have the authority to vote in their discretion on such matters.

Z-AXIS PROPOSAL ONE
APPROVAL OF THE EXCHANGE AS DESCRIBED IN THE EXCHANGE AGREEMENT
     The summary of the material terms of the exchange agreement set forth in this section and elsewhere in this joint proxy statement is qualified in its entirety by reference to the exchange agreement, a copy of which is attached to this joint proxy statement as Annex A, which Z-Axis incorporates by reference into this document. This following summary may not contain all of the information about the exchange agreement that is important to you. Z-Axis and Silicon Mountain encourage you to read carefully the exchange agreement in its entirety because it, not this joint proxy statement, is the legal document that governs the exchange.
     This joint proxy statement contains a description of representations and warranties made in the exchange agreement. Representations and warranties are also set forth in contracts and other documents, including the exchange agreement, that are attached or provided as annexes to this joint proxy statement or are incorporated by reference into this document. These representations and warranties were made only for the purposes of such contracts or other documents and solely for the benefit of the parties to such contracts or other documents as of specific dates, may be subject to important limitations and qualifications agreed to by the contracting parties (including Z-Axis and Silicon Mountain), and may not be complete. Furthermore, these representations and warranties may have been made for the purposes of allocating contractual risk between the parties to such contract or other document instead of establishing these matters as facts, and may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this joint proxy statement. Accordingly, you should not rely upon the descriptions of representations and warranties contained in this joint proxy statement or the actual representations and warranties contained in such contracts and other documents, including the exchange agreement, as statements of factual information.
Closing and Effectiveness
     The exchange will occur and be effective on the closing date, at which time Z-Axis will file the articles of exchange with the Secretary of State of the State of Colorado (or at such later time as is specified in the articles of exchange).
Structure
     At the closing and upon effectiveness of the exchange, Z-Axis will exchange an aggregate of 5,040,186 post-split shares of Z-Axis common stock for all of the outstanding common stock of Silicon Mountain (other than shares held in Silicon Mountain’s treasury or owned by Silicon Mountain or its subsidiary or shares as to which a stockholder validly exercises and perfects dissenters’ rights in compliance with Colorado law), at which time Silicon Mountain will become a wholly-owned subsidiary of Z-Axis. Upon completion of the exchange, the share certificates representing the outstanding shares of common stock of Silicon Mountain will thereafter be deemed to represent that number of shares of Z-Axis common stock that the holder is entitled to receive in the exchange.
Treatment of Securities
     Common Stock
     At the effective time of the exchange, each share of Silicon Mountain common stock issued and outstanding immediately prior to the effectiveness of the exchange will be deemed to represent that number of shares of Z-Axis common stock that the holder is entitled to receive in the exchange, other than shares of Silicon Mountain common stock:
•	that are owned by Silicon Mountain as treasury stock or owned by Z-Axis immediately prior to the effective time of the exchange, all of which will be cancelled without any payment; and

•	as to which a stockholder validly exercises and perfects dissenters’ rights in compliance with Colorado law.

There are currently issued and outstanding a total of 4,475,773 shares of Silicon Mountain common stock. Accordingly, stockholders of Silicon Mountain will each receive approximately 1.126 shares of Z-Axis common stock for each share of Silicon Mountain common stock owned by them.

Stock Options and Warrants
     As of the date the exchange agreement was executed, Silicon Mountain had granted a total of 1,838,250 options under its equity incentive plan to its executive officers, directors and employees and 50,000 warrants. On consummation of the exchange and Z-Axis’ assumption of the equity incentive plan, and based on the same ratio that will be applied to the outstanding Silicon Mountain common stock in the exchange, each option will thereafter represent the right to acquire approximately 1.126 shares of Z-Axis common stock. Accordingly, on closing of the exchange, the Silicon Mountain options and warrants will thereafter represent the right to acquire on full exercise a total of 2,126,365 post-split shares of Z-Axis common stock. Certain outstanding options and warrants of Silicon Mountain may expire or be exercised by the closing of the exchange and thus the exchange ratio as described above may change. These options and warrants exclude options to acquire 52,770 post-split shares of common stock that are held by Z-Axis’ current executive officers, directors and employees. In connection with the exchange, Z-Axis and Silicon Mountain agreed that all options held by Z-Axis’ executive officers, directors and employees will be given a uniform expiration date of five years from the date of closing of the exchange. Any unvested options held by Z-Axis’ executive officers, directors and employees will vest on the change in control which will occur on closing of the exchange, in accordance with the provisions of the Z-Axis stock option plan.
     Under the exchange agreement and on consummation of the exchange, each Silicon Mountain stock option and warrant will be assumed by Z-Axis and converted into an option or warrant, as the case may be, to acquire a number of shares of Z-Axis common stock equal to the number of shares of Silicon Mountain common stock underlying each such option or warrant before the exchange multiplied by the exchange ratio applied to the shares exchanged for Silicon Mountain common stock (approximately 1.126 to one) and rounded up to the nearest whole share. Z-Axis will assume each Silicon Mountain option and warrant on the same exercise price and same exercise or vesting schedule and other terms and conditions as were applicable under the Silicon Mountain stock option plan and each stock option or warrant agreement pursuant to which the option or warrant, as applicable, was issued.
     Shortly after completion of the exchange, Silicon Mountain Holdings intends to prepare and file with the SEC one or more registration statements registering the shares of Z-Axis common stock subject to the assumed Silicon Mountain stock options. If any of such options are exercised in the one year period after closing of the exchange, the shares of common stock issued on exercise of such option(s) will be subject to the terms of the lockup agreement and, therefore, will not be salable in the public market for a one year period from the date of closing of the exchange.
     No Further Ownership Rights
     After the effective time of the exchange, each outstanding Silicon Mountain stock certificate will represent only the right to receive the shares of Z-Axis to which Silicon Mountain stockholders are entitled. The shares of Z-Axis common stock exchanged on surrender of each Silicon Mountain stock certificate will be issued in full satisfaction of all rights pertaining to the shares of Silicon Mountain common stock represented by that certificate.
     Our Ownership After the Exchange
     The following table sets forth information concerning the shares of our common stock that will be outstanding, as well as options and warrants that will be outstanding, after giving effect to closing of the transactions and the reverse split proposal. The actual share and option and warrant numbers may vary slightly after taking into account the rounding up into whole shares any fractional shares that result from the reverse split and the exchange and the rounding up into whole shares of any fractional shares underlying options held by Z-Axis option holders or options or warrants held by option and warrant holders of Silicon Mountain. With the exception of options to purchase Z-Axis and options and warrants to purchase Silicon Mountain common stock that are outstanding, neither Z-Axis nor Silicon Mountain has any rights or convertible securities issued or outstanding. For this reason, the table below only presents information pertaining to each party’s outstanding common stock,options and warrants as applicable.

				Percent of
				Common Stock	Percent of Z-
				of Z-Axis After	Axis After the
	Held by	After Effecting		the Exchange	Exchange and
	Stockholders	One-for-Nine		and Before	Giving Effect to
	or Option	Reverse Stock		Exercise of	Full Exercise of
	Holders Before	Split of Z-Axis	After The	Outstanding	Outstanding
	the Exchange	Common Stock	Exchange	Options	Options
Outstanding shares of Z-Axis common stock	3,825,000	425,000	391,543	7.21%	5.14%

Outstanding shares of Silicon Mountain common stock owned by Silicon Mountain stockholders	4,475,773	4,475,773	5,040,186	92.79%	66.22%

Outstanding Silicon Mountain stock options and warrants	1,888,250	1,888,250	2,126,365	—	27.94%

Outstanding Z-Axis options	474,930	52,770	52,770	—	.69%

Total shares of Z-Axis common stock outstanding after exchange and full exercise of all stock options			7,644,321	100.00%	100.00%

Exchange Procedures
     Prior to the exchange, Z-Axis will appoint Computershare Trust Company as exchange agent and will, at or prior to the closing of the exchange, transfer to the exchange agent the shares of Z-Axis common stock issuable in the exchange to the Silicon Mountain stockholders. Promptly after completion of the exchange, the exchange agent will send to the stockholders of Silicon Mountain a letter of transmittal and instructions on how to surrender old Silicon Mountain stock certificates for new Z-Axis shares. The exchange agent will also provide Z-Axis stockholders with a separate letter of transmittal concerning the surrender of certificated pre-reverse split shares of common stock for new certificates representing post-reverse split shares of common stock. If you are a Z-Axis stockholder, you are not required to submit pre-split stock certificates in exchange for post-split stock certificates. Rather, pre-split stock certificates will be deemed to represent the appropriate number of shares of post-split common stock (arrived at by dividing the number of shares denominated on a pre-split certificate by nine). Z-Axis’ transfer agent, which is also the exchange agent, will make appropriate adjustments to Z-Axis’ stock transfer records on consummation of the exchange in order to reflect the number of post-split shares owned by each stockholder.
     You should not return your Z-Axis or Silicon Mountain stock certificates with the enclosed proxy card and you should not forward your stock certificates to the exchange agent without first obtaining, completing and returning a letter of transmittal with your stock certificates.

     If you are a Silicon Mountain stockholder, you will not be entitled to receive the shares of common stock of Z-Axis to which you are entitled in the exchange until you surrender your common stock certificate or certificates to the exchange agent, together with a duly completed and executed letter of transmittal and any other documents as the exchange agent may require.
     If you have lost a Silicon Mountain common stock certificate, or if it has been stolen or destroyed, Z-Axis may require you to make an affidavit of that fact and deliver an agreement of indemnification or purchase a bond against any claims that may be made against the exchange agent, Z-Axis, or Silicon Mountain with respect to such certificate before you will be entitled to receive the Z-Axis common stock issuable to you in the exchange.
     On closing of the exchange and issuance of the Z-Axis shares in the exchange, all then-outstanding shares of Silicon Mountain common stock as to which dissenters’ rights have not been exercised will be cancelled and a new certificate will be issued to Silicon Mountain Holdings for the shares of common stock Silicon Mountain Holdings then owns in Silicon Mountain.
Articles of Incorporation and By-laws
     Z-Axis’ articles of incorporation will be amended and restated on consummation of the exchange in order to reflect the amendments to the articles that are described in this joint proxy statement and approved by Z-Axis stockholders. Following the exchange closing, the Z-Axis by-laws will remain in effect in their current form, subject to amendment or restatement as permitted by applicable law and the Z-Axis articles.
Directors and Officers
     Following the exchange, the service of Z-Axis’ directors will end and the directors of Silicon Mountain who are identified in this joint proxy statement will then be appointed to, and comprise, our board of directors. In this regard, Messrs. Tre´ Cates III, Dennis Clark, Roger Haston, Patrick Hanner and Mark Crossen, all of whom are currently stockholders and directors or executive officers of Silicon Mountain, and who will become directors and executive officers of Silicon Mountain Holdings following the exchange, will beneficially own 14.3%, 5.5%, 7.3%, 4.4% and 33.1%, respectively, of our outstanding common stock after the exchange. Therefore, these persons will collectively own 64.6% of our outstanding common stock after the exchange. As a practical matter, Messrs. Cates, Clark, Haston, Hanner and Crossen will be able to elect the members of Silicon Mountain Holdings’ board of directors and determine the outcome of all matters submitted to a vote of our stockholders. These matters include the power to prevent or cause a change in control of us. The common stock owned by such persons will represent a larger percentage of Z-Axis’ outstanding common stock after taking into account the sale of the LLC, to the extent the LLC sale is paid for through the redemption of common stock owned by the Z-Axis investor group.
Representations and Warranties
     Z-Axis and Silicon Mountain make representations and warranties in the exchange agreement that are subject, in some cases, to specified exceptions and qualifications and to disclosures made in confidential disclosure schedules delivered between us. The representations and warrnties made by both Z-Axis and Silicon Mountain include and, among other things, relate to:
•	the validity of corporate organization, corporate good standing, and qualification to conduct business outside of the State of Colorado;

•	delivering to the other party complete and correct copies of articles of incorporation and by laws that are in full force and effect and that have not been amended or superseded;

•	providing to the other party complete and correct copies of all available minutes of directors and shareholders meetings, stock certificates and transfer sheets, and form stock certificates;

•	corporate power and authority to carry on normal business now and as proposed, and the power to execute the agreement and consummate the transactions contemplated under the agreement;

•	capitalization;

•	existence and ownership of subsidiaries;

•	except for those disclosed by the parties to the other party, the absence of additional consents, waivers, authorizations, registrations, and the like, required to be made, obtained, or given to any governmental authority or third party;

•	providing to the other party audited financial statements that represents the financial condition of each company in all material respects and that are in conformity with generally accepted accounting principles and the adequacy of internal controls over financial reporting and disclosure controls and procedures;

•	the absence of undisclosed liabilities or obligations;

•	absence of specified changes or events occurring after a specified date, and the conduct of each party’s respective businesses after such specified date;

•	compliance with each law, rule, regulation, order, decree, judgment and other requirements of any governmental authority to which each Z-Axis and Silicon Mountain is respectively subject to;

•	the absence of any litigation, legal action, proceeding or demand;

•	the validity and enforceability of material contracts and the absence of breaches or violations of the contracts;

•	intellectual property matters, including the absence of infringement of any third party’s intellectual property;

•	valid title to tangible assets and absence of certain liens on tangible assets, ownership of real property and leasehold interests in leased real property;

•	insurance matters;

•	the maintenance of relationships with each party’s suppliers, customers, and others having business relationships with each respective party;

•	tax matters;

•	employee benefits matters and compliance with the Employee Retirement Income Security Act of 1974;

•	employee relations;

•	environmental matters, compliance with environmental laws and the absence of environmental claims against either party or its respective subsidiary;

•	current and historic compliance with financial recordkeeping and reporting requirements of applicable laws;

•	opinions of Z-Axis’ financial advisor;

•	information in the joint proxy statement;

•	transactions with affiliates;

•	indebtedness; and

•	absence of conflicts with charter documents, absence of breaches of any contracts and agreements, absence of material liens upon assets and absence of violations of applicable law, in each case resulting from the execution, delivery and performance of the exchange agreement and consummation of the transactions contemplated by the exchange agreement.
The additional representations and warranties made by Z-Axis include and relate to:
•	timely filing of required documents with the SEC and material compliance with the Exchange Act, and the absence of untrue statements or material omissions in related documents.
The additional representations and warranties made by Silicon Mountain include and relate to:
•	the receipt of Z-Axis shares, options and warrants by the holders of Silicon Mountain stock, options or warrants respectively are being received entirely for their own account and in accordance with applicable laws.
     The representations and warranties made by Z-Axis or Silicon Mountain in the exchange agreement are qualified as being true and correct as of the execution of the exchange agreement and as of the closing date except for representations and warranties made of a specified date, which need to be true and correct only as of the specified date.
     The representations and warranties in the exchange agreement survive the closing of the exchange for a period of two years, provided that representations and warranties, which relate to tax matters, survive for a period equal to the applicable statute of limitations pertaining to any tax-related claims.
Conduct of Business Pending the Exchange
     Until the exchange closes, Z-Axis and Silicon Mountain have agreed, except as expressly contemplated by the exchange agreement and the confidential disclosure schedules, or as the parties may otherwise consent in writing, that Z-Axis and Silicon Mountain will conduct operations only in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations except where such noncompliance will not cause a material adverse effect on the respective party’s operations.
     Z-Axis also has agreed that during the same time period, and subject to limited exceptions and qualifiers or as otherwise expressly contemplated by the exchange agreement, each of Z-Axis and Silicon Mountain will not, without the other party’s written consent:
•	sell or transfer, or otherwise encumber any material assets;

•	incur any indebtedness or incur contractual obligations other than in the ordinary course of business;

•	change the compensation payable to any officer, agent, consultant or employee, enter into any employment agreement, increase the benefits under any employee benefits plan, except as required by law or existing arrangements, and except changes applicable to independent contractors, consultants or employees who are not executive officers in the ordinary course of business;

•	make loans, advances or capital contributions to its directors, officers, agents, consultants or employees;

•	split, combine or make any change in the number of shares of capital stock authorized, issued or outstanding

(other than through the exercise of outstanding stock options) or issue any option, warrant or other right, sell or transfer any shares of capital stock. except as otherwise required by the exchange agreement, or redeem or otherwise repurchase any shares of capital stock, in each case other than grants of stock options in the ordinary course of business consistent with past practice, or accelerate the exercisability of (other than acceleration required by the terms of stock options outstanding on the date hereof) any option, warrant or other right to purchase shares of its capital stock or pledge or otherwise encumber any shares of capital stock;

•	amend the articles of incorporation or the by-laws or elect or appoint any new directors or officers;

•	acquire or enter into any sort of agreement to acquire any business or make any lease, investment, or capital contribution outside of the ordinary course of business consistent with past practice;

•	authorize a capital expenditure or purchase of assets greater than $25,000 in the case of Z-Axis and $75,000 in the case of Silicon Mountain;

•	change any accounting practices or principles other than as required by law;

•	settle or compromise any material tax liability, file an amended tax return, enter any closing agreement relating to any tax, surrender any tax refund or consent to an extension or waiver of the limitations period applicable to a tax claim or make any material tax election inconsistent with past practice;

•	commence, settle or compromise any pending or threatened suit or claim that is material;

•	adopt a plan of complete or partial liquidation, dissolution, exchange, or other reorganization;

•	pay, discharge or satisfy any material claims or liabilities other than in the ordinary course of business consistent with past practice or liabilities reflected or reserved against in the balance sheet or incurred in the ordinary course of business since the balance sheet date for Z-Axis’, or Silicon Mountain’s financial statements, as the case may be;

•	make any loans, advances, or capital contributions to, or investments in, any other person, except to each company’s respective subsidiaries and customary advances to employees for travel and business expenses in the ordinary course;

•	enter into or modify, or permit a subsidiary to modify, any material contract;

•	modify, amend or terminate, or waive, release, or assign any material rights or claims with respect to any confidentiality agreement or non-competition agreement;

•	establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director or employee of Z-Axis or Silicon Mountain, pay any discretionary bonuses except for exercise of discretionary elements under existing plans, or change the manner in which contributions to any such plan are made or the basis on which such contributions are determined; or

•	obligate Z-Axis or Silicon Mountain to do any of the foregoing.
     Z-Axis and Silicon Mountain must also promptly notify the other party in writing of any change or event that has had or is reasonably likely to have a material adverse effect.

Non-Solicitation of Transactions
     The exchange agreement provides that as of the date of the letter of intent between the parties dated March 21, 2006, other than actions required to further the exchange, that neither Z-Axis or Silicon Mountain nor any of Z-Axis’ or Silicon Mountain’s officers or directors will, and Z-Axis and Silicon Mountain will cause each of its employees, agents and representatives not to, directly or indirectlyinitiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer, which Z-Axis refers to as an acquisition proposal, with respect to the disposition of the shares of each company’s capital stock, or their respective assets and each will cause their respective companies to conduct business only in the orgindary course. The foregoing stand still will remain in effect through May 21, 2006 but is extended while certain requests for diligence information remain unfulfilled.
     The exchange agreement does not obligate Z-Axis or Silicon Mountain to pay any termination fee or penalty in the event that the exchange agreement is terminated by either party.
Proxy Material
     Z-Axis and Silicon Mountain have agreed to ensure that, at the time this joint proxy statement is filed with the Securities and Exchange Commission in preliminary and definitive form contained in the joint proxy statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Z-Axis has also agreed to take any action required under applicable state securities laws in connection with the issuance of of the Z-Axis securities contemplated by the exchange. Silicon Mountain has further agreed that it will furnish all information concerning Silicon Moutain the holders of Silicon Mountain’s securities as may be reasonably requested in connection with any such action. Z-Axis has also agreed that, prior to filing, amending and mailing the joint proxy statement, Z-Axis will provide Silicon Mountain opportunities to review and comment on the joint proxy statement and shall include in the joint proxy statement comments and changes reasonably proposed by Silicon Mountain.
Regulatory Approvals and Consents
The exchange agreement provides that Z-Axis and Silicon Mountain have already obtained, or will use reasonable efforts to obtain, in writing, all necessary waivers, consents, approvals, and authorizations necessary for closing.
Notices of Certain Events
     Z-Axis and Silicon Mountain each have an obligation to promptly notify the other of:
•	the occurrence of any event that causes a breach of any representation or warranty made by such party from the date of executing the exchange agreement to the closing of the exchange;

•	the failure of any event to occur that causes a breach of any representation or warranty made by such party from the date of signing the exchange agreement to the closing of the exchange;

•	the occurrence of any event that causes a failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it;

•	the failure of any event to occur that causes a failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it.
Access to Information
     For the period between the execution of the exchange agreement and closing, Z-Axis and Silicon Mountain have agreed to give the other party and its representatives access to, among other things, books and records, assets, tax returns, insurance policies, properties, and other business and operations records. Any examination must be conducted at reasonable times upon reasonable advance notice to minimize disruption and impairment to the non-requesting party’s business. Z-Axis and Silicon Mountain have also agreed that, in the event of a termination of the exchange agreement, all documents and copies obtained from this access and examination will either be returned to the other party or destroyed. In any case, if the examined information is not public information, Z-Axis and Silicon Mountain have agreed that, unless otherwise authorized, any information obtained through access and examination will remain confidential.
Public Announcements
     Upon closing, Z-Axis and Silicon Mountain have agreed that the press release concerning the exchange agreement will be a joint press release, after which none of the parties will disseminate any press release or other public announcement concerning the exchange or exchange agreement to any third party without the consent of the other party, except as required by law. Z-Axis and Silicon Mountain have agreed that, between execution of the exchange agreement and closing, any press release or release of public information to third parties can be made only if both Z-Axis and Silicon Mountain consent to the release. Each party may communicate information that is not confidential information of any other party with financial analysts, investors and media representatives in a manner consistent with its past practice in compliance with applicable law and may disseminate information included in a press release or other document previously approved for external distribution by the other party.
Employee Matters
     On consummation LLC sale, the employees then working for the LLC will continue doing so, and the ownership change that then occurs will result in Z-Axis having no employees. Silicon Mountain’s employees will continue to be employees of Silicon Mountain following the exchange. The Z-Axis board will name effective upon the closing of the exchange the Silicon Mountain Holdings board and executive officers in accordance with the Z-Axis bylaws.
Directors’ and Officers’ Indemnification
     Z-Axis and Silicon Mountain have agreed to specific terms and conditions relating to rights to indemnification and expense advances in favor of Z-Axis’ directors and executive officers, as well as with respect to liability insurance. This section of the exchange agreement will survive the completion of the exchange and is enforceable by the parties to receive indemnification. These arrangements are described more fully above under “The Exchange and LLC Sale — Interests of Z-Axis’ Directors and Executive Officers in the Exchange and LLC Sale” beginning on page 75.
Principal Conditions to the Completion of the Exchange
          Z-Axis’ obligations and the obligations of Silicon Mountain to complete the exchange are subject to the satisfaction or written waiver, on or prior to closing, of the following conditions, including others:
•	Z-Axis’ board of directors and stockholders and Silicon Mountain’s board of directors stockholders approving the exchange as described in the exchange agreement;

•	the representations and warranties in the exchange agreement must be true and correct as of May 7, 2006 and as of the date of closing (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect);

•	the representations and warranties which speak of a particular date must have been true and correct as of that date (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect);

each party must have performed and complied with all covenants and agreements required by the exchange agreement to be performed or complied with by the date of closing;

the delivery to the other party of a certificate, dated the closing date, certifying that all representations and warranties are true and correct and that each agreement, covenant, and obligation required by the exchange agreement has been complied with;

•	the absence of any court order restraining or prohibiting any transaction arising out of or relating to the exchange agreement;

•	the delivery to the other party a certified copy of the articles of incorporation and bylaws, as in effect through the closing date;

•	the delivery to the other party of a certificate, dated as of the closing date, certifying that the board of directors and stockholders have approved the exchange agreement and the transactions arising out of and relating to the exchange agreement;

•	Z-Axis and Silicon Mountian must have completed due diligence concerning the other party within 15 days of executing the exchange agreement or a later date if either party notifies the other of its failure to be satisfied with the results of such diligence under certain conditions;

•	Z-Axis stockholders and the stockholders of Silicon Mountain have not exercised dissenters’ rights with respect to 4% or more of the outstanding shares of the company in which such shares are owned on the record date for the annual meeting, in Z-Axis’ case, or the special meeting, in the case of Silicon Mountain; and

•	the delivery of legal opinions by Z-Axis’ counsel and Silicon Mountain’s counsel, including that the capitalization representations are true and correct as of May 7, 2006 (other than de minimis variations) and as of the date of closing and an opinion of good standing of each party dated as of the most recent practicable date.
          In addition to the above conditions, Z-Axis’ obligation to complete the exchange is subject to the satisfaction or written waiver, on or prior to closing, of the following additional conditions:
•	Silicon Mountain shall have delivered to Z-Axis its financial statements, prepared according to generally accepted practices and in accordance with applicable regulations;

•	a fairness opinion shall have been delivered to, and been found acceptable by, the Z-Axis board of directors special committee; and

•	prior to closing, Silicon Mountain shall have received lock-up agreements from persons representing at least 95% of the outstanding securities of Silicon Mountain.
          In addition to the above conditions, Silicon Mountain’s obligation to complete the exchange is subject to the satisfaction or written waiver, on or prior to closing, of the following additional conditions:
•	the receipt of a consent to the assignment of Z-Axis’ headquarters facility lease to the LLC;

•	the transfer of all of the assets and liabilities of Z-Axis to Z-Axis LLC

•	the execution by the Z-Axis investor group of the LLC purchase agreement and the closing of the LLC sale;

•	Z-Axis shall have used its best efforts to deliver acceptable documentation, prior to closing, to Silicon Mountain that all Z-Axis stockholders who beneficially own more than three percent of Z-Axis outstanding stock immediately prior to closing have agreed not to sell, or transfer in any other way, their shares before the first anniversary of the closing;

•	the resignation of the current officers and board of Z-Axis and appointment of the current Silicon Mountain board to that of Silicon Mountain Holdings at the closing

•	the Z-Axis reverse stock split shall have occurred; and

•	assumption of the Silicon Mountain stock option plan.
Termination
          The exchange agreement may be terminated at any time prior to the effective time of the exchange under the following circumstances:
•	by mutual written consent of Silicon Mountain and Z-Axis;

•	by either Silicon Mountain or Z-Axis if:
•	either party determines that that the exchange has become inadvisable or impracticable because of either the threat of litigation by a third party or any governmental authority (including a request of information that could be used by a governmental authority in litigation), or the institution of litigation proceedings by a third party or any governmental authority; or

•	the exchange is not completed by June 30, 2006, extended by the number of days that are required to obtain final SEC approval of this joint proxy statement; or

•	the business assets or financial condition of the other party have been affected in a material and adverse way, either through litigation, regulatory proceedings, or by a materially adverse change in the operations or business of the other party; or

•	there is a material default by the non-terminating party of its warranties, covenants or agreements in the exchange agreement such that the applicable closing conditions to the exchange would not be satisfied, where the terminating party has given proper notice of the default and where the breach has not been cured within 30 business days after notice thereof;
•	by Z-Axis if:
•	in the reasonable opinion of Z-Axis’ counsel and Z-Axis the exchange does not qualify for exemption from registration under relevant federal and state securities law.
          Additionally, and though not explicitly stated in the exchange agreement, Silicon Mountain (at any time before its stockholders approve the exchange agreement) may terminate the exchange if:
•	Z-Axis’ board of directors withdraws, modifies, or changes its approval or recommendation of the exchange or exchange agreement or publicly announces its intention to do so; or
•	Z-Axis violates or breaches any of its obligations regarding solicitation of an acquisition proposal.
          Z-Axis may also terminate the exchange for reasons other than those stated in the exchange agreement (at any time before the Z-Axis stockholders adopt the exchange agreement) if in order to fulfill Z-Axis’ fiduciary duties to its stockholders under applicable law including:
•	Z-Axis’ board of directors, in response to an acquisition proposal that did not arise from a breach of the no solicitation provision, determines in good faith after consultation with outside counsel, that the failure to change its recommendation; approve or recommend the acquisition proposal; or approve or recommend allowing Z-Axis to enter into an agreement other than the exchange agreement would be reasonably likely to result in a breach of its fiduciary duties to Z-Axis’ stockholders; and

•	Z-Axis’ board of directors approves, and Z-Axis enters into, a definitive agreement providing for the implementation of the acquisition proposal.
•	by Z-Axis’ board of directors if:
•	Z-Axis’ withdraws, modifies, or changes its approval or recommendation of the exchange agreement or exchange;

•	Z-Axis’ approves or recommends to Z-Axis stockholders any proposal other than by Silicon Mountain or enters into an agreement with respect to another acquisition proposal; or

•	Z-Axis’ enters in to any sort of an agreement regarding an acquisition proposal, or

•	Z-Axis breaches the no solicitation obligation of the exchange agreement.
Fees and Expenses
          If Z-Axis or Silicon Mountain terminates the exchange agreement, neither party is obligated to pay the other a termination fee. This provision applies regardless of the reason for such termination, the date of termination, or which party terminates the exchange agreement. Silicon Mountain has agreed that it will pay Z-Axis an expense reimbursement of $37,500 that Z-Axis intends to apply against the fees and expenses Z-Axis incurs in connection with the exchange. Except with respect to that reimbursement, all transaction expenses will be paid by the party to the exchange agreement incurring such expenses, whether or not the exchange is completed.
Amendment and Waiver
     The exchange agreement may be amended, modified and superseded and any of the terms and conditions of the agreement may be waived by either Z-Axis or Silicon Mountian, as applicable, whether before or after any vote of the stockholders, by written agreements of the parties and action taken by their respective boards of directors. After the approval of the agreement by the stockholders, no amendment may be made which, by law, requires further approval by such stockholders, without obtaining such further approval. Prior to the time of closing, each party may waive compliance with any of the agreements of the other party or any conditions to its own obligations. A waiver is binding on a party only if the waiver is set forth in a writing executed by that party. No waiver by either Z-Axis or Silicon Mountain will be deemed to be or construed as a further or continued waiver of any condition or any breach of any other term, representation or warranty in the agreement.
SILICON MOUNTAIN PROPOSAL ONE
APPROVAL OF THE EXCHANGE AS DESCRIBED IN THE EXCHANGE AGREEMENT
     For a summary of the material terms of the exchange, please see the “Z-Axis Proposal One - Approval of the Exchange as described in the Exchange Agreement” above.

SILICON MOUNTAIN PROPOSAL TWO
OTHER MATTERS
     As of the date of this joint proxy statement, Silicon Mountain management knows of no other business that will be presented for action at the special meeting. If any other business requiring a vote of the stockholders should come before the special meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.
ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY
Z-AXIS STOCKHOLDERS
Z-AXIS PROPOSAL TWO
APPROVAL OF THE LLC SALE AS DESCRIBED IN THE LLC SALE AGREEMENT
     The summary of the material terms of the LLC sale and the LLC sale agreement set forth in this section and elsewhere in this joint proxy statement is qualified in its entirety by reference to the LLC Interests Purchase Agreement, which we refer to in the joint proxy statement as the LLC sale agreement. A copy of the LLC sale agreement is attached to this joint proxy statement as Annex B which is incorporated by reference into this document. This following summary may not contain all of the information about the LLC sale agreement that is important to you. Z-Axis encourages you to read carefully the LLC sale agreement in its entirety because it, not this joint proxy statement, is the legal document that governs the sale of the LLC.
     This joint proxy statement contains a description of representations and warranties made in the LLC sale agreement. Representations and warranties are also set forth in contracts and other documents, including the exchange agreement, which are attached or provided as annexes to this joint proxy statement or are incorporated by reference into this joint proxy statement. These representations and warranties were made only for the purposes of such contracts or other documents and solely for the benefit of the parties to such contracts or other documents as of specific dates, may be subject to important limitations and qualifications agreed to by the contracting parties (including Z-Axis), and may not be complete. Furthermore, these representations and warranties may have been made for the purposes of allocating contractual risk between or among the parties to such contract or other document instead of establishing these matters as facts, and may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this joint proxy statement. Accordingly, you should not rely upon the descriptions of representations and warranties contained in this joint proxy statement or the actual representations and warranties contained in such contracts and other documents, including the LLC sale agreement, as statements of factual information.
Consideration
     The purchasing LLC is buying the LLC’s outstanding membership interests for a purchase price of $300,000, which may be increased by a future contingent payment as described below. At that time, the LLC will hold all of Z-Axis’ pre-closing assets, subject to all of Z-Axis’ pre-closing liabilities. The purchase price is comprised of cash in the amount of $60,000, Z-Axis stock held by the Z-Axis investor group valued at $90,000 that will be redeemed by Z-Axis concurrently with the closing, and a promissory note in the principal amount of $150,000 and a future contingent payment equal to 20% of the amount, if any, by which the LLC’s net sales exceed $5.5 million in the approximately 18 months following the closing the LLC sale. The redeemed stock consists of 33,458 post-split shares of Z-Axis common stock, valued at an agreed-upon redemption price of $2.69 per share, or an aggregate value of $90,000. The redeemed stock is owned personally by the members of the Z-Axis investor group, who are Messrs. Alan Treibitz and Raymond Hauschel, and Stephanie S. Kelso. Mr. Treibitz is the chief executive officer, chief financial officer, chief operating officer, treasurer and a director of Z-Axis. Ms. Kelso is the president and a director of Z-Axis. Mr. Hauschel is an employee of Z-Axis, but is neither an officer nor director of Z-Axis. It is expected that Mr. Treibitz will contribute approximately shares of the 33,458 post-split shares of Z-Axis common stock that will be redeemed from the Z-Axis investor group in connection with the purchase of the LLC.

     The promissory note from the purchasing LLC bears interest at an initial rate equal to a bank’s prime rate plus 2% per annum. Interest is payable 30 days following the end of each calendar quarter. The principal balance is due when the note matures three years from the date of closing of the LLC sale. The repayment of the note is secured by a pledge of the LLC interests being purchased by the purchasing LLC, as well as the personal guarantee of Mr. Treibitz. If any interest payment is not paid when due or within a 10 day grace period, the principal balance then becomes due in full and the interest rate increases to 15% per annum There is no sinking fund for principal due under the note, and prepayments are not subject to any penalty. Any tax benefits realized by Silicon Mountain Holdings through the use of Z-Axis net operating loss carryforwards in the two years after closing of the exchange will be offset by Silicon Mountain Holdings against amounts due under the Note.
     Among other liabilities of Z-Axis that were transferred to the LLC are the liabilities associated with future rent payments under Z-Axis’ headquarters facility. As set forth in Note 8 to the Z-Axis financial statements that are contained in this joint proxy statement, the amount of future lease payments due under the headquarters facility lease total $796,856 through 2011. As this is an operating lease, the Z-Axis balance sheet at March 31, 2006 does not reflect liabilities for such future payments. As a condition to closing under the exchange agreement, the purchasing LLC has agreed to obtain an assignment from the landlord of the headquarters facility lease from Z-Axis to the LLC. [The landlord has agreed to such assignment, contingent upon the purchasing LLC also becoming a direct obligor under the lease.] As a result, on closing of the LLC sale the LLC and the purchasing LLC will thereafter be responsible for all payments of rental and associated obligations under the headquarters facility lease, and Z-Axis and Silicon Mountain Holdings will have no liabilities or responsibilities related to the lease for this facility.
Closing and Effectiveness
     The LLC sale will occur and be effective on the closing date. It is expected that the closing of the LLC sale will occur simultaneously with the closing of the exchange.
Structure
     At the closing of the LLC sale, Z-Axis will sell to the purchasing LLC the 1,000 membership interests that are all of the outstanding membership interests of the LLC. The LLC has no other membership, capital or profits interests outstanding. In addition, there are no options, warrants or rights outstanding to purchase any membership, capital or profits interest in the LLC. Accordingly, on purchase of the LLC interests, Z-Axis will have no further interest in, or obligations related to, the assets and liabilities of the LLC. As those assets and liabilities are all of the pre-closing assets and liabilities of Z-Axis, the sale of the LLC will divest Z-Axis entirely of its pre-closing litigation support business. From and after the closing, Z-Axis will no longer own the LLC or have any interest in it. Rather, at that time, the business of Z-Axis will become that of Silicon Mountain by virtue of the closing of the exchange, and the name of Z-Axis will be changed to Silicon Mountain Holdings.
     The officers and directors of Z-Axis will resign those positions effective upon the closing, at which time the directors of Silicon Mountain will be appointed to the board of directors of Z-Axis, which will then be renamed Silicon Mountain Holdings. None of the officers or directors of Z-Axis will have any such position with Silicon Mountain Holdings or Silicon Mountain after the closing. After taking into account the reverse split and the issuance of an aggregate of 5,040,186 post-split shares of Z-Axis to the Silicon Mountain stockholders in the exchange, each of the former Z-Axis officers and directors will own less than 5% of the common stock of Silicon Mountain Holdings. As a result, the pre-closing Z-Axis executive officers, directors and principal stockholders will hold none of these positions and have no such affiliations with Silicon Mountain Holdings after the consummation of the exchange and the LLC sale.
     The purchasing LLC and the LLC are expected to be managed by Mr. Treibitz, Ms. Kelso and Mr. Hauschel following the LLC sale. Following the LLC sale, Z-Axis will not have any management role or other responsibilities in connection with the litigation support business formerly owned and operated by Z-Axis. Dr. Cohen, Ms. Heller and Messrs. Davis and Pacotti, the other pre-closing directors of Z-Axis and, in the case of Dr. Cohen and Ms. Heller, the chairman of the board and secretary of Z-Axis, have and will have no ownership or interest in, or management, employment or any other affiliation with, the purchasing LLC at any time before or after the LLC sale, or any such ownership or interest in, or management, employment or other affiliation with, the LLC after its sale. Except that Dr. Cohen will continue to consult on the same terms with the LLC for a period of at least 12 months. The interest of such persons in the LLC prior to its sale is only an indirect interest as a result of their stockholdings in, and officer or directorships of, Z-Axis.
Representations and Warranties
     Z-Axis, the purchasing LLC and, in some instances, the Z-Axis investor group, make representations and warranties in the LLC sale agreement that are subject, in some cases, to specified exceptions and qualifications as to, among other things:
•	organization, standing and qualification of the LLC and the purchasing LLC;

•	power and authority to execute the LLC sale agreement and consummate the transactions contemplated under the agreement;

•	capitalization of the LLC;

•	the ownership of the purchasing LLC and the LLC, and the ownership of the redeemed shares of common stock held by members of the Z-Axis investor group;

•	an acknowledgment by the Z-Axis investor group that neither the members of the Z-Axis investor group nor the purchasing LLC would benefit by receiving representations and warranties from Z-Axis as to other matters, as information concerning such other matters is equally available to Z-Axis and the members of the Z-Axis investor group (particularly in the case of Mr. Treibitz and Ms. Kelso, who are officers and directors of Z-Axis);

•	an acknowledgement by the Z-Axis investor group and the purchasing LLC as to the indemnity obligations that the LLC has to Silicon Mountain and two of its executive officers under the exchange agreement, which indemnity obligations will survive the closing of the LLC sale;

•	the absence of undisclosed liabilities or obligations;

•	absence of material defaults by the LLC under its articles of organization, operating agreement, or other material contracts;

•	investment representations by the Z-Axis investor group and the purchasing LLC relating to the purchase of the LLC membership interests;

•	the absence of outstanding orders, writs, judgments, injunctions, and decrees, and material actions, suits, claims and legal or administrative proceedings;

•	approval of the Z-Axis special committee of the board of directors of the LLC agreement and approval of the board of directors of Z-Axis, with Mr. Treibitz and Ms. Kelso abstaining;

•	a fairness opinion of Z-Axis’ financial advisor;

•	approval of the Majority of the Minority of the Z-Axis stockholders who are both independent as to, and disinterested in, the LLC sale; and

•	absence of conflicts with charter documents, absence of material liens upon assets and absence of violations of applicable law, in each case resulting from the execution, delivery and performance of the LLC sale agreement and consummation of the transactions contemplated by the LLC sale agreement.

Conduct of Business
     Until the LLC sale closes, Z-Axis has agreed under the exchange agreement with Silicon Mountain that it will conduct its operations only in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations. Z-Axis also agreed in the exchange agreement with Silicon Mountain that it would use reasonable commercial efforts to keep in effect insurance policies in coverage amounts substantially similar to those in effect at the date of the exchange agreement, to preserve its business, keep material properties intact, preserve its goodwill and business, and perform and comply in all material respects with contracts to which it is a party.
     Z-Axis also has agreed with Silicon Mountain that it will not sell, transfer or encumber material assets, incur debt outside the ordinary course of business, enter into employment agreements with any employee, or increase compensation paid, or make loans, to any officer, director or employee. For further information regarding these agreements and related restrictions on the conduct of Z-Axis’ business prior to closing, please see “Z-Axis Proposal One — Approval of the Exchange as Described in the Exchange Agreement — Conduct of Business Pending the Exchange.”
     The undertakings and agreements described above are generally not duplicated in the LLC sale agreement, as the parties to the LLC sale agreement believe that the members of the Z-Axis investor group will abide by such undertakings and agreements by virtue of Z-Axis’ agreement with Silicon Mountain. It is also in the interests of the Z-Axis investor group members to preserve the pre-closing business of Z-Axis so as to avoid diminishing the value of the LLC, which the Z-Axis investor group is proposing to purchase. There is no provision for the purchase price of the LLC to be reduced if Z-Axis’ pre-closing financial performance does not meet expectations of any party.
Employee Matters
     On consummation of the LLC sale, the employees then working for the LLC are expected to continue to do so, although employment decisions concerning the LLC will then be made by the managing members of the purchasing LLC and the Z-Axis investor group. Each of the LLC’s employees is employed “at will,” and none of such persons has an employment agreement with the LLC or with Z-Axis, except that Mr. Treibitz and Dr. Cohen have employment agreements with Z-Axis. Mr. Treibitz, Dr. Cohen and Z-Axis have agreed that such agreements will be terminated effective upon the closing of the exchange and the LLC sale. Mr. Treibitz and Dr. Cohen will receive no change in control, severance or any other type of compensation or remuneration in connection with their agreement to terminate their employment agreements with Z-Axis. Silicon Mountain Holdings will not employ or retain the services of any pre-closing officer, director or employee of Z-Axis or the LLC after the sale of the LLC.
Principal Conditions to the LLC Sale
     The obligations of Z-Axis, the Z-Axis investor group and the purchasing LLC to complete the LLC sale and purchase are subject to the satisfaction or written waiver, on or prior to closing, of the following conditions:
•	a Majority of the Minority of the independent, disinterested Z-Axis stockholders approving the sale of the LLC to the Z-Axis investor group at the Z-Axis annual meeting;

•	the contemporaneous closing of the exchange between Z-Axis and Silicon Mountain;

•	the absence of any statute, rule, order or injunction prohibiting or preventing the completion of the LLC sale; and

•	the receipt of consents to the assumption of Z-Axis’ bank line of credit by the LLC and the assignment of Z-Axis’ headquarters facility lease to the LLC immediately prior to closing, as a result of which Z-Axis (and Silicon Mountain Holdings after the closing) will have no further obligation or liability of any kind under the bank line of credit and the headquarters facility lease after the closing.
Termination
     The LLC sale agreement may be terminated at any time prior to the closing under the following circumstances:
•	by written consent of Z-Axis, the Z-Axis investor group and the purchasing LLC;

•	by Z-Axis if a Majority of the Minority Z-Axis stockholders do not approve the LLC sale at the annual meeting of Z-Axis stockholders at which a quorum is present;

•	by any party if a court order has been entered or an action has been taken by a governmental authority that has the effect of making completion of the LLC sale illegal or otherwise prohibits completion of the LLC sale or there is any statute, rule or regulation prohibiting the LLC sale; or

•	the exchange agreement is terminated or the exchange does not close, in which event the LLC sale will not occur.
Fees and Expenses
     None of the parties to the LLC sale agreement are entitled to a termination fee if the LLC sale agreement is terminated for any reason. This is the case regardless of the reason for such termination, the date of termination, or what party terminates the LLC sale agreement. All fees and expenses associated with the LLC sale are being paid by Z-Axis, including the legal fees of separate counsel to the Z-Axis investor group and the purchasing LLC. Assuming the LLC sale closes, the effect of the payment of all expenses associated with the LLC sale will be to reduce the cash assets of the LLC at the time of its purchase by that amount. The LLC sale agreement does not contain a provision to reduce the purchase price paid by the purchasing LLC to take into account the fees and expenses paid by the LLC.
Amendment and Waiver
     The LLC sale agreement may be amended, modified and supplemented, whether before or after any vote of the Z-Axis stockholders, by written agreements of the parties and action taken by their respective boards of directors or managing members. Any such amendment or modification that is material will be disclosed in this joint proxy statement before its mailing to Z-Axis stockholders. If the Majority of the Minority of the Z-Axis stockholders approve the LLC sale agreement, no amendment may be made which, by law, requires further approval by those stockholders without obtaining such further approval. Prior to the time of closing, each party may extend the time for performance of any of the obligations of the other party or waive compliance with any of the agreements of the other party or any conditions to its own obligations. The extension or waiver is binding on a party only if the extension or waiver is set forth in a writing executed by that party. However, Z-Axis will not waive the condition that the LLC sale be approved by a Majority of the Minority of the Z-Axis stockholders.
Z-AXIS PROPOSAL THREE
THE ADOPTION AND IMPLEMENTATION OF A ONE-FOR-NINE REVERSE SPLIT OF
Z-AXIS’ OUTSTANDING COMMON STOCK
General
          The purpose of this proposal is to effect a reverse split of Z-Axis’ issued and outstanding common stock, at an exchange ratio of one-for-nine (the “reverse split”). If the reverse split proposal is approved, the board would have the authority (without further stockholder approval) to adopt and implement the reverse split at any time on or prior to the closing of the exchange and LLC sale transactions. If one or both of these transactions do not receive stockholder approval or do not close for any other reason, the board would abandon the reverse split without need for any further stockholder action. Stockholders may vote in favor of, against or abstain with respect to the reverse split. The reverse split proposal will not cause a change in the number of Z-Axis’s authorized shares of common stock and no change in the par value of the common stock. However, there is a separate proposal under which the authorized shares of capital stock of Z-Axis would be increased, which is likewise subject to stockholder approval.
          If the reverse split is approved by the Z-Axis stockholders, the reverse split will be implemented at or prior to the closing of the transactions, as may be determined to be in Z-Axis’ best interests in the judgment of the board of directors. The board of directors may consider a variety of factors in determining when to implement the reverse split including, but not limited to, the remaining conditions to closing and the likelihood of those conditions being fulfilled or waived, whether the conditions are under Z-Axis’ control or under Silicon Mountain’s control, the receipt of consents of third parties, changes and trends in the per share market price of Z-Axis common stock, and overall trends in the stock market.
          If the reverse split is approved, the transactions are closed and the reverse split occurs, each of Z-Axis’s presently outstanding shares, or the “old shares” of common stock, would be exchanged for new shares, which are referred to in this joint proxy statement as the “new shares” of common stock, in a ratio of one new share for every nine old shares. If implemented, the reverse split will occur simultaneously for all holders of Z-Axis common stock and the reverse split ratio will be the same for all of the common stock. Except for changes due to the rounding up of fractional shares to the nearest whole share, the reverse split will affect all of Z-Axis’ stockholders uniformly and will not change the proportionate equity interests of Z-Axis’ stockholders, nor will the respective voting or other rights of Z-Axis stockholders be altered. The common stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split will not affect Z-Axis’ continuing obligations under the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.
Purposes of the Reverse Split
          In theory, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of Z-Axis’ common stock, the type of investor who would be interested in acquiring it, or Z-Axis’ reputation in the financial community. In practice, however, many investors and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The presence of these negative perceptions may be adversely affecting, and may continue to adversely affect, not only the pricing of Z-Axis’ common stock but also its trading liquidity. Z-Axis’ common stock is currently quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Z-Axis’ common stock is not listed on an exchange or The Nasdaq Stock Market. Many brokerage firms will not make a market in stocks quoted on the OTC Bulletin Board and are reluctant to recommend securities that trade on this electronic venue. Generally speaking, analysts at brokerage firms will also decline to provide research coverage for companies with securities that are quoted on the OTC Bulletin Board. In addition, some investors may be dissuaded from trading in Z-Axis’ common stock because brokerage commissions in trades executed on the OTC Bulletin Board tend to be higher as a percentage of the dollar amount of the transactions than trades made on national exchanges or The Nasdaq Stock Market.
          The reverse stock split is necessary in order to reduce the number of outstanding shares of common stock of Z-Axis in anticipation of the exchange. In the absence of approval and implementation of the reverse stock split and approval of a proposed amendment to the Articles set forth in Z-Axis’ Proposal Five which increases the number of shares of authorized Z-Axis common stock, Z-Axis’ issuance of 5,040,186 post-split shares of common stock to the Silicon Mountain stockholders in the exchange would only leave Silicon Mountain Holdings with 1,201,716 authorized and unissued shares of common stock after consummation of the exchange. This amount of authorized and unissued shares of common stock would be insufficient to accommodate the shares reserved currently for issuance on exercise of stock options held by Z-Axis’ employees and directors and Silicon Mountain’s employees and directors (which Z-Axis will assume at closing of the exchange). Additionally, the approval and implementation of the reverse split is required under the terms of the exchange agreement.
          The board also believes that the reverse split may be the most effective means to increase Z-Axis’ stock price in conjunction with the exchange and, subject to satisfaction of certain conditions, enable us to become listed on the American Stock Exchange or on The Nasdaq Capital Market. The Z-Axis board and the Silicon Mountain board also believe that a higher stock price may help generate investor interest in Silicon Mountain Holdings following the exchange and perhaps help Silicon Mountain Holdings attract the interest of new market makers or even analysts. Increasing the stock price is not, however, the only condition that Silicon Mountain Holdings must meet in order to be listed on the American Stock Exchange or The Nasdaq Capital Market. For example, in order to meet the minimum listing requirements of the American Stock Exchange, Silicon Mountain Holdings must have stockholders’ equity of $4 million and pretax income of $750,000 in its last fiscal year or in two of the last three fiscal years. In order to meet the minimum listing requirements of The Nasdaq Capital Market, Silicon Mountain Holdings must have stockholders’ equity of $5 million and pretax income of $750,000. At March 31, 2006, Z-Axis had stockholders’ equity of $852,444 and in the fiscal year ended March 31, 2006, Z-Axis had a net loss of $424,648. Consequently, as of March 31, 2006, even if the Z-Axis stock price was at a level that met the minimum requirements of the American Stock Exchange or The Nasdaq Capital Market, Z-Axis would not have been eligible for listing on this exchange or market.
          Currently, Z-Axis’ common stock is defined as a “penny stock” under Rule 3a51-1 of the Exchange Act and is therefore subject to certain provisions of Rule 15g-9 of the Exchange Act, which imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, the rule may affect the ability or willingness of broker-dealers to sell Z-Axis common stock and adversely impact the ability of stockholders to sell their shares in the open market. While increasing Z-Axis’ stock price is not the only condition that Z-Axis must meet in order for Z-Axis’ common stock to be excluded from the penny stock rules, and in some circumstances Z-Axis’ common stock would have to attain a minimum bid price of $4 per share for it to be eligible to be excluded from the penny stock rules, Z-Axis believes the reverse split will increase the potential for Z-Axis’ common stock to be excluded from such rules in the future.
Z-Axis hopes that the decrease in the number of shares of outstanding common stock resulting from the reverse split, in conjunction with the exchange, and the anticipated increase in the price per share will encourage greater interest in its common stock among members of the financial community and the investing public and possibly create a more liquid market for Z-Axis stockholders with respect to those shares presently held by them.
Certain Effects and Risks of the Reverse Split
     The following table illustrates the principal effects of the reverse split on the common stock:

		Number of Z-	Number of Z-Axis
		Axis	Shares After the
	Number of Z-Axis	Shares After	Exchange and
	Shares Prior to	the Reverse	Adoption of Other
Category of Shares	the Reverse Split	Split	Proposals (1)
Authorized	10,000,000	10,000,000	30,000,000
Outstanding(2)	3,825,000	425,000	5,465,186
Available for Future Issuance(3)	6,175,000	9,575,000	24,534,814

(1)	Z-Axis will issue in the exchange 5,040,186 post-split shares of common stock to the Silicon Mountain stockholders, which will increase the Z-Axis outstanding common stock after the reverse split and the exchange to 5,465,186. Such outstanding shares will be reduced to the extent that Z-Axis redeems a portion of the shares of common stock owned by the Z-Axis investor group as part of the consideration paid in the sale of the LLC. Please see Z-Axis Proposal Five below for information concerning a proposed increase in the authorized shares of common stock from 10,000,000 shares to 30,000,000 shares.

(2)	Subject to adjustment resulting from the issuance of whole shares in lieu of fractional shares.

(3)	Does not give effect to (i) 52,770 post-split shares of common stock issuable on exercise of currently outstanding options held by Z-Axis officers, directors and employees, and (ii) 2,126,365 post-split shares of common stock issuable upon the exercise of outstanding options under Silicon Mountain’s equity incentive plan and Silicon Mountain warrants that Z-Axis will assume in connection with the exchange. The reverse split’s implementation will result in the Z-Axis option holders having the right to acquire a number of shares of common stock equal to the number of shares of common stock which the holder was entitled to acquire immediately prior to the reverse split taking place, divided by nine, at an exercise price equal to the price in effect immediately prior to reverse split multiplied by nine. The 52,770 post-split shares described above and issuable on exercise of options outstanding under the Z-Axis stock option plan have been adjusted to reflect the implementation of the reverse split, and the 2,126,365 post-split shares issuable on exercise of options assumed under Silicon Mountain’s equity incentive plan and Silicon Mountain warrants assumed in connection with the exchange have likewise been adjusted to take into account the exchange. The number of shares reserved for issuance under the Z-Axis stock option plan will automatically be reduced by a factor of nine once the reverse split occurs. If all options currently outstanding under the Z-Axis stock option plan and the Silicon Mountain plan were exercised, the number of shares available for future issuance would be reduced to 22,408,450 shares, assuming Z-Axis Proposal Five below is approved by the Z-Axis stockholders.
The Z-Axis stockholders should recognize that if the reverse split occurs, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the closing of the exchange divided by nine, subject to adjustment for the issuance of whole shares in exchange for fractional shares, as described below).
The possibility exists that stockholder liquidity may be adversely affected by the reduced number of shares which would be outstanding once the reverse split occurs. This risk may be mitigated to some extent by the issuance of the shares of common stock to the Silicon Mountain stockholders in the exchange; however, those shares are restricted securities and the holders of those shares have agreed not to sell or dispose of the common stock they receive in the exchange for a period of one year after closing. Some companies which undertake reverse stock splits experience a declining trend in their stock price following the reverse split. Should the market price of the common stock decline after the reverse split, the percentage decline may be greater than would otherwise occur had the reverse split not been effected. There could also be larger spreads in the bid and ask prices for shares of the common stock following the reverse split. The reverse split will increase the number of stockholders of Z-Axis who own odd-lots (less than 100 shares). Stockholders who hold odd-lots generally experience an increase in the cost of selling their shares, as well as greater difficulty in making such sales.
There can be no assurance that after the reverse split occurs, Z-Axis or Silicon Mountain Holdings following the closing, will meet the minimum bid price or other listing requirements of any exchange or automated quotation system. In addition, there is no assurance that after the reverse split, trading in the Z-Axis common stock will be efficient or that Z-Axis will not continue to be subject to Rule 15g-9.
As described below, a stockholder who would otherwise hold a fractional share after the reverse split will be issued a whole share in lieu of such fractional share. Such issuances may increase slightly the outstanding new shares as compared to the number of old shares. Z-Axis does not expect the reverse split will result in any material increase in the number of outstanding shares of common stock. Z-Axis is not aware of any present efforts by anyone to accumulate Z-Axis common stock, and the proposed reverse split is not intended to be an anti-takeover device.
The reverse split will not alter the par value of the Z-Axis common stock. As a result, the stated capital on Z-Axis’s balance sheet attributable to the common stock will be reduced to one-ninth of its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Although net income (loss) of Z-Axis will not be effected by the reverse split, the per share net income (loss) and net book value of the common stock will be increased because there will be fewer shares of common stock outstanding.
It is possible that the reverse split will not achieve any of the desired results. There can also be no assurance that the price per share of the Z-Axis common stock immediately after the reverse split will rise proportionately with the reverse split, or that any increase will be sustained for any period of time.
Procedure for Effecting Reverse Split and Exchange of Stock Certificates
The reverse split will become effective on the date of its implementation by the board of Z-Axis. Prior to the implementation date, Z-Axis will issue a press release describing the effective date for implementation of the reverse stock split and will file such press release under cover of a Form 8-K with the SEC. On the effective date, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares. Z-Axis will issue another press release once the reverse split has occurred. The transfer agent for Z-Axis, Computershare Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of old shares will be asked to surrender to the exchange agent certificates representing old shares in exchange for certificates representing new shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by Z-Axis. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.
Fractional Shares
No scrip or fractional shares, or certificates for fractional shares, will be issued in connection with the reverse split. Also, Z-Axis will not be paying any cash to stockholders for any fractional shares resulting from the reverse split. Rather, any fractional shares resulting from the reverse split will be rounded up to the nearest whole number
No Dissenters’ Rights Based on Reverse Split
Under the CBCA, stockholders are not entitled to dissenters’ rights with respect to the reverse split. However, both the exchange and the LLC sale entitle stockholders to exercise dissenters’ rights, as described beneath “Dissenters’ Rights.”
Material Federal Income Tax Consequences of the Reverse Split
The following discussion summarizes certain material United States federal income tax consequences relating to the reverse split. This discussion is based upon current provisions of the Internal Revenue Code, current and proposed Treasury Department regulations, and judicial and administrative decisions and rulings as of the date of this joint proxy statement, all of which are subject to change (which changes could have retroactive effect). This discussion addresses only those stockholders of Z-Axis who hold their old shares and will hold their new shares as capital assets and does not address all of the United States federal income tax consequences that may be relevant to particular stockholders of Z-Axis in light of their individual circumstances or to stockholders of Z-Axis who are subject to special rules, such as persons subject to the alternative minimum tax; persons who hold their stock through partnerships or other pass-through entities; financial institutions; tax-exempt organizations; retirement plans; insurance companies; dealers in securities or foreign currencies; persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts; or persons who hold their stock as part of a straddle, a hedge against currency risk, or as part of a constructive sale or conversion transaction.

Z-Axis believes that the reverse split will qualify as a tax-free recapitalization for federal income tax purposes. However, Z-Axis has not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split. Z-Axis cannot assure you that a contrary position will not be asserted successfully by the Internal Revenue Service.
Based upon the conclusion that the reverse split will qualify as a tax-free recapitalization, the material federal income tax consequences of the reverse split would be as follows:
•	No gain or loss would be recognized by a stockholder of Z-Axis upon such stockholder’s exchange of old shares for new shares pursuant to the reverse split.

•	The aggregate tax basis of the new shares received in the reverse split (including any whole share issued in lieu of a fractional share) would be the same as the stockholder’s aggregate tax basis in the old shares exchanged therefor. The stockholder’s holding period for the new shares would include the period during which the stockholder held the old shares surrendered in the reverse split.

•	Z-Axis would not recognize any gain or loss as a result of the reverse split.
Recently promulgated Treasury Regulations provide guidance on the allocation of basis among specific shares of stock received in a tax-free reoganization and the holding period of shares of stock received whent the transferor exchanges shares with varying tax bases or holding periods.
The U.S. federal income tax consequences set forth above are for general information only and are not intended to constitute a complete description of all tax consequences relating to the reverse split. EACH Z-AXIS STOCKHOLDER IS STRONGLY URGED TO CONSULT SUCH STOCKHOLDER’S TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE SPLIT, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS AS WELL AS DESIGNATIONS AND THE TIMING OF MAKING SUCH DESIGNATIONS A SHAREHOLDER CAN MAKE UNDER THE RECENTLY PROMULGATED REGULATIONS WITH RESPECT TO MULTIPLE BLOCKS OF STOCK EXCHANGED IN A REORGANIZATION.
Required Vote
The proposal to adopt and implement the reverse split, subject to the closing of the exchange, will be approved if the votes cast in favor of such proposal exceed the votes cast against it.
Recommendation of the Z-Axis Board of Directors
THE Z-AXIS BOARD OF DIRECTORS RECOMMENDS THAT Z-AXIS STOCKHOLDERS VOTE FOR THE REVERSE SPLIT PROPOSAL.

Z-AXIS PROPOSAL FOUR
AMENDMENT TO Z-AXIS’ ARTICLES IN ORDER TO
CHANGE OUR NAME TO SILICON MOUNTAIN HOLDINGS
General
          The Z-Axis Board of Directors has approved and adopted resolutions proposing, declaring advisable and in Z-Axis’ best interests, and recommending to the stockholders of Z-Axis for approval, three separate amendments to Z-Axis’s Articles of Incorporation, which are referred to in this joint proxy statement as the Articles. The first of these proposed amendments is set forth in this Z-Axis Proposal Four. Pursuant to the exchange agreement, Z-Axis has agreed to propose and recommend that the Articles be amended effective upon the closing of the exchange to change the name of the company from Z-Axis Corporation to “Silicon Mountain Holdings.” The Z-Axis board of directors has authorized, approved and declared advisable such amendment, subject to stockholder approval. Under the proposed amendment, subject to and upon consummation of the exchange, the Z-Axis Articles would be amended in order to provide that the name of the corporation is thereafter Silicon Mountain Holdings. The text of the proposed amended and restated Articles, which contains the changed Z-Axis name is attached hereto as Annex E. If this amendment is adopted, it will become effective upon the filing of the Articles with the Colorado Secretary of State.
The name change is consistent with Z-Axis’ disposition of the pre-closing litigation support business of Z-Axis through the LLC sale and the acquisition of Silicon Mountain through the exchange. In this respect, the name change will more accurately reflect our post-exchange business and operations. Z-Axis has also agreed that the name Z-Axis will be included in the assets to be sold in the LLC sale. Z-Axis believes that goodwill associated with the Z-Axis name will not be meaningful to Z-Axis or Z-Axis’ business following the exchange, at which time Z-Axis’ business will be that of Silicon Mountain.
Required Vote
The affirmative vote of the holders of at least a majority of the outstanding shares of Z-Axis common stock entitled to vote will be required to approve this proposal.
Recommendation of the Z-Axis Board of Directors
THE Z-AXIS BOARD OF DIRECTORS RECOMMENDS THAT Z-AXIS STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE ARTICLES TO CHANGE THE NAME OF THE COMPANY, SUBJECT TO AND CONTINGENT ON THE CLOSING OF THE EXCHANGE.

Z-AXIS PROPOSAL FIVE
AMENDMENT TO Z-AXIS’ ARTICLES IN ORDER TO INCREASE
Z-AXIS’ AUTHORIZED COMMON STOCK FROM 10,000,000 SHARES TO 30,000,000 SHARES
General
The Z-Axis board of directors has authorized, approved and declared advisable an amendment to the Articles that increases the number of authorized shares of its common stock from 10,000,000 shares to 30,000,000 shares. The proposed amendment is subject to approval by the Z-Axis stockholders. The text of the proposed amended and restated Articles which contains the increase in the authorized common stock is attached hereto as Annex E.
The additional common stock to be authorized by the proposed amendment would have rights identical to Z-Axis’ currently outstanding common stock. If this amendment is adopted, it will become effective upon the filing of the Articles with the Colorado Secretary of State.
The Z-Axis board believes that it is advisable and in Z-Axis’ best interests and the best interests of the Z-Axis stockholders to amend the Articles in order to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the company’s future needs. Even after implementation of the reverse split, the issuance of the 5,040,186 post-split shares of common stock to the Silicon Mountain stockholders will utilize a large portion of Z-Axis’ then-remaining authorized shares. After giving effect to the issuance of up to (i) 52,770 post-split shares of common stock on exercise of options held by Z-Axis’ officers, directors and employees, and (ii) 2,126,365 post-split shares of common stock issuable on exercise of outstanding options under Silicon Mountain’s equity incentive plan that Z-Axis will assume in connection with the exchange, Z-Axis would only have remaining for future issuance 2,355,679 shares of common stock under Z-Axis’ current capital structure.
The additional shares will be available for issuance from time to time by Z-Axis in the discretion of the board, subject to stockholder approval as may be required under Colorado law or, if then applicable, exchange or Nasdaq regulations. Following the exchange, Silicon Mountain has advised Z-Axis of its intent to continue to evaluate possible acquisitions. If any such acquisitions were paid for using cash or stock, Z-Axis could potentially need to issue additional shares of common stock for capital raising purposes or as consideration for such acquisitions. By increasing the authorized common stock at this time, the Z-Axis board will then be able to respond to potential business opportunities and to pursue important objectives designed to enhance stockholder value. For example, in some situations prompt action may be required which would not permit seeking stockholder approval to authorize additional shares for a specific transaction on a timely basis. Additional authorized shares will also provide Z-Axis or Silicon Mountain Holdings following the closing with greater flexibility to use the Z-Axis capital stock for various other business purposes including providing equity incentives to employees, officers and directors and establishing strategic relationships with other companies. Neither Z-Axis nor Silicon Mountain currently have specific arrangements or plans that would involve the issuance of the proposed additional authorized shares.
The Z-Axis board of directors believes that it is important to have the flexibility to act promptly in the best interests of its stockholders. The increase in the number of authorized shares of common stock could have an anti-takeover effect, although this is not the intent of the Z-Axis board in proposing the amendment. For instance, the Z-Axis authorized but unissued common stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of Z-Axis. As of the date of this joint proxy statement, the Z-Axis board is not aware of any attempt or plan to obtain control of Z-Axis other than as contemplated in connection with the exchange.
Required Vote
The affirmative vote of the holders of at least a majority of the outstanding shares of Z-Axis common stock entitled to vote will be required to approve this proposal.
Recommendation of the Z-Axis Board of Directors
THE Z-AXIS BOARD OF DIRECTORS RECOMMENDS THAT Z-AXIS STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE ARTICLES TO INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 30,000,000 SHARES.

Z-AXIS PROPOSAL SIX
AMENDMENT TO Z-AXIS’ ARTICLES IN ORDER TO CREATE A CLASS OF PREFERRED
STOCK, OF WHICH 3,000,000 SHARES WILL BE AUTHORIZED
General
The Z-Axis board of directors has authorized, approved and declared advisable an amendment to the Z-Axis Articles that will create a class of preferred stock. The proposed amendment is subject to approval by the Z-Axis stockholders.
The Z-Axis authorized capital stock currently consists entirely of shares of common stock. Even if Z-Axis Proposal Six is approved by the Z-Axis stockholders and Z-Axis’ authorized common stock is increased, Z-Axis’ capital structure will remain comprised solely of common stock. Under this proposal, a class of preferred stock will be created and Z-Axis will be authorized to issue up to 3,000,000 shares of preferred stock, par value $.001 per share, with such preferences, powers and rights as shall be set forth in any resolution providing for the issuance thereof adopted by Z-Axis’ board of directors, without further stockholder approval except as otherwise required by Colorado law or, if then applicable, exchange or Nasdaq regulations.
The text of the proposed amended and restated Articles which will create a class of preferred stock and which authorizes us to issue up to 3,000,000 shares of preferred stock is attached hereto as Annex E. If the proposal is adopted, it will become effective upon the filing of the Articles with the Colorado Secretary of State.
The Z-Axis board of directors believes that it is in the best interests of Z-Axis and its stockholders to have the flexibility to issue preferred stock on such terms and conditions determined to be prudent at a future date if such issuance is determined to be appropriate by the board of directors. Z-Axis may from time to time become aware of acquisition, partnership or financing opportunities that are best addressed through the issuance of preferred stock. In addition, favorable market conditions which may exist for the sale of a particular type of preferred stock could require prompt action by Z-Axis on relatively short notice. Having preferred stock available for issuance eliminates the delay and expense of seeking stockholder approval at the time of the issuance of such stock. Preferred stock is particularly useful since the board of directors will be able to choose the exact terms of the series of preferred stock at the time of issuance to respond to investor preferences, developments in types or attributes of preferred stock, market conditions, as well as the nature of the specific transaction, without requiring additional stockholder approval. Preferred stock would also allow us to offer equity that is potentially less dilutive of the relative equity value of the holders of Z-Axis common stock than would be the case if additional shares of Z-Axis common stock were issued including, for example, when preferred stock is issued with redemption rights that can be exercised by Z-Axis, rather than an investor.
The existence of the preferred stock would not, in and of itself, have any effect on the rights of Z-Axis’ common stockholders. However, the issuance of one or more series of preferred stock in the future could affect the holders of the common stock in a number of respects, including the following:
•	the issuance of preferred stock may subordinate the common stock to the preferred stock in terms of dividend and liquidation rights, since preferred stock typically entitles its holder to satisfaction in full of specified dividend and liquidation rights before any payment of dividends or distribution of assets on liquidation is made on common stock;

•	if voting or conversion rights are granted to the holders of preferred stock, the voting power of the common stock will be diluted; and the issuance of preferred stock may result in a dilution of earnings per share of the present common stock.
Z-Axis has no present plan or intention to issue any shares of preferred stock and Silicon Mountain has confirmed to Z-Axis that it has no such plans or intentions. Although the issuance of preferred stock in certain circumstances may be seen as having an anti-takeover effect, inasmuch as it could dilute voting rights of the outstanding common stock or could make it more difficult for a change in control not approved by the Z-Axis board of directors, the existence of significant holdings by certain of the Silicon Mountain directors and executive officers may in any event make it more difficult for a non-consensual change in control of Silicon Mountain Holdings to occur.
If the board of directors determines to issue preferred stock in the future, no further action or authorization by stockholders would be necessary prior to the issuance of such shares of preferred stock, unless such authorization is otherwise required by applicable law or regulations.
Required Vote
The affirmative vote of the holders of at least a majority of the outstanding shares of Z-Axis common stock entitled to vote will be required to approve this proposal.
Recommendation of the Z-Axis Board of Directors
THE Z-AXIS BOARD OF DIRECTORS RECOMMENDS THAT Z-AXIS STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE ARTICLES TO CREATE A CLASS OF PREFERRED STOCK, OF WHICH 3,000,000 SHARES WILL BE AUTHORIZED.
Z-AXIS PROPOSAL SEVEN
ELECTION OF Z-AXIS DIRECTORS
The following persons have been nominated to serve on the board of directors of Z-Axis until the next annual meeting of Z-Axis stockholders and until their successors are elected and have qualified: Steven H. Cohen, Alan Treibitz, Stephanie S. Kelso, Marilyn T. Heller, Marvin A. Davis and James E. Pacotti, Jr. The nominees for director are now members of the board of directors. If one or more of the current nominees at the time of the meeting is unable to serve or for good cause will not serve, the shares represented by the proxies solicited by the Z-Axis board of directors will be voted for the other directors who are nominated and for any substitute nominee(s) designated by the Z-Axis board of directors.
It is anticipated that, as of the closing of the exchange discussed in Z-Axis Proposal One, the directors of Z-Axis will expand the board of directors to eight persons. The two vacancies on the Z-Axis board of directors will then be filled by the board’s appointment of Messrs. Tre´ Cates III and Mark Crossen to the Z-Axis board and the six Z-Axis directors will resign effective upon the closing and simultaneously appoint in their stead the other six directors of Silicon Mountain to the Z-Axis board. If re-elected, the nominees named below will continue to serve on the Z-Axis board of directors until the closing, and if the exchange does not close, for the remainder of their terms. For information concerning the current directors and executive officers of Silicon Mountain, please see “— Board of Directors and Management of Silicon Mountain Holdings” below.
Nominees to the Board of Directors
Z-Axis’ existing board of directors consists of six members. Officers and directors are elected annually and serve until their respective successors are elected. Z-Axis’ board of directors has two standing committees. The compensation committee consists of Dr. Cohen, Mr. Davis and Mr. Pacotti. The compensation committee has general responsibility for all employee compensation and benefit matters, including recommendation to the full board on compensation of officers and benefit plans. The compensation committee met twice during the fiscal year ended March 31, 2006. The audit committee consists of Mr. Pacotti and Mr. Davis. The audit committee reviews the results of the annual audit performed by the independent auditors, as well as their independence, professional services and fees and recommends retention or discharge to the board of directors. The board has determined that all members of the audit committee are “independent.” The audit committee has met quarterly to discuss quarterly results.
The board of directors held three meetings during the fiscal year ended March 31, 2006. All members of the board were present at each meeting.
The following table sets forth the name and age of each nominee to the board of directors and any other position held with Z-Axis:

Name of individual	Age	Office or position

Steven H. Cohen	70	Chairman of board of directors
Alan Treibitz	54	Chief executive officer, chief operating officer, chief financial officer, treasurer, director
Stephanie S. Kelso	55	President, director
Marilyn T. Heller	76	Secretary, director
Marvin A. Davis	68	Director
James E. Pacotti, Jr.	59	Director
Background information
Background information concerning the principal occupation and business experience of the officers and directors of Z-Axis is presented below:
Steven H. Cohen served as chief executive officer from March 1993 to March 2001, as president from June 1983 to March 1993 and as a director since June 1983. Mr. Cohen retired in March 2001 from the chief executive officer position, however he continues to serve as chairman of the board of directors and provides his expertise to Z-Axis on a consulting basis. He received a Ph.D. degree from the University of Denver in 1973 and a bachelor’s and a master’s degree from St. Louis University in 1958 and 1965, respectively. Dr. Cohen is married to Ms. Heller.
Alan Treibitz served as chief operating officer and president from March 1993 to March 2001, and as chief financial officer, treasurer and a director since October 1983. In March 2001, Mr. Treibitz began serving as chief executive officer. He received a bachelor’s degree from Pomona College in 1974. Mr. Treibitz is married to Ms. Heller’s daughter.
Stephanie S. Kelso served as vice president, sales and marketing from April 1995 to May 2001 and as director, sales and marketing from February 1993 to March 1995. In May 2001, Ms. Kelso was promoted to president. Prior to joining Z-Axis in 1993, Ms. Kelso was the general manager of a national computer graphics company. Ms. Kelso received a bachelor’s degree from Indiana University in 1974 and a Master of Arts in 1976.
Marilyn T. Heller has served as secretary and a director since October 1983. She received a bachelor’s degree from the University of Denver in 1967. From 1981 to 1991, she was a marketing representative at Bank Western of Denver. From 1992 to 1993, she was marketing director at Health Mark, Inc. Ms. Heller is married to Dr. Cohen.
Marvin A. Davis has served as a director since April 1997. He is currently serving as managing partner of Grisanti, Galef & Goldress, a crisis management firm that has assisted many U.S. buy-out firms with portfolio company issues. From 1995 through 2001, Mr. Davis served as chairman, chief executive officer and president of Datamax Corporation, a manufacturer of bar code printers. Mr. Davis has authored several publications and articles that have appeared in journals or periodicals such as Business Week, the Wall Street Journal and CEO Magazine. He received a bachelor’s degree and M.B.A. from Washington University.
James E. Pacotti, Jr. has served as a director since April 1997. He received a bachelor’s degree from Colorado State University and distinguished military graduate honors in 1968. He spent over five years as a regular army officer before an extensive career in sales and executive management. Mr. Pacotti retired from active employment in 2004 to pursue other activities including business consulting.
Employment Agreements
Z-Axis has entered into employment agreements with Dr. Cohen and Mr. Treibitz. The agreements provide for each of them to assign to Z-Axis all rights to inventions and other matters developed in the course of their employment. The agreements also provide that they may not, during the term of their employment or for two years thereafter, accept or perform any work that directly or indirectly interferes in any way with the work or relationship of Z-Axis with its customers or other employees. They have agreed to maintain the confidentiality of Company information and not to compete directly or indirectly through the use of proprietary information for one year following the termination of their employment for any reason. The employment agreements may be terminated by either Z-Axis or the individual upon thirty days notice without cause or without prior notice for cause, including a material breach of the agreement. Compensation under the agreements is determined annually by the compensation committee of the board of directors. Z-Axis, Dr. Cohen and Mr. Treibitz have agreed that if the exchange and LLC sale close, the employment agreements will be terminated as of the closing date.
Executive Compensation
The following table sets forth the aggregate remuneration earned and accrued by Z-Axis for the fiscal years ended March 31, 2006 and 2005 for the chief executive officer and the president, the only persons who received compensation in excess of $100,000 during the years in question.

				Profit
	Fiscal	Salary	Bonus	Sharing
Name and principal position	year	($)	($)	($)

Alan Treibitz, Chief executive officer,	2006	162,750	904	0
Chief operating officer,	2005	155,000	25,446	0
Chief financial officer

Stephanie Kelso,	2006	136,500	758	0
President and director	2005	130,000	21,342	0
During the 2006 and 2005 fiscal years, Z-Axis compensated Dr. Cohen in the amount of $2,000 per month for consulting work he has performed for Z-Axis. Z-Axis expects that following the closing, Dr. Cohen will provide consulting services to the LLC and be compensated in a similar manner as previously described.
Dr. Cohen has not received compensation sufficient in amount to be considered a named executive officer in fiscal 2006 and 2005, and will not receive such an amount in fiscal 2007. However, Z-Axis has provided this disclosure for informational purposes.
The bonus earned by Ms. Kelso during the fiscal year ended March 31, 2005 was awarded under an ongoing program, which is authorized annually by the board of directors and administered by the compensation committee for attaining certain profit or other goals. Mr. Treibitz and Ms. Kelso do not participate in decisions regarding their own compensation.

Options granted in the last fiscal year
During the fiscal year ended March 31, 2006, Z-Axis granted 155,000 stock options with a weighted average exercise price of $0.34. All of these options were granted to officers and directors of Z-Axis. Subsequent to the grant of these options, management determined that options to purchase 99,930 shares exceeded the 375,000 shares of common stock authorized for issuance under Z-Axis’ stock option plan. As a result, the 99,930 options were cancelled by agreement with the option holders. Following such cancellation, on June 6, 2006, Z-Axis issued non-plan options in amounts equal to the number of options that were cancelled. The non-plan options have exercise prices equal to the closing price of Z-Axis’ common stock as of June 6, 2006. The weighted average exercise price of the non-plan options is higher than the weighted average exercise price of the cancelled options. The following table sets forth certain information regarding options granted to the named executive officers of Z-Axis and the members of the board of directors during the fiscal year ended March 31, 2006 and, as noted, include the options initially granted on March 31, 2006 that were cancelled in June 2006 as described above.

							Potential realizable at
	Number of		Percent of total				assumed annual rates
	securities		options granted	Exercise			of value stock price
	underlying		to	price per			appreciation
	options granted		employeess in	share			for option terms(2)
Named Executive Officer	(#)		fiscal year (%)	($/share)(1)		Expiration date	5%	10%
Alan Treibitz Chief executive officer, chief operating officer, and chief financial officer	5,000	(3)	4.7	0.539		04/01/2011	$432	$1,251
	5,000	(4)	4.7	0.330	(5)	06/06/2011	$265	$766
Stephanie S. Kelso, President	5,000	(3)	4.7	0.490		07/01/2016	$1,541	$3,905
	15,070	(3)	14.4	0.490		10/01/2016	$4,643	$11,770
	22,430	(4)	21.4	0.300	(6)	06/06/2016	$4,239	$10,722
	5,000	(4)	4.7	0.300	(6)	06/06/2016	$945	$2,390
	37,500	(4)	35.7	0.300	(6)	06/06/2016	$7,088	$17,925
Steven H. Cohen, Chairman of the board	5,000	(3)	4.7	0.539		04/01/2011	$432	$1,251
	5,000	(4)	4.7	0.330	(5)	06/06/2011	$265	$766
Marilyn T. Heller, Director	5,000	(3)	—	0.490		04/01/2011	$1,540	$3,900
	5,000	(4)	—	0.300	(5)	06/06/2016	$945	$2,390
Marvin A. Davis, Director	10,000	(3)	—	0.490		04/01/2011	$3,080	$7,800
	10,000	(4)	—	0.300	(5)	06/06/2016	$1,890	$4,780
James E. Pacotti, Jr., Director	10,000	(3)	—	0.490		04/01/2011	$3,080	$7,800
	10,000	(4)	—	$0.300	(5)	06/06/2016	$1,890	$4,780

(1)	The exercise price per share of granted options for Steven H. Cohen and Alan Treibitz was equal to 110% of the fair market value of the common stock on the date of the grant as reported by the OTC Bulletin board. The exercise price per share of all other granted options was equal to 100% of the fair market value of the common stock on the date of the grant as reported by the OTC Bulletin board. The options for 5,000 shares each for Mr. Treibitz, Mr. Cohen and Ms. Kelso were granted on March 31, 2006 for board of directors service during the fiscal year ended March 31, 2006. The options for 37,500 shares were granted to Ms. Kelso on October 1, 2005 as part of her compensation plan.

(2)	The potential realizable value is calculated based on the term of the option (5 years or 10 years). It is calculated assuming that the fair market value of Z-Axis’ common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(3)	These fiscal 2006 option grants were within the authorized shares available for issuance under the Z-Axis’ employee stock option plan except with respect to grants to Ms. Kelso, of which options to purchase 20,070 shares of common stock were within the authorized shares available for issuance under the Z-Axis employee stock option plan. Grants to Ms. Kelso in excess of that amount were not within the authorized shares available for issuance under the plan.

(4)	These fiscal 2006 option grants were in excess of the shares available for issuance under the Z-Axis employee stock option plan and were cancelled in June 2006.

(5)	These options carried original exercise prices of $0.250 per share except in the case of Mr. Treibitz and Dr. Cohen, whose original exercise prices were $0.275 per share. The exercise prices reflected in the table above are those of the non-plan options issued on June 6, 2006 following the cancellation of the options issued on March 31, 2006.

(6)	Of the noted options granted to Ms. Kelso, a total of 27,430 options to purchase shares of common stock were in excess of the shares available for issuance under the plan. These options carried exercise prices of $0.360 as to 22,430 shares and $0.250 with respect to 5, 000 shares. The exercise prices reflected in the table above are those of the non-plan options issued on June 6, 2006 following the cancellation of the options issued on March 31, 2006.
Aggregate option exercises in last fiscal year and fiscal year end option values
The following table sets forth information with respect to (i) the exercise of stock options by the chairman of the board, chief executive officer and president during the fiscal year ended March 31, 2006, (ii) the number of securities underlying unexercised options held by the chairman of the board, chief executive officer and president as of March 31, 2006, and (iii) the value of unexercised in-the-money options (i.e., options for which the fair market value of the common stock ($0.25 at March 31, 2006) exceeds the exercise price) as of March 31, 2006. In each case, the value of unexercised in-the-money options has been calculated based on the exercise prices of the non-plan options issued on June 6, 2006, rather than on the exercise prices of options to purchase shares of common stock granted on March 31, 2006 that were in excess of the shares available for issuance under the plan.

	Shares	Number of unexercised options		Value of unexercised in-the-money
	Acquired by	at fiscal year end		options at fiscal year end ($) (1)
Name	Exercise	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven H. Cohen	0	20,000	10,000	$1,771	$0
Alan Treibitz	0	20,000	10,000	$1,771	$0
Stephanie Kelso	0	124,166	56,834	$1,275	$0

(1)	Based on the fair market value of the Common Stock as of March 31, 2006 ($0.25) minus the exercise price, multiplied by the number of shares underlying the option.

(2)	Unexercisable options include options granted on March 31, 2006 for board of directors service during the fiscal year ended March 31, 2006.
Section 16(a) Beneficial Ownership Reporting Compliance
Based on a review of filings made by Z-Axis’ executive officers and directors in fiscal 2006, Z-Axis believes that each of the executive officers and directors were delinquent in filing a Form 4 reporting the grant of stock options which occurred on March 31, 2006. Ms. Kelso was also delinquent in filing a Form 4 with respect to the options granted to her in October 2005. Z-Axis believes that such delinquencies also occurred in fiscal 2005, 2004 and in prior years. Z-Axis believes the number of late reports of such persons during each of the last three fiscal years is one, except that Ms. Kelso had two delinquent reports in each of such fiscal years. Accordingly, the number of transactions that were not reported on a timely basis on Form 4, which Z-Axis believes relate solely to the prior grant of stock options during the years in question, was seven in each year.
Code of Ethics
     Z-Axis has adopted a code of ethics that applies to all of its directors and executive officers. The code of ethics is being filed with this joint proxy statement. You may request a printed copy of the code of ethics, at no cost, by writing Z-Axis at: Z-Axis Corporation, 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111, Attn: Heidi O’Neil, Director of Administration. In the event of an amendment to, or a waiver from, a provision of the Z-Axis code of ethics that applies to any Z-Axis directors or executive officers, Z-Axis intends to promptly publicly disclose such information.
Compensation of Directors
     Z-Axis reimburses all of its directors for reasonable out-of-pocket expenses related to attending board of director and board of director committee meetings. Z-Axis compensates board members Marvin Davis and James E. Pacotti, Jr. $5,000 each per year for their service on the board and $1500 each per board meeting that they attend. Similarily, Z-Axis compensates board members Steven Cohen and Marilyn Heller $2,000 each per year for their service on the board and $500 each per board meeting that they attend. Z-Axis does not compensate board members Alan Treibitz and Stephanie Kelso for their service on the board. In addition, Z-Axis issued 10,000 options for fiscal 2006 and 10,000 options for fiscal 2005 board of directors service to Messrs. Davis and Pacotti, each of whom is an outside director. Z-Axis also issued 5,000 options for fiscal 2006 and 5,000 options for fiscal 2005 board of directors service to each of Dr. Cohen, Mr. Treibitz, Ms. Kelso and Ms. Heller for serving on the board of Z-Axis. The options vest ratable over three years from the grant date. Z-Axis does not pay any other equity or cash compensation to directors for serving on the Z-Axis board of directors, except as set forth above
Audit Committee Report
     The audit committee of the Z-Axis board of directors has two independent members. The audit committee members are Messrs. Marvin Davis and James E. Pacotti, Jr. The audit committee provides this report to the stockholders. The board has selected directors for the audit committee based on the board’s determination that they are financially literate, fully qualified to monitor management and Z-Axis’ internal accounting operations and the independent auditors, and fully qualified to monitor the disclosures of Z-Axis so that they fairly present Z-Axis’ financial condition and results of operations. Z-Axis has determined that Marvin A. Davis qualifies as an “audit committee financial expert” as that term is defined by SEC rules and regulations. Mr. Davis is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.
The committee’s principal function is to oversee Z-Axis’s financial reporting process on behalf of the board of directors. Z-Axis’s management has the primary responsibility for reviewing the Z-Axis financial statements and its reporting process, including Z-Axis’ system of internal controls. In carrying out its duties, the committee provides an open avenue of communication between the board of directors, management and Z-Axis’ independent auditors. Z-Axis’ independent auditors are ultimately accountable to the board and the committee and are responsible for expressing an opinion on the conformity of Z-Axis’ audited financial statements with generally accepted accounting principals. The independent auditors have full access to the audit committee. The auditors meet with the audit committee during at least one of the audit committee’s regularly scheduled meetings during the 2006 fiscal year, with and without management being present, to discuss appropriate matters. The audit committee charter, adopted by the board, specifies the scope of the audit committee’s responsibilities and how it should carry out those responsibilities. Copies of the charter are available to Z-Axis’ stockholders upon written request to Z-Axis.

The audit committee has reviewed and discussed the audited financial statements of Z-Axis for the fiscal year ended March 31, 2006 with Z-Axis’ management and independent auditors. The audit committee discussed with Ehrhardt Keefe Steiner & Hottman PC, the Z-Axis independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).
Audit Fees
The following table summarizes the aggregate fees billed to Z-Axis by Ehrhardt Keefe Steiner & Hottman PC for the fiscal years ended March 31, 2006 and 2005:

	2006	2005
Audit fees(1)	$32,600	$30,375
Audit-related fees(2)	0	0
Tax fees(3)	6,000	9,600
All other fees	975	0

	$39,575	$39,975

(1)	Audit fees are for the audit of Z-Axis’ annual financial statements and reviews of Z-Axis’ quarterly financial statements.

(2)	Audit-related fees are for accounting advisory services related to accounting standards and policies.

(3)	Tax fees billed in 2006 and 2005 were for federal, state, and local income tax compliance and tax planning services.
Pre-Approval Policy
All of the services performed by Ehrhardt Keefe Steiner & Hottman PC in fiscal 2006 were pre-approved in accordance with the pre-approval policy and procedures adopted by the audit committee at its March 31, 2006 meeting. This policy describes the permitted audit, audit-related, tax, and other services that the independent auditors may perform. The policy requires that the committee pre-approve all audit and non-audit services (including internal control-related services) provided by the independent auditor. In addition, Z-Axis will not engage the independent auditors for services billed on a contingent fee basis. The approval of these audit and permitted non-audit services may be given at any time up to a year before commencement of the specified service.
Auditor Independence
During fiscal 2006, the audit committee met and held discussions with management and Ehrhardt Keefe Steiner & Hottman PC. The audit committee reviewed and discussed with Z-Axis management and Ehrhardt Keefe Steiner & Hottman PC audited financial statements contained in Z-Axis’ annual report on Form 10-KSB for the fiscal year ended March 31, 2006.
Ehrhardt Keefe Steiner & Hottman PC submitted to the audit committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee discussed such independence with Ehrhardt Keefe Steiner & Hottman PC.
Based on the reviews and discussions above, the audit committee recommended to the board of directors that the audited financial statements for the fiscal year ended March 31, 2006 be included in Z-Axis’ annual report on Form 10-KSB.
The audit committee has considered whether the provision of non-audit services provided by Ehrhardt Keefe Steiner & Hottman PC is compatible with maintaining the independence of Ehrhardt Keefe Steiner & Hottman PC and has concluded that the independence of Ehrhardt Keefe Steiner & Hottman PC is not compromised by the provision of those non-audit services.

The audit committee has recommended that Ehrhardt Keefe Steiner & Hottman PC be retained as the independent auditors for Z-Axis for the fiscal year ending March 31, 2007.

June [ • ], 2006	AUDIT COMMITTEE:
Marvin A. Davis (Chair)
James E. Pacotti, Jr.
Required Vote
The affirmative vote of the holders of at least a plurality of the outstanding shares of Z-Axis common stock entitled to vote will be required to elect each director.
Recommendation of the Z-Axis Board of Directors
THE Z-AXIS BOARD OF DIRECTORS RECOMMENDS THAT Z-AXIS STOCKHOLDERS VOTE FOR THE REELECTION OF STEVEN H. COHEN, ALAN TREIBITZ, STEPHANIE S. KELSO, MARILYN T. HELLER, MARVIN A. DAVIS AND JAMES E. PACOTTI, JR. AS DIRECTORS OF Z-AXIS.
Board of Directors and Management of Silicon Mountain Holdings after the Exchange
     Immediately prior to the closing of the exchange, the Z-Axis board of directors, which currently consists of six individuals, will expand the Z-Axis board to eight members and tender each of their respective resignations to be effective upon the closing of the exchange and appoint the eight individuals identified in the following table, all of whom currently serve on the board of directors of Silicon Mountain, to replace them, and fill the two newly-created vacancies effective as of the closing:

Directors To Be Appointed
1.	John Blackman	5.	Mark Crossen
2.	Richard Butler	6.	Mickey Fain
3.	Rudolph (Tré) A. Cates, III	7.	Chong Man Lee
4.	Dennis Clark	8.	Eric A. Wittenburg
     Immediately, prior to the closing of the exchange, the Z-Axis board of directors will appoint the individuals identified in the following table as officers of Z-Axis effective upon the closing. Each of these individuals currently serves in the described position for Silicon Mountain.
Officers To Be Appointed

	Name	Position
1.	Rudolph (Tré) A. Cates, III	Chief executive officer and president
2.	Patrick (Shaun) Hanner	Chief technology officer
3.	Roger Haston	Chief financial officer
     The following provides certain biographical information, including business experience, age and the position in Z-Axis to which each person is proposed to be appointed on closing of the exchange:

John Blackman, 63, Director and Chairman
Mr. Blackman has been the chairman of Silicon Mountain’s board of directors from December 1999 to the present and managing director of Global Technology Transfer, LLC from December 2002 through the present. He is also the founder of Workforce Plus, Inc., a staffing firm, and served as its chief executive officer from April 1996 through December 2002. Mr. Blackman also co-founded Studio Green Consulting LLC, a management consulting firm,and Summit Seekers International, Ltd., a human resources consulting firm. He served as a senior partner with Studio Green Consulting from March 2001 through December 2002 and served as Summit Seekers chief executive officer from August 1998 through June 2002. Formerly, Mr. Blackman was chief executive officer from May 1988 through August 1991 of Integrated Plastic Technologies, which provided custom plastic injection molding services, and chief executive officer from February 1985 through April 1988 of Degussa Gesellschaft fur Oberflachentecnik Inc. or Degussa GFO, Inc., which provides electromagnetic shielding products to customers. Mr. Blackman graduated from the University of Toledo with a B.S. in mechanical engineering and attended graduate school at Rensselaer Polytechnic Institute in Troy, New York.
Richard Butler, 57, Director
Mr. Butler has been a member of the Silicon Mountain board of directors since February 2006. Mr. Butler is the founder and principal owner of Aardex Corporation and has been its chief executive officersince its inception in 1983. Mr. Butler began his career as a general contractor and has over 30 years’ experience in designing, building and overseeing real estate development projects.
Tre’ Cates, 35, Director, Chief Executive Officer and President
Mr. Cates has been chief executive officer, president and a member of the board of directors of Silicon Mountain from November 1997 through the present and is one of the company’s founders. Before founding Silicon Mountain, Mr. Cates was a regional sales manager for Super PC Memory, Inc. a company engaged in the sale of memory for desktops, laptops and low-end Window/Intel type servers and attached printers. Mr. Cates holds a B.A. in philosophy from Ouachita Baptist University and a M.A. in theology from Southwestern Seminary.
Dennis Clark, 36, Director
Mr. Clark is one of Silicon Mountain’s founders and has been a member of Silicon Mountain’s board of directors from November 1997 to the present. He has served in numerous positions within Silicon Mountain including vice president from November 1997 to October 2005, chief financial officer from November 1997 through March 2005 and chief operating officer from June 2001 through November 2003. Mr. Clark has also provided consulting services to Silicon Mountain during 2005 and 2006. Mr. Clark provided accounting and business management services to clients in the Oklahoma City area while working for Coopers & Lybrand, LLC where he received his Oklahoma CPA license in February 1992. He later moved to the Colorado area where he worked for the regional accounting firm Hein & Associates LLP until 1998. Mr. Clark graduated from Southern Nazarene University in Bethany, Oklahoma with a B.S. in accounting.
Mark Crossen, 57, Director
Mr. Crossen has served on the board of directors of Silicon Mountain since April 2006. From March 2002 through the present, Mr. Crossen has served as executive director of RayneMark Investments, LLC, an investment management firm. From 1998 to the present, Mr. Crossen has devoted his time to the management of RayneMark Investments, RayneMark Futures and the Crossen family charitable foundation, The Heaven’s Hope Foundation. In 1987 Mr. Crossen founded Amrion, Inc. with his father and served as its chief executive officer and the chairman of its board of directors from 1988 through 1997. In 1997, Amrion merged with Whole Foods Market. Following the merger with Whole Foods Market, Mr. Crossen became a strategic business advisor to Whole Foods. In May 1998, Mr. Crossen resigned from this consultative position to devote his time to portfolio management and angel investing. Mr. Crossen is a University of Colorado graduate and holds a bachelor’s degree in sociology and philosophy.

Mickey Fain, 50, Director
Mr. Fain has served on Silicon Mountain’s board of directors from February 2006 through the present. In July 1997, Mr. Fain founded Innovation One Partners, Inc., a management consulting and mentoring company and from July 1997 through the present has served as its president. Through Innovation One Partners, Inc., a company owned by Mr. Fain through which he provides consulting services, Mr. Fain formed and grew two chief executive officer groups under TEC (The Executive Committee) International, which is a membership organization that provides chief executive and officers of businesses the ability to share ideas, knowledge and experiences with the goal of improving their own businesses. In 1981, Mr. Fain co-founded SmartScan Inc., a company formed to provide digital mapping services to federal, state and local government agencies. Mr Fain served as SmartScan’s vice president from 1981 to 1987 and as chief executive offcer from 1987 through 1997. Mr. Fain is also the founder of the Colorado CEO Forum, an annual convention of over 200 local CEOs affiliated with companies in the Rocky Mountain region. Mr. Fain graduated from the University of Texas with a B.S. in electrical engineering and holds an M.B.A. from Rice University.
Chong Man Lee, 46, Director
Mr. Lee has been a member of Silicon Mountain’s board of directors from August 2000 through August 2005 and from April 2006 to the present. Mr. Lee has over 14 years’ experience in investment banking, leveraged buy-outs, mergers and acquisitions, business development, seed capital financing and structured financing. From August 2001 to the present, Mr. Lee has served as managing partner and president of Mission Capital Partners, LLC, in investment banking and strategic advisory firm. From November 2004 through the present, Mr. Lee has also served as managing partner of HyCET, LLC, an energy and carbon materials company. Since 2001, Mr. Lee has also served as managing partner of GTT, LLC, a desalinization technologies development company and since 2002, has served as managing partner of Sea Wave Technology, LLC an alternative energy development company. Mr. Lee holds a B.A. in economics from UCLA and an M.B.A. from the Harvard Business School.
Eric A. Wittenberg, 48, Director
Mr. Wittenberg has been a member of the Silicon Mountain board of directors since February 2006. From June 2001 through the present, Mr. Wittenberg has served as president, chief executive officer and a director of McStain Neighborhoods, a Colorado-based employee-owned developer and home builder. Prior to joining McStain Neighborhoods, Mr. Wittenberg had more than 20 years of residential development experience including serving in executive positions at such companies as KB Home, The Fieldstone Company and Presley Homes. Mr. Wittenberg is also a member of the National Association of Home Builders, the Urban Land Institute and TEC International. He also serves on the executive committee of the Metro Denver Economic Development Corporation and was awarded Builder of the Year for 2005 by the Colorado Association of Homebuilders. He served as a member of the executive committee and board of the Orange County Building Industry Association (BIA), board member of the City of Hope Construction Industry Alliance and board member of the Assessment and Treatment Services Center (ATSC), a non-profit family counseling organization. Mr. Wittenberg received a B.A. in business economics from UCLA.
The biographies of the proposed executive officers to be appointed effective upon the closing of the exchange who are not directors are as follows:
Shaun Hanner, 37, Chief Technical Officer
Mr. Hanner has been Silicon Mountain’s chief technology officer from 2000 through the present and as such is responsible for technical operations and product development for Silicon Mountain. From 1998 to 2000, Mr. Hanner held the position of business manager within Silicon Mountain. Mr. Hanner developed Silicon Mountain’s DirectIntelligence™ software, a proprietary contact management and product configuration and distribution system. He is also the chief designer and architect of Silicon Mountain’s e-commerce website. Before joining Silicon Mountain, he co-founded Rimrock Technologies, a custom application development and vertical market software company. He holds a B.A. degree in communications from Eastern Montana College.

Roger Haston, 44, Chief Financial Officer
Mr. Haston has been Silicon Mountain’s chief financial officer and secretary since March 2005 and as such is responsible for the financial operations and planning for Silicon Mountain. He was the founder of AXIS Geophysics, a geophysical services company, and served as its chief executive officer from January 1998 through its sale in July 2001. From July 2001 through June 2003, he served as a business unit manager for Input/Output, Inc., a geophysical software and services company. Before joining Silicon Mountain, Mr. Haston served as interim CEO from September 2004 through November 2004 for Cebic Technologies, a computer security company. Mr. Haston holds a B.A. in geology, an M.A. in geology and a Ph.D. in geophysics from UC Santa Barbara and an M.B.A. from Rice University.
Z-AXIS PROPOSAL EIGHT
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
Our board of directors, acting on the recommendation of the audit committee, has appointed the independent public accounting firm of Ehrhardt Keefe Steiner & Hottman PC to be Z-Axis’ independent auditor for the fiscal year ending March 31, 2007. As in the past, the board of directors has determined that it would be desirable to request ratification of this appointment by the stockholders. If the stockholders do not ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC, the appointment of independent auditors will be reconsidered by the board of directors.
On closing of the exchange and the LLC sale, it is expected that Hein & Associates LLP, which has served as the independent auditors for Silicon Mountain for the years ended December 31, 2005 and December 31, 2004, will be appointed as the independent auditors to Silicon Mountain Holdings. It is also expected that at this time, Silicon Mountain Holdings will change its fiscal year to December 31 of each year, which is the fiscal year now used by Silicon Mountain.
Representatives of Ehrhardt Keefe Steiner & Hottman PC will be present at the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to stockholder questions.
Required Vote
The independent auditors will be ratified if the votes cast in favor of such proposal exceed the votes cast against it.
Recommendation of the Z-Axis Board of Directors
THE Z-AXIS BOARD OF DIRECTORS RECOMMENDS THAT Z-AXIS STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT AUDITOR.
Z-AXIS PROPOSAL NINE
ADJOURNMENT OR POSTPONEMENT OF THE Z-AXIS ANNUAL MEETING
Z-Axis may ask its stockholders to vote on a proposal to adjourn or postpone the Z-Axis annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the exchange and the LLC sale transactions or in the event that the closing conditions contained in the exchange and LLC sale agreements have not been satisfied. If necessary, Z-Axis will adjourn or postpone the Z-Axis annual meeting for up to 30 days. This proposal will be approved if the votes cast in favor of such proposal exceed the votes cast against it.
Z-AXIS PROPOSAL TEN
OTHER MATTERS
As of the date of this joint proxy statement, management of Z-Axis knows of no other business that will be presented for action at the Z-Axis annual meeting. If any other business requiring a vote of the Z-Axis stockholders should come before the Z-Axis annual meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT – Z-AXIS
     The following table sets forth certain information with respect to the beneficial ownership of shares of Z-Axis common stock as of June 1, 2006, unless otherwise indicated, (i) individually by the chief executive officer and each of the other executive officers of Z-Axis and by each director of Z-Axis, (ii) by all executive officers and directors of Z-Axis as a group and (iii) by each person known to Z-Axis to be the beneficial owner of more than five percent of the outstanding shares of Z-Axis common stock. Except as noted in the footnotes below, each of the persons listed has sole investment and voting power with respect to the shares indicated. The information in the table is based on information available to Z-Axis. The total number of shares of common stock outstanding on March 31, 2006 was 3,825,000. The business address of each of the individuals is 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111, except as otherwise noted.

		Percentage of
Beneficial Owner (1)	Number of Shares	Outstanding Shares
Steven H. Cohen* (2)	785,663	20.3%
Alan Treibitz† (3)	408,391	10.6%
Stephanie S. Kelso† (4)	116,834	3.0%
Marilyn T. Heller*(2)	785,663	20.3%
Marvin A. Davis*(5)	70,000	**
James E. Pacotti, Jr.* (6)	75,000	**
Valerie L. Switzer(7)	398,391	9.7%
Gold C Enterprises, Inc.(8)	393,750	9.6%
All directors and executive officers as a group (six persons)(9)	1,455,888	35.4%

†	Named executive officer.

*	Director of Z-Axis.

**	Less than 1% of the outstanding Z-Axis common stock.

(1)	Includes shares issuable pursuant to options held by the respective person or group which are presently exercisable or may be exercised within 60 days after the record date (“currently exercisable stock options”) as set forth below.

(2)	Dr. Cohen and Ms. Heller disclaim beneficial ownership of Z-Axis common stock owned by the other, but under the SEC rules pertaining to beneficial ownership, each is deemed the beneficial owner of shares owned by the other. Dr. Cohen’s shares of common stock include currently exercisable stock options to purchase 20,000 shares at exercise prices ranging from $0.069 to $0.539 until various dates in 2007 through 2010. Ms. Heller’s shares of common stock include currently exercisable stock options to purchase 35,000 shares at exercise prices ranging from $0.0625 to $0.490 until various dates in 2008 through 2015. Dr. Cohen and Ms. Heller are married.

(3)	Mr. Treibitz’s shares of common stock include currently exercisable stock options to purchase 20,000 shares at exercise prices ranging from $0.069 to $0.539 until various dates in 2008 through 2010.

(4)	Ms. Kelso’s shares of common stock include currently exercisable stock options to purchase 56,834 shares at exercise prices ranging from $0.070 to $0.330 until various dates in 2008 through 2014.

(5)	Mr. Davis’s shares of common stock include currently exercisable stock options to purchase 70,000 shares at exercise prices ranging from $0.070 to $0.490 until various dates in 2008 through 2015.

(6)	Mr. Pacotti’s shares of common stock include currently exercisable stock options to purchase 70,000 shares at exercise prices ranging from $0.070 to $0.490 until various dates in 2008 through 2015..

(7)	Includes 213,332 shares of common stock owned by Mrs. Switzer’s children of which Mrs. Switzer is beneficial owner. The mailing address for Ms. Switzer is 19882 East Geddes Place, Aurora, Colorado 80016.

(8)	The mailing address for Gold C Enterprises, Inc. is 1670 York Street, Denver, Colorado 80206.

(9)	Includes 271,834 shares of common stock subject to options exercisable within 60 days of the record date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT – SILICON MOUNTAIN
     The following table sets forth certain information with respect to the beneficial ownership of shares of Silicon Mountain common stock as of June 12, 2006, unless otherwise indicated, (i) individually by the chief executive officer and each of the other executive officers of Silicon Mountain and by each director of Silicon Mountain, (ii) by all executive officers and directors of Silicon Mountain as a group, and (iii) by each person known to Silicon Mountain to be the beneficial owner of more than five percent of the outstanding shares of Silicon Mountain common stock. Except as noted in the footnotes below, each of the persons listed has sole investment and voting power with respect to the shares indicated. The information in the table is based on information available to Silicon Mountain. The total number of shares of common stock outstanding on June 12, 2006 was 4,475,775. The business address of each of the individuals is 4755 Walnut Street, Boulder, Colorado 80301, except as otherwise noted.

	Number of Shares Owned		Percentage of Outstanding Shares
		Z-Axis
	Silicon Mountain	after	Of Silicon Mountain	Of Z-Axis
Beneficial Owner (1)	before exchange	exchange	before exchange	after exchange
Rudolph (Tre´) A. Cates III†* (2)	1,197,250	1,348,164	24.5%	22.7%
Roger Haston † (3)	475,000	534,888	10.4%	9.6%
Patrick Hanner† (4)	535,625	603,124	11.2%	10.4%
John Blackman *(5)	140,000	157,649	3.1%	2.9%
Mark Crossen *(6)	1,856,373	2,090,470	41.0%	37.9%
Chong Man Lee* (7)	2,000	2,319	* *	* *
Eric Wittenburg *	—	—	* *	* *
Dennis Clark *	299,605	337,386	6.7%	6.2%
Richard Butler*	47,000	52,927	1.1%	* *
Mickey Fain*	25,000	28,153	* *	* *
All directors and executive officers as a group (ten persons)(8)	4,577,853	5,155,079	85.5%	79.9%

†	Named executive officer.

*	Director of Silicon Mountain and to be appointed a director of Z-Axis effective upon the closing of the exchange.

**	Less than 1% of the outstanding common stock.

(1)	Includes shares issuable pursuant to options held by the respective person or group, which are presently exercisable or may be exercised within 60 days after the record date (“currently exercisable stock options”) as set forth below.

(2)	Mr. Cates’ shares of common stock include currently exercisable stock options to purchase 415,000 shares at exercise prices ranging from $0.28 to $0.83 until various dates in 2009 and 2011.

(3)	Mr. Haston’s shares of common stock include currently exercisable stock options to purchase 75,000 shares at an exercise price of $0.75 until various dates in 2013 and 2014.

(4)	Mr. Hanner’s shares of common stock include currently exercisable stock options to purchase 295,000 shares at exercise prices ranging from $0.28 to $0.75 until various dates in 2009 and 2013.

(5)	Mr. Blackman’s shares of common stock include currently exercisable stock options to purchase 40,000 shares at an exercise price of $0.28 until January 30, 2009.

(6)	Mr. Crossen’s shares of common stock include (a) 280,000 shares of common stock held by RayneMark Investments LLC, of which Mr. Crossen is the executive director and majority owner, and (b) currently exercisable warrants held by RayneMark Investments LLC to purchase 50,000 shares at an exercise price of $1.00 until June 1, 2013.

(7)	Mr. Man Lee’s shares of common stock include currently exercisable stock options to purchase 2,000 shares at an exercise price of $0.28 until January 30, 2009.

(8)	Includes 877,000 shares of common stock subject to options and warrants exercisable within 60 days of the record date.

DESCRIPTION OF Z-AXIS CAPITAL STOCK AND STOCKHOLDERS’ RIGHTS
     The following description of material terms of the capital stock of Z-Axis does not purport to be complete and is qualified in its entirety by reference to the amended articles of incorporation and bylaws of Z-Axis, which documents are incorporated by reference as exhibits to the Form 10-KSB that was filed by Z-Axis with the SEC on June 9, 2006, and to the applicable provisions of the Colorado Business Corporation Act, or the CBCA,. Both Z-Axis and Silicon Mountain are Colorado corporations and, accordingly, the rights of each corporation’s stockholders are governed by the CBCA.
General
     As of May 31, 2006, Z-Axis’ authorized capital stock consisted of 10,000,000 shares of common stock, par value $0.001 per share, of which 3,825,000 shares were outstanding. If the proposed amendments to the articles of incorporation of Z-Axis receive stockholder approval, the authorized common stock will be increased from 10,000,000 shares to 30,000,000 shares, and a new class of preferred stock consisting of 3,000,000 shares of preferred stock, part value $0.001 per share, will be created. The following description of Z-Axis’ capital stock, certain provisions of Z-Axis’ amended and restated articles of incorporation, which are referred to as the articles, Z-Axis’ amended and restated bylaws, which are referred to as the bylaws, and applicable provisions of the Colorado Business Corporation Act, or the CBCA, is a summary and is qualified in its entirety by the provisions of the articles and bylaws, copies of which have been filed or incorporated by reference as exhibits to the Form 10-KSB filed by Z-Axis with the SEC on June 9, 2006, and the applicable provisions of the CBCA.
Capital Stock
     As of May 31, 2006, there were 3,825,000 shares of Z-Axis common stock outstanding and options outstanding to purchase a total of 474,930 shares of Z-Axis common stock. Assuming the reverse split is approved, immediately prior to the exchange occurring, Z-Axis will have 425,000 post-split shares of common stock outstanding and options outstanding to purchase a total of 52,770 post-split shares of common stock.
     Holders of Z-Axis common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors. Holders of Z-Axis common stock are entitled to receive ratably any dividends that may be declared by the board of directors out of funds legally available and are entitled to receive, pro rata, all of Z-Axis’ assets available for distribution to such holders upon liquidation. This right will be subject to any preferential liquidation rights that Z-Axis could grant in the future to holders of preferred stock, assuming the stockholders vote in favor of creating a class of preferred stock and the board of directors authorizes the issuance of a series of preferred stock with such preferential liquidation rights. Holders of Z-Axis common stock do not have preemptive rights, subscription rights or redemption rights. The redemption of a portion of the shares of common stock held by the Z-Axis investor group is being made pursuant to a contractual redemption agreement with the Z-Axis principal stockholders in connection with the LLC sale.
Articles of Incorporation and Applicable Provisions of Colorado Law
     The following is a summary of some material provisions of Z-Axis’ articles of incorporation and applicable provisions of the CBCA. This summary is not complete and is qualified by reference to the articles of incorporation and the CBCA.
     Under the CBCA, if a quorum exists, an amendment to the articles generally is approved if the votes cast favoring the action exceed the votes cast opposing the action unless a larger affirmative vote is required by the corporation’s articles of incorporation or bylaws or by the board of directors or stockholders proposing the amendment. Prior to submitting an amendment for a stockholder vote, the amendment must be recommended by the board of directors to the stockholders unless the amendment is proposed by stockholders or unless the board of directors determines that, because of a conflict of interest or other special circumstances, it should make no recommendation and communicates the basis for its determination to the stockholders with the amendment. In addition, holders of an outstanding class or series are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the provisions of the articles, if the amendment would have certain effects on the class or series of stock, such as changing the number of shares in the class or changing the rights or preferences of the class or series. Z-Axis’ articles of incorporation allow for a simple majority vote in cases where the CBCA would otherwise require a two-thirds majority vote, except for some matters relating to voting rights and distribution.
     Under the CBCA, cumulative voting is permitted only if it is specifically provided for in the corporation’s articles of incorporation. Z-Axis’ articles do not provide for cumulative voting.
     The CBCA provides that the directors of a corporation may be removed by the stockholders with or without cause unless the articles of incorporation provide that directors may be removed only for cause. Z-Axis’ articles do not modify this right.
     The CBCA provides that, unless otherwise provided in the articles of incorporation of the corporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting by written action signed by all of the stockholders entitled to vote on that action. Z-Axis’ articles do not modify this provision of the CBCA.
     Under the CBCA, the sale, lease, transfer or other disposition of all or substantially all of a corporation’s property and assets other than in the usual and regular course of business must be authorized at a stockholders meeting by a majority of the voting power of the shares entitled to vote. In addition, under the CBCA, an agreement of merger, exchange or consolidation must be approved by the directors of each constituent corporation and adopted by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. A greater vote may be required if provided in a corporation’s articles of incorporation or bylaws or if required by the board of directors. Z-Axis’ articles of incorporation do not modify these provisions of the CBCA.
     Under the CBCA, a director’s liability cannot be eliminated or limited for:
•	any breach of a director’s duty of loyalty to the corporation and its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful distributions voted for or assented to by a director; or

•	receipt of an improper personal benefit.
     Under the CBCA, a corporation may indemnity any director or officer who is made or threatened to be made party to a proceeding by reason of the former or present official capacity of the director or officer against judgments, penalties, fines, settlements and reasonable expenses so long as such person:
•	acted in good faith;

•	reasonably believed that (i) in the case of conduct in an official capacity with the corporation, that the conduct was in the best interests of the corporation, or (ii) in all other cases, that the conduct was at least not opposed to the best interest of the corporation; and

•	in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.
     The CBCA provides that, unless limited by the articles of incorporation, a corporation shall indemnity a person who was wholly successful in defense of any proceeding to which the person is a party because the person is or was a director, against reasonable expenses incurred in connection with the proceeding. Z-Axis’ articles of incorporation state that Z-Axis shall have the authority to indemnify its directors to the fullest extent permitted by CBCA.

Bylaws and Applicable Provisions of Colorado Law
     The following is a summary of some material provisions of Z-Axis’ bylaws and applicable provisions of the CBCA. This summary is not complete and is qualified by reference to the bylaws and the CBCA.
     Under the CBCA, the power to add, change, or delete a provision of the bylaws is vested in the board of directors, unless the articles of incorporation reserve such power exclusively to the stockholders in whole or in part. Z-Axis’ bylaws provide that the majority of the board of directors present at any regular meeting or any special meeting that is called for that purpose at which a quorum is present is authorized to make, amend and repeal the bylaws of the corporation. The CBCA does not permit the board of directors to amend any bylaws fixing a greater quorum or voting requirement for stockholders.
     The CBCA provides that an annual meeting of stockholders shall be held at a time and date stated in or fixed in accordance with the bylaws of the corporation or, if not stated or fixed, at a time and date stated in or fixed in accordance with a resolution of the board of directors of the corporation. The CBCA also requires notice to stockholders’ meetings to be sent to all stockholders no fewer than 10 nor more than 60 days before the date of the meeting, except that if the number of authorized shares is to be increased, notice shall be delivered at least 30 days before the date of the meeting. The CBCA also provides that if, an annual meeting was not held within the earlier of six months after the close of the corporation’s most recently ended fiscal year or fifteen months after the corporation’s last annual meeting, the district court may summarily order a meeting to be held upon the application of any stockholder. Z-Axis’ bylaws do not modify these provisions of the CBCA but do specify that the annual meeting will be held on the second Tuesday in the month of June. Z-Axis’ bylaws further specify that notice of a meeting shall be delivered not less than ten nor more than fifty days before the date of the meeting, unless a longer notice period is required by the CBCA.
     The CBCA provides that a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the corporation’s bylaws or by resolution of the board of directors, or by written demand from a stockholder or stockholders holding 10% or more of the shares entitled to vote on the matters entitled to vote on the matters to be presented at the meeting.
     Each Z-Axis director is elected annually for a one-year term at the annual meeting of the stockholders and the number of directors constituting the board of directors is set from time to time by resolution of the board of directors. Under the CBCA, unless otherwise provided in the articles of incorporation, vacancies on a board of directors, and newly created directorships resulting from an increase in the number of directors may be filled by the stockholders, by the board of directors or by the affirmative vote of a majority of the remaining directors, even though less than a quorum.
     In addition, Z-Axis will advance expenses to Z-Axis’ directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the CBCA, if such person acted in good faith and in a manner reasonably believed to be in the best interest of the company. The bylaws allow Z-Axis to advance expense incurred in defending a civil or criminal action. While outside of the bylaws, Z-Axis has agreed to advance such expenses to directors, officers and employees, subject to limited exceptions. subject to limited exceptions. [Z-Axis has also contractually agreed to advance such expenses to former directors, officers and employees, subject to limited exceptions.] In addition, Z-Axis has entered into indemnification agreements with Z-Axis’ directors and executive officers. These agreements provide for indemnification by Z-Axis to the full extent permitted under Colorado law and set forth the procedures under which indemnification and advancement of expenses will be provided to indemnitees.
Transfer Agent and Exchange Agent
     The transfer agent for Z-Axis’ common stock is Computershare Trust Company, which will also serve as the exchange agent in facilitating the exchange of Silicon Mountain common stock certificates for Z-Axis common stock certificates.

DISSENTERS’ RIGHTS
Article 113 of the Colorado Business Corporation Act, or the CBCA, grants certain rights to obtain payment for their shares to dissenting stockholders of a Colorado corporation (such as Z-Axis and Silicon Mountain) with respect to an exchange and sales of all, or substantially all, of such corporation’s assets. Strict statutory procedures set forth in Section 7-113-202 of the CBCA must be followed by dissenting stockholders and failure to do so will result in forfeiture of the rights to payment, and cause such stockholders to be bound by such actions. Z-Axis and Silicon Mountain will each require strict compliance with the statutory procedures set forth in the CBCA. A stockholder may assert rights to payment with respect to all or a portion of the stock held.
To Z-Axis Stockholders: IN ORDER FOR YOU TO EXERCISE DISSENTERS’ RIGHTS, YOU MUST MAKE A WRITTEN DEMAND UPON Z-AXIS AND DEPOSIT THE CERTIFICATES FOR YOUR CERTIFICATED SHARES AS PROVIDED IN THE CBCA. THE NOTICE MUST BE RECEIVED BY Z-AXIS BEFORE THE VOTES ON THE EXCHANGE AND THE LLC SALE ARE TAKEN, THE CERTIFICATES MUST BE DEPOSITED AS SET FORTH BY Z-AXIS IN ITS DISSENTERS’ NOTICE, YOU MUST NOT VOTE IN FAVOR OF THE PROPOSED EXCHANGE AND THE LLC SALE, AND YOU MUST COMPLY WITH SUCH OTHER PROCEDURES AS REQUIRED BY THE CBCA, AS MORE FULLY DESCRIBED BELOW. VOTING IN FAVOR OF THE EXCHANGE AND THE LLC SALE, OR FAILURE TO SEND THE REQUIRED DISSENTERS’ NOTICE OR TO FOLLOW SUCH OTHER PROCEDURES WILL RESULT IN A WAIVER OF YOUR DISSENTERS’ RIGHTS. YOU ARE NOT REQUIRED TO EXERCISE DISSENTERS’ RIGHTS AS TO BOTH THE EXCHANGE AND THE LLC SALE, BUT IF YOU EXERCISE DISSENTERS’ RIGHTS ONLY WITH RESPECT TO ONE OF THESE TRANSACTIONS, YOU MUST FOLLOW IN ALL RESPECTS THE STEPS SET FORTH ABOVE AND IN THE DISSENTERS’ NOTICE WITH RESPECT TO THE TRANACTION AS TO WHICH YOU DISSENT.
To Silicon Mountain Stockholders: IN ORDER FOR YOU TO EXERCISE DISSENTERS’ RIGHTS, YOU MUST MAKE A WRITTEN DEMAND UPON SILICON MOUNTAIN AND DEPOSIT THE CERTIFICATES FOR YOUR CERTIFICATED SHARES AS PROVIDED IN THE CBCA. THE NOTICE MUST BE RECEIVED BY SILICON MOUNTAIN BEFORE THE VOTE ON THE EXCHANGE IS TAKEN, THE CERTIFICATES MUST BE DEPOSITED AS SET FORTH BY SILICON MOUNTAIN IN ITS DISSENTERS’ NOTICE, YOU MUST NOT VOTE IN FAVOR OF THE PROPOSED EXCHANGE, AND YOU MUST COMPLY WITH SUCH OTHER PROCEDURES AS REQUIRED BY THE CBCA, AS MORE FULLY DESCRIBED BELOW. VOTING IN FAVOR OF THE EXCHANGE OR FAILURE TO SEND THE REQUIRED DISSENTERS’ NOTICE OR TO FOLLOW SUCH OTHER PROCEDURES WILL RESULT IN A WAIVER OF YOUR DISSENTERS’ RIGHTS.
The following summary of the provisions of Article 113 is not intended to be a complete statement of such provisions and is qualified in its entirety to the full text of Article 113, a copy of which is attached to this joint proxy statement as Annex D, and incorporated herein by reference.
Stockholders of a Colorado corporation have the right, in limited circumstances, to dissent from certain corporate actions, including the consummation of an exchange and the sale of all, or substantially all, of such corporation’s assets which requires the approval of such corporation’s stockholders. Stockholders entitled to dissent are also entitled to obtain a cash payment in the amount of the fair value of their shares. The holders of Z-Axis common stock have these rights with respect to the exchange and the sale of the LLC, which Z-Axis refers to as the transactions, and Silicon Mountain stockholders have such rights with respect to the exchange.
A holder of common stock who wishes to assert dissenters’ rights under Article 113 must (i) cause the company in which he or she holds shares to receive, before the vote is taken with respect to the transactions (in the case of Z-Axis) or the exchange (in the case of Silicon Mountain), written notice of the holder’s intention to demand a cash payment for the holder’s shares of common stock if the transactions are consummated or, in the case of Silicon Mountain, if the exchange is consummated; and (ii) not vote the shares of Z-Axis common stock in favor of the transactions or, in the case of Silicon Mountain, not vote the shares of Silicon Mountain common stock in favor of the exchange. A holder of Z-Axis common stock or Silicon Mountain common stock, as the case may be, who fails to satisfy these requirements will not be entitled to dissenters’ rights under Article 113.
If the exchange and the LLC sale are approved, Z-Axis must give a written dissenters’ notice, which is referred to in this joint proxy statement as the dissenter’ notice, to all the Z-Axis stockholders who are entitled to demand a cash payment for their shares under Article 113 within ten days after stockholder approval of the transactions. Likewise, if the exchange is approved, Silicon Mountain must give a written dissenters’ notice to all its stockholders who are entitled to demand a cash payment for their shares under Article 113 within ten days after stockholder approval of the exchange. The dissenters’ notice must: (i) state that the transaction(s) were authorized and state the effective date or the proposed effective date of the transaction(s); (ii) state an address at which it will receive cash payment demands and the address of a place where certificates for certificated shares must be deposited; (iii) supply a form for demanding a cash payment, which form shall request a dissenter to state an address to which a cash payment is to be made; (iv) set the date by which it must receive a cash payment demand and certificates for uncertificated shares, which date may not be less than 30 days after the date that the dissenters’ notice is given; (v) state the requirement regarding the dissent by record holders with respect to shares held by beneficial owners, as permitted by Section 7-113-103(3) of the CBCA; and (vi) be accompanied by a copy of Article 113.
A stockholder who wishes to obtain a cash payment for his or her shares of Z-Axis common stock or Silicon Mountain common stock must demand a cash payment by submitting the form provided pursuant to (iii) above, or by stating such demand in another writing, and depositing the stockholder’s certificate(s) for certificated shares. Z-Axis may restrict the transfer of any shares not represented by a certificate from the date the demand for cash payment is received, as may Silicon Mountain with respect to shares as to which it receives a demand for cash payment. The stockholder demanding a cash payment in accordance with Section 7-113-204 shall retain all rights of a stockholder, except the right to transfer shares, until the effective date of the transaction(s). A stockholder who does not provide demand for a cash payment by the dates set forth in the dissenters’ notice and in accordance with Section 7-113-204 will not be entitled to a cash payment for his or her shares of Z-Axis common stock or for shares of Silicon Mountain’s common stock as provided in the CBCA.
Pursuant to Sections 7-113-206 and 207 of the CBCA, upon the effective date of the transactions or upon receipt of a cash payment demand, whichever is later, the company receiving the demand, which is referred to in this joint proxy statement as the receiving company, must pay each dissenter who complied with Section 7-113-204 the amount of cash that the receiving company estimates to be the fair market value of the shares, plus accrued interest. The cash payment must be accompanied by (i) certain financial information regarding the receiving company; (ii) a statement of the receiving company’s estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter’s right to demand a cash payment under Section 7-113-209; and (v) a copy of Section 7-113-206 of the CBCA.
Section 7-113-208 of the CBCA permits the receiving company to require each stockholder to certify in writing, or in the dissenter’s cash payment demand, whether or not the dissenter acquired beneficial ownership of his or her shares of common stock before the date of the first announcement to the news media or to the stockholders, such date to be set forth in the dissenters’ notice. If any dissenter does not so certify in writing, the receiving company may offer to make a cash payment if the dissenter agrees to accept such payment in full satisfaction of the demand for a cash payment.
A dissenter may give written notice to the receiving company to which demand was provided, within 30 days after the receiving company makes or offers a cash payment for the dissenter’s shares of common stock, of the dissenter’s estimate of the fair value of such shares and of the amount of interest due and may demand cash payment of such estimate, or reject the receiving company’s offer under Section 7-113-208 and demand a cash payment of the fair value of the shares and interest due if: (i) the dissenter believes that the amount of cash paid pursuant to Section 7-113-206 or offered pursuant to Section 7-113-208 is less than the full value of his or her shares of common stock or that the interest due was incorrectly calculated; (ii) the receiving company fails to make a cash payment as required under Section 7-113-206 within the time specified above; or (iii) the receiving company does not return the deposited certificates as required by Section 7-113-207. Dissenters who do not give the required notice waive the right to demand a cash payment under Section 7-113-209.
If a demand for a cash payment under Section 7-113-209 remains unresolved, the receiving company may, within 60 days after receiving the cash payment demand, petition the court to determine the fair value of the shares of common stock and accrued interest. All dissenters of the receiving company whose demands remain unsettled would be made a party to such a proceeding. Each dissenter is entitled to judgment for the amount the court finds to be the fair value of the shares of the receiving company’s common stock, plus interest, less any amount paid by the receiving company. The costs associated with this proceeding shall be assessed against the receiving company, unless the court finds that all or some of the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding cash payment under Section 7-113-209, in which case the court may assess the costs in the amount the court finds equitable against some or all of the dissenters. The court may also assess the fees and expenses of counsel and experts for the respective parties in amounts the court finds equitable, against the receiving party or the dissenters. In determining fair value, the court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined by the court could be more, the same, or less than the value that you are entitled to receive on consummation of the transaction(s). If the receiving company does not commence a proceeding within the 60-day period, the receiving company must pay each dissenter whose demand remains unsettled the amount of cash demanded.
To be effective, a demand for cash payment by a holder of Z-Axis common stock or a holder of Silicon Mountain common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make a demand for cash payment to Z-Axis. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. A person having a beneficial interest in Z-Axis common stock that is held of record in the name of another person, such as a nominee, must act promptly to cause the record holder to follow the requirements of Article 113 of the CBCA in a timely manner if such person elects to demand payment of the fair value of such shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for cash payment should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for cash payment for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right to demand a cash payment with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which a cash payment is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.
In view of the complexity of Article 113, stockholders of Z-Axis who may wish to dissent from the exchange and/or the LLC sale and the stockholders of Silicon Mountain who may wish to dissent from the exchange should consult their legal advisors. Failure to take any necessary step will result in a termination or waiver of your rights under Article 113 of the CBCA.
FUTURE STOCKHOLDER PROPOSALS
To be included in our proxy materials mailed to shareholders pursuant to Rule 14a-8 of the Exchange Act, shareholder proposals to be presented at the 2007 annual meeting of shareholders must be received by Silicon Mountain Holdings at its executive offices not less than 120 calendar days before the first anniversary date of this joint proxy statement. The date of this joint proxy statement appears on the cover page. Assuming the exchange and the LLC sale are completed, shareholder proposals should be sent to Silicon Mountain Holdings, c/o Silicon Mountain Memory, Incorporated, 4755 Walnut Street, Boulder, Colorado 80301, Attention: Secretary. If you are notified that the exchange and the LLC sale did not close, shareholder proposals should be sent to Z-Axis at 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111, to the attention of the Secretary. No business may be transacted at an annual meeting of stockholders, other than business that is either

(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any of our stockholders (i) who is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders of record on the date for the determination of stockholders entitled to vote at the annual meeting, and (ii) who timely complies with the notice procedures and form of notice set forth below.
To be timely and comply with our notice procedures, a shareholder’s notice must be given to the Secretary and must be delivered to or mailed and received at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the stockholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting date was mailed to shareholders or other public disclosure of the annual meeting date was made, whichever first occurs. To be in proper form, a stockholder’s notice must be in written form and must set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting, (b) the name and record address of the stockholder, (c) the class or series and number of shares of our common stock which are owned beneficially or of record by the stockholder, (d) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of the business, and (e) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
HOUSEHOLDING OF JOINT PROXY STATEMENT
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, known as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with customers who are Z-Axis stockholders will be “householding” Z-Axis proxy materials unless contrary instructions have been received from the customers. Z-Axis will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement and annual report to any stockholder sharing an address to which only one copy was mailed. Requests for additional copies should be directed to Z-Axis at 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111, or by telephone at 303-713-0200.
Once a stockholder has received notice from his or her broker that the broker will be “householding” communications to the stockholder’s address, “householding” will continue until the broker is notified otherwise or until the stockholder revokes his or her consent. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive separate copies of the proxy materials and annual reports, the stockholder should so notify his or her broker. Any stockholder who currently receives multiple copies of proxy materials and annual reports at his or her address and would like to request “householding” of communications should contact his or her broker or, if shares are registered in the stockholder’s name, Z-Axis’ director of administration at the address or telephone number provided above.

EXPERTS
The financial statements of Z-Axis Corporation as of and for each of the years in the two-year period ended March 31, 2006 included in this document have been audited by Ehrhardt Keefe Steiner & Hottman PC, independent registered public accounting firm, as indicated in their report with respect thereto, which is included in this document in reliance upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Silicon Mountain Memory, Incorporated and subsidiary as of and for each of the years in the two-year period ended December 31, 2005 included in this document have been audited by Hein & Associates LLP, independent registered public accounting firm as indicated in their report with respect thereto, which is included in this document in reliance upon the authority of said firm as experts in accounting and auditing.
COMMUNICATIONS WITH THE BOARDS OF DIRECTORS
Stockholders interested in communicating with a Z-Axis or Silicon Mountain director or with the directors of Z-Axis or Silicon Mountain as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Z-Axis audit committee, may do so by writing care of each company’s respective corporate Secretary. The boards of directors of Z-Axis and Silicon Mountain have each adopted a process for handling correspondence received by each respective company and addressed to members of each company’s board. Under that process, each company’s Secretary reviews all such correspondence and forwards to its board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deal with the functions of the board or committees thereof, or that he or she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the company that is addressed to members of the board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the chief executive officer and/or other members of Z-Axis’ management and handled in accordance with procedures established by the Z-Axis audit committee with respect to such matters.
AVAILABILITY OF FORM 10-KSB
Z-Axis files Annual Reports on Form 10-KSB with the SEC. A copy of the Z-Axis Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006 (except for certain exhibits thereto), may be obtained free of charge on written request by any Z-Axis stockholder to Z-Axis Corporation, 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado, Attention: Director of Administration. Copies of all exhibits to the Annual Report on Form 10-KSB are available upon a similar request, subject to reimbursing Z-Axis for expenses in supplying any exhibit.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Z-Axis files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that Z-Axis files with the SEC at the following location of the Securities and Exchange Commission:
Public Reference Room
100 F Street, N.W.
Washington, D.C. 20549
Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.W., Washington, D.C. 20549, at prescribed rates. Z-Axis’ public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

The SEC allows Z-Axis to “incorporate by reference” information into this joint proxy statement. This means that Z-Axis can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this joint proxy statement. This joint proxy statement and the information that Z-Axis files later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that Z-Axis later files with the SEC may update and supersede the information in this joint proxy statement. Z-Axis incorporates by reference each document it files under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this joint proxy statement and before the annual stockholder meeting. Those documents include periodic reports, such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, as well as proxy statements. Z-Axis also incorporates by reference into this joint proxy statement the following documents filed by it with the SEC under the Exchange Act:
•	Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006;

•	Proxy solicitation materials filed on May 9, 2006

•	Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2006; and

•	Current Reports on Form 8-K (or 8-K/ A) filed May 9, 2006 and June 9, 2006
The information about Z-Axis disclosed in these reports is considered a part of this joint proxy statement. Z-Axis encourages you to read these reports carefully in their entirety for additional information concerning Z-Axis that may be relevant to your decision as to how to vote your shares of Z-Axis common stock at the Z-Axis annual meeting.
The section in this joint proxy statement entitled “Audit Committee Report” does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Z-Axis filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Z-Axis specifically incorporates that Report by reference therein.
Any person, including any beneficial owner, to whom this joint proxy statement is delivered may request copies of reports, proxy statements or other information concerning Z-Axis, without charge, by written or telephonic request directed to Z-Axis at Z-Axis Corporation, 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111, Attention: Director of Administration, telephone: 303-713-0200. If you would like to request documents, please do so by [ • ], in order to receive them before the Z-Axis annual meeting.
No persons have been authorized to give any information or to make any representations other than those contained in this joint proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by Z-Axis, Silicon Mountain or any other person. This joint proxy statement is dated [ • ]. You should not assume that the information contained in this joint proxy statement is accurate as of any date other than that date, and the mailing of this joint proxy statement to stockholders shall not create any implication to the contrary.

BY ORDER OF THE BOARDS OF DIRECTORS

SILICON MOUNTAIN MEMORY,	Z-AXIS CORPORATION
INCORPORATED

RUDOLPH (TRE´) A. CATES III	ALAN TREIBITZ,
Chief Executive Officer	Chief Executive Officer

INDEX TO FINANCIAL STATEMENTS
Z-Axis Corporation Financial Statements
Silicon Mountain Memory, Incorporated Consolidated Financial Statements
Unaudited Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
Z-Axis Corporation
Greenwood Village, Colorado
We have audited the accompanying balance sheets of Z-Axis Corporation as of March 31, 2006 and 2005, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Z-Axis Corporation as of March 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC
May 4, 2006
Denver, Colorado

Z-AXIS CORPORATION
Balance Sheets

	March 31,
	2006	2005
Assets
Current assets
Cash	$75,722	$761,379
Accounts receivable, net of allowance of $56,573 (2006) and $41,860 (2005)	1,127,839	498,042
Other current assets	52,024	57,820

Total current assets	1,255,585	1,317,241

Non-current assets
Property and equipment, net	97,995	129,286
Restricted cash (Note 8)	36,288	61,023
Capitalized software, net	—	52,621
Deposits	28,468	28,452
Deferred income taxes	344,000	96,000

Total non-current assets	506,751	367,382

Total assets	$1,762,336	$1,684,623

Liabilities and Stockholders’ Equity

Current liabilities
Line-of-credit	$170,000	$—
Accounts payable	105,043	38,139
Accrued expenses	185,662	102,397
Deferred revenue	33,000	35,500
Deferred income taxes	315,000	150,000
Current portion of capital lease obligations	14,863	14,200

Total current liabilities	823,568	340,236

Capital lease obligations, less current portion	5,370	20,233
Deferred rent	80,954	47,062

Total liabilities	909,892	407,531

Commitments

Stockholders’ equity
Common stock, $.001 par value, 10,000,000 shares authorized, 3,825,000 shares issued and outstanding	3,825	3,825
Additional paid-in capital	1,446,671	1,446,671
Accumulated deficit	(598,052)	(173,404)

Total stockholders’ equity	852,444	1,277,092

Total liabilities and stockholders’ equity	$1,762,336	$1,684,623

See notes to financial statements.

Z-AXIS CORPORATION
Statements of Operations

	For the Years Ended
	March 31,
	2006	2005
Net sales	$2,945,190	$3,487,192

Operating expenses
Production	1,361,843	1,437,366
Research and development	109,968	107,483
General and administrative	943,193	925,993
Marketing	930,927	902,918
Depreciation and amortization	61,278	75,662
Amortization of software development costs	52,621	27,461

Total operating expenses	3,459,830	3,476,883

(Loss) income from operations	(514,640)	10,309

Other income (expense)
Interest income (expense), net	6,882	(3,152)
Loss on sale of equipment	—	(7,647)
Other income	2,531	11,472

Total other income	9,413	673

(Loss) income before income taxes	(505,227)	10,982

Income tax benefit (expense)	80,579	(2,522)

Net (loss) income	$(424,648)	$8,460

Weighted average common shares outstanding:
Basic	3,825,000	3,825,000

Diluted	3,825,000	3,994,182

Basic (loss) income per common share	$(0.11)	$0.00

Diluted (loss) income per common share	$(0.11)	$0.00

See notes to financial statements.

Z-AXIS CORPORATION
Statement of Changes in Stockholders’ Equity
For the Years Ended March 31, 2006 and 2005

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockohlders’
	Shares	Amount	Capital	Deficit	Equity
Balance — March 31, 2004	3,825,000	$3,825	$1,446,671	$(181,864)	$1,268,632

Net income	—	—	—	8,460	8,460

Balance — March 31, 2005	3,825,000	3,825	1,446,671	(173,404)	1,277,092

Net (loss)	—	—	—	(424,648)	(424,648)

Balance — March 31, 2006	3,825,000	$3,825	$1,446,671	$(598,052)	$852,444

See notes to financial statements.

Z-AXIS CORPORATION
Statements of Cash Flows

	For the Years Ended
	March 31,
	2006	2005
Cash flows from operating activities
Net (loss) income	$(424,648)	$8,460

Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Depreciation	61,278	75,662
Amortization of software development costs	52,621	27,461
Loss on sale of equipment	—	7,647
Allowance for doubtful accounts	14,713	(50,300)
Deferred income taxes	(83,000)	1,000
Changes in assets and liabilities
Accounts receivable	(644,510)	332,537
Other current assets	5,796	24,704
Deposits	(16)	(19)
Accounts payable	66,904	5,252
Accrued expenses	83,265	(6,649)
Deferred revenue	(2,500)	(13,000)
Deferred rent	33,892	18,922

	(411,557)	423,217

Net cash (used in) provided by operating activities	(836,205)	431,677

Cash flows from investing activities
Purchase of property and equipment	(29,987)	(36,409)
Proceeds from sale of equipment	—	440

Net cash used in investing activities	(29,987)	(35,969)

Cash flows from financing activities
Decrease (increase) in restricted cash	24,735	(499)
Borrowing on line-of-credit	170,000	—
Capital lease principal payments	(14,200)	(13,618)

Net cash provided by (used in) financing activities	180,535	(14,117)

Net (decrease) increase in cash	(685,657)	381,591

Cash — beginning of year	761,379	379,788

Cash — end of year	$75,722	$761,379

Supplemental disclosure of cash flow information:
The Company paid $7,442 and $6,274 for interest for the years ended March 31, 2006 and 2005, respectively.
Supplemental disclosure of non-cash activity:
During 2005, the Company purchased equipment on a capital lease in the amount of $41,314.
See notes to financial statements.

Note 1 — Description of Business and Summary of Significant Accounting Policies
Z-Axis Corporation, (the Company), was incorporated under the laws of the State of Colorado on May 16, 1983. The Company is engaged in consulting and presentation services. The primary market for the Company’s products and services is the litigation industry. These services include the strategic analysis of complex litigation issues, the design of demonstrative evidence, the production of such evidence and courtroom presentation. In addition, the Company has developed an electronic image presentation system for use in the courtroom called “VuPoint”. The services are provided through its headquarters and production facility in Denver, Colorado and its satellite sales offices in New York City, Washington D.C., Chicago, San Francisco and London.
Concentrations of Credit Risk
Financial instruments, which potentially subject the Company to concentration of credit risk consist principally of cash and trade accounts receivable. The Company places its temporary cash investments with what management believes are high quality financial institutions. Concentrations of credit risk with respect to trade accounts receivable are limited due to the Company’s periodic credit evaluations of its significant customers’ financial condition and their dispersion across geographic areas.
Accounts Receivable
The Company extends unsecured credit to its customers in the ordinary course of business, but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. Amounts determined to be uncollectible are expensed in the period such determination is made. The provision for uncollectible amounts is continually reviewed and adjusted to maintain the allowance for doubtful accounts at a level considered adequate to cover future losses. The allowance is management’s best estimate of uncollectible amounts and is determined based on historical performance that is tracked by the Company on an ongoing basis. The Company will write off all uncollectible accounts after all collection efforts have failed. The losses ultimately incurred could differ materially in the near term from the amounts estimated in determining the allowance.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.
Property and Equipment
Property and equipment is stated at cost. Equipment under capital leases is valued at the lower of fair market value or net present value of the minimum lease payments at inception of the lease. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from 2 to 7 years, and the related lease terms for leasehold improvements and equipment under capital leases.

Note 1 — Description of Business and Summary of Significant Accounting Policies (continued)
Software Development Costs
The Company applies the provisions of Statement of Position 98-1, “Accounting for Costs of Computer Software Developed for Internal Use.” The Company accounts for costs incurred in the development of computer software as software research and development costs until the preliminary project stage is completed. Direct costs incurred in the development of software are capitalized once the preliminary project stage is completed, management has committed to funding the project and completion and use of the software for its intended purpose are probable. The Company ceases capitalization of development costs once the software has been substantially completed and is ready for its intended use. Software development costs are amortized over their estimated useful lives which are reflective of the Company’s estimate of the expected revenues derived from the use of the software. Costs associated with upgrades and enhancements that result in additional functionality are capitalized.
Long-Lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks to the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired.
Fair Value of Financial Instruments
The carrying amounts of financial instruments including cash, receivables, accounts payable and accrued expenses approximated fair value as of March 31, 2006 because of the relatively short maturity of these instruments.
The carrying amounts of notes payable and debt issued approximated fair value as of March 31, 2006 because interest rates on these instruments approximate market interest rates.
Stock Options
The Company has a stock option plan that provides for the grant of non-qualified stock options to employees, officers and directors of the Company. Options vest ratably over three years from the grant date. The options expire 5 or 10 years from the grant date.
The Company estimates the fair value of each stock award at March 31, 2006 and 2005 by using the Black-Scholes option-pricing model. During the fiscal year ended March 31, 2006, the Company granted 155,000 stock options with a weighted average price of $0.34. Subsequent to the grant of these options, management determined that 99,930 of these options were in excess of the maximum of 375,000 shares authorized for issuance under the stock option plan. As a result, these options were cancelled by agreement with the option holders and reissued as non-plan options during the first quarter of fiscal year 2007. The weighted average exercise price for the reissued options is higher than the weighted average exercise price of the original options. After taking into account the cancellation, as of March 31, 2006, the Company had 375,000 options outstanding and exercisable with a weighted average exercise price of $0.27 and weighted average remaining contractual lives of 6.05 years.
The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock –Based Compensation.” Accordingly, no compensation cost has been recognized for the stock options issued to employees of the Company. Had compensation cost for the Company’s option plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company’s net income

Note 1 — Description of Business and Summary of Significant Accounting Policies (continued)
(loss) and net income (loss) per common share would have been changed to the pro forma amounts indicated below:

	For the Years Ended
	March 31,
	2006	2005
Net (loss) income as reported	$(424,648)	$8,460
Total stock-based compensation expense, determined under fair value accounting, net of tax effects	(7,922)	(24,784)

Pro forma net (loss) under SFAS 123	$(432,570)	$(16,324)

Basic and diluted net (loss) income per common share:
As reported	$(0.11)	$0.00
Pro forma	$(0.11)	$0.00

Assumptions:
Dividend yield	—	—
Volatility factor	79.5% and 349%	123%
Risk free interest rate	4.78% and 4.8%	4%
Expected life of options (in years)	5 and 10	5 and 10
The weighted average fair value of options granted during the years ended March 31, 2006 and 2005 was $0.46 and $0.36 per share, respectively (Note 6.)
Revenue and Cost Recognition
The Company generates sales primarily from hourly-rate contracts with its customers. Some of the sales are generated by work with government agencies that require fixed-price contracts and are negotiated periodically to allow for changes in the amount and scope of work. Sales revenue generated from hourly-rate and fixed-price contracts is recognized as services are performed. Sales revenue is determined by the contract billing rates and the time incurred to perform the service plus reimbursable expenses. Expenses are determined by actual costs incurred.
Advertising Costs
The Company expenses advertising costs as incurred.
Research and Development Costs
Expenditures made for research and development are charged to expense as incurred.
Income Taxes
The Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The Company’s temporary differences result primarily from the cash-basis treatment of certain assets and liabilities for tax purposes, net

Note 1 — Description of Business and Summary of Significant Accounting Policies (continued)
operating loss carryforwards and property and equipment.
Basic and Diluted (Loss) Income Per Common Share
Basic (loss) income per share is computed by dividing net (loss) income by the number of weighted average common shares outstanding during the year. Diluted (loss) income per share is computed by dividing net (loss) income by the number of weighted average common shares outstanding during the year, including potential common shares, which consisted of stock options. At March 31, 2006, the Company had 375,000 options outstanding that were anti-dilutive.
Comprehensive Income
The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”. The statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be disclosed in the financial statements. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Comprehensive income is the total of net income and other comprehensive income. The Company had no transactions during the periods presented that would result in comprehensive income being different from reported income.
Recently Issued Accounting Pronouncements
In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment”, which will be effective for the Company for the fiscal year which ends March 31, 2007. This statement is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in Statement 123. Management estimates that adoption of this standard will result in approximately $38,000 in compensation expense that will be recorded in future periods as unvested options begin to vest.
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3”, which is effective for fiscal years beginning after December 15, 2005. This Statement replaces APB Opinion No. 20, “Accounting Changes”, and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements” and changes the requirements for the accounting for and reporting of a change in

Note 1 — Description of Business and Summary of Significant Accounting Policies (continued)
accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. We believe the adoption of SFAS 154 will not have a material impact on our financial statements.
Note 2 — Balance Sheet Disclosures
Software development costs consist of the following:

	March 31,
	2006	2005
Capitalized software	$90,930	$90,930
Accumulated amortization	(90,930)	(38,309)

	$—	$52,621

Property and equipment consist of the following:

	March 31,
	2006	2005
Production equipment	$610,137	$592,092
Office equipment	335,199	328,789
Leasehold improvements	23,706	23,706

	969,042	944,587
Less accumulated depreciation and amortization	(871,047)	(815,301)

	$97,995	$129,286

Note 2 — Balance Sheet Disclosures (cont.)
Accrued expenses consist of the following:

	March 31,
	2006	2005
Accrued compensation	$115,941	$56,428
Accrued expenses	69,721	45,969

	$185,662	$102,397

Note 3 — Line-of-Credit
The Company entered into an agreement with a bank for a line-of-credit of $250,000 that is due July 2, 2006. The interest rate is calculated at 1% over the bank’s prime rate (8.75% at March 31, 2006) and interest is payable monthly. The line is collateralized by the Company’s accounts receivable and general intangibles. As of March 31, 2006, the outstanding balance on the line-of-credit was $170,000.
Note 4 — Capital Leases
In fiscal year 2005, the Company acquired assets under the provisions of a long-term lease. For financial reporting purposes, minimum lease payments relating to the assets have been capitalized. The lease will expire in 2007. Amortization of the leased property is included in depreciation expense.
The assets under capital lease have cost and accumulated amortization as follows:

	March 31,
	2006	2005
Equipment	$41,315	$56,381
Less accumulated amortization	(18,367)	(23,229)

	$22,948	$33,152

Maturities of capital lease obligations are as follows:

Year Ending March 31,
2007	$16,488
2008	5,508

Total minimum lease payments due	21,996
Amount representing interest	(1,763)

Present value of net minimum lease payments	20,233
Less current portion	(14,863)

Long-term capital lease obligation	$5,370

Note 5 — Income Taxes
The net current and long-term deferred tax assets and liabilities include the following:

	March 31,
	2006	2005
Current:
Deferred tax asset:
Vacation accrual	$18,000	$14,000
Allowance for doubtful accounts	21,000	16,000

Total deferred tax asset	39,000	30,000

Deferred tax liability:
Accrual to cash conversion	(354,000)	(180,000)

Total deferred tax liability	(354,000)	(180,000)

Net current deferred tax asset (liability)	$(315,000)	$(150,000)

Long-term:
Deferred tax asset:
Deferred rent	$30,000	$—
Net operating loss carryforward	412,000	124,000
State net operating loss carryforward	14,000	14,000
Change in valuation allowance	(100,000)	—

Total deferred tax asset	356,000	138,000

Deferred tax liability:
Capitalized software	—	(20,000)
Fixed assets	(12,000)	(22,000)

Total deferred tax liability	(12,000)	(42,000)

Net long-term deferred tax asset (liability)	$344,000	$96,000

The components of income tax (benefit) expense consist of:

	March 31,
	2006	2005
Current	$1,225	$1,522
Deferred	(81,804)	1,000

	$(80,579)	$2,522

Note 5 — Income Taxes (continued)
The following is a reconciliation of the statutory federal income tax rate applied to pre-tax accounting net (loss) income compared to the income taxes in the statements of operations:

	For the Years Ended
	March 31,
	2006	2005
Income tax (benefit) expense at the statutory rate	$(171,777)	$3,700

Change resulting from:
State and local income taxes, net of federal income tax	(14,156)	400
Nondeductible expenses	5,354	5,081
Change in effective tax rate	—	(6,659)
Change in valuation allowance	100,000	—

	$(80,579)	$2,522

At March 31, 2006, the Company had total federal income tax loss carryforwards of approximately $1,100,000, which expire in the years 2007 through 2024.
Note 6 — Stock Option Plan
Stock Options
In September 1996, the Board of Directors adopted, with the approval of the Stockholders, the 1996 Stock Option Plan (the “Plan”). The Plan provides for grants to employees, directors or other persons deemed appropriate at the discretion of the Compensation Committee (the “Committee”) of the Board of Directors, stock options to purchase common stock of the Company at a price equal in value to the fair market value, as defined, on the date of grant. The exercise period for options granted under the Plan shall be determined by the Committee; however, the exercise period shall not exceed ten years from the date they are granted.

Note 6 — Stock Option Plan (continued)
The following table presents a summary of the status of the Company’s stock option plan as of March 31, 2006:

		Weighted
	Incentive	Average
	Stock	Exercise
	Options	Price
Options outstanding — March 31, 2004	272,520	$0.21
Granted	77,500	0.36
Expired	(16,707)	0.20

Options outstanding — March 31, 2005	333,313	0.24
Granted	55,070	0.46
Expired	(13,383)	0.36

Options outstanding — March 31, 2006	375,000	$0.27

Options vested and exercisable at March 31, 2006	242,430	$0.21

The following table presents the composition of options outstanding:

	Options Outstanding
Range of Exercise Prices	Number	Price	Life*
$.0625 - $0.1625	75,000	$0.07	4.60
$.1875 - $0.2875	132,430	0.24	7.20
$.2900 - $0.3900	127,570	0.35	6.85
$.4000 - $0.5390	40,000	0.50	7.75

Total - March 31, 2006	375,000	$0.27	6.73

The following table presents the composition of options exercisable:

	Exercisable Options
Range of Exercise Prices	Number	Price	Life*
$.0625 - $0.1625	75,000	$0.07	4.60
$.1875 - $0.2875	109,926	0.23	5.73
$.2900 - $0.3900	57,504	0.35	5.28
$.4000 - $0.5390	—

Total - March 31, 2006	242,430	$0.21	5.27

*	Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

Note 7 — (Loss) Income Per Share
The following table sets forth the computation for basic and diluted (loss) income per share:

	For the Years Ended
	March 31,
	2006	2005
Numerator for diluted (loss) income per common share	$(424,648)	$8,460

Denominator for basic (loss) income per share - weighted average shares	3,825,000	3,825,000
Effect of dilutive securities — stock options	—	169,182

Denominator for diluted (loss) income per share - adjusted weighted average shares	3,825,000	3,994,182

Basic and diluted (loss) income per common share	$(0.11)	$0.00

Where the inclusion of potential common shares is anti-dilutive, such shares are excluded from the computation.
Note 8— Commitments
Operating Leases
The Company leases its primary office and production facility under an operating lease. The lease term began on June 1, 2003 and will extend through May 31, 2011. The terms of the lease provide for a total of six months of rent abatement granted for the 1st, 2nd, 25th, 26th, 37th, and 38th months of the lease, which creates the deferred rent liability disclosed in the financial statements. As of March 31, 2006 the deferred rent liability is $80,954. The terms of the lease also require a security deposit in the amount of $27,982 and an Irrevocable Standby Letter of Credit originally in the amount of $60,000, which is secured by a restricted money market cash account at a financial institution. During 2006, the amount of the Irrevocable Standby Letter of Credit was reduced by $24,000 to a balance of $36,000. The Irrevocable Standby Letter of Credit will continue to reduce by $12,000 per year for the next three consecutive years ending April 2008. The Company also has office space rental agreements for the Illinois and New York locations. The Company leases all of its facilities from unaffiliated third parties. These leases renew on a yearly or month-to-month basis, respectively. Rent expense for the three leases was $156,337 and $157,948 for the years ended March 31, 2006 and 2005, respectively.

Note 8— Commitments (continued)
Future minimum lease payments under these leases are approximately as follows:

Year Ending March 31,
2007	$127,323
2008	154,245
2009	158,340
2010	162,435
2011	166,530
Thereafter	27,983

$796,856

Note 9- Employee Benefit Plan
On April 1, 1993, the Company established the Z-Axis Corporation 401(k) Plan (the “Plan”). Eligible employees may elect to participate in the Plan beginning on the first day of the calendar quarter following their date of hire. The Company elected to make matching contributions in amounts of ten percent of the first five percent of a participating employee’s salary deferral amount. The Company made matching contributions to the Plan in the amounts of $4,356 and $4,354 during the years ended March 31, 2006 and 2005, respectively.
Note 10 — Major Customers
The Company’s net sales are concentrated in a few customers. For the year ended March 31, 2006, no customer accounted for more than 10% of the total sales and four separate customers comprised 61.6% of the accounts receivable balance at March 31, 2006. For the year ended March 31, 2005, one customer comprised 33% of the Company’s total sales and 20% of the accounts receivable balance at March 31, 2005.
Note 11 — Subsequent Events (unaudited)
As disclosed in the Form 8-K filed by Z-Axis with the SEC on May 10, 2006, the Company entered into a stock exchange agreement, or the exchange agreement, with Silicon Mountain Memory, Incorporated, a Colorado corporation (“Silicon Mountain”) on May 7, 2006. The exchange agreement provides that at closing the Company will exchange (the “exchange”) a total of 4,973,284 post-split shares of Z-Axis for all of the outstanding capital stock of Silicon Mountain. As a result of the exchange, Silicon Mountain will become a wholly-owned subsidiary of the Company. Prior to the closing, the Company anticipates transferring all of the pre-closing assets and liabilities to a wholly-owned limited liability company, which is referred to as Z-Axis LLC. At the closing, it is anticipated that certain of the current principal stockholders, officers and directors, or the Z-Axis investor group, will, through their own limited liability company, acquire all of the outstanding membership interests of Z-Axis LLC, which will then hold all of the pre-closing assets and liabilities. The Company refers to this transaction as the sale of the LLC or the LLC sale. The purchase price to be paid in the LLC sale will be $60,000 in cash and the redemption at closing of common stock owned by the Z-Axis investor group valued at approximately $90,000 and a note payable to Silicon Mountain for $150,000 at a rate of prime plus 2.0%.
We are not currently party to any legal proceedings. However, on June 5, 2006, an individual alleging to be a stockholder of the Company, acting through counsel, threatened to file a purported class action lawsuit against the Company in connection with the proposed exchange with Silicon Mountain Memory, Incorporated (“Silicon Mountain”) and the proposed concurrent disposition of our existing litigation services support business. Those transactions are described more fully under “Description of Business – Recent Developments” appearing in Item 1 above, and in the Form 8-K, under Items 1.01 and 9.01, which we filed with the SEC on May 10, 2006. On June 9, we filed a Form 8-K which had as an exhibit the correspondence from counsel to the stockholder.

INDEPENDENT AUDITOR’S REPORT
January 19, 2006
To the Board of Directors
Silicon Mountain Memory, Inc.
Boulder, Colorado
We have audited the accompanying consolidated balance sheets of Silicon Mountain Memory, Inc. and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Silicon Mountain Memory, Inc. and subsidiary as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Certified Public Accountants
717 17th Street, Suite 1600
Denver, Colorado 80202
Phone: 303-298-9600
Fax: 303-298-8118
www.heincpa.com

SILICON MOUNTAIN MEMORY, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
ASSETS
Current Assets:
Cash	$60,509	$83,131
Accounts receivable, net of allowance of $6,519 and $14,161	1,083,301	920,068
Inventory, net of allowance of $28,000 and $20,000	231,970	223,325
Prepaid expense	42,748	27,720
Deferred income taxes	23,000	28,000
Other current assets	24,429	29,534

Total current assets	1,465,957	1,311,778

Fixed Assets:
Property and equipment, at cost	559,915	360,025
Less accumulated depreciation	(211,636)	(134,018)

Net fixed assets	348,279	226,007

Other Assets:
Note receivable from officer	10,000	—
Deposits	23,405	16,655
Intangible assets, net of amortization expense of $155,604 and $67,952	953,474	1,021,044

Total other assets	986,879	1,037,699

Total Assets	$2,801,115	$2,575,484

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$496,939	$200,259
Accrued expenses	323,059	307,273
Income tax payable	32,424	16,231
Customer deposits	104,358	61,674
Note payable to related parties	100,000	100,000
Lines of credit	441,089	649,371
Current maturities of long-term debt	464,324	444,063

Total current liabilities	1,962,193	1,778,871

Long-Term Liabilities:
Deferred income taxes	47,000	37,000
Long-term debt less current maturities	287,911	362,007
Notes payable to related parties	—	300,000

Total long-term liabilities	334,911	699,007

Total Liabilities	2,297,104	2,477,878

Commitments (Note 9)

Shareholders’ Equity:
Common stock, $.01 par value, $50,000,000 shares authorized, 4,475,773 and 3,858,273 shares issued and outstanding, respectively	44,758	38,583
Additional paid-in capital	578,077	276,455
Accumulated deficit	(118,824)	(217,432)

Total shareholders’ equity	504,011	97,606

Total Liabilities and Shareholders’ Equity	$2,801,115	$2,575,484

See independent auditor’s report and accompanying notes.

SILICON MOUNTAIN MEMORY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2005	2004
Sales	$16,166,900	$13,834,509

Cost of Goods Sold	10,865,302	9,899,407

Gross Margin	5,301,598	3,935,102

Operating Costs:
Selling expenses	2,810,265	1,756,036
General and administrative expenses	2,099,800	1,584,067
Depreciation and amortization	206,216	140,667

Total operating costs	5,116,281	3,480,770

Income From Operations	185,317	454,332

Other (Expense) Income:
Interest (expense) income, net	(109,526)	(98,602)
Gain on forgiveness of debt	83,378	—
Loss on disposal of fixed assets	(4,561)	(3,947)

Total other (expense) income	(30,709)	(102,549)

Pre-Tax Income	154,608	351,783

Income Tax Expense	(56,000)	(34,000)

Net Income	$98,608	$317,783

See independent auditor’s report and accompanying notes.

SILICON MOUNTAIN MEMORY, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balances, January 1, 2004	3,839,273	$38,393	$261,561	$(535,215)	$(235,261)

Stock options issued	—	—	10,334	—	10,334
Stock options exercised	19,000	190	4,560	—	4,750
Net income	—	—	—	317,783	317,783

Balances, December 31, 2004	3,858,273	38,583	276,455	(217,432)	97,606

Stock options issued	—	—	3,422	—	3,422
Stock options exercised	17,500	175	4,200	—	4,375
Stock issued for note conversion	600,000	6,000	294,000	—	300,000
Net income	—	—	—	98,608	98,608

Balances, December 31, 2005	4,475,773	$44,758	$578,077	$(118,824)	$504,011

See independent auditor’s report and accompanying notes.

SILICON MOUNTAIN MEMORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2005	2004
Cash Flows from Operating Activities:
Net income	$98,608	$317,783
Adjustments to reconcile to net cash from operating activities:
Depreciation and amortization	206,216	140,667
Stock option expense	3,422	10,334
Loss on disposal of property and equipment	4,561	3,947
Gain on forgiveness of debt	(83,378)	—
Deferred income tax	15,000	9,000
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(163,233)	303,661
Inventory	(8,645)	93,980
Other assets	(53,753)	(41,266)
Increase (decrease) in:
Accounts payable	296,680	73,622
Accrued expenses	31,980	105,813
Customer deposits	42,684	29,302

Net cash provided by operating activities	390,142	1,046,843

Cash Flows from Investing Activities:
Purchase of property and equipment	(215,120)	(144,381)
Acquisition of customer list	—	(17,616)

Net cash used in investing activities	(215,120)	(161,997)

Cash Flows from Financing Activities:
Principal payments on notes payable (net)	(396,382)	(305,839)
Proceeds from line of credit (net)	(208,282)	(539,842)
Proceeds from term note	500,000	—
Repayments of term note	(69,444)	—
Proceeds from capital leases	—	48,652
Repayments of capital leases	(27,911)	(14,760)
Proceeds from stock options	4,375	4,750

Net cash used in financing activities	(197,644)	(807,039)

Net Increase (Decrease) In Cash	(22,622)	77,807

Cash and Cash Equivalents, beginning of year	83,131	5,324

Cash and Cash Equivalents, end of year	$60,509	$83,131

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$95,885	$86,201

Cash paid for income taxes	$25,000	$8,800

Supplemental Schedule of Non-Cash Financing Activities:
Acquisition of customer list with debt	$—	$1,050,000

Acquisition of assets with debt	$23,280	$—

Conversion of note payable to common stock	$300,000	$—

See independent auditor’s report and accompanying notes.

SILICON MOUNTAIN MEMORY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.	Nature of Operations and Summary of Significant Accounting Policies:
Nature of Operations — Silicon Mountain Memory, Inc. was incorporated in November 1997 in the State of Colorado. The Company is a sales and manufacturing company offering memory solutions for computer devices and peripherals. The Company is headquartered in Boulder, Colorado.
Principles of Consolidation — The consolidated financial statements include the accounts of Silicon Mountain Memory, Inc. and its wholly-owned subsidiary, SMPC, Inc. All significant intercompany transactions and balances have been eliminated in consolidation.
Cash and Cash Equivalents — Cash and cash equivalents are defined as cash on hand and cash in bank accounts.
Inventories — Inventories consist of wholesale goods held for resale. Inventories are stated at the lower of cost or market, as calculated using the first in – first out method. The Company records provisions for slow-moving inventory to the extent the cost of inventory exceeds estimated net realizable value. The Company recorded an allowance of $28,000 and $20,000 for fiscal years ended 2005 and 2004, respectively.
Property and Equipment — Property and equipment is stated at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method generally over a 3- to 7-year period. Depreciation expense, including amortization of assets acquired under capital lease, for the years ended December 31, 2005 and 2004 was $111,564 and $63,958, respectively. Leasehold improvements are amortized on the straight-line method over the lesser of the lease term or the useful life. Expenditures for ordinary maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the account and any gain or loss is credited or charged to income.
Impairment of Long-Lived Assets — SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” requires that an asset be evaluated for impairment when the carrying amount of an asset exceeds the sum of the undiscounted estimated future cash flows of the asset. In accordance with the provisions of SFAS No. 144, the Company reviews the carrying values of its long-lived assets whenever events or changes in circumstances indicate that such carrying values may not be recoverable. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. The fair value of impaired assets is determined based on the present values of expected future cash flows using discount rates commensurate with the risks involved in the asset group. The long-lived assets of the Company, which are subject to evaluation, consist primarily of purchased customer lists. The company has not recorded an impairment loss on its intangible assets for the years ended December 31, 2005 and 2004, respectively.

SILICON MOUNTAIN MEMORY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Accounting for Stock-Based Compensation — We account for stock options using the minimum value method as prescribed by SFAS No. 123, “Accounting for Stock-Based Compensation.” In applying the minimum value method we omitted price volatility from our calculation and assumed a risk-free rate of return of 3.2% for options with a 5 year life and 4.2% for options with a 10 year life.
Revenue and Cost Recognition — The Company recognizes revenue, net of anticipated returns, at the time products are shipped to customers.
Use of Estimates — The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.
Credit Risk and Concentrations — The Company sells products and extends credit based on an evaluation of the customer’s financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company reviews trade receivables periodically and reduces the carrying amount by a valuation allowance that reflects management’s best estimate of the amount that may not be collectible. The Company recorded an allowance for doubtful accounts of $6,519 and $14,161 as of December 31, 2005 and 2004, respectively. The Company recorded bad debt expense of $756 and $1,769 during the years ended December 31, 2005 and 2004, respectively, for trade receivables.
During the years ended December 31, 2005 and 2004, the Company had three main suppliers, which accounted for approximately 42% of the Company’s purchases. If the Company’s relationship with these suppliers were to cease, management believes there are sufficient alternative suppliers, such that there would not be a significant adverse impact on the operations of the Company. Approximately 3% and 5% of the Company’s sales were to one customer during the years ended December 31, 2005 and 2004, respectively.
Research and Development Costs — Research and development costs are charged to operations in the period incurred. The amounts expensed for the years ended December 31, 2005 and 2004 were $0 and $875, respectively.
Shipping and Handling Costs — The Company’s shipping and handling costs are included in cost of sales.
Credit Card Discount Fees — Fees charged to process the Company’s credit card transactions are recorded as bank fees and are included in general and administrative expenses on the statements of operations.

SILICON MOUNTAIN MEMORY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Advertising Costs — The Company expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits. The Company had no amounts capitalized for direct response advertising at December 31, 2005 or 2004. Costs associated with advertising are expensed in the period incurred. Advertising expense was $710,894 and $224,319 for the years ended December 31, 2005 and 2004, respectively.
Income Taxes — Income taxes are accounted for by recognizing deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax basis of assets, liabilities and carryforwards. Deferred tax assets are recognized for the expected future effects of all deductible temporary differences, loss carryforwards and tax credit carryforwards. Deferred tax assets are then reduced, if deemed necessary, by a valuation allowance for the amount of any tax benefits which, more likely than not, are not expected to be realized.
2.	Property and Equipment:
Property and equipment consists of the following as of December 31:

	2005	2004
Furniture and fixtures	$49,496	$46,305
Computer equipment and software	365,455	194,447
Equipment	101,418	92,732
Leasehold improvements	43,546	26,541

	559,915	360,025
Less accumulated depreciation	(211,636)	(134,018)

Total	$348,279	$226,007

Included in property and equipment is equipment acquired under capital leases as follows at December 31:

	2005	2004
Equipment and computer equipment	$103,391	$78,174
Less accumulated amortization	(38,851)	(13,025)

Total	$64,540	$65,149

SILICON MOUNTAIN MEMORY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
3.	Intangible Assets:
On January 30, 2004, the Company entered into an agreement to purchase the customer list of Super PC Memory, Inc (SPC) for a maximum purchase price of $1,050,000 (see Note 7). The Company received a list of all current SPC customers and contact information, the right to exclude SPC from conducting certain future business with these customers, and the right to hire SPC employees. Following the provisions set forth in FASB No. 142, “Goodwill and Other Intangible Assets,” a recognized intangible asset shall be amortized over its useful life to the reporting entity unless that life is determined to be indefinite. The method of amortization shall reflect the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up. The company was not able to reliably determine the pattern for which the economic benefits would be used up or consumed, therefore, the acquired customer list is being amortized straight-line over management’s best estimate.
Intangible assets consist of the following at December 31:

	2005	2004
Loan fee	$27,462	$7,380
Acquired customer lists	1,081,616	1,081,616
Accumulated amortization	(155,604)	(67,952)

Net intangible assets	$953,474	$1,021,044

Loan fees are amortized over the life of the underlying loan. Customer lists are amortized over the lower of their legal or estimated useful lives, which is from 1-15 years. Amortization charged to operations during 2005 and 2004 was $94,652 and $76,709, respectively and is included in the accompanying statements of operations in depreciation and amortization. The company recorded no impairment loss associated with intangible assets during the year’s ended December 31, 2005 or 2004.
Amortization of intangible assets is as follows over the next five years:

Year	Amount
2006	$81,137
2007	78,888
2008	75,671
2009	71,148
2010	71,148
Thereafter	575,482

Total	$953,474

SILICON MOUNTAIN MEMORY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
4.	Accrued Expenses:
Accrued expenses consist of the following at December 31:

	2005	2004
Payroll and related expenses	$148,299	$162,054
Compensated absences	47,467	46,612
Other individually insignificant items	127,293	98,607

Total	$323,059	$307,273

5.	Notes Payable to Related Parties:
Notes payable to related parties consist of the following at December 31:

	2005	2004
Note payable to Shareholder. Interest accrued at 10% with principal and accrued interest due on demand. Accrued interest payable was $50,047 and $36,406 at December 31, 2005 and 2004. The note payable is guaranteed by certain officers of the Company and is collateralized by those officers’ stock, in addition to the general assets of the Company.	$100,000	$100,000

Note payable to Shareholder. Interest accrued at .4% per month. Unpaid principal due on or before September 26, 2013. The note was converted to equity on May 26, 2005 at a price of $.50 per share.	—	300,000

Total related party loans payable	100,000	400,000
Less current maturities	(100,000)	(100,000)

	$—	$300,000

All related party notes are subordinated to the lines of credit at Silicon Valley Bank. Payments on related party notes can only be made after lines of credit at Silicon Valley Bank have been repaid or after written approval by the bank.

SILICON MOUNTAIN MEMORY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
6.	Lines of Credit:

The Company has the following line of credit outstanding at December 31:

	2005	2004
Committed Revolving Line of Credit dated July 27, 2005, with Silicon Valley Bank. Maximum loan amount of $2,000,000. The Company is obligated to make monthly interest payments calculated at 1.5% above prime (total of 8.25% at December 31, 2005). The maturity date on this Line of Credit is July 26, 2006. This Line of Credit is collateralized by substantially all the assets of the Company.	$441,089	$164,000

Guaranteed Revolving Line of Credit dated August 1, 2002, with Silicon Valley Bank. Maximum loan amount of $600,000. The Company is obligated to make monthly interest payments calculated at .5% above prime. The maturity date on this Line of Credit is August 24, 2005. This Line of Credit is without collateral and is guaranteed by a shareholder of the Company. This note was refinanced with a term note in July 2005. The shareholder guarantee was released at that time.	—	485,371

	$441,089	$649,371

The agreements contain customary financial covenants, including specific covenants relating to the Company’s Debt Service Coverage Ratio and Tangible Net Worth.

SILICON MOUNTAIN MEMORY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
7.	Notes Payable:

	2005	2004
Note payable to Silicon Valley Bank. Monthly principal payments of $13,889 plus interest at 8.5% due through July 2008. Collateralized by substantially all the assets of the Company.	$430,556	$—

Note payable to Super PC Memory, Inc. related to customer list acquisition. Collateralized by the customer list. Requires monthly payments of $35,000 through June 2006 with no interest.	264,401	744,161

Capital lease obligations, net of interest of $7,000, with monthly lease payments of $3,185.	57,278	61,909

Total long-term debt	752,235	806,070
Less current maturities	(464,324)	(444,063)

	$287,911	$362,007

The schedule of future payments on long-term debt after December 31, 2005 is as follows:

Year
2006	$464,325
2007	186,892
2008	101,018

Total principal payments	$752,235

On October 7, 2005, the Company entered into an agreement with MARS (Assignee for Super PC) whereby MARS agreed to forgive varying amounts of the note beginning October 31, 2005 and ending March 31, 2006. During 2005, MARS forgave debt amounting to $83,378 and will forgive an additional $49,401 if all terms of the agreement are met. The terms require payments of $35,000 from January to May 2006 with the final payment of $40,000 by June 30, 2006.

SILICON MOUNTAIN MEMORY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
8.	Related Party Transactions:

During the years ended December 31, 2005 and 2004, the Company paid interest of $6,000 and $14,400, respectively, on a note held by a shareholder. This note was converted to equity on May 26, 2005.

On December 23, 2005, the Company loaned $10,000 to an officer. The terms of the promissory note include interest at 5% per year, payments of 50% of bonus received with the balance due in 36 months. The note is collateralized by the officer’s stock in the Company.

9.	Commitments:

On January 22, 2004, the Company entered into an operating lease on office space which expires May 2007. On September 7, 2004, the lease was amended to include additional space. The lease requires minimum monthly payments of $9,066, $11,488, and $14,205 in years one, two, and three of the lease, respectively.

On June 27, 2005, the Company entered into an operating lease on office space which expires May 31, 2007. The lease requires minimum payments of $2,162 and $2,316 in years one and two, respectively.

Future minimum lease payments under noncancelable operating leases as of December 31, 2005 are as follows:

Years Ending
December 31,
2006	$194,064
2007	68,402

$262,466

Total rent expense for the years ended December 31, 2005 and 2004 was $234,546 and $182,564, respectively.

SILICON MOUNTAIN MEMORY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
10.	Stock Incentive Plan:

In 2003, our shareholders approved the 2003 Equity Incentive Plan (the “Plan”). The Plan allows for the granting of up to 2,200,000 incentive and nonqualified stock options to our officers, board members, and employees. The Plan is administered by the Compensation Committee of the Board. Options become exercisable over a period of up to ten years from the date of grant and at exercise prices as determined by the Board.

A summary of stock options under the Company’s Plan is presented below:

	5 Year	9 Year	10 Year
	Vesting	Vesting	Vesting
	Options	Options	Options	Total
Outstanding, January 1, 2004
Issued	1,232,000	—	500,000	1,732,000
Exercised	—	—	(19,000)	(19,000)
Expired or cancelled	—	—	(83,000)	(83,000)

Outstanding, December 31, 2004	1,232,000	—	398,000	1,630,000
Issued	47,000	396,000	—	443,000
Exercised	—	—	(17,500)	(17,500)
Expired or cancelled	(360,000)	(46,000)	(30,500)	(436,500)

Outstanding, December 31, 2005	919,000	350,000	350,000	1,619,000

Average exercise price	$0.28	$0.75	$0.25

11.	Retirement Plan:

We have a defined contribution 401(k) plan and trust covering substantially all full-time employees. The annual contribution to the plan is at the discretion of management. Contributions of $0 and $3,722 were recognized for the years ended December 31, 2005 and 2004, respectively. Employees may contribute to the plan as they meet certain eligibility requirements.

SILICON MOUNTAIN MEMORY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
12.	Income Taxes:

The components of the net deferred current tax asset as of December 31 are as follows:

	2005	2004
Accruals and reserves	$23,000	$28,000

The components of the net deferred long-term tax assets (liabilities) as of December 31 are as follows:

	2005	2004
Property and equipment	$(71,000)	$(62,000)
Net operating loss carryforward	24,000	25,000

Total net deferred tax asset (liability) – long-term	$(47,000)	$(37,000)

Income tax expense for the years ending December 31 was as follows:

	2005	2004
Current	$41,000	$25,000
Deferred	15,000	9,000

Total income tax expense	$56,000	$34,000

As of December 31, 2005, the Company had net operating loss carryforwards for federal and state tax purposes of $62,000. Unused net operating loss carryforwards will expire at various dates beginning in the year 2019.
The major reconciling item of income taxes computed at the U.S. Federal statutory tax rate as compared to the Company’s income tax provision is the change in valuation allowance of $101,000 at December 31, 2004.

Silicon Mountain Memory, Incorporated
Condensed Consolidated Balance Sheets (Unaudited)

March 31,
2006

ASSETS

Current Assets

Cash	$31,792
Accounts receivable, net of allowance of $9,732	1,301,975
Inventory, net of allowance of $28,000	118,461
Prepaid expense	67,239
Deferred income tax	23,000
Other current assets	74,559

Total Current Assets	1,617,026

Fixed Assets

Plant, Property and Equipment	602,231
Less Accumulated Depreciation	(246,535)

Total Fixed Assets	355,696

Other Assets

Goodwill and other Intangible Assets (Net)	932,787
Note Receivable from Officer	32,817
Deposits	23,405

Total Other Assets	989,008

TOTAL ASSETS	$2,961,731

LIABILITIES AND CAPITAL

Current Liabilities

Accounts payable	$583,980
Accrued expenses	458,560
Income taxes payable	15,667
Customer deposits	117,113
Note payable to related parties	100,000
Lines of credit	529,328
Current maturities of long-term debt	576,409

Total Current Liabilities	2,381,057

Long-Term Liabilities

Deferred income tax	47,000

Total Long-Term Liabilities	47,000

TOTAL LIABILITIES	2,428,057

STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock	44,758
Additional Paid-in Capital	594,915
Retained Equity (Deficit)	(105,999)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	533,674

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$2,961,731

See accompanying notes to condensed consolidated financial statements.

Silicon Mountain Memory, Incorporated
Condensed Consolidated Statements of Operations (Unaudited)

	For the Quarters Ended
	March 31,
	2006	2005

SALES	$4,459,189	$3,907,153

COST OF GOODS SOLD	3,000,979	2,584,601

GROSS MARGIN	1,458,210	1,322,552

OPERATING COSTS:

Selling expenses	739,071	673,770
General and administrative expenses	641,576	496,744
Depreciation and amortization expenses	55,586	44,369

Total operating costs	1,436,233	1,214,883

INCOME FROM OPERATIONS	21,977	107,669

Other income (expense)
Interest income (expense), net	(26,315)	(21,227)
Gain on forgiveness of debt	20,989	—
Gain on disposal of fixed assets	3,674	—

Total other income (expense)	(1,652)	(21,227)

PRE-TAX INCOME	20,325	86,442

Income Tax Expense	(7,500)	(32,047)

NET INCOME	$12,825	$54,395

Basic net income per share	$0.00	$0.01

Shares used in basic net income per share	4,475,773	3,863,273

Diluted net income per share	$0.00	$0.01

Shares used in diluted net income per share	4,902,480	3,905,380

See accompanying notes to condensed consolidated financial statements.

Silicon Mountain Memory, Incorporated
Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the Quarters Ended
	March 31,
	2006	2005

Cash Flows from Operating Activities:

Net Income	$12,825	$54,394

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	55,586	44,369
Stock option expense	16,838	1,237
Gain on disposal of fixed assets	(3,674)	—
Gain on forgiveness of debt	(20,989)	—

(Increase) decrease In:
Accounts Receivable	(219,657)	(236,373)
Inventory	113,509	16,932
Other assets	(96,656)	(23,667)
Increase (decrease) in:
Accounts payable	87,042	78,975
Accrued expenses	118,745	94,720
Customer deposits	12,755	28,431

Net cash provided by operating activities	76,324	59,018

Cash Flows from Investing Activities:

Purchase of property and equipment	(38,642)	(30,032)

Net cash used by investing activities	(38,642)	(30,032)

Cash Flows from Financing Activities:

Principal payments on notes payable	(105,000)	(35,106)
Proceeds from line of credits (net)	46,572	94,500
Repayments of capital leases	(7,971)	(5,604)
Proceeds from options exercised	—	1,250

Net cash provided (used) by financing activities	(66,399)	55,040

Net Increase (Decrease) in Cash and Cash Equivalents	(28,717)	84,026

Cash and Cash Equivalents — Beginning of Period	60,509	83,131

Cash and Cash Equivalents — End of Period	$31,792	$167,157

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$22,615	$17,864

Cash paid for income taxes	$24,257	$—

See accompanying notes to condensed consolidated financial statements.

SILICON MOUNTAIN MEMORY, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
1. Basis of Presentation and Significant Accounting Policies
     The accompanying unaudited condensed consolidated financial statements for the three months ended March 31, 2006 and 2005 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Certain information and disclosures normally included in financial statements have been omitted under Securities and Exchange Commission regulations. The accompanying financial statements should be read in conjunction with the Company’s annual audited financial report for the year ended December 31, 2005. In the opinion of management, all adjustments (primarily consisting of normal recurring adjustments) necessary for the fair presentation of the accompanying condensed consolidated financial statements have been made.
     The Company disclosed in Note 1 to its audited financial statements for the year ending December 31, 2005, those accounting policies that it considers to be significant in determining its results of operations and financial position. Other than the Company’s compliance with the new accounting requirements of SFAS No. 123(R), as described below, there have been no material changes to or application of the accounting policies previously identified and described in the annual report. The accounting principles utilized by the Company in preparing its condensed consolidated financial statements conform in all material respects to GAAP. For further information, refer to the consolidated financial statements and footnotes in the Company’s Annual Report for the year ended December 31, 2005.
     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. The Company has historically experienced, and expects to continue to experience, variability in quarterly results. The condensed consolidated statement of operations for the quarterly period ended March 31, 2006 is not necessarily indicative of results for the full year ended December 31, 2006 or any other period.
     Use of Estimates
     The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the Company’s consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.
  Recent Accounting Pronouncements
     SFAS No. 151 “Inventory Costs”
     In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 151 “Inventory Costs” (“SFAS 151”), which revised ARB 43, relating to inventory costs. This revision is to clarify the accounting for abnormal amounts of facility expense, freight, handling costs and spoilage. SFAS 151 requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. SFAS is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company adopted SFAS 151 effective January 1, 2006. The adoption has not had a material impact on its consolidated financial position, results of operations or cash flows.

SILICON MOUNTAIN MEMORY, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
SFAS No. 154 “Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3”
     Statement of Financial Accounting Standard No. 154 “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”) became effective for our Company January 1, 2006. This Statement changes the accounting and reporting of voluntary changes in accounting principles, or the adoption of new principles that do not specify transition rules. Generally, SFAS 154 requires changes in accounting principles be reported by applying the principles to previously issued financial statements as if the principles had always been used. SFAS 154 also requires changes in depreciation, amortization or depletion methods be accounted for in the period the change occurs and in future periods if the change affects both. SFAS 154 carries forward the previously existing guidance of APB Opinion No. 20 for reporting changes in accounting estimates and correction of an error in a previously issued financial statement. The adoption of this interpretation had no material impact on the Company’s financial position, cash flows and results of operations.
     Earnings per Share
     Basic earnings per share is computed by dividing net income or loss from continuing operations by the weighted average number of common shares outstanding during the period. Diluted earnings per share from continuing operations reflects the additional dilution that could occur if rights to acquire common stock were exercised, such as stock issuable pursuant to the exercise of stock options outstanding and shares of common stock subject to repurchase. The treasury stock method is used to compute the dilutive effect of options and similar instruments. Potentially dilutive shares, including shares of common stock that are subject to repurchase, are excluded from the computation of fully-diluted earnings per share from continuing operations when their effect is antidilutive. A reconciliation of weighted average shares used in computing amounts for basic and diluted earnings per share from continuing operations is presented below. There were no adjustments to net income in order to determine diluted earnings per share (in thousands, except per share data).

	Three Months Ended
	March 31,	March 31,
	2006	2005
Weighted average shares
Weighted average shares outstanding — basic	4,476	3,863
Net shares assumed issued through exercises of stock options	427	42

Average shares outstanding — diluted	4,903	3,905

Diluted earnings per share	$0.00	$0.01

2. Stock-Based Compensation
     SFAS No. 123R “Accounting for Stock-Based Compensation”
     Effective January 1, 2006, the Company adopted FASB’s SFAS No. 123R, “Accounting for Stock-Based Compensation”, (“SFAS 123”) using the prospective method, in which compensation cost was recognized beginning with the effective date (a) based on the requirements of SFAS 123R for all share-based payments granted after the effective date and (b) based on the requirements of the minimum value method as prescribed by SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123R.

SILICON MOUNTAIN MEMORY, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
     The adoption of SFAS 123(R) resulted in stock compensation expense for the quarterly period ended March 31, 2006, of $16. The adoption of SFAS 123(R) had no effect on basic and diluted earnings per share for the quarter.
     The Black-Scholes option-pricing model was used to estimate the option fair values. The option-pricing model requires a number of assumptions, of which the most significant are, expected stock price volatility, the expected pre-vesting forfeiture rate and the expected option term (the amount of time from the grant date until the options are exercised or expire). Expected volatility was calculated based the stock volatilities of the Company’s peer group because the Company’s stock was not publicly-traded during the quarter ending March 31, 2006. Expected pre-vesting forfeitures were estimated based on actual historical pre-vesting forfeitures over the most recent period ending March 31, 2006 for the expected option term. The expected option term was calculated using the “simplified” method for “plain vanilla” options outlined in Securities and Exchange Commission Staff Accounting Bulletin No. 107.
     Stock Options as of the Quarterly Period Ended March 31, 2006
     The Company’s 2003 Equity Incentive Plan (the “Plan”) allows for the granting of up to 2.2 million incentive and nonqualified stock options to our officers, board members, employees and consultants. The Plan is administered by the Compensation Committee of the Board. Options become exercisable over a period of up to ten years from the date of grant at exercise prices as determined by the Committee.
     The following table summarizes stock options outstanding and changes (in thousands) during the quarterly period ended March 31, 2006:

			Weighted
			Average
			Remaining
		Weighted	Contractual
	Number of	Average	Term
	Shares	Exercise Price	(in years)
Options outstanding at January 1, 2006	1,619	$.38
Granted	227	.76
Exercised
Canceled or forfeited	(6)	.75

Options outstanding at March 31, 2006	1,840	$.42	4.98

Options exercisable at March 31, 2006	1,210	$.38	4.78

SILICON MOUNTAIN MEMORY, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
     Stock options outstanding and currently exercisable (in thousands) at March 31, 2006 are as follows:

	Options Outstanding			Options Exercisable
		Weighted Average
	Number of	Remaining		Number of
	Options	Contractual Life	Weighted Average	Options	Weighted Average
Range of exercise prices	Outstanding	(in years)	Exercise price	Exercisable	Exercise Price

$0— 0.25	350	7.58	$.25	263	$.25
.26— .28	915	2.83	.28	691	.28
.29— .75	531	2.32	.75	214	.75
$.76— .83	44	1.72	.83	42	.83

	1,840	4.98	$.42	1,210	$.38

     Total estimated unrecognized compensation cost from unvested stock options as of March 31, 2006 was approximately $25, which is expected to be recognized over a period of approximately .75 years.
     The weighted average per share fair value of stock options granted during the quarterly period ending March 31, 2006 was $.41. The fair value was estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions:

Volatility	72%
Expected option term	3.25 years
Risk-free interest rate	4.58%
Expected dividend yield	0%
     The Company issued options to purchase 50,000 shares of common stock to consultants for services during the quarter ended March 31, 2006. These options have an exercise price of $.75 per share, are exercisable at various dates through February 27, 2007 and expire on February 28, 2011.
3. Inventory
     Inventories are valued at the lower of cost or market, with cost computed using the first in first out method. Consideration is given to obsolescence, excessive levels, deterioration and other factors in evaluating net realizable value. Inventories consist of the following (in thousands):

	March 31,	December 31,
	2006	2005
Finished goods	146	226
Reserve for obsolescence	(28)	(20)

Total inventory	$118	$206

SILICON MOUNTAIN MEMORY, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
4. Intangible Assets
     The following table presents details of the Company’s intangible assets as of March 31, 2006 and December 31, 2005 (in thousands):

		March 31, 2006			December 31, 2005
	Useful
	Life	Gross	Accumulated	Net	Gross	Accumulated	Net
Intangible Assets	(years)	Value	Amortization	Value	Value	Amortization	Value

Loan Fees	1-3	$27	$8	$19	$27	$5	$22
Acquired Customer Lists	15	1,082	168	914	1,082	150	932

Total		$1,109	$176	$933	$1,109	$155	$954

     Intangible assets with finite lives are subject to amortization, and any impairment is determined in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Company recorded amortization expense of $21 for the three months ended March 31, 2006 and $23 for the three months ended March 31, 2005. Estimated future amortization expense (based on existing intangible assets) as of March 31, 2006 is as follows (in thousands):

Year ending December 31,	Amount

Remainder of 2006	$61
2007	79
2008	76
2009	71
2010	71
Thereafter	575

Total	$933

5. Commitments and Contingencies
     Our contractual obligations and commercial commitments have not materially changed from those reported in our annual audited financial report dated December 31, 2005.
     Officer and Director Indemnification
     As permitted or required under Delaware law and to the maximum extent allowable under that law, the Company has certain obligations to indemnify its current and former officers and directors for certain events or occurrences while the officer or director is, or was serving, at the Company’s request in such capacity. These indemnification obligations are valid as long as the officer or director acted in good faith and in a manner the person reasonably believed to be in or not opposed to the bests interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The maximum potential amount of future payments the Company could be required to make under these indemnification obligations is unlimited; however, the Company has a director and officer insurance policy that mitigates the Company’s exposure and enables the Company to recover a portion of any future amounts paid. As a result of the Company’s insurance policy coverage, the Company believes the estimated fair value of these indemnification obligations is minimal.

SILICON MOUNTAIN MEMORY, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
6. Related Party Transactions
     In 2005, the Company loaned $10,000 to an officer. During the Quarter Ended March 31, 2006, the Company loaned an additional $22,655 to the officer. The terms of the promissory note include interest at 5% per year and payments of 50% of bonus’ received with the balance due by December 2008. Balance with accrued interest is $32,954 at March 31, 2006.
7. Subsequent Events
     For the month ending April 30, 2006, the Company was not in compliance with the debt service covenant required by the Committed Revolving Line of Credit extended by Silicon Valley Bank. The Company is negotiating with Silicon Valley Bank to obtain a waiver for the default as well as revising financial covenants to better reflect the Company’s operations.
     On May 7, 2006, the Company entered into a Stock Exchange Agreement with Z-Axis Corporation, a Colorado corporation (“Z-Axis”) which provides that at closing the Company will exchange (the “Exchange”) (i) all of its outstanding shares of common stock, which consist of 4,475,773 shares, for 4,973,284 shares of common stock of Z Axis and (ii) all of its outstanding options to purchase the Company’s common stock, which consist of 1,850,250 options, for 2,059,255 options to purchase shares of Z-Axis common stock. As a result of the Exchange, the Company will become a wholly-owned subsidiary of Z-Axis.

ANNEX A
STOCK EXCHANGE AGREEMENT
BY AND AMONG
SILICON MOUNTAIN MEMORY, INCORPORATED (“SMM”),
THE PRINCIPAL STOCKHOLDERS OF SMM,
Z-AXIS CORPORATION
AND
THE PRINCIPAL STOCKHOLDERS OF Z-AXIS CORPORATION
MAY 7, 2006

STOCK EXCHANGE AGREEMENT

1.	DEFINITIONS		1
2.	THE EXCHANGE; ADDITIONAL AGREEMENTS		7
	2.1	Exchange	7
	2.2	Transfer of Z-Axis Business	8
	2.3	Z-Axis LLC Purchase	8
	2.4	The Closing	8
	2.5	Fractional Shares	8
	2.6	SMM Purchase Rights	8
	2.7	Adjustments	9
	2.8	No Further Ownership Rights in SMM Common Stock	9
3.	DIRECTORS AND OFFICERS		9
4.	EXCHANGE OF SHARES AND PURCHASE RIGHTS		9
	4.1	Exchange Of Shares	9
	4.2	Exchange Of Purchase Rights	9
	4.3	Mechanics Of Exchange	10
	4.4	Exemption from Registration	10
5.	REPRESENTATIONS AND WARRANTIES OF Z-AXIS		10
	5.1	Organization and Qualification	11
	5.2	Authority; Enforceability	11
	5.3	No Conflicts	11
	5.4	No Defaults	11
	5.5	Consents and Approvals	12
	5.6	Capitalization; Subsidiaries	12
	5.7	Litigation	12
	5.8	Intellectual Property	13
	5.9	Financial Statements	13
	5.10	Books and Records	14
	5.11	Absence of Changes	14
	5.12	No Undisclosed Liabilities	15
	5.13	Filings with the SEC	15
	5.14	Taxes	16
	5.15	Benefit Plans	17
	5.16	Property, Assets	17
	5.17	Contracts	18
	5.18	Personnel	19
	5.19	Compliance with Laws; Permits	19
	5.20	Brokers or Finders	19
	5.21	Insurance	19
	5.22	Environmental Compliance	20
	5.23	Representations Complete	20
	5.24	Independent Accountants	20
	5.25	Sarbanes Oxley Compliance	21
	5.26	FCPA Compliance	21
	5.27	Financial Recordkeeping and Reporting Compliance	21
	5.28	OFAC Compliance	21
	5.29	Non-Compete and Non-Solicitation Agreements	21

	5.30	Internal Controls	22
6.	REPRESENTATIONS AND WARRANTIES OF SMM		22
	6.1	Organization and Qualification	22
	6.2	Authority; Enforceability	23
	6.3	No Conflicts	23
	6.4	No Defaults	23
	6.5	Consents and Approvals	23
	6.6	Capitalization; Subsidiaries	23
	6.7	Litigation	24
	6.8	Compliance with Laws; Permits	24
	6.9	Benefit Plans	24
	6.10	Property, Assets	25
	6.11	Contracts	26
	6.12	Personnel	26
	6.13	Brokers or Finders	26
	6.14	Environmental Compliance	26
	6.15	Financial Statements	27
	6.16	Absence of Changes	27
	6.17	No Undisclosed Liabilities	28
	6.18	Purchase Entirely for Own Account	28
	6.19	Intellectual Property	29
	6.20	Taxes	30
	6.21	Insurance	31
	6.22	Books and Records	32
	6.23	Representations Complete	32
	6.24	Independent Accountants	32
	6.25	Sarbanes Oxley Compliance	32
	6.26	FCPA Compliance	33
	6.27	Financial Recordkeeping and Reporting Compliance	33
	6.28	OFAC Compliance	33
	6.29	Non-Compete and Non-Solicitation Agreements	33
	6.30	Internal Controls	33
7.	CERTAIN AGREEMENTS		33
	7.1	Access And Information	33
	7.2	Stockholders Authorization	34
	7.3	Operation Of Business	34
	7.4	Preservation Of Business	34
	7.5	Tax Cooperation	35
	7.6	Interim Operations	36
	7.7	Accuracy Of Representations	38
	7.8	Consents, Waivers And Approvals	38
	7.9	Notice Of Breach Of Warranty	38
	7.10	Additional Documents; Further Assurances	38
	7.11	Notice Of Inaccurate Information	38
	7.12	Publicity	38
	7.13	Stand Still	39
	7.14	Reverse Split	39
	7.15	Assumption of SMM Equity Incentive Plan	39
	7.16	Preparation of Proxy Statement	39
	7.17	Release from Z-Axis Lease Liabilities	39

8.	CONDITIONS TO PERFORMANCE BY ALL PARTIES		40
	8.1	SMM Approval	40
	8.2	Z-Axis Approval	40
	8.3	Proceedings	40
	8.4	Due Diligence	40
9.	CONDITIONS PRECEDENT TO PERFORMANCE BY SMM		40
10.	CONDITIONS PRECEDENT TO PERFORMANCE BY Z-AXIS		42
11.	SECURITIES FILINGS		44
12.	INDEMNIFICATION		44
	12.1	Survival of Representations, Warranties, Covenants and Agreements	44
	12.2	Indemnification By Z-Axis LLC and the Z-Axis Principal Stockholders	44
	12.3	Indemnification by SMM	46
	12.4	Limitations on Indemnification.	46
	12.5	Indemnification and Insurance	47
	12.6	Remedies	47
13.	NOTICE OF CLAIM		47
14.	CLOSING		48
15.	TERMINATION AND ABANDONMENT OF THE EXCHANGE		49
	15.1	Termination	49
	15.2	Effect Of Termination	50
16.	AMENDMENT OR WAIVER		50
17.	ENTIRE AGREEMENT		50
18.	NOTICE		50
19.	SEVERABILITY		52
20.	HEADINGS		52
21.	COUNTERPARTS		52
22.	EXPENSES		52
23.	BENEFITS AND ASSIGNMENT		52
24.	SPECIFIC PERFORMANCE		52
25.	COSTS		52
26.	TERMINATION ON DEFAULT		53
27.	CHOICE OF LAW		53

STOCK EXCHANGE AGREEMENT
THIS STOCK EXCHANGE AGREEMENT (the “AGREEMENT”) is made and entered into as of May 7, 2006 (the “EXECUTION DATE”), by and among Silicon Mountain Memory, Incorporated, a Colorado corporation (“SMM”), Z-Axis Corporation, a Colorado corporation (“Z-Axis”), Rudolph (Tre) Cates and Roger Haston (collectively, the “SMM PRINCIPAL STOCKHOLDERS”), and Alan Treibitz and Stephanie Kelso (collectively, the “Z-AXIS PRINCIPAL STOCKHOLDERS”). SMM, Z-Axis, SMM Principal Stockholders, and the Z-Axis Principal Stockholders may be referred to individually as a “PARTY”, and collectively as the “PARTIES”.
Recitals
     A. The Parties believe it is in the best interests of SMM and Z-Axis and their respective stockholders that Z-Axis acquire the issued and outstanding securities of SMM through an exchange (the “EXCHANGE”).
     B. Pursuant to the Exchange, and subject to the terms and conditions of this Agreement, following the Reverse Split, Z-Axis will (i) deliver to the SMM Stockholders shares of restricted common stock of Z-Axis (the “EXCHANGE SHARES”) in exchange for shares of common stock of SMM (the “ACQUIRED SHARES”) and (ii) assume outstanding SMM Purchase Rights and exchange the same for Z-Axis Purchase Rights exercisable for shares of Z-Axis Common Stock (the “Z-AXIS CONVERSION PURCHASE RIGHTS”). As a result of the Exchange, SMM will become a Subsidiary of Z-Axis.
     C. It is also the intention of the Parties that Z-Axis shall prior to the Closing assign all of the assets and liabilities associated with the Z-Axis Business to Z-Axis LLC, the wholly owned Subsidiary of Z-Axis (“Z-AXIS LLC”), and that simultaneously with the Closing, the Z-Axis Principal Stockholders will purchase all of the issued and outstanding limited liability company interests of Z-Axis LLC (“Z-AXIS LLC PURCHASE”).
     D. New SMM also intends to consummate a financing involving the private placement of its common stock with certain investors within fifteen business days of the Closing (the “PRIVATE PLACEMENT”).
     E. The Parties desire to effect the Exchange as a “reorganization” under the Internal Revenue Code of 1986, as amended (the “CODE”) so that the Exchange will not be taxable to SMM, the SMM Stockholders, Z-Axis or the Z-Axis Stockholders. This Agreement constitutes a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-1(c).
AGREEMENT
     In consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the Parties agree as follows:
     1. Definitions. As used in this Agreement the following terms have the meanings indicated:

1

          “1933 Act” shall mean the Securities Act of 1933, as amended.
          “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.
          “Acquired Shares” shall have the meaning set forth in the Recitals.
          “Applicable Liability” shall have the meaning set forth in Section 7.5.
          “Assumed Purchase Right” shall have the meaning set forth in Section 2.6.
          “Claiming Party” shall have the meaning set forth in Section 7.5.
          “Claims” or a “Claim” shall mean all demands, claims, actions or causes of action, assessments, complaints, directives, citations, information requests issued by any Governmental Authority, legal proceedings, orders, notices of potential responsibility, losses, all damages of whatever nature (including, without limitation, diminution in value and lost profits), Liabilities, sanctions, costs and expenses, including, without limitation, interest, penalties and attorneys’ and experts’ fees and disbursements.
          “Closing Date” shall have the meaning set forth in Section 2.4.
          “Closing” shall have the meaning set forth in Section 2.4.
          “Code” shall have the meaning set forth in the Recitals.
          “Colorado Law” shall mean the Colorado Business Corporation Act.
          “Defending Party” shall have the meaning set forth in Section 7.5.
          “EKSH” shall have the meaning set forth in Section 5.24.
          “Encumbrances” or an “Encumbrance” shall mean any covenants, conditions, Liens, encumbrances, equities, security interests, restrictions, Claims, charges, and other Claims or rights of third parties of whatever kind and nature.
          “Environmental Claims” shall mean all Claims pursuant to Environmental Laws, including but not limited to, those based on, arising out of or otherwise relating to: (i) the Remediation, presence or Release of, or exposure to, Hazardous Materials or other environmental conditions initiated, existing or occurring prior to the Closing Date at, on, under, above, from, or about any real property or any real properties currently or formerly owned, leased or operated by Z-Axis or SMM (as applicable) or any of Z-Axis’ or SMM’s, as the case may be, predecessors or affiliates; (ii) the off-site Release, treatment, transportation, storage or disposal prior to the Closing Date of Hazardous Materials originating from Z-Axis’ or SMM’s, as the case may be, assets or business; or (iii) any violations of Environmental Laws by Z-Axis or SMM, as the case may be, prior to the Closing Date, including reasonable expenditures necessary to cause Z-Axis or SMM (as applicable) to be in compliance with or resolve violations of Environmental Laws.

2

          “Environmental Laws” shall mean any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Mine Safety and Health Act, counterpart Laws adopted by any State or local Governmental Authority, and any amendments thereto), including any regulations, plans, other criteria, or guidelines promulgated pursuant to such Laws, or administrative or judicial orders issued pursuant to such Laws, now or hereafter in effect relating to the Remediation, generation, production, installation, use, storage, management, treatment, transportation, Release, threatened Release, or disposal of Hazardous Materials, or noise control, or the protection of human health, safety, natural resources, animal health or welfare, or the environment.
          “ERISA” shall have the meaning set forth in Section 5.15.
          “Exchange Shares” shall have the meaning set forth in the Recitals.
          “Exchange” shall have the meaning set forth in the Recitals.
          “Execution Date” shall have the meaning set forth in the Preamble.
          “Expense Reimbursements” shall have the meaning set forth in Section 22.
          “FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
          “GAAP” shall mean United States generally accepted accounting principles, consistently applied.
          “Governmental Authority” shall mean any agency, public or regulatory authority, instrumentality, department, commission, court, ministry, tribunal or board of any government, whether foreign or domestic and whether national, federal, provincial, canton, state, regional, local or municipal.
          “Hazardous Materials” shall mean any wastes, substances, radiation, or materials (whether solids, liquids or gases): (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as “pollutants,” “contaminants,” “hazardous materials,” “hazardous wastes,” “hazardous substances,” “toxic substances,” “radioactive materials,” “solid wastes,” or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) the presence of which on real property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon real property or to adjacent properties; (iv) which contain without limitation polychlorinated biphenyls (PCBs), asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any component or derivation thereof); or (v) which pose a hazard to human health, safety, natural resources, employees, or the environment.
          “Hein” shall have the meaning set forth in Section 6.24.
          “Indemnified Officers” shall have the meaning set forth in Section 12.5.

3

          “Indemnified Party” shall have the meaning set forth in Section 13.
          “Indemnifying Party” shall have the meaning set forth in Section 13.
          “Laws” shall mean statutes, common laws, rules, ordinances, regulations, codes, licensing requirements, orders, judgments, injunctions, decrees, licenses, permits and bylaws of a Governmental Authority.
          “Liability” and “Liabilities” shall mean debts, liabilities, commitments, obligations, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature.
          “Liens” or a “Lien” shall mean any security interest, lien, mortgage, charge, pledge, equitable interest or Encumbrance of any nature and, in the case of securities, any put, call or similar right of a third party with respect to such securities.
          “Litigation” shall mean any litigation, legal action, arbitration, proceeding, demand, Claim or investigation against, affecting or brought by or against an entity or any present or former employees of such entity relating to the business, operations, assets or Liabilities of such entity.
          “Material Adverse Change” or “Material Adverse Effect” means, when used with respect to Z-Axis or SMM, as the case may be, any change or effect that is, or so far as can reasonably be determined, is likely to be, materially adverse to the assets, properties, condition (financial or otherwise), business or results of operations of Z-Axis or SMM, as the case may be.
          “Money Laundering Laws” shall have the meaning set forth in Section 5.27.
          “New SMM” shall mean the entity following the Closing that was formerly Z-Axis Corporation prior to the Closing.
          “Notices” shall have the meaning set forth in Section 18.
          “OFAC” shall have the meaning set forth in Section 5.28.
          “PCAOB” shall have the meaning set forth in Section 5.24.
          “Principal Stockholders” shall mean collectively the Z-Axis Principal Stockholders and the SMM Principal Stockholders.
          “Private Placement” shall have the meaning set forth in the Recitals.
          “Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, abandonment or release of Hazardous Materials from any source over, into, under or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

4

          “Remediation” means any investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling and analysis, risk assessment, installation, reclamation, closure, or post-closure in connection with the suspected, threatened or actual presence or Release of Hazardous Materials.
          “Returned Payments” shall have the meaning set forth in Section 12.5.
          “Reverse Split” shall have the meaning set forth in Section 7.14.
          “Sarbanes-Oxley Act” shall have the meaning set forth in Section 5.13.
          “SEC” refers to the United States Securities and Exchange Commission.
          “SMM” shall have the meaning as set forth in the preamble.
          “SMM Balance Sheet Date” shall have the meaning set forth in Section 6.16.
          “SMM Business” refers to the businesses of providing computer memory services and solutions and of manufacturing computer memory equipment, devices and peripherals, carried on by SMM prior to the Closing and any other business in which the New SMM is engaged or in which SMM plans to engage following the Closing.
          “SMM Common Stock” shall mean the $.001 par value common stock of SMM.
          “SMM Contracts” shall have the meaning set forth in Section 6.11.
          “SMM Equity Incentive Plan” shall mean the Silicon Mountain Memory Incorporated 2003 Equity Incentive Plan as revised on October 15, 2003.
          “SMM Financial Statements” shall have the meaning set forth in Section 6.15.
          “SMM Holders” shall collectively mean the SMM Stockholders and the SMM Purchase Rights Holders.
          “SMM Intellectual Property” shall have the meaning set forth in Section 6.19.
          “SMM Leases” shall have the meaning set forth in Section 6.10.
          “SMM License” shall have the meaning set forth in Section 6.19.
          “SMM Purchase Rights Holders” shall mean the holders of SMM outstanding options listed on EXHIBIT B attached hereto.
          “SMM Purchase Rights” shall mean any option, warrant or other right to acquire shares of SMM common stock.
          “SMM Real Property” shall have the meaning set forth in Section 6.10.

5

          “SMM Stockholders” shall mean the holders of the SMM Common Stock listed on Exhibit A attached hereto.
          “SMM Subsidiary” shall mean SMPC, Inc.
          “SMM Websites” shall have the meaning set forth in Section 6.19.
          “Special Committee” shall have the meaning set forth in Section 10.10.
          “Subsidiary” means any corporation, partnership, joint venture or other legal entity of which Z-Axis or SMM, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50 percent or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.
          “Tax Return” shall mean all returns, declarations, reports, forms, estimates, information returns, statements or other documents (including any schedule, attachment and related or supporting information) filed or required to be filed with or supplied to any Governmental Authority in connection with any Taxes, and including any amendments thereof.
          “Taxes” or a “Tax” shall mean all federal, state, local, foreign and other taxes, charges, fees, duties, levies, penalties or other assessments, including, without limitation, income, gross receipts, excise, profits, value added, real and personal property, sales, use, transfer, severance, stamp, occupation, disability, license, payroll, withholding, social security, franchise, gains, built in gains, unemployment insurance, workers’ compensation, employer health tax or other taxes, imposed by any Governmental Authority from time to time and shall include any interest, penalties or additions to tax attributable to any of the foregoing, whether disputed or not, including, without limitation, any Liability for taxes as a transferee or successor, by contract or otherwise.
          “Transfer Agent” refers to Computershare Trust Company, located at 350 Indiana Street, Suite 800, Golden, Colorado 80401.
          The “VWAP” means the weighted average trading price for New SMM’s common stock on the over-the-counter bulletin board system for ten consecutive trading days, with the first of such consecutive ten trading days to be five trading days before the Closing Date. The VWAP is calculated by adding, for each trade, the product obtained by multiplying the price of the trade by the number of shares traded, and then dividing the sum of all such products by the aggregate sum of the number of shares traded in those transactions.
          “Z-Axis Assets and Liabilities” shall have the meaning set forth in Section 2.2.
          “Z-Axis Balance Sheet Date” shall have the meaning set forth in Section 5.11.
          “Z-Axis Business” refers to the business of providing video graphic presentation and related services in the litigation services industry for commercial and government customers carried on throughout the United States and Europe by Z-Axis prior to the Closing.
          “Z-Axis Common Stock” shall mean the $.001 par value common stock of Z-Axis.

6

          “Z-Axis Contracts” shall have the meaning set forth in Section 5.17.
          “Z-Axis Conversion Purchase Rights” shall have the meaning set forth in the Recitals.
          “Z-Axis Intellectual Property” shall have the meaning set forth in Section 5.8.
          “Z-Axis Landlord” shall have the meaning set forth in Section 7.17.
          “Z-Axis Lease” shall have the meaning set forth in Section 5.16.
          “Z-Axis License” shall have the meaning set forth in Section 5.8.
          “Z-Axis LLC Purchase Agreement” shall have the meaning as set forth in Section 2.3.
          “Z-Axis LLC Purchase” shall have the meaning set forth in the Recitals.
          “Z-Axis LLC” shall have the meaning as set forth in the Recitals.
          “Z-Axis Office” shall have the meaning set forth in Section 7.17.
          “Z-Axis Office Lease Assignment” shall have the meaning set forth in Section 7.17.
          “Z-Axis Principal Stockholders” shall have the meaning set forth in the preamble.
          “Z-Axis Purchase Rights” shall mean any option, warrant or other right to acquire shares of Z-Axis Common Stock except any right to acquire Z-Axis Common Stock pursuant to the Exchange.
          “Z-Axis Real Property” shall have the meaning set forth in Section 5.16.
          “Z-Axis SEC Documents” shall have the meaning set forth in Section 5.13.
          “Z-Axis Securities” shall have the meaning set forth in Section 6.18.
          “Z-Axis Stockholders” shall mean the stockholders of Z-Axis.
          “Z-Axis Transfer” shall have the meaning as set forth in Section 2.2.
          “Z-Axis Websites” shall have the meaning set forth in Section 5.8.
          “Z-Axis” shall have the meaning as set forth in the Preamble.
     2. The Exchange; Additional Agreements.
          2.1 Exchange. Subject to the terms and conditions hereof, at the Closing, Z-Axis shall (i) deliver to the SMM Stockholders the Exchange Shares in exchange for all the issued and outstanding shares of SMM Common Stock, and (ii) deliver to the SMM Purchase Rights Holders the Z-Axis Conversion Purchase Rights in exchange for the SMM Purchase Rights owned by the SMM Purchase Rights Holders, with Z-Axis then being the sole stockholder of SMM.

7

          2.2 Transfer of Z-Axis Business. Prior to the Closing, pursuant to such documentation that is reasonably acceptable to SMM, (i) Z-Axis shall transfer (the “Z-AXIS TRANSFER”), assign, convey and deliver all of Z-Axis’ right, title and interest in and to all of Z-Axis’ assets, real, personal or mixed, tangible and intangible, of every kind and description wherever located and all Liabilities of Z-Axis, including all Liabilities associated with the Z-Axis Business and any other Liability of Z-Axis, including, without limitation, Liability of Z-Axis for any Taxes attributable to the Z-Axis LLC Purchase, (the “Z-AXIS ASSETS AND LIABILITIES”) to Z-Axis LLC, its wholly owned Subsidiary, and (ii) Z-Axis LLC shall assume all Liabilities associated with the Z-Axis Business and shall assume any other Liability of Z-Axis, which has been incurred prior to Closing. Following the Z-Axis Transfer and immediately prior to the Closing, no assets or Liabilities of whatever kind or nature, including those used in, associated with or related to the Z-Axis Business, shall remain with Z-Axis but shall be in Z-Axis LLC.
          2.3 Z-Axis LLC Purchase. Simultaneously with the Closing, the Z-Axis Principal Stockholders shall purchase all of the outstanding limited liability company interests of Z-Axis LLC pursuant to the Limited Liability Interest Purchase Agreement substantially in the form and content as attached hereto as EXHIBIT C (the “Z-AXIS LLC PURCHASE AGREEMENT”) the final version of which shall be subject to the reasonable approval of SMM as such agreement will not be executed on or before the Execution Date. The execution of the Z-Axis LLC Purchase Agreement by the Z-Axis Principal Stockholders shall be a condition to Closing.
          2.4 The Closing. Unless this Agreement is earlier terminated pursuant to Section 15, the closing of the Exchange (the “Closing”) will take place as promptly as practicable, following satisfaction or waiver of the conditions set forth in Sections 8, 9 and 10, at the offices of Patton Boggs LLP, 1660 Lincoln Street, Suite 1900, Denver, Colorado, 80264. Unless another date or time is agreed to by SMM and Z-Axis, the Closing shall occur at 1:00 p.m. on the first business day after the effective date of approval of the Exchange by the Z-Axis Stockholders. The date upon which the Closing actually occurs is herein referred to as the “CLOSING Date.” The Closing shall be deemed to be effective as of the 12:01 a.m. Mountain Time on the Closing Date.
          2.5 Fractional Shares. No fractional shares of Z-Axis Common Stock shall be issued pursuant to the Exchange, but in lieu thereof, if a fractional share of Z-Axis Common Stock would otherwise be issued to any SMM Stockholder, the number of shares of Z-Axis Common Stock to be received by such SMM Stockholder who would otherwise be entitled to a fraction of a share of Z-Axis Common Stock (after aggregating all fractional shares of Z-Axis Common Stock to be received by such holder) shall be rounded up or down to the nearest whole share.
          2.6 SMM Purchase Rights. Prior to the Closing, the Z-Axis Stockholders shall have approved and Z-Axis shall have assumed, effective as of the Closing, the SMM Equity Incentive Plan. At the Closing, all SMM Purchase Rights then outstanding as identified on EXHIBIT B attached hereto shall be assumed by Z-Axis (each such an “ASSUMED PURCHASE RIGHT” and collectively the “ASSUMED PURCHASE RIGHTS”). Each Assumed Purchase Right shall continue to have, and be subject to, the same terms and conditions as in effect immediately prior to the Closing, except that (i) each Assumed Purchase Right will be exercisable for the shares of Z-Axis Common Stock that are identified in EXHIBIT B; and (ii) the per share exercise price for the shares of Z-Axis Common Stock issuable upon exercise of each Assumed Purchase Right will be equal to the exercise price per share

8

of Z-Axis Common Stock at which such Assumed Purchase Right was exercisable immediately prior to the Closing as identified in EXHIBIT B. Notwithstanding the foregoing, the Assumed Purchase Rights shall be adjusted to account for the Reverse Split so that they will be exercisable for the same number of shares of Z-Axis Common Stock at the same exercise price as if they had been exercised for shares of SMM Common Stock prior to the Exchange and then those shares of SMM Common Stock had been exchanged for shares of Z-Axis Common Stock pursuant to the Exchange. To evidence the assumption of the Assumed Purchase Rights by Z-Axis, Z-Axis will issue to each holder of an Assumed Purchase Right a replacement option agreement and to the extent such holders of SMM Purchase Rights have been provided an applicable replacement option agreement then, contemporaneously, such SMM Purchase Rights shall be cancelled and thereafter be of no further force or effect.
          2.7 Adjustments. The Exchange Shares and the Z-Axis Conversion Purchase Rights shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into Z-Axis Common Stock or SMM Common Stock), reorganization, reclassification, recapitalization or other like change with respect to Z-Axis Common Stock or SMM Common Stock occurring after the date hereof and prior to Closing.
          2.8 No Further Ownership Rights in SMM Common Stock. All shares of Z-Axis Common Stock issued upon the surrender for exchange of the Acquired Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Acquired Shares, and there shall be no further registration of transfers on the records of SMM of shares of SMM Common Stock which were outstanding immediately prior to the Closing.
     3. Directors and Officers. At the Closing, the members of the Board of Directors of Z-Axis and of any Subsidiary of Z-Axis, and each person serving as an officer of Z-Axis or of any Subsidiary of Z-Axis, shall resign his or her respective positions by tendering written resignations, and the members of the Board of Directors of SMM who are members prior to the Closing, consisting of John Blackman, Rudolph (Tre) Cates, Mickey Fain, Rick Butler, Eric Wittenburg, Dennis Clark and Chong Man Lee (the “NEW BOARD”) will be simultaneously appointed to serve as members of the Board of Directors of New SMM and of all Subsidiaries of New SMM excepting Z-Axis LLC, with such appointments to be effective as of the Closing. The New Board shall elect the following to serve in the offices indicated beginning as of the Closing Date: Rudolph (Tre) Cates, Chief Executive Officer, and Roger Haston, Chief Financial Officer.
     4. Exchange of Shares and Purchase Rights.
          4.1 Exchange Of Shares. At the Closing Z-Axis shall deliver to the SMM Stockholders the number of Exchange Shares set forth opposite their respective names in EXHIBIT A attached hereto in exchange for the Acquired Shares, and the SMM Stockholders shall each deliver to Z-Axis a SMM stock certificate or certificates (as the case may be) representing all the Acquired Shares owned by each of the SMM Stockholders together with a duly executed stock power and assignment transferring those shares to Z-Axis.
          4.2 Exchange Of Purchase Rights. At the Closing Z-Axis shall deliver to the SMM Purchase Rights Holders, the number of Z-Axis Conversion Purchase Rights set forth opposite their

9

respective names in EXHIBIT B in exchange for all the Assumed Purchase Rights in accordance with the terms of Section 2.6 hereof.
          4.3  Mechanics Of Exchange. At the Closing, SMM shall cause the SMM Stockholders and the SMM Purchase Rights Holders to surrender any and all certificates representing the Acquired Shares and the Assumed Purchase Rights, as applicable, together with any other reasonably required documents, to Z-Axis, and the SMM Stockholders and SMM Purchase Rights Holders shall be entitled, upon surrender, to receive in exchange therefor certificates representing the Exchange Shares and Z-Axis Conversion Purchase Rights, as applicable, in accordance with the terms of this Agreement. Alternatively, if an SMM Stockholder requests his or her Exchange Shares to be held by a brokerage firm or other eligible nominee, Z-Axis will provide irrevocable instructions to its Transfer Agent providing for book entry issuances of the applicable Exchange Shares. If any certificate for Z-Axis Common Stock is to be issued in a name other than that in which the certificate for shares of SMM Common Stock surrendered in exchange therefor is registered, it shall be a condition of that exchange that the person requesting the exchange shall pay any transfer or other Taxes or fees required by reason of the issuance of certificates for Z-Axis Common Stock in a name other than that of the registered holder of the SMM certificate surrendered. If any SMM certificates representing shares of SMM Common Stock shall have been lost or destroyed, the SMM Stockholders who are the registered owners of those shares may obtain the certificate representing the Z-Axis Common Stock to which the SMM Stockholders are entitled by reason of the consummation of the Exchange, provided that the SMM Stockholders deliver to Z-Axis and the Transfer Agent a statement certifying to the loss or destruction and providing for indemnity or a bond satisfactory to Z-Axis and the Transfer Agent indemnifying Z-Axis and the Transfer Agent against any loss or expense either of them may incur if the lost or destroyed certificates are thereafter presented to Z-Axis or the Transfer Agent for exchange.
          4.4  Exemption from Registration. The shares of Z-Axis Common Stock to be issued in connection with the Exchange will be issued in a transaction exempt from registration under the 1933 Act and applicable state Blue Sky Laws pursuant to Section 4(2) of the 1933 Act and analogous state exemptions under applicable Blue Sky Laws, and such shares will constitute “restricted securities” within the meaning of the 1933 Act.
     5. Representations and Warranties of Z-Axis. Z-Axis hereby represents and warrants, and concerning Section 5.6(a) only Z-Axis and each Z-Axis Principal Stockholder hereby represent and warrant, jointly and severally, to SMM and each SMM Holder as follows, which representations and warranties are true, correct and complete as of the Execution Date and will be true, correct and complete as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout this Section 5), except as set forth in the Disclosure Schedule. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 5.

10

          5.1 Organization and Qualification.
     (a) As of the Closing, Z-Axis is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Z-Axis is qualified and licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use, licensing or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failure to be so duly qualified, licensed and in good standing that would not reasonably be expected to have a Material Adverse Effect on Z-Axis. Z-Axis has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as currently conducted and as proposed to be conducted. SCHEDULE 5.1 sets forth each jurisdiction where Z-Axis is so qualified or licensed to do business.
     (b) Z-Axis has delivered to SMM complete and correct copies of its (i) articles of incorporation and bylaws, which articles of incorporation and bylaws are in full force and effect and have not been amended, corrected, restated or superseded in any way, (ii) minutes of all directors’ and shareholders’ meetings, as the same are now available to Z-Axis in its records or those of its professionals, all of which are complete and accurate as of the date hereof, (iii) stock certificate and transfer sheets from the Transfer Agent for Z-Axis, which collectively correctly set forth the record ownership of all outstanding shares of capital stock, (iv) records of all rights to purchase capital stock of such entity and (v) form of stock certificates, option plans and agreements and rights to purchase shares of capital stock of such entity. Z-Axis is not in violation, and has not taken any action in violation, of any provisions of its articles of incorporation or bylaws.
          5.2 Authority; Enforceability. Z-Axis has all requisite power and authority to execute and deliver this Agreement, to perform each of its obligations hereunder, and to consummate the transactions contemplated hereby. All actions required on the part of Z-Axis for such execution, delivery, and performance of this Agreement have been duly and validly taken. Assuming due execution and delivery by each of the other parties hereto, this Agreement constitutes the legal, valid, and binding obligation of Z-Axis enforceable against Z-Axis in accordance with its respective terms, except as the enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general equitable principles.
          5.3 No Conflicts. The execution and delivery by Z-Axis of this Agreement, and the performance and consummation by Z-Axis of the transactions contemplated hereby will not (i) conflict with such entity’s articles of incorporation or bylaws; (ii) conflict with or result in a breach or violation of, or default under, or give rise to any right of acceleration or termination of, any of the terms, conditions or provisions of any note, lease, license, agreement or other instrument or obligation to which such entity is a party or by which such entity’s assets or properties are bound; (iii) result in the creation of any Encumbrance on any of the assets or properties of such entity; or (iv) violate any law, rule, regulation or order applicable to such entity or any of such entity’s assets or properties.
          5.4 No Defaults. Z-Axis is not (i) in violation of any provision of its articles of incorporation or bylaws or (ii) in default or violation of any term condition or provision of (A) any

11

judicial or Governmental Authority decree or order applicable to Z-Axis or (B) any agreement, note, material Contract, lease or instrument, permit or license to which Z-Axis is a party.
          5.5 Consents and Approvals. Except as set forth in SCHEDULE 5.5, no approval, consent, waiver or authorization of, or registration, declaration or filing with, exemption by, or any notice to, any Governmental Authority or other third party is required to be made, obtained, or given by Z-Axis: (a) for or in connection with the valid execution and delivery by Z-Axis of this Agreement or the consummation by such party of the transactions contemplated hereby including the Z-Axis Business Transfer; or (b) as a condition to the legality, validity or enforceability as against Z-Axis of this Agreement.
          5.6 Capitalization; Subsidiaries.
     (a) The authorized capital stock of Z-Axis consists of (i) 10,000,000 shares of Z-Axis Common Stock, of which 3,825,000 shares of common stock are issued and outstanding, and (ii) as of the Closing and following the Reverse Split, 30,000,000 shares of Z-Axis Common Stock, of which 425,000 shares are issued and outstanding. Immediately prior to the Closing, Z-Axis owns all of the outstanding limited liability company interests of Z-Axis LLC. As of the Closing, all of the issued and outstanding shares of Z-Axis Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, are free of Encumbrances, are not subject to preemptive rights or rights of first refusal created by statute, the articles of incorporation of Z-Axis or any agreement to which Z-Axis is a party or is bound, and have been offered, issued and sold by Z-Axis in compliance with all applicable securities Laws. Except as set forth in SCHEDULE 5.6(A), (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire from Z-Axis any shares of Z-Axis Common Stock is authorized or outstanding, (ii) Z-Axis has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or security or to issue or distribute to holders of any shares of Z-Axis Common Stock any evidence of indebtedness or assets of Z-Axis, (iii) Z-Axis has no obligation or right (contingent or otherwise) to purchase, redeem, or otherwise acquire any shares of Z-Axis Common Stock or any interest therein or to pay any dividend or any distribution in respect thereof, and (iv) no person or holder of any security of Z-Axis has or will have, and Z-Axis does not have and will not have, any obligation concerning any right to the registration of any security or of any transaction of Z-Axis. SCHEDULE 5.6(A) accurately reflects the outstanding Z-Axis Purchase Rights, the price at which each is convertible into Z-Axis Common Stock, the expiration date, and the names of the record and beneficial owners. The Z-Axis Purchase Rights shall have the uniform expiration date of May 1, 2011, subject to the Closing of the Exchange under this Agreement.
     (b) Except for Z-Axis LLC, which is a wholly owned Subsidiary of Z-Axis, Z-Axis has no (and prior to the Closing will have no) other Subsidiaries and does not (and prior to the Closing, will not) otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any entity.
          5.7 Litigation. There is no Litigation of any nature pending or threatened against or involving Z-Axis or the transactions contemplated by this Agreement or any transactions

12

contemplated hereby, nor does Z-Axis have any reasonable basis to believe that there is any basis for any such Litigation.
          5.8 Intellectual Property. SCHEDULE 5.8 sets forth all of the names under which Z-Axis does business and all intellectual property rights used in the businesses of Z-Axis as currently conducted, including all patents and patent applications, brand names, brand marks, fictitious names, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, logos, designs, slogans and general intangibles of like nature, together with all goodwill related to the foregoing; trade names, copyrights, copyright registrations and applications; computer programs; technology, trade secrets, know-how, confidential information, proprietary processes and formulae (collectively, the “Z-AXIS INTELLECTUAL PROPERTY”). Z-Axis owns, or has a valid license to use, all Z-Axis Intellectual Property free and clear of all Liens. Each item of Z-Axis Intellectual Property is valid and subsisting, in full force and effect in all material respects, and has not been canceled, expired or abandoned. SCHEDULE 5.8 sets forth a complete and accurate list of all agreements pertaining to the use of or granting any right to use or practice any rights under any Z-Axis Intellectual Property by or Z-Axis (other than “shrink-wrap” license agreements relating to commercial off-the-shelf software) and identifies whether Z-Axis is the licensee or licensor thereunder (each a “Z-AXIS LICENSE” and, collectively, the “Z-AXIS LICENSES”). The Z-Axis Licenses are valid and binding obligations of each party thereto, enforceable against each such party in accordance with their terms, and there are no breaches or defaults under any of the Z-Axis Licenses. Each Z-Axis License will continue to be valid, binding and enforceable on identical terms following the consummation of the transactions contemplated by this Agreement including the transfer of the Z-Axis Business to Z-Axis LLC. Z-Axis’ current or past use of the Z-Axis Intellectual Property does not infringe and has not infringed upon the rights owned or controlled by any third party and, to the knowledge of Z-Axis or the Z-Axis Principal Stockholders, (i) no third party is infringing upon any of the Z-Axis Intellectual Property, and (ii) Z-Axis has not to date, infringed upon the intellectual property of any other person or entity. SCHEDULE 5.8 sets forth an accurate and complete list of all Web sites, by URL (the “Z-AXIS WEB SITES”), used by Z-Axis and a description of the lines of business in and purposes for which each such Z-Axis Web Site is used.
          5.9 Financial Statements. Z-Axis has delivered to SMM (i) its audited financial statements (balance sheets, statements of income, statement of changes in stockholders’ equity and statements of cash flows) as at, and for the fiscal years ended March 31, 2005 and March 31, 2004 and (ii) its unaudited condensed financial statements (condensed balance sheets, statements of operations, and statements of cash flows) as at, and for the nine-month period ended, December 31, 2005 (collectively, the “Z-AXIS FINANCIAL STATEMENTS”). The Z-Axis Financial Statements complied as to form in all material respects with applicable accounting requirements as of their respective dates, and were prepared in accordance with GAAP on a consistent basis throughout the periods indicated and with each other (except as may be indicated in the notes thereto or as permitted by Regulation S-B, as applicable to filings under the 1933 Act and the 1934 Act). The Z-Axis Financial Statements fairly present in all material respects the financial condition and operating results of Z-Axis as of the dates, and for the periods, indicated therein, subject, in the case of unaudited financial statements, to presentation in a condensed format and normal year-end audit adjustments. Z-Axis maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP or, where permitted, in accordance with Regulation S-B.

13

          5.10 Books and Records. The minute books and stock record books and other similar records of Z-Axis have been provided or made available to SMM or its counsel prior to the execution of this Agreement. Such minute books contain an accurate record of all material actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders, and committees of the board of directors of Z-Axis from inception through the date hereof.
          5.11 Absence of Changes. Since December 31, 2005 (the “Z-AXIS BALANCE SHEET DATE”) there has not been any occurrence or event which, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect on Z-Axis. Since the Z-Axis Balance Sheet Date, Z-Axis has operated its business in the ordinary course of business consistent with past practice. In addition, without limiting the generality of the foregoing, except as set forth on SCHEDULE 5.11 or as contemplated by this Agreement, since the Z-Axis Balance Sheet Date:
     (a) Z-Axis has not entered into any contract in connection with any transaction involving a proposal to acquire substantially all of the assets or stock of Z-Axis;
     (b) Z-Axis has not entered into any strategic alliance, joint development, or joint marketing contract;
     (c) There has not been any material amendment or other modification (or agreement to do so), or violation of the terms of, any of the contracts set forth or described in the SCHEDULE 5.17;
     (d) Z-Axis has not entered into any transaction with any officer, director, stockholder, affiliate, or associate of Z-Axis;
     (e) No Litigation has been commenced or, to the knowledge of Z-Axis, threatened by or against Z-Axis;
     (f) Z-Axis has not declared or set aside or paid any dividends on or made any other distributions (whether in cash, stock or property) in respect of any Z-Axis Common Stock, or effected or approved any split, combination or reclassification of any Z-Axis Common Stock except the Reverse Split, or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of Z-Axis Common Stock;
     (g) There has not been any amendment to Z-Axis’ articles of incorporation or bylaws;
     (h) Z-Axis has not made, or agreed to make, payment, discharge, or other satisfaction, in an amount in excess of $5,000, in any one case, or $10,000 in the aggregate, of any Claim, Liability or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than (i) the payment, discharge or satisfaction of Liabilities in the ordinary course of business consistent with past practices or (ii) the payment of costs and expenses incurred by Z-Axis as part of fulfilling its obligations concerning the transactions contemplated by this Agreement;

14

     (i) Z-Axis has not incurred any indebtedness or guaranteed any indebtedness, issued or sold any debt securities of Z-Axis, or guaranteed any debt securities of others;
     (j) Z-Axis has not granted or agreed to grant any bonus, severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to written Contracts outstanding on the date hereof, which are set forth on SCHEDULE 5.17 and copies of which have been delivered to SMM;
     (k) Z-Axis has not paid or approved the payment of any consideration to any current or former officer, director, stockholder, employee, independent contractor or consultant of Z-Axis outside the ordinary course of business;
     (l) Z-Axis has not made or changed any material election in respect of Taxes, adopted or changed any accounting method in respect of Taxes, entered into any Tax allocation, sharing, indemnity or settlement agreement or compromise of any Claim or assessment in respect of Taxes, or consented to any extension or waiver of the limitation period applicable to any Claim or assessment in respect of Taxes with any Governmental Authority or otherwise; and
     (m) Z-Axis has not entered into or approved any contract, arrangement or understanding or acquiesced in respect of any arrangement or understanding, to do, engage in, or cause or having the effect of any of the foregoing.
          5.12 No Undisclosed Liabilities. As of the date of execution of this Agreement, except as reflected or reserved against in the Z-Axis Financial Statements, there are no Liabilities (whether absolute, accrued or contingent, fixed or otherwise) of, relating to or affecting Z-Axis or Z-Axis’ assets, other than Liabilities not exceeding $10,000 in the aggregate.
          5.13 Filings with the SEC. Z-Axis has made available to SMM each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the 1933 Act), definitive proxy statement, and other filings filed with the SEC by Z-Axis since inception and, prior to the Closing, Z-Axis will have furnished or made available to SMM true and complete copies of any additional documents filed with the SEC by Z-Axis after the date hereof and prior to the Closing (collectively, the “Z-AXIS SEC DOCUMENTS”). As of their respective filing dates, the Z-Axis SEC Documents complied in all material respects with the requirements of the 1934 Act and the 1933 Act. Except as describe in SCHEDULE 5.13, Z-Axis has timely filed with the SEC all filings required by the 1934 Act and the 1933 Act and has provided all certifications of its officers which are required by the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “SARBANES OXLEY ACT”), as such rules and regulations have been enacted by the SEC. All documents required to be filed as exhibits to the Z-Axis SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and Z-Axis is not in material default thereof. None of the Z-Axis SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that Z-Axis makes no representations or warranties as to the information contained in or

15

omitted from Z-Axis SEC Documents in reliance upon and in conformity with information furnished to Z-Axis by or on behalf of counterparties to the material contracts included in the Z-Axis SEC Documents.
          5.14 Taxes.
     (a) All Tax Returns required to have been filed by or with respect to Z-Axis on or before the Closing Date have been duly and timely filed (including any extensions). All such Tax Returns are true, complete and accurate in all material respects. All Taxes that are due and payable by Z-Axis for periods (or portions of periods) ending on or before the Closing Date, including, but not limited to, any income Taxes attributable to income earned during the portion of the period ending on or before the Closing Date (determined using a closing of the books method), have been paid or accrued on the balance sheets included in the Z-Axis Financial Statements. Z-Axis has made available to SMM true and correct copies of the Tax Returns filed by Z-Axis for each of the three most recent fiscal years for which such returns have been filed.
     (b) Z-Axis is not a party to any agreement extending the time within which to file any Tax Return.
     (c) Z-Axis has withheld and paid all Taxes required to have been withheld and paid and has complied with all information reporting requirements in connection with amounts paid or owing to any employee, creditor or independent contractor.
     (d) Z-Axis does not have knowledge of any actions by any Governmental Authority in connection with assessing additional Taxes against or in respect of it for any past period. There is no dispute or Claim concerning any Tax Liability of Z-Axis either (i) pending, or to Z-Axis’ knowledge, threatened by any Governmental Authority or (ii) of which Z-Axis is otherwise aware. There are no Liens for Taxes upon the assets or properties of Z-Axis other than Liens for Taxes not yet due. No audit or other proceedings by any Governmental Authority is pending or, to Z-Axis’ knowledge, threatened with respect to any Taxes due from or with respect to Z-Axis. Z-Axis has delivered to SMM all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, Z-Axis since Z-Axis’ inception.
     (e) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or that include or are treated as including, Z-Axis or with respect to any Tax assessment or deficiency affecting Z-Axis.
     (f) Z-Axis has no Liability for the Taxes of any person or entity other than the Z-Axis (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, or (iii) by Contract or otherwise.
     (g) Z-Axis has neither agreed to make nor is required to make any adjustment under Section 481 of the Code.

16

     (h) Z-Axis is not a party to or bound by any obligations under any Tax sharing, allocation, indemnity or similar agreement or arrangement.
     (i) Z-Axis was not included and is not includable in the Tax Return of any affiliated, consolidated, combined, unitary or similar group of corporations.
     (j) Z-Axis is not a party to any contract, agreement or arrangement covering any current or former employee or consultant of Z-Axis that under certain circumstances could require it to make or give rise to any payments that are not deductible as a result of the provisions set forth in Section 162(m) or Section 280G of the Code or the treasury regulations thereunder.
     (k) There is currently no limitation on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of Z-Axis under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code, and (iv) Section 1502 of the Code and Treasury regulations promulgated thereunder.
     (l) Z-Axis is not, and has not been, required to make any disclosure to any Tax authority with respect to a “listed transaction” pursuant to Section 1.6011-4(b)(2) of the Treasury Regulations.
     (m) Z-Axis has no reason to believe that any conditions exist that might prevent or impede the Exchange from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
          5.15 Benefit Plans. Except as described in SCHEDULE 5.15, Z-Axis does not maintain (i) any employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) and is not required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); (iii) any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, medical, dental, vision care, disability, employee relocation, cafeteria benefit, dependent care, life insurance or accident insurance plans, programs or arrangements, (iv) bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, and (v) other fringe or employee benefit plans, programs or arrangements. Z-Axis has not incurred or could reasonably be expected to incur any withdrawal Liability under Section 4201 of ERISA, any Liability under Section 4062, 4063, or 4064 of ERISA, or any other Liability under Title IV of ERISA.
          5.16 Property, Assets.
     (a) As of the Execution Date, Z-Axis, and as of the Closing (following the Z-Axis Transfer), Z-Axis LLC, owns, or otherwise has a valid leasehold interest providing sufficient and legally enforceable rights to use, all of the assets used in the Z-Axis Business. Such assets are sufficient in nature, quality and quantity to conduct such business as it is currently conducted. As of the Execution Date, Z-Axis, and as of the Closing (following the Z-Axis Transfer), Z-Axis LLC have good and marketable title to all the assets used in its

17

respective business, or associated leaseholds therein, free and clear of all Liens. Such assets are in good operating condition and repair (ordinary wear and tear excepted), have been reasonably maintained consistent with standards generally followed in the industry, are suitable for their present uses and, in the case of owned structures, are structurally sound. As of the Closing, no other company owns or retains control over any asset used in the Z-Axis Business except in the case of leased assets.
     (b) Neither Z-Axis nor Z-Axis LLC owns any real property. SCHEDULE 5.16 contains a list of all real property (collectively, “Z-AXIS REAL PROPERTY”) leased or subleased by Z-Axis (a “Z-AXIS LEASE” and, collectively, the “Z-AXIS LEASES”), identifying the lessor and lessee, whether or not the lessor is an affiliate of Z-Axis, or an officer, director, partner, member, manager or stockholder of Z-Axis or of any affiliate of Z-Axis (or any immediate family member of any such person), rental rate, lease term, expiration date, square footage and existence of any renewal option. Except as set forth in Schedule 5.16, no lessor of any office or facility occupied by Z-Axis is an affiliate of Z-Axis, or an officer, director, partner, member or stockholder of Z-Axis or an affiliate of Z-Axis (or an immediate family member of any such person). With respect to each Z-Axis Lease, Z-Axis has a valid leasehold interest, free and clear of all Liens except for defects in title or Liens which do not and will not interfere with the use of such Z-Axis Real Property as presently used or intended by Z-Axis to be used, or otherwise materially impair business operations at such properties, or materially detract from the value of such Z-Axis Real Property as presently used or intended by Z-Axis to be used. Each Z-Axis Lease is legal, valid and binding on and enforceable against Z-Axis and the other parties thereto and is in full force and effect. Upon the consummation of the transactions contemplated herein, including the Z-Axis Transfer, assuming the receipt of the consent of certain landlords by Z-Axis in connection with the change of control contemplated by this Agreement, each Lease shall remain in full force and effect with Z-Axis, LLC as the sole lessee and obligor without any loss of benefits thereunder and without the need to obtain any consent of any party thereto to the transactions contemplated herein. Z-Axis has delivered to SMM true, correct and complete copies of all Z-Axis Leases, as such leases have been amended to date. Z-Axis is not in default, and will not be in default as a result of the passage of time, with respect to any Z-Axis Lease.
     (c) SCHEDULE 5.16 sets forth a complete and accurate list of all furniture, equipment, automobiles and all other tangible personal property (including its net book value) owned by, in the possession of, or used by, Z-Axis which have a book value in excess of $500 per item. Except as set forth in SCHEDULE 5.16, such personal property is not held under any lease, security agreement, conditional sales contract, or other retention or security arrangement or subject to any Liens, or is located other than in the possession of Z-Axis.
          5.17 Contracts.
               (a) Except for the contracts described in SCHEDULE 5.17, Z-Axis is not a party to or subject to any contract, arrangement, agreement, license, lease, commitment, instrument of any nature, written or oral (collectively, the “Z-AXIS CONTRACTS”).
               (b) Each Contract to which Z-Axis is a party or by which is bound (i) is valid and binding on such entity and each other party thereto, (ii) is in full force and effect

18

unamended, (iii) has not been breached by such entity or any other party thereto, (iv) contains no liquidated damages, penalty or similar provision, and (v) will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms as of the Closing, with respect to Z-Axis, LLC and not with respect to New SMM, immediately after giving effect to the consummation of the transactions contemplated by this Agreement including the Z-Axis Transfer. Z-Axis has not been notified that any party to any such Z-Axis Contract intends to cancel, withdraw, modify or amend such Z-Axis Contract. Z-Axis and, to the knowledge of Z-Axis, each other party thereto, has performed all material obligations required to be performed by it on or prior to the date hereof under each Z-Axis Contract, and Z-Axis is not currently aware of any facts from which it could reasonably conclude that it or any other party thereto will not be able to perform all obligations required to be performed by it or such other party subsequent to the date hereof under each such Z-Axis Contract.
          5.18 Personnel. SCHEDULE 5.18 lists the names of all current directors, officers, employees, independent contractors and consultants of Z-Axis, setting forth the job title of, and salary (including bonuses and commissions) payable to each such person. The employment of each of Z-Axis’ employees is “at will.” Z-Axis has no obligation (i) to provide any particular form or period of notice prior to termination, or (ii) to pay any of such employees any severance benefits in connection with their termination of employment or service. In addition, no severance pay will become due to any of Z-Axis’ employees under any agreement, plan or program as a result of the transactions set forth in this Agreement, including termination of their employment by Z-Axis and their contemporaneous employment by Z-Axis LLC.
          5.19 Compliance with Laws; Permits.
     (a) Z-Axis has complied with each Law, rule, regulation, judgment, order and decree of any Governmental Authority to which Z-Axis, or Z-Axis’ business, operations, or assets is subject and is not currently in violation of any of the foregoing.
     (b) Z-Axis owns, holds, possesses or lawfully uses in the operation of Z-Axis’ business all permits which are in any manner necessary for Z-Axis’ conduct of its business as now or previously conducted. Z-Axis is not in default, nor has Z-Axis received any notice of any Claim of default, with respect to any such permits.
          5.20 Brokers or Finders. Z-Axis has no commitment to, and is not aware of any commitment to, any agent, broker, investment banker or other firm or person for any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.
          5.21 Insurance. Z-Axis has in full force and effect as of the Closing Date such insurance policies as are customary in its industry (including policies providing property, casualty, employment practices, liability and workers’ compensation coverage and bond and surety arrangements) including coverage, deductibles and ceilings that are reasonable and customary in the industry. SCHEDULE 5.21 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, errors and omissions, employment practices, liability and workers’ compensation coverage and bond and surety arrangements) to which Z-Axis is a party, a named insured or otherwise the beneficiary of coverage:

19

     (a) the name of the insurer, the name of the policyholder and the name of each covered insured;
     (b) the policy number and the period of coverage;
     (c) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and
     (d) a description of any retroactive premium adjustments or other loss-sharing arrangements.
With respect to each such insurance policy, (i) the policy is legal, valid, binding, enforceable and in full force and effect and shall remain in effect through Closing, and (ii) Z-Axis is not, and to Z-Axis’ knowledge no other party to the policy is, in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy. Z-Axis shall notify each insurer that as of the Closing, the beneficiary and obligor for payment of all policy premiums under all such policies shall thereupon become Z-Axis LLC.
          5.22 Environmental Compliance.
     (a) Z-Axis has complied and is in compliance with all Environmental Laws.
     (b) Z-Axis has no Liability, known or unknown, contingent or absolute, under any Environmental Law, and Z-Axis is not responsible for any such Liability of any other person under any Environmental Law, whether by contract, by operation of law or otherwise. There are no pending or threatened Environmental Claims as to Z-Axis, and neither Z-Axis nor any officer, director or stockholder of Z-Axis has directly or indirectly received any notice of any Environmental Claim from any Governmental Authority or any other person or entity or knows or suspects any fact(s) which might reasonably form the basis for any such Environmental Claim.
          5.23 Representations Complete. None of the representations or warranties made by Z-Axis herein or in any certificate or other instrument furnished by Z-Axis pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain as of the Closing any untrue statement of a material fact, or omits or will omit as of the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.
          5.24 Independent Accountants. Ehrhardt Keefe Steiner & Hoffman PC (“EKSH”) are independent public accountants with respect to Z-Axis within the meaning of the 1933 Act and the applicable published rules and regulations thereunder and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”). EKSH is duly registered and in good standing with the PCAOB. EKSH has not, during the periods covered by

20

the Z-Axis Financial Statements, provided to Z-Axis any non-audit services, as such term is used in Section 10A(g) of the 1934 Act.
          5.25 Sarbanes Oxley Compliance. Z-Axis has, since being legally required to do so, and its directors and officers, in their capacities as such have, taken all actions necessary to comply with the provisions of the Sarbanes Oxley Act, including Section 402 related to loans.
          5.26 FCPA Compliance. Neither Z-Axis nor, to the knowledge of Z-Axis, any Z-Axis Principal Stockholder, director, officer, agent, employee or affiliate of Z-Axis is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and Z-Axis and, to the knowledge of Z-Axis, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
          5.27 Financial Recordkeeping and Reporting Compliance. The operations of Z-Axis are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, including the Money Laundering Control Act of 1986, as amended, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “MONEY LAUNDERING LAWS”) and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving Z-Axis with respect to the Money Laundering Laws is pending or, to the best knowledge of Z-Axis, threatened. Z-Axis has not violated (i) the Bank Secrecy Act, as amended, or (ii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.
          5.28 OFAC Compliance. Neither Z-Axis nor, to the knowledge of Z-Axis, any Z-Axis Principal Stockholder, director, officer, agent, employee or affiliate of Z-Axis is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and Z-Axis has not knowingly directly or indirectly lent, contributed or otherwise made available funds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          5.29 Non-Compete and Non-Solicitation Agreements. No officer or employee of Z-Axis, and none of the Z-Axis Principal Stockholders, is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his or her ability to be and act in the capacity of an officer, employee or Principal Stockholder of Z-Axis or, at the time of Closing, Z-Axis LLC.

21

          5.30 Internal Controls. Z-Axis has a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     6. Representations and Warranties of SMM. SMM hereby represents and warrants, and concerning Section 6.6(a) only SMM and each of the SMM Principal Stockholders hereby represent and warrant, jointly and severally, to Z-Axis and the Z-Axis Principal Stockholders as follows, which representations and warranties are true, correct and complete as of the Execution Date and will be true, correct and complete as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout this Section 6), except as set forth in the Disclosure Schedule. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 6. References in this Section 6 to SMM will, in all instances, be read to include SMM Subsidiary unless specifically provided to the contrary below or unless the context otherwise requires.
          6.1 Organization and Qualification.
     (a) As of the Closing, SMM is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted. SMM is qualified and licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use, licensing or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failure to be so duly qualified, licensed and in good standing that would not reasonably be expected to have a Material Adverse Effect on SMM. SMM has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as currently conducted and as proposed to be conducted. SCHEDULE 6.1 sets forth each jurisdiction where SMM is so qualified or licensed to do business.
     (b) SMM has delivered to Z-Axis complete and correct copies of its (i) articles of incorporation and bylaws, which articles of incorporation and bylaws are in full force and effect and have not been amended, corrected, restated or superseded in any way, (ii) minutes of all directors’ and shareholders’ meetings, as the same are now available to SMM in its records or those of its professionals, all of which are complete and accurate as of the date hereof, (iii) stock certificate books and all other records of SMM, which collectively

22

correctly set forth the record ownership of all outstanding shares of capital stock and all rights to purchase capital stock of SMM and (iv) form of stock certificates, option plans and agreements and rights to purchase shares of capital stock of SMM. SMM is not in violation, and has not taken any action in violation, of any provisions of its articles of incorporation or bylaws.
          6.2 Authority; Enforceability. SMM has all requisite power and authority to execute and deliver this Agreement, to perform each of its obligations hereunder, and to consummate the transactions contemplated hereby. All actions required on the part of SMM for such execution, delivery, and performance of this Agreement have been duly and validly taken. Assuming due execution and delivery by each of the other parties hereto, this Agreement constitutes the legal, valid, and binding obligation of SMM enforceable against SMM in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general equitable principles.
          6.3 No Conflicts. Except as set forth in SCHEDULE 6.3, the execution and delivery by SMM of this Agreement does not, and the performance and consummation by SMM of the transactions contemplated hereby will not (i) conflict with such entity’s articles of incorporation or bylaws; (ii) conflict with or result in a breach or violation of, or default under, or give rise to any right of acceleration or termination of, any of the terms, conditions or provisions of any note, lease, license, agreement or other instrument or obligation to which SMM is a party or by which such entity’s assets or properties are bound; (iii) result in the creation of any Encumbrance on any of the assets or properties of SMM; or (iv) violate any law, rule, regulation or order applicable to SMM or any of SMM’s assets or properties.
          6.4 No Defaults. Except as set forth in SCHEDULE 6.4, SMM is not (i) in violation of any provision of its articles of incorporation or bylaws or (ii) in default or violation of any term condition or provision of (A) any judicial or Governmental Authority decree or order applicable to SMM or (B) any agreement, note, material Contract, lease or instrument, permit or license to which SMM is a party.
          6.5 Consents and Approvals. Except as set forth in SCHEDULE 6.5, no approval, consent, waiver or authorization of, or registration, declaration or filing with, exemption by, or any notice to, any Governmental Authority or other third party is required to be made, obtained, or given by SMM: (a) for or in connection with the valid execution and delivery by SMM of this Agreement or the consummation by such party of the transactions contemplated hereby; or (b) as a condition to the legality, validity or enforceability as against SMM of this Agreement.
          6.6 Capitalization; Subsidiaries.
     (a) The authorized capital stock of SMM consists of as of the Execution Date and the Closing, 50,000,000 shares of SMM Common Stock, of which 4,475,775 shares of common stock are issued and outstanding. SMM owns all of the issued and outstanding stock of SMM Subsidiary. As of the Closing and except as described in SCHEDULE 6.6, all of the issued and outstanding shares of SMM Capital Stock have been duly authorized and validly issued, are fully paid and non-assessable, are free of Encumbrances, are not subject to preemptive rights or rights of first refusal (other than rights in favor of SMM) created by

23

statute, the articles of incorporation of SMM or any agreement to which SMM is a party or is bound, and have been offered, issued and sold by SMM in compliance with all applicable securities Laws. Except as set forth in EXHIBIT B and Schedule 6.6, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire from SMM any shares of SMM Common Stock is authorized or outstanding, (ii) SMM has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or security or to issue or distribute to holders of any shares of SMM Common any evidence of indebtedness or assets of SMM, and (iii) SMM has no obligation or right (contingent or otherwise) to purchase, redeem, or otherwise acquire any shares of SMM Common Stock or any interest therein or to pay any dividend or any distribution in respect thereof. EXHIBIT A sets forth the name of each holder of SMM Common Stock, together with the total number of shares of SMM Common Stock held by each such stockholder.
     (b) Except for SMM Subsidiary, SMM has no (and prior to the Closing will have no) Subsidiaries and does not (and prior to the Closing, will not) otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any entity.
          6.7 Litigation. There is no Litigation of any nature pending or threatened against or involving SMM or the transactions contemplated by this Agreement or any transactions contemplated hereby, nor does SMM have any reasonable basis to believe that there is any basis for any such Litigation.
          6.8 Compliance with Laws; Permits.
     (a) Except as set forth in SCHEDULE 6.8, SMM has complied with each law, rule, regulation, judgment, order and decree of any Governmental Authority to which SMM, or SMM’s business, operations, or assets is subject and is not currently in violation of any of the foregoing.
     (b) SMM owns, holds, possesses and lawfully uses in the operation of its business all permits which are in any manner necessary for SMM’s conduct of its business as now or previously conducted. SMM is not in default, nor has SMM received any notice of any Claim of default, with respect to any such permits.
          6.9 Benefit Plans. Except as set forth on SCHEDULE 6.9, SMM does not maintain (i) any employee benefit plans (as defined in Section 3(3) of ERISA, (ii) and is not required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); (iii) any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, medical, dental, vision care, disability, employee relocation, cafeteria benefit, dependent care, life insurance or accident insurance plans, programs or arrangements, (iv) bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, or (v) other fringe or employee benefit plans, programs or arrangements. SMM has not incurred or could reasonably be expected to incur any withdrawal Liability under Section 4201 of ERISA, any Liability under Section 4062, 4063, or 4064 of ERISA, or any other Liability under Title IV of ERISA.

24

          6.10 Property, Assets.
     (a) SMM owns, or otherwise has a valid leasehold interest providing sufficient and legally enforceable rights to use, all of the assets used in the SMM Business. Such assets are sufficient in nature, quality and quantity to conduct such business as it is currently conducted. Except as set forth on SCHEDULE 6.10, SMM has good and marketable title to all the assets used in its respective business, or associated leaseholds therein, free and clear of all Liens. Such assets are in good operating condition and repair (ordinary wear and tear excepted), have been reasonably maintained consistent with standards generally followed in the industry, are suitable for their present uses and, in the case of owned structures, are structurally sound. As of the Closing, no other company owns or retains control over any asset used in the SMM Business except in the case of leased assets.
     (b) SMM owns no real property. SCHEDULE 6.10 contains a list of all real property (collectively, “SMM REAL PROPERTY”) leased or subleased by SMM (a “SMM LEASE” and, collectively, the “SMM LEASES”), identifying the lessor and lessee, whether or not the lessor is an affiliate of SMM, or an officer, director, partner, member, manager or stockholder of SMM or of any affiliate of SMM (or any immediate family member of any such person), rental rate, lease term, expiration date, square footage and existence of any renewal option. Except as set forth in SCHEDULE 6.10, no lessor of any office or facility occupied by SMM is an affiliate of SMM, or an officer, director, partner, member or stockholder of SMM or an affiliate of SMM (or an immediate family member of any such person). With respect to each SMM Lease, SMM, has a valid leasehold interest, free and clear of all Liens except for defects in title or Liens which do not and will not interfere with the use of such Real Property as presently used or intended by SMM to be used, or otherwise materially impair business operations at such properties, or materially detract from the value of such SMM Real Property as presently used or intended by SMM to be used. Each SMM Lease is legal, valid and binding on and enforceable against SMM and the other parties thereto and is in full force and effect. Upon the consummation of the transactions contemplated herein, assuming the receipt of the consent of certain landlords by SMM in connection with the transactions contemplated by this Agreement, each SMM Lease shall remain in full force and effect without any loss of benefits thereunder and without the need to obtain any consent of any party thereto to the transactions contemplated herein. SMM has delivered to Z-Axis true, correct and complete copies of all SMM Leases, as such leases have been amended to date. SMM is not in default, and will not be in default as a result of the passage of time, with respect to any SMM Lease.
     SCHEDULE 6.10 sets forth a complete and accurate list of all furniture, equipment, automobiles and all other tangible personal property (including its net book value) owned by, in the possession of, or used by SMM, which have a book value in excess of $500 per item. Except as set forth in SCHEDULE 6.10, such personal property is not held under any lease, security agreement, conditional sales contract, or other retention or security arrangement or subject to any Liens, or is located other than in the possession of SMM.

25

          6.11 Contracts.
     (a) Except for the contracts described in SCHEDULE 6.11, SMM is not a party to or subject to any contract, arrangement, agreement, license, lease, commitment, instrument of any nature, written or oral (collectively, the “SMM CONTRACTS”) that provides for aggregate payments or other commitments in excess of $25,000.
     (b) Each Contract to which SMM is a party or by which is bound (i) is valid and binding on such entity and each other party thereto, (ii) is in full force and effect unamended, (iii) has not been breached by such entity or any other party thereto, (iv) contains no liquidated damages, penalty or similar provision, and (v) will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms as of the Closing immediately after giving effect to the consummation of the transactions contemplated by this Agreement. SMM has not been notified that any party to any such SMM Contract intends to cancel, withdraw, modify or amend such SMM Contract. SMM and, to the knowledge of SMM, each other party thereto has performed all material obligations required to be performed by it on or prior to the date hereof under each SMM Contract, and SMM is not currently aware of any facts from which it could reasonably conclude that it or any other party thereto will not be able to perform all obligations required to be performed by it or such other party subsequent to the date hereof under each such SMM Contract.
          6.12 Personnel. SCHEDULE 6.12 lists the names of all current directors, officers, employees, independent contractors and consultants of SMM, setting forth the job title of, and salary (including bonuses and commissions) payable to each such person. The employment of each of SMM’s employees is “at will.” SMM has no obligation (i) to provide any particular form or period of notice prior to termination, or (ii) to pay any of such employees any severance benefits in connection with their termination of employment or service. In addition, no severance pay will become due to any of SMM’s employees under any agreement, plan or program as a result of the transactions set forth in this Agreement.
          6.13 Brokers or Finders. Except as described in SCHEDULE 6.13, SMM has no commitment to, and is not aware of any commitment to, any agent, broker, investment banker or other firm or person for any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.
          6.14 Environmental Compliance.
     (a) SMM has complied and is in compliance with all Environmental Laws.
     (b) SMM has no Liability, known or unknown, contingent or absolute, under any Environmental Law, and SMM is not responsible for any such Liability of any other person under any Environmental Law, whether by contract, by operation of law or otherwise. There are no pending or threatened Environmental Claims as to SMM, and neither SMM nor any officer, director or stockholder of SMM has directly or indirectly received any notice of any Environmental Claim from any Governmental Authority or any other person or entity or knows or suspects any fact(s) which might reasonably form the basis for any such Environmental Claim.

26

          6.15 Financial Statements. SMM has delivered to Z-Axis its audited financial statements (balance sheets, statements of operations, statements of changes in stockholders’ equity and statements of cash flows) on a consolidated basis as at, and for the fiscal years ended December 31, 2005 and December 31, 2004 (collectively, the “SMM FINANCIAL STATEMENTS”). The SMM Financial Statements complied as to form in all material respects with applicable accounting requirements as of their respective dates, and were prepared in accordance with GAAP on a consistent basis throughout the periods indicated and with each other (except as may be indicated in the notes thereto). The SMM Financial Statements fairly present in all material respects the consolidated financial condition and operating results of SMM as of the dates, and for the periods, indicated therein, subject, in the case of unaudited financial statements, to normal year-end audit adjustments. SMM maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.
          6.16 Absence of Changes. Since December 31, 2005 (the “SMM BALANCE SHEET DATE”) there has not been any occurrence or event which, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect on SMM. Since the SMM Balance Sheet Date, SMM has operated its business in the ordinary course of business consistent with past practice. In addition, without limiting the generality of the foregoing, except as set forth on SCHEDULE 6.16, since the SMM Balance Sheet Date:
     (a) SMM has not entered into any contract in connection with any transaction involving a proposal to acquire substantially all of the assets or stock of SMM except this Agreement;
     (b) SMM has not entered into any material strategic alliance, joint development, or joint marketing contract;
     (c) There has not been any material amendment or other modification (or agreement to do so), or violation of the terms of, any of the SMM Contracts set forth or described in the SCHEDULE 6.11;
     (d) SMM has not entered into any transaction with any officer, director, stockholder, affiliate, or associate of SMM;
     (e) No Litigation has been commenced or, to the knowledge of SMM, threatened by or against SMM;
     (f) SMM has not declared or set aside or paid any dividends on or made any other distributions (whether in cash, stock or property) in respect of any SMM Common Stock, or effected or approved any split, combination or reclassification of any SMM Common Stock or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of SMM Common Stock;
     (g) There has not been any amendment to SMM’s articles of incorporation or bylaws;

27

     (h) SMM has not made, or agreed to make, payment, discharge, satisfaction, in an amount in excess of $25,000, in any one case, or $50,000 in the aggregate, of any Claim, Liability or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment discharge or satisfaction of Liabilities in the ordinary course of business consistent with past practices;
     (i) SMM has not incurred any indebtedness or guaranteed any indebtedness, issued or sold any debt securities of SMM, or guaranteed any debt securities of others;
     (j) SMM has not granted, or agreed to grant, any bonus, severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to written contracts outstanding on the date hereof, which are set forth on SCHEDULE 6.11 and copies of which have been delivered to Z-Axis;
     (k) SMM has not paid or approved the payment of any consideration to any current or former officer, director, stockholder, employee, independent contractor or consultant of SMM outside the ordinary course of business;
     (l) SMM has not made or changed any material election in respect of Taxes, adopted or changed any accounting method in respect of Taxes, entered into any Tax allocation, sharing, indemnity or settlement agreement or compromise of any Claim or assessment in respect of Taxes, or consented to any extension or waiver of the limitation period applicable to any Claim or assessment in respect of Taxes with any Governmental Authority or otherwise; and
     (m) SMM has not entered into or approved any contract, arrangement or understanding or acquiesced in respect of any arrangement or understanding, to do, engage in, or cause or having the effect of any of the foregoing.
          6.17 No Undisclosed Liabilities. As of the date of execution of this Agreement, except as reflected or reserved against in the SMM Financial Statements, there are no Liabilities (whether absolute, accrued or contingent, fixed or otherwise) of, relating to or affecting SMM or SMM’s assets, other than Liabilities not exceeding $50,000 in the aggregate.
          6.18 Purchase Entirely for Own Account. The Exchange Shares and Z-Axis Conversion Purchase Rights (the “Z-AXIS SECURITIES”) to be received by each SMM Stockholder and SMM Purchase Rights Holder, as applicable, hereunder will be acquired for such individual’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such individual has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such individual’s right at all times to sell or otherwise dispose of all or any part of such Z-Axis Securities in compliance with applicable federal and state securities Laws. Nothing contained herein shall be deemed a representation or warranty by such individual to hold the Z-Axis Securities for any period of time; provided, however, that:

28

     (a) SMM shall take all appropriate action prior to Closing to obtain from the persons representing 95% of the outstanding securities of SMM prior to Closing a lock-up commitment which provides that such persons will not offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such person, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, any Z-Axis Securities or shares of Common Stock of New SMM, warrants, options or any other securities convertible into, or exercisable, or exchangeable for, shares of New SMM Common Stock, or publicly announce an intention to effect any such transaction, during the period commencing on the date hereof and ending 365 days after the Closing Date;
     (b) such individual is not a broker-dealer registered with the SEC under the 1934 Act, or an entity engaged in a business that would require it to be so registered;
     (c) as of the Closing Date, no persons to which the Z-Axis Securities will be issued have or will have rights to the registration of such Z-Axis Securities, and no persons will have any rights to have their SMM Common Stock registered for which the Z-Axis Securities are being exchanged; and
     (d) the certificates representing the Z-Axis Securities to be delivered to the SMM Stockholders upon consummation of the Exchange shall bear a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND ARE ‘RESTRICTED SECURITIES’ AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY THROUGH REASONABLE MEANS AS DETERMINED BY THE COMPANY, INCLUDING AN OPINION OF SELLER’S COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY.”
          6.19 Intellectual Property. SCHEDULE 6.19 sets forth all of the names under which SMM does business and all intellectual property rights used in the businesses of SMM as currently conducted, including all patents and patent applications, brand names, brand marks, fictitious names, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, logos, designs, slogans and general intangibles of like nature, together with all goodwill related to the foregoing; trade names, copyrights, copyright registrations and applications; computer programs; technology, trade secrets, know-how, confidential information, proprietary processes and

29

formulae (collectively, the “SMM INTELLECTUAL PROPERTY”). SMM owns, or has a valid license to use, all SMM Intellectual Property free and clear of all Liens. Each item of SMM Intellectual Property is valid and subsisting, in full force and effect in all material respects, and has not been canceled, expired or abandoned. SCHEDULE 6.19 sets forth a complete and accurate list of all agreements pertaining to the use of or granting any right to use or practice any rights under any SMM Intellectual Property by or to SMM (other than “shrink-wrap” license agreements relating to commercial off-the-shelf software) and identifies whether SMM is the licensee or licensor thereunder (each a “SMM LICENSE” and, collectively, the “SMM LICENSES”). The SMM Licenses are valid and binding obligations of each party thereto, enforceable against each such party in accordance with their terms, and there are no breaches or defaults under any of the SMM Licenses. Each SMM License will continue to be valid, binding and enforceable on identical terms following the consummation of the transactions contemplated by this Agreement. SMM’s current or past use of the SMM Intellectual Property does not infringe and has not infringed upon the rights owned or controlled by any third party and, to the knowledge of SMM or the SMM Principal Stockholders, (i) no third party is infringing upon any of the SMM Intellectual Property, and (ii) SMM has not to date infringed upon the intellectual property of any other person or entity. SCHEDULE 6.19 sets forth an accurate and complete list of all Web sites, by URL (the “SMM WEB SITES”), used by SMM and a description of the lines of business in and purposes for which each such SMM Web Site is used.
          6.20 Taxes.
          (a) All Tax Returns required to have been filed by or with respect to SMM on or before the Closing Date have been duly and timely filed (including any extensions). All such Tax Returns are true, complete and accurate in all material respects. All Taxes that are due and payable by SMM for periods (or portions of periods) ending on or before the Closing Date have been paid or accrued on the balance sheets included in the SMM Financial Statements. SMM has made available to Z-Axis true and correct copies of the Tax Returns filed by SMM for each of the three most recent fiscal years for which such returns have been filed.
          (b) SMM is not a party to any agreement extending the time within which to file any Tax Return.
          (c) SMM has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.
          (d) SMM does not have knowledge of any actions by any Governmental Authority in connection with assessing additional Taxes against or in respect of it for any past period. There is no dispute or Claim concerning any Tax Liability of SMM either (i) pending, or to SMM’s knowledge, threatened by any Governmental Authority or (ii) of which SMM is otherwise aware. There are no Liens for Taxes upon the assets or properties of SMM other than Liens for Taxes not yet due. No audit or other proceedings by any Governmental Authority is pending or, to SMM’s knowledge, threatened with respect to any Taxes due from or with respect to SMM. SMM has delivered to Z-Axis all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, SMM since SMM’s inception.

30

          (e) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or that include or are treated as including, SMM or with respect to any Tax assessment or deficiency affecting SMM.
          (f) SMM has no Liability for the Taxes of any person or entity other than the SMM (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, or (iii) by Contract or otherwise.
          (g) SMM has neither agreed to make nor is required to make any adjustment under Section 481 of the Code.
          (h) SMM is not a party to or bound by any obligations under any Tax sharing, allocation, indemnity or similar agreement or arrangement.
          (i) SMM was not included and is not includable in the Tax Return of any affiliated, consolidated, combined, unitary or similar group of corporations.
          (j) SMM is not a party to any contract, agreement or arrangement covering any current or former employee or consultant of SMM that under certain circumstances could require it to make or give rise to any payments that are not deductible as a result of the provisions set forth in Section 162(m) or Section 280G of the Code or the treasury regulations thereunder.
          (k) Except as disclosed in SCHEDULE 6.20, there is currently no limitation on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of SMM under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code, and (iv) Section 1502 of the Code and Treasury regulations promulgated thereunder.
          (l) SMM is not, and has not been, required to make any disclosure to any Tax authority with respect to a “listed transaction” pursuant to Section 1.6011-4(b)(2) of the Treasury Regulations.
          (m) SMM has no reason to believe that any conditions exist that might prevent or impede the Exchange from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
          6.21 Insurance. SMM has in full force and effect as of the Closing Date such insurance policies as are customary in its industry (including policies providing property, casualty, employment practices, liability and workers’ compensation coverage and bond and surety arrangements) including coverage, deductibles and ceilings that are reasonable and customary in the industry. SCHEDULE 6.21 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, errors and omissions, employment practices, liability and workers’ compensation coverage and bond and surety arrangements) to which SMM is a party, a named insured or otherwise the beneficiary of coverage:

31

     (a) the name of the insurer, the name of the policyholder and the name of each covered insured;
     (b) the policy number and the period of coverage;
     (c) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and
     (d) a description of any retroactive premium adjustments or other loss-sharing arrangements.
     (e) With respect to each such insurance policy, (i) the policy is legal, valid, binding, enforceable and in full force and effect and shall remain in effect through Closing, and (ii) SMM is not, and to SMM’s knowledge no other party to the policy is, in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy. SMM shall notify each insurer that as of the Closing, New SMM shall be named as an additional beneficiary under all such policies.
          6.22 Books and Records. The minute books and stock record books and other similar records of SMM have been provided or made available to Z-Axis or its counsel prior to the execution of this Agreement. Such minute books contain an accurate record of all material actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders, and committees of the board of directors of SMM from inception through the date hereof.
          6.23 Representations Complete. None of the representations or warranties made by SMM herein or in any certificate or other instrument furnished by SMM pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain as of the Closing any untrue statement of a material fact, or omits or will omit as of the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.
          6.24 Independent Accountants. Hein & Associates LLP (“HEIN”) are independent public accountants with respect to SMM within the meaning of the 1933 Act and the applicable published rules and regulations thereunder and the rules and regulations promulgated by the PCAOB. Hein is duly registered and in good standing with the PCAOB. Hein has not, during the periods covered by the SMM Financial Statements, provided to SMM any non-audit services, as such term is used in Section 10A(g) of the 1934 Act.
          6.25 Sarbanes Oxley Compliance. As soon as it is legally required to do so, New SMM and its directors and officers, in their capacities as such, intend to take all actions necessary to comply with any provision of the Sarbanes Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

32

          6.26 FCPA Compliance. Neither SMM nor, to the knowledge of SMM, any SMM Principal Stockholder, director, officer, agent, employee or affiliate of SMM is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and SMM and, to the knowledge of SMM, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
          6.27 Financial Recordkeeping and Reporting Compliance. The operations of SMM are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws, and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving SMM with respect to the Money Laundering Laws is pending or, to the best knowledge of SMM, threatened. SMM has not violated (i) the Bank Secrecy Act, as amended, or (ii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.
          6.28 OFAC Compliance. Neither SMM nor, to the knowledge of SMM, any SMM Principal Stockholder, director, officer, agent, employee or affiliate of SMM is currently subject to any U.S. sanctions administered by OFAC, and SMM has not knowingly directly or indirectly lent, contributed or otherwise made available funds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          6.29 Non-Compete and Non-Solicitation Agreements. No officer or employee of SMM, and none of the SMM Principal Stockholders, is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his or her ability to be and act in the capacity of an officer, employee or Principal Stockholder of SMM or, at the time of Closing, New SMM.
          6.30 Internal Controls. SMM has a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     7. Certain Agreements.
          7.1 Access And Information. Z-Axis shall give to SMM and its representatives, and SMM shall give to Z-Axis and its representatives, during normal business hours from the Execution Date until the Closing, full access to all properties, books, contracts and records (including

33

          Tax returns and insurance policies) of or relating to SMM or Z-Axis, respectively, with all information reasonably requested by the other Party. Except as agreed to by SMM and Z-Axis, all information obtained hereunder which is not otherwise public shall be held confidential and, in the event of termination of this Agreement, all documents (including copies thereof) obtained hereunder containing such information shall be destroyed or returned to the Party from which they were obtained. Nothing in this Agreement shall diminish or modify the obligations of the Parties under the confidentiality agreement previously executed by the Parties.
          7.2 Stockholders Authorization. SMM shall provide Z-Axis with evidence of the approval of this Agreement and the transactions contemplated by this Agreement that require approval by the SMM Stockholders and/or the SMM Purchase Rights Holders in accordance with all applicable Laws and the governing documents of SMM. Z-Axis shall provide SMM with evidence of the approval by the Z-Axis Stockholders of this Agreement, the Reverse Split, and the other transactions contemplated by this Agreement that require approval of the Z-Axis Stockholders in accordance with all applicable Laws and the governing documents of Z-Axis. Each of the SMM Principal Stockholders and the Z-Axis Principal Stockholders agrees that he or she will vote as a stockholder of SMM or Z-Axis, as the case may be, in his or her individual capacity, in favor of the Exchange and the transactions contemplated by this Agreement and that their respective obligations to act in the best interests of SMM and Z-Axis, respectively, in their capacities as directors (as the case may be) and in accordance with their fiduciary duties shall not in any way be affected by the foregoing.
          7.3 Operation Of Business. Each of SMM and Z-Axis agrees with the other that from the Execution Date to the Closing, except as otherwise consented to or approved by the other in writing, each will operate its business as presently operated in the ordinary course, and, consistent with those operations, each of SMM and Z-Axis will substantially comply with all applicable legal and contractual obligations, except where noncompliance will not cause a Material Adverse Effect on their respective operations, and will use its best efforts consistent with past practices to preserve the goodwill of its suppliers, customers and others with whom it has business relationships; and neither SMM nor Z-Axis, without the written consent of the other Party, (a) shall institute nor use any methods of purchase, sale, lease, management, accounting or operation that are inconsistent with practices normally followed or that vary substantially from those methods used by that Party as of the date of this Agreement, (b) will take any action (or omit to take any action) within their control (as opposed to actions taken or omitted by third parties as to which that Party does not exercise control), which action or omission would cause any representation to be untrue at any time prior to the Execution Date as if that representation or warranty were made at and as of the Execution Date, or make any change in any method of reporting income or expenses for federal income Tax purposes unless otherwise required by applicable Law.
          7.4 Preservation Of Business. Unless it has the written consent of the other Party to this Agreement, SMM and Z-Axis will each use its best efforts to preserve its business organization intact and to preserve its present relationships with suppliers, customers and others having business relationships with it.

34

          7.5 Tax Cooperation.
     (a) Following the Closing, New SMM, SMM, Z-Axis LLC, and Z-Axis Principal Stockholders agree to cooperate, and cause their respective directors, managers, employees, officers and representatives to cooperate, with each other and with each other’s respective agents, including accounting firms and legal counsel, in connection with any proposed adjustment to Taxes relating to Z-Axis, New SMM, Z-Axis LLC, or New SMM’s, Z-Axis’, or Z-Axis LLC’s activities, if such proposed adjustment if made would give rise to any obligation of the other Party (or any of its affiliates) (x) to pay such Tax (other than an obligation fully assumed by the Party receiving notice) or (y) to indemnify or reimburse the payor for such Tax, including without limitation any Taxes attributable to the Z-Axis LLC Purchase, (collectively “Applicable Liability”). The Parties shall cooperate with each other and shallmake available to the other all information, records, and documents in their possession relating to the Applicable Liability. The Parties shall make available to each other, as reasonably requested and available, access to the personnel responsible for preparing, maintaining and interpreting information, records and documents in connection with Taxes as well as any related Litigation. Any information provided or obtained pursuant to this Section 7.5(a) shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or reports, refund Claims, audits, Tax Claims and any related Litigation.
     (b) New SMM and Z-Axis LLC shall provide written notice to the other on or before 15 days after learning of any pending or threatened Tax audit, assessment or proceeding related to New SMM or Z-Axis LLC for whole or partial periods for which a Claim for payment or reimbursement may be made by any of New SMM, the SMM Holders, the Principal Stockholders or Z-Axis LLC against any Party. The notice required by the previous sentence shall contain factual information (to the extent known) describing the asserted Liability for Taxes in reasonable detail and shall include copies of any notice or other document received from any Tax Governmental Authority in respect of any such matters. If a Party (the “CLAIMING PARTY”) has knowledge of an asserted Liability for Taxes with respect to a matter for which that Claiming Party may make a Claim against the other Party (the “DEFENDING PARTY”) and the Claiming Party fails to give the Defending Party prompt notice of that asserted Liability for Taxes as required by this Section 7.5(b), and (i) if the Defending Party is not on notice or should not have been on notice for the asserted Liability for Taxes and is precluded by the failure to receive prompt notice from contesting the asserted Liability for Taxes in both the administrative and judicial forums, then the Defending Party shall have no responsibility for any Taxes or penalties arising out of that asserted Liability for Taxes, and (ii) if the Defending Party is not so precluded from contesting, but such failure to receive prompt notice results in a detriment to the Defending Party, then any amount that the Defending Party is otherwise required to pay to the Claiming Party pursuant to this Agreement shall be reduced by the amount of such detriment, provided that the Claiming Party shall nevertheless be entitled to full payment as provided pursuant to this Agreement to the extent, and only to the extent, that the Claiming Party can establish that the Defending Party was not prejudiced by such failure.

35

     (c) In the event of an audit or dispute with a Governmental Authority over Taxes for which a Party is primarily liable pursuant to this Agreement, that Party will be entitled to control the proceedings related to those Taxes (including action taken to pay, compromise, or settle those Taxes), provided that New SMM, SMM, Z-Axis LLC, the Z-Axis Principal Stockholders and the SMM Holders shall jointly control, in good faith with each other, any proceeding related to a Tax period that begins before and ends after the Execution Date and which New SMM, SMM, Z-Axis LLC and/or the SMM Holders have Liability for pursuant to this Agreement, provided further, however, that New SMM will in any event be entitled to solely control any proceeding that relates to or impacts a consolidated, combined or unitary Tax Return filed in any jurisdiction by SMM and New SMM. Reasonable out-of-pocket expenses with respect to such contest shall be borne by the Parties in proportion to their responsibility for those Taxes. The Party that is not entitled to control any such proceedings shall be afforded a reasonable opportunity to participate in such proceedings at its own expense.
     (d) Z-Axis LLC, New SMM, and SMM shall have possession of their own and their Subsidiaries’, as applicable, Tax records after the Closing. Z-Axis LLC and New SMM shall make available to each other for inspection and copying during normal business hours, in connection with the preparation of Tax returns, audits and any Litigation, all Tax records in their possession relating to Z-Axis LLC and New SMM or their respective activities for a period prior to the Execution Date, Tax periods for which Z-Axis LCC, SMM and New SMM may share Tax Liabilities, and Tax records that are relevant to periods following the Closing. Z-Axis LLC and New SMM shall preserve and keep all such Tax records in their possession until the expiration of any applicable statutes of limitation or extensions thereof and as otherwise required by law, but in any event for a period not less than seven years after the Tax closing date. Notwithstanding the foregoing, any of the Parties may dispose of those records provided 90 days advance written notice of the intent to dispose is given to other Party. Such notice shall be delivered in accordance with the provisions of Section 18 of this Agreement and shall include a list of the records to be disposed of which shall describe in reasonable detail each file, book or other record accumulation to be disposed. The notified Party shall have the opportunity, at its cost and expense, to copy or remove, within that 90-day period, all or any part of those Tax records. For purposes of this Section 7.5(d) Tax records include, without limitation, journal vouchers, cash vouchers, general ledgers, material contracts, and other related records.
          7.6 Interim Operations. From the Execution Date to the Closing, neither SMM nor Z-Axis will, without the prior written approval of the other: (a) amend or otherwise change its Articles of Incorporation; (b) issue or sell or authorize for issuance or sale additional shares of any class of capital stock, or subscriptions, options (including employee stock options), warrants, rights or convertible securities or other agreements obligating either of them to issue shares of its capital stock; (c) declare, set aside, make or pay any dividend or other distribution with respect to its capital stock; (d) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (e) issue any instrument that permits participation in the revenues or profits of either SMM or Z-Axis; (f) incur any indebtedness except for accounts payable in the ordinary course of its business; (g) permit the sale or Encumbrance of any of the assets of SMM; (h) enter into any employment or severance agreements or

36

          similar agreements with any person; or (i) agree to, make, engage in or allow to occur or continue any of the following:
     (a) Any material transaction;
     (b) Concerning Z-Axis, any capital expenditure except a capital expenditure for cash up to US$25,000;
     (c) Concerning SMM, any capital expenditure in excess of US$75,000;
     (d) Any changes in its condition (financial or otherwise), Liabilities, assets, or business that, when considered individually or in the aggregate, have a Material Adverse Effect;
     (e) The destruction of, damage to, or loss of any asset (regardless of whether covered by insurance) as a direct or indirect result of the action or inaction of either SMM or Z-Axis, that, when considered individually or in the aggregate, has a Material Adverse Effect upon the condition (financial or otherwise) or business of the applicable Party;
     (f) Any labor troubles or other events or conditions of any character that, when considered individually or in the aggregate, have a Material Adverse Effect upon the condition (financial or otherwise) or business of either SMM or Z-Axis;
     (g) Any change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates);
     (h) Any increase in the salary or other compensation payable or to become payable to any of its officers or directors, or the declaration, payment, or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person;
     (i) The material amendment or termination of any material Contract, agreement, or license to which it is a Party;
     (j) Any loan to any person or entity, or the guaranteeing of any loan;
     (k) Any mortgage, pledge or other Encumbrance of any asset of either SMM or Z-Axis by the respective Party or as a direct or indirect result of the action or inaction of either Party; or
     (l) The waiver or release of any right or Claim of either Party by the respective Party.
     Notwithstanding the foregoing, or any other provision of this Agreement, (i) any transaction or other matter, such as the Reverse Split, the Z-Axis Transfer and the assumption of the SMM Equity Incentive Plan by Z-Axis, that is agreed to in this Agreement shall be considered to have the written approval of both SMM and Z-Axis; and (ii) written approval also is deemed to have been granted hereunder to SMM for (x) capital-raising transactions with third parties that are not affiliated with or

37

related to SMM or any of the SMM Holders, on arms-length terms that the Board of Directors of SMM deems to be in the best interests of SMM and (y) the entry by SMM into a definitive agreement to acquire all or substantially all of the assets or the outstanding equity of a potential acquisition target or targets identified by SMM that are not affiliated with or related to SMM or any of the SMM Holders, on arms-length terms that the Board of Directors of SMM deems to be in the best interests of SMM.
          7.7 Accuracy Of Representations. Each Party will take all reasonable action necessary to render accurate, as of the Closing, its representations and warranties contained in this Agreement, and it will refrain from taking any action or omitting to take any action that would render any such representation or warranty inaccurate as of that time. Each Party will use its commercial best efforts to perform or cause to be satisfied each covenant or condition to be performed or satisfied by it pursuant to the terms of this Agreement.
          7.8 Consents, Waivers And Approvals. Each of SMM and Z-Axis hereby undertakes to use its commercial best efforts to obtain in writing, as soon as practicable after the Execution Date, all such consents, waivers, approvals and authorizations required prior to the consummation of the Exchange.
          7.9 Notice Of Breach Of Warranty. SMM will immediately give notice to Z-Axis of the occurrence of any event or the failure of any event to occur that has resulted in a breach of SMM’s representations or warranties or a failure by SMM to comply with any covenant, condition or agreement contained in this Agreement. Z-Axis will immediately give notice to SMM of the occurrence of any event or the failure of any event to occur that has resulted in a breach of Z-Axis’ representations or warranties or a failure by Z-Axis to comply with any covenant, condition or agreement contained in this Agreement.
          7.10 Additional Documents; Further Assurances. In addition to the schedules and other items specifically required to be furnished hereunder, SMM and Z-Axis hereby agree that each will promptly furnish to the other such further schedules, certificates and other instruments and take such other action as may reasonably be requested in order to effectuate the purposes of this Agreement.
          7.11 Notice Of Inaccurate Information. SMM and Z-Axis each will notify the other in writing as soon as possible of any events or occurrences that have happened or that may happen and that have caused or that may cause any of the information contained in this Agreement or in the Schedules to this Agreement to become materially inaccurate or materially incomplete.
          7.12 Publicity. All pre-Closing notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be made subject to the mutual agreement of both SMM and Z-Axis. Any press releases made following the Closing by any Party hereto concerning the transactions contemplated by this Agreement shall be approved by the New SMM. Notwithstanding anything to the contrary in this Section, any Party to this Agreement shall be permitted unilaterally to make such notices and to engage in such publicity as it reasonably deems necessary to comply with applicable Laws and regulations, including its reporting obligations, if any, under the 1934 Act. The Parties agree that a press release shall be made at the time of the execution

38

of this Agreement and a Form 8-K will be filed with the SEC within four business days of the Execution Date.
          7.13 Stand Still. Pursuant to the letter of intent dated March 21, 2006, none of Z-Axis, SMM, their officers, directors, or representatives, nor the Principal Stockholders, may discuss or negotiate with any other corporation, firm or person, or entertain or consider any inquiries or proposals relating to the possible disposition of their shares of capital stock of their companies, or their assets, and each of them will cause their respective companies to conduct business only in the ordinary course. Notwithstanding the foregoing, each party shall be free to engage in activities mentioned in the preceding sentence which are designed to further the Exchange. The standstill described above shall be in effect commencing on March 21, 2006 and shall remain in effect for a period of 60 days hereafter, and shall be automatically extended by one additional day for each day that either party fails to provide, within ten days after written request therefore, due diligence information which has been requested by the other party.
          7.14 Reverse Split. Z-Axis agrees to implement a one for nine (1-for-9) reverse stock split (the “REVERSE SPLIT”) following the Execution Date and prior to the Closing.
          7.15 Assumption of SMM Equity Incentive Plan. Z-Axis agrees to assume and have the Z-Axis Stockholders approve, effective as of the Closing, the SMM Equity Incentive Plan, as amended as applicable.
          7.16 Preparation of Proxy Statement. Immediately following the Execution Date, Z-Axis and SMM shall promptly prepare and file with the SEC the preliminary proxy statement. Each of the Parties will cooperate and use its commercially reasonable best efforts to address any SEC comments on the preliminary proxy statement such that a definitive proxy statement relating to the Exchange and the other matters addressed in the preliminary proxy statement can be promptly filed with the SEC. Z-Axis shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Z-Axis Securities in the Exchange. SMM shall furnish all information concerning SMM and the holders of its securities as may be reasonably requested in connection with any such action. Each of Z-Axis and SMM agrees that the information supplied or to be supplied by it for inclusion in the proxy statement will not, at the time it is filed in preliminary form with the SEC and at the time it is filed in definitive form with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made.
          7.17 Release from Z-Axis Lease Liabilities. Prior to the Z-Axis Transfer, Z-Axis LLC shall obtain an assignment to, and assumption by, Z-Axis LLC of the lease (the “Z-AXIS OFFICE LEASE ASSIGNMENT”) concerning Z-Axis’ current office location located at 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111 (the “Z-AXIS OFFICE”) and any other real property currently leased by Z-Axis as the case may be. The Z-Axis Office Lease Assignment shall be executed by Z-Axis, Z-Axis LLC and the landlord of the Z-Axis Office (the “Z-AXIS LANDLORD”). Further, Z-Axis LLC shall obtain any consent or assignment required including that of the Z-Axis Landlord in the event the Z-Axis LLC Purchase triggers an anti-change-of-control or anti-assignment provision of any current Z-Axis Lease.

39

     8. Conditions To Performance By All Parties. The obligations of all Parties to effect the Exchange shall be subject to the fulfillment at or prior to the Execution Date of the following conditions:
          8.1 SMM Approval. The Exchange and this Agreement shall have been approved by the Board of Directors of SMM and the SMM Stockholders in accordance with Colorado Law.
          8.2 Z-Axis Approval. The Exchange, this Agreement, the Reverse Split, the Z-Axis Transfer, Z-Axis LLC Purchase and any other transaction contemplated by this Agreement shall have been approved by the Board of Directors of Z-Axis and Z-Axis Stockholders in accordance with Colorado Law.
          8.3 Proceedings. At the Execution Date, there shall not be in effect any court order restraining or prohibiting consummation of the Exchange or any transaction contemplated by this Agreement, or any pending proceeding brought by, or before, any Governmental Authority, court or body with a view to seeking, or in which it is sought, to restrain or prohibit consummation of the Exchange or in which it is sought to obtain divestiture of a material amount of assets of either SMM, and its Subsidiaries taken as a whole, or Z-Axis.
          8.4 Due Diligence. Z-Axis, SMM, and the Principal Stockholders, acting through their own management personnel, counsel, accountants or other representatives, as designated by them, shall have completed due diligence concerning the other Party and each Party shall be satisfied in their sole discretion with the results of such due diligence prior to executing the Agreement or within a period of 15 days thereafter. At the end of such 15 day period, if neither Party notifies the other of its failure to be satisfied with the results of such examination and investigation, this condition to Closing shall by its terms be deemed satisfied or waived without further action by the Parties.
     9. Conditions Precedent to Performance by SMM. The obligations of SMM to effect the Exchange shall be subject to the fulfillment at or prior to the Closing of the following conditions (unless any or all of them is waived by SMM):
          9.1 The representations and warranties of Z-Axis shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need to be true and correct only as of the specified date).
          9.2 Z-Axis shall have performed and complied with each agreement, covenant and obligation required by it pursuant to this Agreement to be so performed or complied with by Z-Axis at or before the Closing.
          9.3 Z-Axis shall have delivered to SMM a certificate, dated the Closing Date and executed by Z-Axis’ Chief Executive Officer, certifying as to the fulfillment of the conditions specified in Sections 9.1 and 9.2.
          9.4 The Secretary of Z-Axis shall have delivered to SMM at the Closing a certificate stating that all board of directors and stockholder approvals necessary to consummate the transactions contemplated by this Agreement have been obtained and attaching thereto: (i) a copy of

40

the articles of incorporation and bylaws (as amended through the Closing), certified by such Secretary as the true and correct copies thereof as of the Closing; and (ii) a copy of the resolutions of the board of directors and stockholders of such entity, evidencing the approval of this Agreement and the transactions contemplated hereby.
          9.5 Any and all consents or waivers required from third parties relating to performance by Z-Axis of its obligations hereunder shall have been obtained.
          9.6 No Claim, action, suit, investigation or proceeding shall be pending or threatened before any court or Governmental Authority which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement.
          9.7 All authorizations, permits, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.
          9.8 The Z-Axis Landlord shall have executed an assignment and assumption obtained by Z-Axis pursuant to Section 7.17 and Z-Axis shall have delivered the same to SMM.
          9.9 The Z-Axis Transfer shall have occurred.
          9.10 The Z-Axis Principal Stockholders shall have delivered prior to the Closing an executed Z-Axis LLC Purchase Agreement, which shall contemplate that the Z-Axis Purchase shall occur simultaneous with the Closing.
          9.11 Z-Axis shall use its best efforts to have delivered to SMM prior to Closing documentation acceptable to SMM that all the Z-Axis Stockholders who beneficially own more than three percent (3%) of the outstanding stock of Z-Axis immediately prior to the Closing will agree not to sell or otherwise transfer any such shares until the first anniversary of the Closing.
          9.12 SMM shall have received an opinion of counsel from Robert W. Walter, P.C., legal counsel to Z-Axis, dated the Execution Date, substantially to the effect that:
     (a) The incorporation, existence, good standing and capitalization of Z-Axis are as stated in this Agreement and, assuming the tender of the SMM Common Stock by the holders thereof, the shares of Z-Axis Common Stock to be issued to and received by the SMM Stockholders pursuant to this Agreement will be duly and validly authorized and issued, fully paid and non-assessable.
     (b) Z-Axis has full corporate power and authority to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by Z-Axis, and (assuming the due and valid authorization, execution and delivery by SMM) constitutes the legal, valid and binding agreement of Z-Axis.

41

     (c) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against Z-Axis by any Governmental Authority which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.
     (d) The execution and performance by Z-Axis of this Agreement will not violate the Articles of Incorporation, as amended, or Bylaws of Z-Axis.
     (e) To the knowledge of such counsel, no consent, approval, authorization or order of any court or Governmental Authority which has not been obtained is required on behalf of Z-Axis for consummation of the transactions contemplated by this Agreement.
In rendering its opinion, counsel may rely as to factual matters on certificates of public officials and officers or employees of Z-Axis, provided that copies of such opinions and certificates shall be delivered with such opinion, and provided further that in the case of any such reliance, counsel shall state that it believes that it is justified in relying on such opinions and certificates for such matters.
          9.13 As contemplated by Section 3 of this Agreement, the members of Z-Axis’, and any Subsidiary of Z-Axis’, current Boards of Directors and each person serving as an officer of Z-Axis, or of any Subsidiary of Z-Axis, shall resign his or her respective positions by tendering written resignations and the New Board will have been appointed to serve as members of the Board of Directors of New SMM and of all Subsidiaries of New SMM, excepting Z-Axis LLC, with such appointments to be effective as of the Closing.
          9.14 Dissenters’ rights of appraisal shall not have been exercised with respect to more than four percent of the outstanding shares of either SMM or Z-Axis.
          9.15 The Reverse Split shall have occurred.
          9.16 The assumption of the SMM Equity Incentive Plan as contemplated by Section 7.15 shall have occurred.
     10. Conditions Precedent To Performance By Z-Axis. The obligations of Z-Axis to effect the Exchange shall be subject to the fulfillment at or prior to the Closing of the following conditions (unless any or all of them is waived by Z-Axis):
          10.1 The representations and warranties of SMM contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need to be true and correct only as of the specified date).
          10.2 SMM shall have performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by SMM at or before the Closing.
          10.3 Any and all consents or waivers required from third parties relating to the performance by SMM of its obligations hereunder shall have been obtained.

42

          10.4 No Claim, action, suit, investigation or proceeding shall be pending or threatened before any court or Governmental Authority which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement.
          10.5 All authorizations, permits, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.
          10.6 SMM shall have delivered to Z-Axis a certificate, dated the Closing Date and executed by SMM’s Chief Executive Officer, certifying as to the fulfillment or the conditions specified in Sections 10.1 and 10.2.
          10.7 The Secretary of SMM shall have delivered to Z-Axis at the Closing a certificate stating that all board of director and stockholder approvals necessary to consummate the transactions contemplated by this Agreement have been obtained and attaching thereto: (i) a copy of the articles of incorporation and bylaws (as amended through the Closing), certified by such Secretary as the true and correct copies thereof as of the Closing; and (ii) a copy of the resolutions of the board of directors and stockholders of such entity, evidencing the approval of this Agreement and the transactions contemplated hereby.
          10.8 SMM shall deliver to Z-Axis financial statements, prepared in accordance with GAAP and applicable regulations of the SEC, required to be filed as an exhibit to the Form 8-K described in Section 11 hereto.
          10.9 SMM shall have obtained at the Closing a lock-up commitment from the persons representing 95% of the outstanding securities of SMM prior to Closing.
          10.10 The Special Committee of the Board of Directors of Z-Axis (the “SPECIAL COMMITTEE”) shall have received a fairness opinion pertaining to the transactions described in this Agreement and such fairness opinion shall be reasonably acceptable to the Special Committee.
          10.11 Z-Axis shall have received an opinion of counsel from Patton Boggs LLP, legal counsel to SMM, dated the Execution Date, substantially to the effect that:
     (a) The incorporation, existence, good standing and capitalization of SMM are as stated in this Agreement; all outstanding shares of SMM Common Stock are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any preemptive right of shareholders; and, to the knowledge of such counsel, there is no existing option, warrant, right, call, subscription or other agreement or commitment obligating SMM to issue or sell, or to purchase or redeem any shares of its capital stock other than as stated in this Agreement.
     (b) SMM has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by SMM, and (assuming the due and valid authorization, execution and delivery by Z-Axis) constitutes the legal, valid and binding agreement of SMM.

43

     (c) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against SMM or its Subsidiaries by any Governmental Authority which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.
     (d) The execution and performance by SMM of this Agreement will not violate the Articles of Incorporation, as amended, or Bylaws of SMM.
     (e) To the knowledge of such counsel, no consent, approval, authorization or order of any court or Governmental Authority which has not been obtained is required on behalf of SMM or any of its Subsidiaries for consummation of the transactions contemplated by this Agreement.
In rendering its opinion, counsel may rely as to factual matters on certificates of public officials and officers or employees of SMM, provided that copies of such opinions and certificates shall be delivered with such opinion, and provided further that in the case of any such reliance, counsel shall state that it believes that it is justified in relying on such opinions and certificates for such matters.
11.	Securities Filings. New SMM shall be responsible for the preparation, and filing, of a Form 8-K filing with the SEC disclosing the Exchange and attaching all required exhibits and financial statements and shall be responsible for filing audited financial statements in a separate Form 8-K, and shall be responsible for any and all filings in any jurisdiction where its stockholders reside which would require a filing with a Governmental Authority as a result of the transactions contemplated in this Agreement. Following the Closing, Z-Axis shall provide full cooperation and any information New SMM may require for inclusion in its filings with the SEC.

12.	Indemnification.
          12.1 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Z-Axis or SMM (whether or not exercised) to investigate the affairs of SMM or Z-Axis or a waiver by Z-Axis or SMM of any condition to Closing set forth in this Agreement, each Party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other Party contained in this Agreement or in any instrument delivered pursuant to this Agreement. Unless earlier terminated pursuant to Section 15, all of the representations, warranties, covenants and agreements of SMM, SMM Subsidiary, Z-Axis, and the Principal Stockholders contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and continue until the second anniversary of the Closing, provided, however, that the representations, warranties and agreements set forth in Sections 5.14 (Taxes), 6.20 (Taxes) and 7.5 (Tax Cooperation) shall survive until expiration of the applicable statute of limitations for claims applicable to the matters covered thereby.
          12.2 Indemnification By Z-Axis LLC and the Z-Axis Principal Stockholders.
     (a) Z-Axis LLC and the Z-Axis Principal Stockholders hereby agree to jointly and severally indemnify and hold harmless New SMM, SMM, New SMM’s and SMM’s officers, directors, stockholders, employees and agents, including any person who is an officer, director, employee or agent of SMM prior to the Closing, against any and all

44

losses, Claims, damages, Liabilities, costs and expenses (including but not limited to reasonable attorneys’ and expert witness fees and other expenses of investigation and defense of any Claims or actions) to which they or any of them may become subject due to, or which results from, any of the following:
                    (i) Any breach of Z-Axis’ covenants, agreements, warranties or representations contained in this Agreement as of the date made or as of the Closing Date.
                    (ii) Any misstatement of a material fact contained in this Agreement or in any of the documents executed in connection with transactions contemplated by this Agreement, but only if the misstatement relates to information concerning Z-Axis or its operations.
                    (iii) The omission to state any fact necessary to make the statements contained in this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement not misleading, but only if the omission relates to information concerning Z-Axis or their operations.
                    (iv) The operations of Z-Axis or Z-Axis LLC, or the acts of their employees, acting in their capacities as such, prior to the Closing, and the operations of Z-Axis LLC or the acts of its employees, acting in their capacities as such, subsequent to the Closing.
                    (v) The operations of the Z-Axis Business, or the actions or business of Z-Axis LLC prior to and subsequent to the Closing.
                    (vi) Actions or inactions of Z-Axis, or the agents of Z-Axis acting in their capacity as agents, prior to the Closing.
                    (vii) Any Taxes due and payable by Z-Axis as a result of the Z-Axis LLC Purchase.
               (b) Notwithstanding the foregoing, the maximum liability of each Z-Axis Principal Stockholder for indemnification in connection with the foregoing shall not exceed the VWAP of the shares of New SMM stock held by the applicable Z-Axis Principal Stockholder. If either Z-Axis Principal Stockholder is obligated to make an indemnification payment pursuant to this Section 12.2, such Z-Axis Principal Shareholder shall forfeit the number of shares then held by such Z-Axis Principal Stockholder in an amount equal to the value of such indemnification payment. For purposes of this paragraph, the value of shares held by the applicable Z-Axis Principal Stockholder is to be the VWAP of those shares. In the event the applicable Z-Axis Principal Stockholder has purchased limited liability company interests of Z-Axis LLC with shares of New SMM or has otherwise disposed of the shares of New SMM that he or she owned at Closing, such Z-Axis Principal Stockholder may substitute either the Z-Axis LLC interests he or she acquired as part of the purchase of Z-Axis LLC or cash in lieu of shares of New SMM for any indemnification payment he or she is required to make. The aggregate amount of all such indemnification required of a Z-Axis Principal Stockholder will be limited to an amount equal to the VWAP of the number of shares of Z-Axis Common Stock held by that Z-Axis Principal Stockholder at the time of Closing.

45

     (c) Notwithstanding any other provision of this Agreement including but not limited to Sections 12.2(b) and 12.4, to the extent that New SMM, SMM or the SMM Principal Stockholders incur any liabilities, costs or other damages related to (i) the lease concerning the Z-Axis Office or the Z-Axis LLC’s post-Closing office lease or (ii) any Taxes due and payable by Z-Axis as a result of the Z-Axis LLC Purchase, each Z-Axis Principal Stockholder shall be liable for indemnification for the total amount of any such liability, cost or other damage.
          12.3 Indemnification by SMM. SMM hereby agrees to indemnify and hold harmless Z-Axis LLC, Z-Axis’ officer, director, employee or agent of Z-Axis prior to the Closing, and Z-Axis LLC’s officers, directors, stockholders, members, employees, managers, and agents against any and all losses, damages, Liabilities, costs and expenses (including but not limited to reasonable attorneys’ and expert witness fees and other expenses of investigation and defense of any Claims or actions) to which they or any of them may become subject due to, or which result from, any of the following:
     (a) Any breach of SMM’s or SMM Subsidiary’s covenants, agreements, warranties or representations contained in this Agreement as of the date made or as of the Closing Date.
     (b) Any misstatement of a material fact contained in this Agreement or in any of the documents executed in connection with transactions contemplated by this Agreement, but only if the misstatement related to information concerning SMM, SMM Subsidiary or the operations of one or both of SMM and SMM Subsidiary.
     (c) The omission to state any fact necessary to make the statements contained in this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement not misleading, but only if the omission relates to information concerning SMM, SMM Subsidiary, or the operations of one or both of SMM and SMM Subsidiary.
     (d) The operations of SMM, SMM Subsidiary or the acts of their employees, acting in their capacities as such, prior and subsequent to the Closing.
     (e) The operations of New SMM and SMM Subsidiary or the actions or business of New SMM subsequent to the Closing.
     (f) Actions or inactions of SMM, or the agents of SMM acting in their capacity as agents, prior to the Closing
          12.4 Limitations on Indemnification. From and after the Closing, New
          SMM, SMM and its officers, directors, stockholders, employees and agents shall not have the right to be indemnified pursuant to Sections 12.2(a) and 12.2(b) for breaches of representations, warranties and covenants of Z-Axis and/or Z-Axis LLC unless and until New SMM and SMM and its officers, directors, stockholders, employees and agents, including any person who is an officer, director, employee or agent prior to the Closing, (individually and/or collectively) shall have incurred on a cumulative basis aggregate Liabilities in an amount exceeding (and then only to the extent exceeding) $5,000; provided, however, that in no event shall the limitations set forth in this Section 12.4 apply

46

with respect to (i) any fraudulent breach of any such representation or warranty, where the determination of such fraudulent breach has been made by a judge or arbitrator in a final, nonappealable or non-appealed judgment or decision of a judge, jury or arbitrator, (ii) the provisions of Section 12.2(c), (iii) the Returned Payments made pursuant to Section 12.5 and (iv) any Liability assumed by Z-Axis LLC under Section 2.2.
          12.5 Indemnification and Insurance. For a period through and until expiration of the statutes of limitations pertaining to any Claim asserted against any person who is an officer or director of Z-Axis prior to the Closing (the “INDEMNIFIED OFFICERS”), New SMM shall indemnify and hold harmless (and shall also advance expenses, including reasonable attorneys’ and expert witness fees, as incurred to the fullest extent permitted under applicable law to) the Indemnified Officers, to the fullest extent that Z-Axis would have been permitted to do so under its Articles of Incorporation and Bylaws as in effect as of the date hereof, provided, however, that the payment of such expenses incurred by or on behalf of an Indemnified Officer in advance of the final disposition of such matter shall be made only upon receipt of (i) a written affirmation by the Indemnified Officer of such Indemnified Officer’s good faith belief that the standard of conduct described in Section 7-109-102 of the Colorado Business Corporation Act necessary for indemnification by New SMM as authorized by this Section 12.5 has been met, and (ii) an undertaking by or on behalf of such Indemnified Officer to repay all amounts so advanced (the “RETURNED PAYMENTS”) in the event that it shall ultimately be determined that such Indemnified Officer is not entitled to be indemnified by New SMM as authorized in this Section 12.5; and further provided that no such advancement of expenses shall be made under this Section 12.5 if it is determined by a majority of the Board of Directors of New SMM that (i) the Indemnified Officer did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Z-Axis, or (ii) with respect to any criminal action or proceeding, the Indemnified Officer had reasonable cause to believe his or her conduct was unlawful. Each Indemnified Officer is intended to be a third party beneficiary of this Section 12.5 and may specifically enforce its terms. This Section 12.5 shall not limit or otherwise adversely affect any rights any Indemnified Officer may have under the Company’s Articles of Incorporation or Bylaws as in effect as of the date hereof. This Section 12.5 shall be inapplicable to any action commenced by New SMM in connection with the transactions contemplated by this Agreement against the Z-Axis Principal Stockholders in their capacities as such.
          12.6 Remedies. The Parties shall retain all rights to bring actions seeking specific performance as provided in Section 24 below and other equitable relief, except as expressly provided otherwise in Section 24 below; provided, however, that from and after the Closing, the rights provided for in this Section 12 shall be the exclusive remedy of any Party for damages resulting from the breach of any provision of this Agreement by any other Party except for damages incurred as a result of fraud, willful misconduct or willful representation.
     13. Notice Of Claim. Should any Party (the “INDEMNIFIED PARTY”) suffer any loss, damage or expense for which the other Party (the “INDEMNIFYING PARTY”) is obligated to indemnify and hold such Indemnified Party harmless pursuant to Section 12 of this Agreement, the following shall apply: Promptly upon receipt by the Indemnified Party of notice of any demand, assertion, Claim, action or proceeding, judicial or otherwise, with respect to any matter as to which the Indemnifying Party is obligated to indemnify the Indemnified Party under the provisions of this Agreement, the Indemnified Party shall give prompt notice thereof to the Indemnifying Party,

47

together with a statement of such information respecting such matter as the Indemnified Party shall then have and a statement advising that the Indemnifying Party must notify it within 10 days whether the Indemnifying Party will undertake the defense of such matter. Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party will, if a Claim in respect thereof is to be made by the Indemnified Party against the Indemnifying Party, notify the Indemnifying Party in writing of the commencement thereof; but the failure so to notify the Indemnifying Party (i) will not relieve the Indemnifying Party from liability under this Section except to the extent that such failure results in prejudice or other damage to the Indemnifying Party, and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided above. Notice of the intention of the Indemnifying Party to contest any such Claim, and the identity of counsel that the Indemnifying Party intends to employ to contest any such Claim, shall be given by the Indemnifying Party to the Indemnified Party within 10 days from the date of receipt by the Indemnifying Party of notice by the Indemnified Party of the assertion of any such Claim. The Indemnified Party shall have the right to approve the counsel named in the Notice provided pursuant to the preceding sentence, provided that such approval shall not be unreasonably withheld. The Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing; however, such representation shall be at the Indemnified Party’s own expense if the Indemnifying Party selects different counsel of its own choosing. Notwithstanding the Indemnifying Party’s election to appoint counsel to represent the Indemnified Party in an action, the Indemnified Party shall have the right to employ separate counsel and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest, or (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Indemnifying Party, the Indemnifying Party has chosen the same counsel to represent the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party. If the Indemnifying Party does not elect to contest any Claim, the Indemnifying Party shall be bound by the results obtained with respect thereto by the Indemnified Party, including any settlement of such Claim. If the Indemnifying Party elects to contest any Claim, the Indemnified Party shall be bound by the results obtained with respect thereto by the Indemnifying Party, including any settlement of such Claim. Notwithstanding any language to the contrary herein, an Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all Liability arising out of such Claim, action, suit or proceeding.
     14. Closing. Subject to the terms and conditions contained in this Agreement, the Closing shall take place as described in Section 2.4. At the
Closing, the following shall occur:
          14.1 SMM shall deliver to Z-Axis (a) a certificate executed by the Chief Executive Officer and Secretary of SMM dated as of the Closing certifying that the representations and warranties of SMM in this Agreement are true and correct in all material respects at and as of the Closing as though each representation and warranty had been made on that date; (b) the stock book,

48

stock ledger, minute book and corporate seal of SMM, and (c) such other documents as are required to be delivered to Z-Axis under the terms of this Agreement, including the opinion of counsel described in Section 10.
          14.2 SMM shall deliver to Z-Axis stock certificates representing the Acquired Shares that are being exchanged for the Exchange Shares pursuant to Section 4 of this Agreement together with duly executed stock powers and assignments transferring those shares to Z-Axis.
          14.3 SMM shall deliver to Z-Axis documents representing the Assumed Purchase Rights that are being exchanged for the Z-Axis Conversion Purchase Rights pursuant to Section 4 of this Agreement together with duly executed assignments transferring those purchase rights to Z-Axis.
          14.4 Z-Axis shall deliver to SMM (acting on behalf of each of the SMM Stockholders), upon receipt from SMM by Z-Axis of the stock certificates described in Section 14.2, stock certificates representing the Exchange Shares (or irrevocable instructions for book-entry of non-certificated Exchange Shares) to be issued pursuant to this Agreement in exchange for the Acquired Shares and the opinion of counsel described in Section 9.
          14.5 Z-Axis shall deliver to SMM (a) a certificate executed by the Chief Executive Officer and Secretary of Z-Axis dated as of the Closing, certifying that the representations and warranties of Z-Axis in this Agreement are true and correct in all material respects at and as of the Execution Date, as though each representation and warranty had been made on that date; (b) the stock transfer records, minute book and corporate seal of Z-Axis, and (c) such other documents are required to be delivered to SMM under the terms of this Agreement.
          14.6 Z-Axis shall deliver to SMM (acting on behalf of each SMM Purchase Rights Holder) upon receipt from SMM by Z-Axis of documents representing the Assumed Purchase Rights described in Section 14.3, new option agreements pursuant to Section 2.6 representing the Z-Axis Conversion Purchase Rights.
          14.7 Each of the Parties agrees that it will at any time and from time to time after the Closing, upon the request of any other Party, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, and assurances as may be required for the purpose of effectuating the consummation of the transactions contemplated by this Agreement.
     15. Termination and Abandonment of the Exchange.
          15.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time before the consummation of the Exchange:
     (a) By the mutual consent of the Parties hereto;
     (b) By any of the Parties if the Closing has not occurred by June 30, 2006, subject to extension because of delay resulting from the review time taken by, or any comments from, the SEC with respect to proxy materials, subject to any negotiated extensions,

49

subject to the provisions of Section 26 hereof and subject to the obligation of the terminating party to have exercised its commercially reasonable best efforts to conclude the Exchange;
     (c) By Z-Axis if in its reasonable opinion and that of its counsel, the Exchange does not qualify for exemption from registration under applicable federal and state securities Laws;
     (d) By the Parties if any of such Parties shall determine in its sole discretion that the Exchange has become inadvisable or impracticable by reason of the institution or threat by any Governmental Authority or by any other person of material Litigation or proceedings concerning the Exchange against any Party (it being understood and agreed that a written request by any Governmental Authority for information with respect to the Exchange, which information could be used in connection with such Litigation or proceedings, may be deemed to be a threat of material Litigation or proceedings regardless of whether such request is received before or after the signing of the Agreement); and
     (e) By Z-Axis or SMM if the business or assets or financial condition of the other party, taken as a whole, have been materially and adversely affected, whether by the institution of Litigation, regulatory proceedings or by reason of Material Adverse Change in the operations or business of such other Party.
          15.2 Effect Of Termination. In the event of termination and abandonment under Section 15.1, this Agreement shall forthwith become void and there shall be no Liability on the part of any Party or its respective officers and directors, except that the provisions of the second sentence of Section 7.1 hereof and the provisions of Section 22 hereof shall continue in effect.
     16. Amendment Or Waiver. This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or condition hereof may be waived, but only by a written instrument executed by each of the Parties. No approval of stockholders shall be required for any amendment, modification or waiver. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any condition or any breach of any other term, representation or warranty in this Agreement.
     17. Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, and the documents referred to herein, constitutes the entire agreement among the Parties with respect to the Exchange, and supersedes all prior agreements, arrangements or understandings with respect thereto.
     18. Notice. All notices, requests, demands, directions and other communications (“NOTICES”) provided for in this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this Section 18. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the third business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section 18. When sent by telecopier or facsimile, each such Notice shall be effective on the first business day

50

on which or after which it is sent. Each such Notice shall be addressed to the Party to be notified as shown below:
SMM:
Silicon Mountain Memory, Incorporated
Attn: Tre Cates
4755 Walnut Street
Boulder, CO 80303
Facsimile: (303) 938-1166
Copy to:
Patton Boggs LLP
Attn: Alan Talesnick, Esq.
1660 Lincoln Street, Suite 1900
Denver, CO 80264
Facsimile: (303) 894-9239
Z-AXIS:
Z-Axis Corporation
Attn: Alan Treibitz
5445 DTC Parkway, Suite 450
Greenwood Village, CO 80111
Facsimile: 303-713-0299
Copy to:
Robert W. Walter, P.C.
Attn: Robert W. Walter, Esq.
9660 E. Prentice Center
Greenwood Village, CO 80111
Facsimile: (720) 221-8162
SMM HOLDERS:
Silicon Mountain Memory, Incorporated
Attn: Tre Cates
4755 Walnut Street
Boulder, CO 80303
Facsimile: (303) 938-1166
     Any Party may change his or its respective address for purposes of this Section 18 by giving the other Party Notice of the new address in the manner set forth above.

51

     19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Law, and if any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.
     20. Headings. The headings to this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.
     21. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.
     22. Expenses. SMM agrees that it will reimburse Z-Axis for reasonable expenses incurred with respect to the Exchange of up to $37,500 however, that any single expense greater than $1000 will require pre-approval of SMM in writing or email (collectively, the “EXPENSE REIMBURSEMENTS”). If Z-Axis incurs professional, mailing, and printing expenses or other expenses such as filing fees that collectively exceed the amount of the Expense Reimbursements, even if all such Expense Reimbursements have been approved in advance by SMM, the amount of such excess expenses shall be borne solely by Z-Axis. Z-Axis shall provide to SMM an accounting of all expenses to which the Expense Reimbursements are or have been applied on request of SMM. Except as otherwise provided above, each of the Parties shall bear its own costs and expenses associated with the transactions contemplated hereby.
     23. Benefits And Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns. The Parties agree that this Agreement is made solely for the benefit of the Parties and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms “successor” or the term “successors and assigns” as used in this Agreement shall not include any holders of the SMM Common Stock, or recipients of the Z-Axis Common Stock pursuant to this Agreement.
     24. Specific Performance. Each Party’s obligation under this Agreement is unique. If any Party should default in its obligations under this Agreement, the Parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting Party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the Parties each expressly waive the defense that a remedy in damages will be adequate. Notwithstanding any breach or default by any of the Parties of any of their respective representations, warranties, covenants or agreements under this Agreement, if Closing occurs as contemplated, each of the Parties waives any rights that it or they may have to rescind this Agreement or the transactions consummated pursuant to it; provided, however, this wavier shall not affect any other rights or remedies available to the Parties under this Agreement or under applicable Law.
     25. Costs. If any legal action or other proceeding is brought by one of the Parties to this Agreement against another Party to this Agreement for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys’ fees and other

52

costs incurred in that portion of the action or proceeding in which it prevailed, in addition to any other relief to which it or they may be entitled.
     26. Termination On Default. If Z-Axis or SMM materially defaults in the due and timely performance of any of its or their warranties, covenants or agreements under this Agreement, then the nondefaulting Party may give notice of termination of this Agreement, in the manner provided in Section 18, and such notice shall be provided as soon as reasonably practicable following the nondefaulting Party having determined that a default has occurred. A notice shall specify with particularity the default or defaults on which the notice is based. The defaulting Party, however, shall have the right to cure such default or defaults following receipt of such notice and up to 30 days after the date initially set for Closing. The termination shall be effective 30 days after the date initially set for Closing, unless the specific default or defaults have been cured on or before this effective date for termination.
     27. Choice Of Law. This Agreement shall be governed by, construed, interpreted and the rights of the Parties determined in accordance with the laws of the State of Colorado without regard to principles of conflicts of laws.
[THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.]

53

     IN WITNESS WHEREOF, the Parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives on the date first above written.

SMM: SILICON MOUNTAIN MEMORY, INCORPORATED
By:	/s/ Rudolph (Tre) Cates
Rudolph (Tre) Cates,
Chief Executive Officer

SMM PRINCIPAL STOCKHOLDERS:
/s/ Rudolph (Tre) Cates
Rudolph (Tre) Cates

/s/ Roger Haston
Roger Haston

Z-AXIS: Z-AXIS CORPORATION
By:	/s/ Alan Treibitz
Alan Treibitz, Chief Executive Officer

Z-AXIS PRINCIPAL STOCKHOLDERS:
/s/ Alan Treibitz
Alan Treibitz

/s/ Stephanie Kelso
Stephanie Kelso

EXHIBIT LIST
Exhibits
A.	SMM Stockholders and Exchange Shares

B.	SMM Purchase Rights Holders and Z-Axis Conversion Purchase Rights

C.	Form of Z-Axis LLC Purchase Agreement

EXHIBIT A
SMM STOCKHOLDERS AND EXCHANGE SHARES

		Shares of SMM	Exchange Shares
SMM Stockholders		Common Stock	to be Issued
1.	Bishop, Marcia	20,000	22,223
2.	Blackman, John	100,000	111,116
3.	Boyle, Ralph	105,000	116,671
4.	Butler, Rick	47,000	52,224
5.	Castillo, George	3,000	3,333
6.	Cates, Rudolph Alvin III (Tre)	782,250	869,202
7.	Cates, Rudolph Jr.	20,000	22,223
8.	Clark, Dennis	299,605	332,906
9.	Clark, Gary & Rita TST	150,000	166,673
10.	Clark, Jeff	20,000	22,223
11.	Crossen, Mark	1,526,373	1,696,039
12.	CVB Partnership	30,000	33,335
13.	Douglas, Ricky and Charlotte	5,000	5,556
14.	Fain, Mickey	25,000	27,779
15.	Gibson, Diana	1,400	1,556
16.	Hackman, Tammy	1,500	1,667
17.	Hanner, Patrick	240,625	267,372
18.	Harcum Family (4)	20	22
19.	Haston, Roger	400,000	444,463
20.	King, Jack	70	78
21.	Kittelson, Kevin	6,000	6,667
22.	Norton Commando	175,000	194,451
23.	Ratliff, Thomas	3,000	3,333
24.	RayneMark Investments LLC	280,000	311,124
25.	Roberts, Wendy	8,000	8,889
26.	Stover, Thomas	15,000	16,667
27.	Swider, David	100,000	111,116
28.	Vining, Alonzo	21,000	23,334
29.	Vining, Billy	69,930	77,703
30.	Vining, William	6,000	6,667
31.	Williams, Jeff	15,000	16,667

	TOTAL	4,475,773	4,973,284

A-1

EXHIBIT B
SMM PURCHASE RIGHTS HOLDERS AND Z-AXIS CONVERSION PURCHASE RIGHTS
INCENTIVE STOCK OPTIONS

		Rights	Z-Axis Conversion		Grant	Expiration	Exercise
	SMM Purchase Rights Holders	Outstanding	Purchase Rights	Certificate No.	Date	Date	Price
1.	Rudolph Alvin Cates III (Tre)	500,000	556484	1	01/31/04	01/30/09	$0.28
2.	Shaun Hanner	360,000	400668	3	01/31/04	01/30/09	$0.28
3.	Brett Snare	50,000	55648	8	01/31/04	10/28/13	$0.25
4.	Roy Lunde	50,000	55648	9	01/31/04	10/28/13	$0.25
5.	Tom Stover	10,000	11130	10	01/31/04	10/28/13	$0.25
6.	Jarrett Winter	25,000	27824	11	01/31/04	10/28/13	$0.25
7.	Greggar S. Helgeland	25,000	27824	13	01/31/04	10/28/13	$0.25
8.	David R. Myers	25,000	27824	14	01/31/04	10/28/13	$0.25
9.	David J. Boylan	20,000	22259	15	01/31/04	10/28/13	$0.25
10.	Kelly Neiberger	20,000	22259	16	01/31/04	10/28/13	$0.25
11.	Michael Friesen	20,000	22259	17	01/31/04	10/28/13	$0.25
12.	Gary Zeidner	30,000	33389	18	01/31/04	10/28/13	$0.25
13.	Andrew Dodge	12,000	13356	19	01/31/04	10/28/13	$0.25
14.	Davis J. Gollata	12,000	13356	21	01/31/04	10/28/13	$0.25
15.	Kevin J. Kittelson	6,000	6678	24	01/31/04	10/28/13	$0.25
16.	Jennifer L. Cates	12,000	13356	26	01/31/04	01/30/09	$0.28
17.	Christian R. Laurenzano	9,000	10017	27	01/31/04	10/28/13	$0.25
18.	Mark A. Perry	6,000	6678	29	01/31/04	10/28/13	$0.25
19.	Lisa J. Cook	8,000	8904	30	01/31/04	10/28/13	$0.25
20.	Jimmy M. Smith	6,000	6678	32	01/31/04	10/28/13	$0.25
21.	Cathleen L. Rinker	4,000	4452	36	01/31/04	10/28/13	$0.25
22.	Dan Rinker	3,000	3339	38	01/01/05	01/01/14	$0.75
23.	Austin E. Smart	15,000	16695	39	01/01/05	01/01/14	$0.75
24.	Judy A. Nelson	9,000	10017	40	01/01/05	01/01/14	$0.75
25.	Gavin N. Moore	9,000	10017	41	01/01/05	01/01/14	$0.75
26.	Beau B. Blackwell	13,500	15025	42	01/01/05	01/01/14	$0.75
27.	Kristen D. Meador	13,500	15025	43	01/01/05	01/01/14	$0.75

EXHIBIT B
SMM PURCHASE RIGHTS HOLDERS AND Z-AXIS CONVERSION PURCHASE RIGHTS
INCENTIVE STOCK OPTIONS

		Rights	Z-Axis Conversion		Grant	Expiration	Exercise
	SMM Purchase Rights Holders	Outstanding	Purchase Rights	Certificate No.	Date	Date	Price
28.	Matt Baca	9,000	10017	45	01/01/05	01/01/14	$0.75
29.	Connie Buckley	4,000	4452	46	01/01/05	01/01/14	$0.75
30.	Gary Zeidner	10,000	11130	48	01/01/05	01/01/14	$0.75
31.	Andrew Gerber	2,000	2226	49	01/01/05	01/01/14	$0.75
32.	Scott Kuether	4,000	4452	50	01/01/05	01/01/14	$0.75
33.	Doug Lange	35,000	38954	51	01/01/05	01/01/14	$0.75
34.	Ann Marie Monticello	4,000	4452	53	01/01/05	01/01/14	$0.75
35.	Charles Parish	6,000	6678	55	01/01/05	01/01/14	$0.75
36.	Amber Saurwein	4,000	4452	57	01/01/05	01/01/14	$0.75
37.	Lori Schroeder	4,000	4452	58	01/01/05	01/01/14	$0.75
38.	Leslie Sutton	6,000	6678	59	01/01/05	01/01/14	$0.75
39.	Keith Tatum	6,000	6678	60	01/01/05	01/01/14	$0.75
40.	Dianna Wright	4,000	4452	63	01/01/05	01/01/14	$0.75
41.	Dave Boylan	10,000	11130	65	01/01/05	01/01/14	$0.75
42.	Brett Snare	25,000	27824	67	01/01/05	01/01/14	$0.75
43.	Jennifer Cates	4,000	4452	68	01/01/05	01/01/14	$0.75
44.	Roger Haston	140,000	155815	70	01/01/05	01/01/14	$0.75
45.	Rock Arvold	2,000	2226	71	01/01/05	01/01/14	$0.75
46.	Elisabeth Burrell	2,000	2226	72	01/01/05	01/01/14	$0.75
47.	Rudolph Alvin Cates III (Tre)	40,000	44519	73	03/01/06	02/28/11	$0.83
48.	Roger Haston	25,000	27824	74	03/01/06	10/27/13	$0.75
49.	Shaun Hanner	25,000	27824	75	03/01/06	10/27/13	$0.75
50.	Doug Lange	12,500	13912	81	03/01/06	10/27/13	$0.75

	TOTAL	1,656,500

EXHIBIT B
SMM PURCHASE RIGHTS HOLDERS AND Z-AXIS CONVERSION PURCHASE RIGHTS
NON-QUALIFIED STOCK OPTIONS

		Rights	Z-Axis Conversion		Grant	Expiration	Exercise
	SMM Purchase Rights Holders	Outstanding	Purchase Rights	Certificate No.	Date	Date	Price
1.	John Blackman	40,000	44519	4	01/31/04	01/30/09	$0.28
2.	Chong Man Lee	3,000	3339	5	01/31/04	01/30/09	$0.28
3.	John Blackman	21,250	18364	76	03/01/06	02/28/11	$0.75
4.	Rick Butler	12,500	13912	77	03/01/06	02/28/11	$0.75
5.	Mickey Fain	14,000	15582	78	03/01/06	02/28/11	$0.75
6.	Eric Whittenburg	14,000	15582	79	03/01/06	02/28/11	$0.75
7.	Dennis Clark	12,500	13912	80	03/01/06	02/28/11	$0.75
8.	Raffe VanDenBurg	50,000	55648	82	03/01/06	02/28/11	$0.75
9.	Chong Man Lee	14,000	15582	83	4/20/06	4/20/11	$0.75
10.	Mark Crossen	12,500	13912	84	4/20/06	4/20/11	$0.75

	TOTAL	193,750

EXHIBIT C
FORM OF Z-AXIS LLC PURCHASE AGREEMENT

C-1

AMENDMENT NO. 1
TO
STOCK EXCHANGE AGREEMENT
     THIS AMENDMENT NO. 1 TO STOCK EXCHANGE AGREEMENT (“Amendment No. 1”) is entered into as of June 30, 2006 by and among Silicon Mountain Memory, Incorporated, a Colorado corporation (“SMM”), Z-Axis Corporation, a Colorado corporation (“Z-Axis”), Rudolph (Tré) A. Cates III and Roger Haston (collectively, the “SMM Principal Stockholders”), and Alan Treibitz and Stephanie Kelso (collectively, the “Z-Axis Principal Stockholders”). SMM, Z-Axis, SMM Principal Stockholders, and the Z-Axis Principal Stockholders may be referred to individually as a “Party”, and collectively as the “Parties”.
WITNESSETH:
     WHEREAS, SMM, Z-Axis, SMM Principal Stockholders and Z-Axis Principal Stockholders are parties to that certain Stock Exchange Agreement (“Agreement”) entered into as of May 7, 2006, pursuant to which upon the closing of the transactions contemplated by the Agreement, as further described therein, Z-Axis will acquire all the issued and outstanding securities of SMM through an exchange (the “Exchange”);
     WHEREAS, as a result of the expiration of certain SMM stock options and the issuance by SMM of warrants as part of a recently closed bridge financing, the exchange ratio pursuant to which Z-Axis is to issue the Exchange Shares and the Z-Axis Conversion Purchase Rights has changed and Exhibit A and Exhibit B to the Agreement need to be amended to reflect the same;
     WHEREAS, the Parties desire to more explicitly identify the respective obligations certain of the Parties will have in the event any respective stockholder of SMM or Z-Axis exercises his or her respective dissenters’ rights of appraisal; and
     WHEREAS, the Parties desire to amend certain provisions of the Agreement to incorporate the agreed upon amendments identified above.
     NOW, THEREFORE, the Parties hereby agree as follows:
     1.      Definitions. Terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.
     2.      Amendments.
     (a)      Exhibit A and Exhibit B of the Agreement are hereby amended and restated in their entirety to read as provided in Attachment A as attached hereto to this Amendment No. 1.

     (b)      Section 7 of the Agreement is hereby amended by inserting the following new section at the end of Section 7, which is to read as follows:
     “7.18 Obligations Concerning Dissenters’ Rights. In the event that any stockholder of Z-Axis that is a stockholder of Z-Axis at the time of the Z-Axis annual meeting exercises and perfects his or her dissenters’ rights of appraisal under Colorado law, Z-Axis, if prior to the Closing, and Z-Axis LLC, following the Closing, and under no circumstances New SMM, shall be obligated to make any such applicable cash payments and fulfill any other obligation concerning the same to such stockholder that Z-Axis would be required to make or fulfill under Colorado law. In the event that any stockholder of SMM that is a stockholder of SMM at the time of the SMM special meeting of stockholders exercises and perfects his or her dissenters’ rights of appraisal under Colorado law, SMM shall be solely obligated to make any such applicable cash payments and fulfill any other obligation concerning the same to such stockholder that may be required of SMM under Colorado law.
     3.      Continued Validity. The Agreement (including the provisions of the Agreement not modified hereby), as modified by this Amendment No. 1, shall remain in full force and effect following the execution of this Amendment No. 1.
     4.      Governing Law. This Amendment No. 1 shall be construed and enforced in accordance with the laws of the State of Colorado.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date and year set forth above.

SMM: SILICON MOUNTAIN MEMORY, INCORPORATED
By:	/s/ Tré Cates
Rudolph (Tré) A. Cates III, Chief Executive Officer

SMM PRINCIPAL STOCKHOLDERS:
/s/ Tré Cates
Rudolph (Tré) A. Cates III

/s/ Roger Haston
Roger Haston

Z-AXIS: Z-AXIS CORPORATION
By:	/s/ Alan Treibitz
Alan Treibitz, Chief Executive Officer

Z-AXIS PRINCIPAL STOCKHOLDERS:
/s/ Alan Treibitz
Alan Treibitz

/s/ Stephanie Kelso
Stephanie Kelso

ATTACHMENT A
Amended and Restated Exhibit A and Exhibit B to the Agreement
EXHIBIT A
SMM Stockholders and Exchange Shares

		Shares
		of SMM	Exchange
		Common	Shares to
	SMM Stockholders	Stock	be Issued
1.	Bishop, Marcia	20,000	22,522
2.	Blackman, John	100,000	112,611
3.	Boyle, Ralph	105,000	118,241
4.	Butler, Rick	47,000	52,927
5.	Castillo, George	3,000	3,378
6.	Cates, Rudolph Alvin III (Tré)	782,250	880,895
7.	Cates, Rudolph Jr.	20,000	22,522
8.	Clark, Dennis	299,605	337,386
9.	Clark, Gary & Rita TST	150,000	168,915
10.	Clark, Jeff	20,000	22,522
11.	Crossen, Mark	1,526,373	1,718,855
12.	CVB Partnership	30,000	33,783
13.	Douglas, Ricky and Charlotte	5,000	5,631
14.	Fain, Mickey	25,000	28,153
15.	Gibson, Diana	1,400	1,577
16.	Hackman, Tammy	1,500	1,689
17.	Hanner, Patrick	240,625	270,969
18.	Harcum Family (4)	20	22
19.	Haston, Roger	400,000	450,442
20.	King, Jack	70	79
21.	Kittelson, Kevin	6,000	6,757
22.	Norton Commando	175,000	197,068
23.	Ratliff, Thomas	3,000	3,378
24.	RayneMark Investments LLC	280,000	315,309
25.	Roberts, Wendy	8,000	9,009
26.	Stover, Thomas	15,000	16,891
27.	Swider, David	100,000	112,611
28.	Vining, Alonzo	21,000	23,648
29.	Vining, Billy	69,930	78,748
30.	Vining, William	6,000	6,757
31.	Williams, Jeff	15,000	16,891

	Total	4,475,773	5,040,186

EXHIBIT B
SMM Purchase Rights Holders and Z-Axis Conversion Purchase Rights

Incentive Stock Options
			Z-Axis Conversion
	SMM Purchase Rights Holders	Rights Outstanding	Purchase Rights	Certificate No.	Grant Date	Expiration Date	Exercise Price
1.	Rudolph Alvin Cates III (Tré)	500,000	563052	1	1/31/2004	1/30/2009	$0.28
2.	Shaun Hanner	360,000	405397	3	1/31/2004	1/30/2009	$0.28
3.	Brett Snare	50,000	56305	8	1/31/2004	10/28/2013	$0.25
4.	Roy Lunde	50,000	56305	9	1/31/2004	10/28/2013	$0.25
5.	Tom Stover	10,000	11261	10	1/31/2004	10/28/2013	$0.25
6.	Jarrett Winter	25,000	28153	11	1/31/2004	10/28/2013	$0.25
7.	Greggar S. Helgeland	25,000	28153	13	1/31/2004	10/28/2013	$0.25
8.	David R. Myers	25,000	28153	14	1/31/2004	10/28/2013	$0.25
9.	David J. Boylan	20,000	22522	15	1/31/2004	10/28/2013	$0.25
10.	Kelly Neiberger	20,000	22522	16	1/31/2004	10/28/2013	$0.25
11.	Michael Friesen	20,000	22522	17	1/31/2004	10/28/2013	$0.25
12.	Gary Zeidner	30,000	33783	18	1/31/2004	10/28/2013	$0.25
14.	Davis J. Gollata	12,000	13513	21	1/31/2004	10/28/2013	$0.25
15.	Kevin J. Kittelson	6,000	6757	24	1/31/2004	10/28/2013	$0.25
16.	Jennifer L. Cates	12,000	13513	26	1/31/2004	1/30/2009	$0.28
17.	Christian R. Laurenzano	9,000	10135	27	1/31/2004	10/28/2013	$0.25
18.	Mark A. Perry	6,000	6757	29	1/31/2004	10/28/2013	$0.25
19.	Lisa J. Cook	8,000	9009	30	1/31/2004	10/28/2013	$0.25
20.	Jimmy M. Smith	6,000	6757	32	1/31/2004	10/28/2013	$0.25
21.	Cathleen L. Rinker	4,000	4504	36	1/31/2004	10/28/2013	$0.25
22.	Dan Rinker	3,000	3378	38	1/1/2005	1/1/2014	$0.75
23.	Austin E. Smart	15,000	16892	39	1/1/2005	1/1/2014	$0.75
24.	Judy A. Nelson	9,000	10135	40	1/1/2005	1/1/2014	$0.75
25.	Gavin N. Moore	9,000	10135	41	1/1/2005	1/1/2014	$0.75

EXHIBIT B
SMM Purchase Rights Holders and Z-Axis Conversion Purchase Rights

Incentive Stock Options
			Z-Axis Conversion
	SMM Purchase Rights Holders	Rights Outstanding	Purchase Rights	Certificate No.	Grant Date	Expiration Date	Exercise Price
26.	Beau B. Blackwell	13,500	15202	42	1/1/2005	1/1/2014	$0.75
27.	Kristen D. Meador	13,500	15202	43	1/1/2005	1/1/2014	$0.75
28.	Matt Baca	9,000	10135	45	1/1/2005	1/1/2014	$0.75
29.	Connie Buckley	4,000	4504	46	1/1/2005	1/1/2014	$0.75
30.	Gary Zeidner	10,000	11261	48	1/1/2005	1/1/2014	$0.75
31.	Andrew Gerber	2,000	2252	49	1/1/2005	1/1/2014	$0.75
32.	Scott Kuether	4,000	4504	50	1/1/2005	1/1/2014	$0.75
33.	Doug Lange	35,000	39414	51	1/1/2005	1/1/2014	$0.75
34.	Ann Marie Monticello	4,000	4504	53	1/1/2005	1/1/2014	$0.75
35.	Charles Parish	6,000	6757	55	1/1/2005	1/1/2014	$0.75
36.	Amber Saurwein	4,000	4504	57	1/1/2005	1/1/2014	$0.75
37.	Lori Schroeder	4,000	4504	58	1/1/2005	1/1/2014	$0.75
38.	Leslie Sutton	6,000	6757	59	1/1/2005	1/1/2014	$0.75
39.	Keith Tatum	6,000	6757	60	1/1/2005	1/1/2014	$0.75
40.	Dianna Wright	4,000	4504	63	1/1/2005	1/1/2014	$0.75
41.	Dave Boylan	10,000	11261	65	1/1/2005	1/1/2014	$0.75
42.	Brett Snare	25,000	28153	67	1/1/2005	1/1/2014	$0.75
43.	Jennifer Cates	4,000	4504	68	1/1/2005	1/1/2014	$0.75
44.	Roger Haston	140,000	157655	70	1/1/2005	1/1/2014	$0.75
45.	Rock Arvold	2,000	2252	71	1/1/2005	1/1/2014	$0.75
46.	Elisabeth Burrell	2,000	2252	72	1/1/2005	1/1/2014	$0.75
47.	Rudolph Alvin Cates III (Tré)	40,000	45044	73	3/1/2006	2/28/2011	$0.83
48.	Roger Haston	25,000	28153	74	3/1/2006	10/27/2013	$0.75
49.	Shaun Hanner	25,000	28153	75	3/1/2006	10/27/2013	$0.75
50.	Doug Lange	12,500	14076	81	3/1/2006	10/27/2013	$0.75
	Total	1,644,500	1,851,877

EXHIBIT B
SMM Purchase Rights Holders and Z-Axis Conversion Purchase Rights

Non-Qualified Stock Options
			Z-Axis Conversion
	SMM Purchase Rights Holders	Rights Outstanding	Purchase Rights	Certificate No.	Grant Date	Expiration Date	Exercise Price
1	John Blackman	40000	45044	4	1/31/2004	1/30/2009	$0.28
2	Chong Man Lee	3000	3378	5	1/31/2004	1/30/2009	$0.28
3	John Blackman	21250	23930	76	3/1/2006	2/28/2011	$0.75
4	Rick Butler	12500	14076	77	3/1/2006	2/28/2011	$0.75
5	Mickey Fain	14000	15765	78	3/1/2006	2/28/2011	$0.75
6	Eric Whittenburg	14000	15765	79	3/1/2006	2/28/2011	$0.75
7	Dennis Clark	12500	14076	80	3/1/2006	2/28/2011	$0.75
8	Raffe VanDenBurg	50000	56305	82	3/1/2006	2/28/2011	$0.75
9	Chong Man Lee	14000	15765	83	4/20/2006	4/20/2011	$0.75
10	Mark Crossen	12500	14076	84	4/20/2006	4/20/2011	$0.75
	Total	193,750	218,183

Warrants
			Z-Axis Conversion
	SMM Purchase Rights Holders	Rights Outstanding	Purchase Rights	Warrant No.	Grant Date	Expiration Date	Exercise Price
1	Mark Crossen	50,000	56,305	1	6/2/06	6/1/13	$1.00
	Total	50,000	56,305

EXHIBIT B
SMM Purchase Rights Holders and Z-Axis Conversion Purchase Rights

Total Purchase Rights
			Z-Axis Conversion
	Purchase Rights	Rights Outstanding	Purchase Rights
1.	Incentive Stock Options	1,644,500	1,851,877
2.	Non-Qualified Stock Options	193,750	218,183
3.	Warrants	50,000	56,305
	Total	1,888,250	2,126,365

ANNEX B
LIMITED LIABILITY COMPANY INTERESTS PURCHASE AGREEMENT
This Limited Liability Company Interests Purchase Agreement (“Agreement”) is entered into as of this ___day of June 2006, by and among Z-Axis Corporation, a Colorado corporation (“Z-Axis”), TKH, LLC, a Colorado limited liability company (the “Purchaser”), of which Messrs. Alan Treibitz (hereinafter individually, “Alan Treibitz”) and Raymond Hauschel, and Ms. Stephanie S. Kelso (collectively, the “Z-Axis Investor Group”) are the sole record and beneficial owners of Purchaser, the Z-Axis Investor Group (but only in respect of Sections 2(a), 2(c), 2(d), 3(a), 4(c), 5, 6, 7, 9 and 26 below),and Alan Treibitz. Z-Axis, the Purchaser, the Z-Axis Investor Group (but only in respect of Sections 2(a), 2(c), 2(d), 3(a), 4(c), 5, 6, 7, 9 and 26 below), and Alan Treibitz are collectively referred to herein as the “Parties” or individually as a “Party.”
RECITALS
Z-Axis is in the business of providing video graphic presentation and related services in the litigation services industry for commercial customers in the United States and Europe (the “Z-Axis Business”); and
Shortly after the date hereof, Z-Axis will cause to be formed Z-Axis LLC (the “LLC”), a wholly-owned subsidiary of Z-Axis organized as a Colorado limited liability company, pursuant to articles of organization (“Articles of Organization”) to be filed with the Colorado Secretary of State; and
Prior to the Closing Date (hereinafter defined), Z-Axis will assign, convey and deliver to the LLC all of Z-Axis’ right, title and interest in and to all of Z-Axis’ assets, real, personal or mixed, tangible and intangible, of every kind and description wherever located, including all assets used in the Z-Axis Business, as well as all liabilities of Z-Axis, including all liabilities associated with the Z-Axis Business and any other liability of Z-Axis (the “Z-Axis Assets and Liabilities”), in exchange for 1000 membership interests in the LLC, which shall represent all of the outstanding membership interests in the LLC (the “Interests”); and
Z-Axis desires to sell the Interests to the Purchaser and the Purchaser desires to buy from Z-Axis the Interests pursuant to the terms and subject to the conditions set forth in this Agreement, which transaction will occur contemporaneously with an exchange (the “Exchange”) of Z-Axis common stock for all of the outstanding common stock of Silicon Mountain Memory, Incorporated (“SMM”) pursuant to a Stock Exchange Agreement between Z-Axis, SMM, the Z-Axis Principal Stockholders and the SMM Principal Stockholders (the “Exchange Agreement”; certain terms used herein and not defined herein are used herein as defined in the Exchange Agreement), following which Z-Axis shall then own and conduct the business formerly conducted by SMM. In this Agreement, the term “Silicon Mountain Holdings” shall refer to the entity formerly known as Z-Axis for the period of time subsequent to the Exchange.
AGREEMENT
In consideration of the foregoing and the mutual agreements, representations, warranties and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. Purchase and Sale of Interests. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Z-Axis shall sell, assign, transfer and convey the Interests to the Purchaser, and the Purchaser will purchase and acquire the Interests from Z-Axis. The Interests represent 100% of the outstanding membership, capital and profits interests in the LLC, and are owned solely by Z-Axis at the date hereof, and include any and all other rights and privileges that Z-Axis may enjoy by being an Interest holder in the LLC or that Z-Axis may have under the terms of the LLC operating agreement (the “Operating Agreement”) or under the terms of any ancillary or related agreements referred to in the LLC Agreement (“Other Agreements”), including without limitation, any equity, voting, or other interest in the LLC for or into which any other interest may be exchanged, reclassified or converted; and any other equity, voting, or other interest of the LLC which may be distributed with respect to or otherwise attributable to any such Interest. As of the date hereof, the Interests are owned beneficially and of record by Z-Axis and will be so owned as of the Closing Date (hereinafter defined), and the LLC has neither issued nor agreed to issue any options or rights to purchase, or issued any securities that are exchangeable for or exercisable into, any membership or other interest of the LLC, and except as set forth in this Agreement, the LLC has not entered into and is not a party to any agreement or commitment obligating it to sell or issue any membership or other interest in the LLC.
     2. Purchase Price.
     (a) In consideration of and in exchange for the sale, assignment, transfer and conveyance of the Interests, the Purchaser and the Z-Axis Investor Group, shall pay an aggregate purchase price of $300,000 (the “Purchase Price”) at Closing (hereinafter defined). The Purchase Price shall include, as applicable, the Contingent Sales Payment(s) (hereinafter defined), which, if payable by its terms, shall be paid as described in Section 2(d) below. The Purchase Price shall be paid through a combination of (i) cash in the amount of $60,000, (ii) a tender (hereinafter, a “Tender” or “Tenders,” or as so “Tendered”) of 33,457 post-split shares of common stock of Z-Axis (the “Stock”) then beneficially owned by the Z-Axis Investor Group with an agreed-upon value of $2.69 per share (which equals an aggregate value of $90,000), and (iii) a promissory note from the Purchaser, guaranteed by Alan Treibitz, in the principal amount of $150,000 (the “Note”).
     (b) The principal amount of the Note shall bear interest at an initial rate equal to the Colorado Business Bank prime rate plus 2% per annum, which interest shall be due and payable within 30 calendar days following the end of each calendar quarter or portion thereof during which the Note was outstanding. If any payment due under the Note shall not be paid when due, interest shall thereafter accrue on all outstanding amounts at the rate of 15% per annum and the entire principal balance payable under the Note, together with accrued interest, shall then be due in full (an “acceleration”); provided, however, that no acceleration shall occur absent written notice of non-payment being provided to Purchaser at least 10 days prior to the date on which an acceleration is proposed to occur, and during such 10 day period, Purchaser shall have failed to make payment of the amount then overdue. The principal amount of the Note shall be due and payable in full on the date, which is three years from the date of Closing. The obligation to repay the Note shall be secured by a first security interest in and to the Interests (the “Pledged Collateral”) on the terms and subject to the conditions set forth in a pledge and security agreement (the “Pledge and Security Agreement”) in mutually agreed form that will be executed at Closing. The Pledged Collateral is collateral for the prompt payment in full when due, whether by acceleration or otherwise, of amounts due under the Note, to the extent and on the terms and conditions to be provided in the Pledge and Security Agreement. Any tax benefits that existed at the Closing in the form of NOL tax carryforwards in Z-Axis at the time of Closing that are realizable by Silicon Mountain Holdings in the two years after Closing shall be offset by Silicon Mountain Holdings against any amounts due under the Note. Such offset shall first be to default interest (if any), then to accrued and unpaid interest, and then to principal due under the Note.

2

     (c) Stock Tendered as part of the Purchase Price to be paid as of the Closing shall be delivered to Silicon Mountain Holdings through certificates, properly endorsed for transfer or accompanied by signature guaranteed stock powers. The Stock shall be subject to investment restrictions noted on the certificates representing the Stock indicating that the Stock has not been registered under the 1933 Act (the “Investment Restriction”) but shall not be subject to any other restriction or limitation. Each member of the Z-Axis Investor Group represents and warrants that the Stock so Tendered is owned of record and beneficially by the member of the Z-Axis Investor Group identified on the face thereof, free and clear of any encumbrance or lien, and free of any restriction or limitation except the Investment Restriction. Upon the Tender of the Stock or shortly thereafter, Silicon Mountain Holdings intends to cause the certificates representing the Stock to be cancelled and returned to the status of authorized but unissued shares of common stock of Silicon Mountain Holdings.
     (d) The Z-Axis Investor Group and the Purchaser have agreed that if the Purchaser and the LLC, on a consolidated basis, generate net sales (“Consolidated Net Sales”) from any activity or business in which the LLC and the Purchaser are then engaged that exceed an agreed-upon benchmark of $5.5 million (the “Net Sales Benchmark”) during the period commencing on the first day of the first full calendar quarter following the closing under this Agreement and extending for a period of 18 months thereafter (the “Contingent Sales Period”) then, in such event, the Purchaser and/or the LLC shall pay to the the pre-closing stockholders of Z-Axis (the “Pre-Closing Stockholders”) an amount equal to 20% (the “Contingent Sales Payment” or the “Contingent Sales Payments”)) of the amount of the Consolidated Net Sales in excess of the Net Sales Benchmark achieved by the Purchaser and the LLC during the Contingent Sales Period. Consolidated Net Sales shall be measured in accordance with U.S. generally accepted accounting principles, applied consistently (“U.S. GAAP”) with the accounting policies and procedures now used by Z-Axis in its periodic reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to later modification of existing accounting policies or the adoption of new accounting policies that are consistent with changes in U.S. GAAP and the modification or adoption of which by the LLC and/or the Purchaser are concurred with by independent accountants engaged by the LLC and/or the Purchaser. Merely by way of example, if the Purchaser and the LLC generate Consolidated Net Sales of $6.0 million during the Contingent Sales Period, then the Purchaser and/or the LLC shall pay to the Z-Axis Pre-Closing Stockholders 20% of the amount by which the Consolidated Net Sales exceeded the Net Sales Benchmark, or an aggregate of $100,000. The Purchaser and the LLC shall have a period of 12 months after the end of the Contingent Sales Period to make payment of any Contingent Sales Payments then due to the Pre-Closing Stockholders. Persons who are directors, officers and principal stockholders of Z-Axis, shall participate in the pro rata distribution of Contingent Sales Payments just as any other Z-Axis Pre-Closing Stockholder, i.e,., the amount of the Contingent Sales Payment made to such persons shall be based solely upon their pre-closing ownership of Z-Axis common stock and shall not be increased or decreased due to any other capacity in which the persons were affiliated with Z-Axis prior to the closing of the sale of the LLC. The Contingent Sales Payment(s) shall be non-transferable and may not be assigned, sold or otherwise hypothecated by a Pre-Closing Stockholder. To the extent that the Purchaser and the LLC are unable, after commercially reasonable efforts, to locate or identify a Pre-Closing Stockholder or Stockholders within 180 days after the Closing, then the Contingent Sales Payment remaining unpaid shall be placed in an interest-bearing bank escrow account until the Pre-Closing Stockholder is located or identified. If any Contingent Sales Payment remains in escrow at the time applicable state law requires that unclaimed property escheat to the state, then the LLC will comply with such escheat provisions and shall have no further responsibility or liability to a Pre-Closing Stockholder who has not received a Contingent Sales Payment or Payments.

3

     (i) The LLC, and not Z-Axis or Silicon Mountain Holdings, shall be solely responsible for administration and payment of and any other obligations associated with, including any and all related costs, the Contingent Sales Payments. The LLC shall indemnify and hold harmless Z-Axis and Silicon Mountain Holdings for any costs or losses related to the Contingent Sales Payments.
     3. Closing.
     (a) Subject to the satisfaction of the conditions set forth in this Agreement and compliance with the other provisions hereof, the closing of the transaction contemplated by this Agreement (the “Closing”) shall take place at Z-Axis, 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111 at the same time and date as the closing is to occur pursuant to the Exchange Agreement at 10:00 a.m., Mountain Daylight Time, on _________, 2006, or at such other place and time as shall be mutually agreeable to the parties hereto (the “Closing Date”). The Closing shall occur immediately prior to, or contemporaneously with, the closing under the Exchange Agreement. At the Closing, the Z-Axis Investor Group and the Purchaser, as applicable pursuant to Section 2(a), shall deliver to Z-Axis the Purchase Price, in cleared funds to the extent paid in cash, by Tender of certificates representing the Stock to the extent paid by Tendered Stock, and by delivery of the Note,; and Z-Axis shall deliver to the Purchaser an assignment of the Interests in the form attached as Exhibit A and in such denominations as shall have been memorialized in instructions executed by the Purchaser and all of the members of the Z-Axis Investor Group, together with certificates representing the Interests in the LLC and an executed and signature guaranteed interest power.
     (b) Following the Closing, Z-Axis shall have no continuing obligations or liabilities under the Operating Agreement or otherwise with respect to the LLC, including the Contingent Sales Payments and any other obligations under section 2(d) (above), except any obligations arising with respect to the tax year during which Z-Axis was a member of the LLC, as to which Z-Axis shall retain only the rights to receive copies of certain tax returns and information in accordance with applicable provisions of the Operating Agreement and to be treated as a “tax notice partner” for purposes of the Operating Agreement. At the Closing, the Purchaser shall deliver a certificate representing and warranting that, with respect to the Interests formerly owned by Z-Axis, the Purchaser has accepted, assumed and agreed to be subject to and bound by all terms, obligations and conditions of the Operating Agreement from and after the Closing. The Purchaser shall deliver, or cause to be delivered, to Z-Axis a final Schedule K-1 for the short tax year as to which Z-Axis owned the Interests within 90 days after the Closing.
     (c) The Note and the certificates representing the Interests, as the case may be, shall bear a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND ARE ‘RESTRICTED SECURITIES’ AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY THROUGH REASONABLE MEANS AS DETERMINED BY THE

4

COMPANY, INCLUDING AN OPINION OF SELLER’S COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY.”
     (d) The Note shall not be transferable by Silicon Mountain Holdings to any party or entity without the prior written consent of the Purchaser, which consent may be withheld in the sole discretion of the Purchaser.
     4. Representations and Warranties; Indemnities.
     (a) Z-Axis hereby represents and warrants that as of the Closing, Z-Axis (i) is the sole legal and beneficial owner of the Interests, free and clear of all claims, liens, mortgages, charges, security interests, encumbrances and other restrictions and limitations of any kind and nature whatsoever, (ii) has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iii) has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement such that this Agreement will be duly and validly executed and delivered by Z-Axis and assuming due authorization, execution and delivery by the other parties hereto, this Agreement shall and does constitute a legal, valid and binding obligation of Z-Axis, enforceable against Z-Axis in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to the general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.
     (b) Alan Treibitz and the Purchaser hereby represent and warrant that as of the Closing, (i) the Purchaser’s members are the sole legal and beneficial owners of all outstanding ownership and other interests in the Purchaser, (ii) the Purchaser has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iii) all action necessary to authorize the execution, delivery and performance of this Agreement by the Purchaser has been taken such that this Agreement will be duly and validly executed and delivered by the Purchaser and assuming due authorization, execution and delivery by the other parties hereto, this Agreement shall and does constitute a legal, valid and binding obligation of the Purchaser and Alan Treibitz, enforceable against the Purchaser and Alan Treibitz in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to the general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.
     (c) As the members of the Z-Axis Investor Group are executive officers and directors of Z-Axis, in the case of Mr. Treibitz and Ms. Kelso, and an employee of Z-Axis, in the case of Mr. Hauschel, and are also the record and beneficial owners of all outstanding interests of the Purchaser, the parties to this Agreement acknowledge that neither the Z-Axis Investor Group nor the Purchaser would benefit by receiving representations and warranties from Z-Axis except as otherwise specifically set forth herein, as any such representations and warranties would be based on information equally available to Z-Axis and the Z-Axis Investor Group. The Z-Axis Investor Group acknowledges receipt of a copy of the Exchange Agreement and of the representations and warranties set forth therein and made by Z-Axis to SMM and the SMM Principal Stockholders, as well as the Disclosure Schedules that contain exceptions thereto.
     (d) Alan Treibitz and the Purchaser acknowledge their understanding, and have been advised, that the LLC is subject to certain indemnification obligations to SMM and the SMM Principal Stockholders under the Exchange Agreement. Alan Treibitz and the Purchaser acknowledge that such indemnification obligations will survive the Closing under this Agreement, and that the LLC will

5

continue to be bound under the indemnity provisions of the Exchange Agreement until such provisions expire by their terms. Alan Treibitz and the Purchaser agree that the LLC will not assert as a defense to such indemnification obligations that Alan Treibitz and the Purchaser were not aware or apprised of the terms of such indemnification, or that the LLC did not agree to such indemnification. Alan Treibitz and the Purchaser have had an opportunity to review the indemnification provisions of the Exchange Agreement and to consult with counsel regarding the implications thereof with respect to the LLC.
     5. Assignment of the Interests; Conduct of Business. From and after the Closing, all equitable and legal rights, title and interest in and to the Interests shall be owned, held and exercised by the Purchaser. All capital calls, obligations, Claims and Liabilities, if any, relating to the LLC or instituted or governed by the Operating Agreement shall be the sole responsibility of the LLC, the Purchaser and the members of the Z-Axis Investor Group. The LLC will take such further action as may be required, or as may reasonably be requested by Silicon Mountain Holdings to advise its customers, suppliers, employees, agents, representatives and other third parties with which it does business that Silicon Mountain Holdings has no responsibility with respect to the Liabilities that have been assumed by the LLC as well as the Contingent Sales Payment. In addition, the LLC shall only conduct its business in the name of the LLC, and not in the name of Silicon Mountain Holdings after the Closing.
     6. Assignment of the Stock. From and after the Closing, all equitable and legal rights, title and interest in and to the Stock Tendered shall be owned, held and exercised by Silicon Mountain Holdings. If a certificate representing a number of shares of Stock is Tendered that exceeds the number of shares of Stock that are the subject of a Tender, Silicon Mountain Holdings shall, upon surrender of the certificate evidencing the Stock, cancel the old Stock certificate and issue a new Stock certificate to the Tendering member of the Z-Axis Investor Group representing the number of shares of Stock that are not the subject of the Tender, all in accordance with instructions provided by the Z-Axis Investor Group or their duly authorized representative.
     7. Investment Representations of Purchaser. The Purchaser and each member of the Z-Axis Investor Group hereby jointly and severally represent and warrant to Z-Axis as follows:
     (a) The Interests have not been registered under the Securities Act of 1933 (the “1933 Act”) or the laws of any state, and the transactions contemplated hereby are being undertaken in reliance upon an exemption from the registration requirements of the 1933 Act, and reliance upon such exemption is based in part on the Purchaser or Z-Axis Investor Group’s representations, warranties and agreements contained in this Agreement.
     (b) The Purchaser and each member of the Z-Axis Investor Group have received and carefully reviewed all information necessary to enable the Purchaser and the Z-Axis Investor Group to evaluate the purchase of the LLC Interests. The Purchaser and each member of the Z-Axis Investor Group have been given the opportunity to ask questions of and to receive answers from Z-Axis concerning its business and the Interests, and to obtain such additional written information necessary to verify the accuracy thereof. The Purchaser and each member of the Z-Axis Investor Group has received answers to all such questions and has had access to all such additional written information.
     (c) The Purchaser and each member of the Z-Axis Investor Group are aware the purchase of the Interests involves a high degree of risk. The Purchaser and each member of the Z-Axis Investor Group are aware that there is no assurance that the Purchaser and the Z-Axis Investor Group will realize any gain from the Purchaser’s acquisition of the Interests. The Purchaser and each member of the Z-Axis Investor Group further understand that the Purchaser could lose the entire amount of its investment in the LLC.

6

     (d) The Purchaser and the Z-Axis Investor Group understand that no federal or state agency or other authority has made any finding or determination regarding the fairness of the Purchase Price of the Interests or has made any recommendation or endorsement thereof or has passed in any way upon this Agreement.
     (e) The Purchaser (i) is acquiring the Interests solely for its own accounts, for investment purposes only and not with a view toward resale or distribution thereof in whole or in part, (ii) has no undertaking, agreement or arrangement in existence or contemplated to sell, pledge, assign or otherwise transfer the Interests to any other person, and (iii) agrees not to sell or otherwise transfer the Interests unless and until the Interests are subsequently registered under the 1933 Act and any applicable state securities laws, or unless an exemption from any such requirement is then available.
     (f) The Purchaser, through the Z-Axis Investor Group, is financially able to bear the economic risk of an investment in the Interests, including the ability to hold the Interests indefinitely and to afford a complete loss of its investment in the Interests. The Purchaser, acting through the Z-Axis Investor Group, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the acquisition of the Interests.
     8. Conditions to Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions:
     (a) On the Closing Date, Z-Axis shall (i) be the sole legal and beneficial owner of the Interests, free and clear of all claims, liens, mortgages, charges, security interests, encumbrances and other restrictions and limitations of any kind and nature whatsoever, (ii) have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iii) have taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement such that this Agreement will be duly and validly executed and delivered by Z-Axis and assuming due authorization, execution and delivery by the other parties hereto, this Agreement shall and does constitute a legal, valid and binding obligation of Z-Axis, enforceable against Z-Axis in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors=‘ rights and remedies generally and subject, as to enforceability, to the general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.
     (b) The LLC shall not be in material default under any provision of its Articles of Organization, Operating Agreement, or any Other Agreement, note, material contract, lease or instrument to which it is a party, and the execution and performance of this Agreement will not violate any provision of its Articles of Organization, Operating Agreement or Other Agreement.
     (c) By the Closing Date, any and all necessary consents, authorizations, orders or approvals for transfer of the Interests shall have been obtained, including but not limited to the consent of the lessor under the real property lease to which Z-Axis is a party and the assignment of the obligations thereunder to the LLC as lessee under such lease. In each such instance, Z-Axis shall no longer be obligated under such instruments from and after the date of Closing.
     (d) Neither the execution or delivery of this Agreement nor the performance of its obligations hereunder will conflict with or result in a breach of or constitute a default under or result in the creation

7

of or an imposition of a lien upon any of the properties or assets of Z-Axis or any agreement to which Z-Axis may be a party or by which its property or assets may be subject.
     (e) The Z-Axis stockholders shall have approved the Exchange and the transactions contemplated by this Agreement at a meeting duly called for such purpose, including approval of the transactions contemplated by this Agreement by a majority of the Z-Axis stockholders present in person or by proxy at such meeting who are both independent as to, and disinterested in, such transactions.
     9. Conditions to Obligations of Z-Axis. The obligation of Z-Axis to consummate the transactions contemplated by this Agreement is subject to the fulfillment of each of the following conditions:
     (a) On the Closing Date, the Purchaser shall (i) have the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) the Purchaser and the Z-Axis Investor Group shall have taken all action necessary to execute and deliver this Agreement and, as the case may be, the Note, the Stock, and the Pledge and Security Agreement, and each of this Agreement, the Note and the Pledge and Security Agreement, as the case may be, will constitute the legal, valid and binding obligations of the Purchaser and the Z-Axis Investor Group, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors= rights and remedies generally and subject, as to enforceability, to the general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.
     (b) The Purchaser shall not be in material default under any provision of its articles of organization, operating agreement, or any other agreement, note, material contract, lease or instrument to which it is a party, and the execution and performance of this Agreement and the Note will not violate any provision of its articles of organization, operating agreement or other agreement to which it is a party.
     (c) The members of the Z-Axis Investor Group shall be the sole legal and beneficial owners of the Stock Tendered, free and clear of all claims, liens, charges, security interests, encumbrances and other restrictions and limitations of any kind or nature whatsoever (except Investment Restrictions noted on the certificates representing the Stock).
     (d) On the Closing Date, any and all necessary consents, authorizations, orders or approvals for transfer of the Stock and issuance of the Note shall have been obtained by the Z-Axis Investor Group and the Purchaser, respectively.
     (e) Neither the execution or delivery of this Agreement nor the performance of their obligations hereunder will conflict with or result in a breach of or constitute a default under any agreement to which the Purchaser or the members of the Z-Axis Investor Group may be a party.
     (f) The LLC shall provide assurances as to the record ownership of the Interests and its willingness, upon presentation and endorsement, to cancel the certificate representing the Interests formerly held by Z-Axis and issue new certificates representing the Interests in the name of the Purchaser as the sole member of the LLC, evidencing its ownership of the Interests.
     (g) The Z-Axis stockholders shall have approved the Exchange and the transactions contemplated by this Agreement at a meeting duly called for such purpose, including approval of the

8

transactions contemplated by this Agreement by a majority of the Z-Axis stockholders present in person or by proxy at such meeting who are both independent as to, and disinterested in, such transactions.
     10. Amendment or Waiver. This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or condition hereof may be waived, but only by a written instrument executed by each of the Parties. No approval of stockholders or members shall be required for any amendment, modification or waiver except as specifically provided herein. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any condition or any breach of any other term, representation or warranty in this Agreement.
     11. Entire Agreement. This Agreement, together with the Exhibit hereto, and the documents referred to herein, constitutes the entire agreement among the Parties, and supersedes all prior agreements, arrangements or understandings with respect thereto, whether written or oral.
     12. Notice. All notices, requests, demands, directions and other communications (“Notices”) provided for in this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this Section 12. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the third business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section 12. When sent by telecopier or facsimile, each such Notice shall be effective on the first business day on which or after which it is sent. Each such Notice shall be addressed to the Party or successor entity to be notified as shown below:
Z-Axis:
Z-Axis Corporation
Attn: Tre Cates
4755 Walnut Street
Boulder, Colorado 80303
Facsimile: (303) 573-8133
Copies to:
Robert W. Walter, P.C.
Attn: Robert W. Walter, Esq.
9660 E. Prentice Center
Greenwood Village, Colorado 80111
Facsimile: (720) 221-8162
Silicon Mountain Memory, Incorporated
Attn: Tré Cates
4755 Walnut Street
Boulder, Colorado 80303
Facsimile: (303) 938-1166

9

Patton Boggs LLP
Attn: Alan Talesnick, Esq.
1660 Lincoln Street, Suite 1900
Denver, Colorado 80264
Facsimile: (303) 894-9239
Z-Axis LLC:
Z-Axis LLC
Attn: Alan Treibitz
5445 DTC Parkway, Suite 450
Greenwood Village, Colorado 80111
Facsimile: 303-713-0299
Copy to:
Jones & Keller, P.C.
Attn: Samuel E. Wing, Esq.
1625 Broadway, 16th Floor
Denver, Colorado 80202
Facsimile: (303) 573-8133
The Purchaser and the Z-Axis Investor Group:
TKH LLC
Attn: Alan Treibitz
5445 DTC Parkway, Suite 450
Greenwood Village, Colorado 80111
Facsimile: 303-713-0299
Copy to:
Jones & Keller, P.C.
Attn: Samuel E. Wing, Esq.
1625 Broadway, 16th Floor
Denver, Colorado 80202
Facsimile: (303) 573-8133
To the address of each member of the Z-Axis Investor Group as reflected on the records of Z-Axis or as otherwise furnished by such person(s) to the Parties hereto.
Silicon Mountain Holdings:
Silicon Mountain Memory, Incorporated
Attn: Tré Cates
4755 Walnut Street
Boulder, Colorado 80303
Facsimile: (303) 938-1166

10

Copy to:
Patton Boggs LLP
Attn: Alan Talesnick, Esq.
1660 Lincoln Street, Suite 1900
Denver, Colorado 80264
Facsimile: (303) 894-9239
     Any Party or successor may change his or its respective address for purposes of this Section 12 by giving the other Party or successor Notice of the new address in the manner set forth above.
     13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Law, and if any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.
     14. Headings. The headings to this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.
     15. Conflict. In the event of any conflict between the terms of the Operating Agreement or Articles of Organization and the terms of this Agreement, the terms of this Agreement will control.
     16. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.
     17. Preparation. Each Party acknowledges that such Party has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in connection with the construction or interpretation of this Agreement.
     18. Inclusivity. Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.
     19. Common Meaning. As used in this Agreement, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”.
     20. Expenses. Each of the Parties shall bear its own costs and expenses associated with the transactions contemplated hereby.
     21. Benefits and Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns. The Parties agree that this Agreement is made solely for the benefit of the Parties and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this

11

Agreement. The terms “successor” or the term “successors and assigns” as used in this Agreement shall not include any stockholders of Z-Axis or of Silicon Mountain Holdings solely in their capacities as such.
     22. Specific Performance. Each Party’s obligation under this Agreement is unique. If any Party should default in its obligations under this Agreement, the Parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting Party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the Parties each expressly waive the defense that a remedy in damages will be adequate. Notwithstanding any breach or default by any of the Parties of any of their respective representations, warranties, covenants or agreements under this Agreement, if Closing occurs as contemplated, each of the Parties waives any rights that it or they may have to rescind this Agreement or the transactions consummated pursuant to it; provided, however, this wavier shall not affect any other rights or remedies available to the Parties under this Agreement or under applicable Law.
     23. Costs. If any legal action or other proceeding is brought by one of the Parties to this Agreement against another Party to this Agreement for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that portion of the action or proceeding in which it prevailed, in addition to any other relief to which it or they may be entitled.
     24. Termination on Default. If (i) Z-Axis, or (ii) the Purchaser and/or the Z-Axis Investor Group materially defaults in the due and timely performance of any of its warranties, covenants or agreements under this Agreement, then the nondefaulting Party may give Notice of termination of this Agreement, in the manner provided in Section 12, and such Notice shall be provided as soon as reasonably practicable following the nondefaulting Party having determined that a default has occurred. A notice shall specify with particularity the default or defaults on which the notice is based. The defaulting Party, however, shall have the right to cure such default or defaults following receipt of such notice and up to 30 days after the date initially set for Closing. The termination shall be effective 30 days after the date initially set for Closing, unless the specific default or defaults have been cured on or before this effective date for termination.
     25. Choice of Law. This Agreement shall be governed by, construed, interpreted and the rights of the Parties and their successors determined in accordance with the laws of the State of Colorado without regard to principles of conflicts of laws.
     26. Further Action. Each of Z-Axis, Silicon Mountain Holdings and any successor, as well as the Purchaser, Alan Treibitz and the Z-Axis Investor Group, shall take all such actions as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby. If, after payment in full for the Interests, any further reasonable action is necessary or desirable to vest the Purchaser with full title to such Interests, Z-Axis, Silicon Mountain Holdings and any successor shall take all such necessary and reasonable action.
[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, the Parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives on the date first above written.

THE PURCHASER: TKH, LLC, a Colorado limited liability company
By:	/s/ Alan Treibitz
Alan Treibitz, Authorized Manager

THE Z-AXIS INVESTOR GROUP, but only as to Sections 2(a), 2(c),
2(d), 3(a), 4(c), 5, 6, 7, 9 and 26 above:

/s/ Alan Treibitz
Alan Treibitz

/s/ Stephanie S. Kelso
Stephanie S. Kelso

/s/ Raymond Hauschel
Raymond Hauschel

Z-AXIS: Z-AXIS CORPORATION, a Colorado corporation
By:	/s/ Alan Treibitz
Alan Treibitz, Chief Executive Officer,
pursuant to delegated authority from the Board of Directors and the Special Committee thereof

ALAN TREIBITZ, INDIVIDUALLY:
/s/ Alan Treibitz
Alan Treibitz, Individually

EXHIBIT A
ASSIGNMENT OF MEMBERSHIP INTERESTS
FOR VALUE RECEIVED, Z-Axis Corporation, a Colorado corporation (“Assignor”), herewith sells, assigns, transfers and conveys to TKH LLC (“Assignee”), the entirety of Assignor’s rights, title and interests as member of and in Z-Axis LLC, a Colorado limited liability company (the “LLC”), which shall include, without limitation, Assignor’s one hundred percent (100%) membership, capital and profits interests in the LLC, Assignor’s capital account balance in the LLC, Assignor’s distributions and liquidation rights in the LLC, and Assignor’s voting and management rights and powers in the LLC. The Membership Interest subject to this assignment are free and clear of all liens and encumbrances.
This Assignment of Membership Interests in the LLC is made, delivered and shall be effective on the date hereof in accordance with and in complete satisfaction of any and all requirements of the LLC’s Operating Agreement dated as of _________, 2006.
IN WITNESS WHEREOF, Assignor has executed this Assignment by and through its duly authorized officer, pursuant to authorization of the Board of Directors and the Special Committee of Assignor, this ___day of _________, 2006.

Z-AXIS CORPORATION, a Colorado corporation
By:
Alan Treibitz, Chief Executive Officer, pursuant to delegated authority from the Board of Directors and the Special Committee thereof

Acknowledged, consented, approved and agreed to by Z-Axis LLC, a Colorado limited liability company (the “LLC”), and its sole member this ___day of _________2006:
                              Z-AXIS LLC, a Colorado limited liability company:

By:
Alan Treibitz, Managing Member

                              Z-AXIS LLC, a Colorado limited liability company:

BY ITS SOLE MEMBER: Z-AXIS CORPORATION
By:
Alan Treibitz, Chief Executive Officer, pursuant to delegated authority from the Board of Directors and the Special Committee thereof

Annex C
June 8, 2006
Mr. Marvin Davis
Chairman
Special Committee of the Board of Directors
Z-Axis Corporation
5445 DTC Parkway
Suite 450
Greenwood Village, CO 80111
Gentlemen:
     We understand that Z-Axis Corporation (“Z-Axis”) and Silicon Mountain Memory, Incorporated (“Silicon Mountain”) propose to enter into a stock exchange agreement (the “Exchange Agreement”) whereby, upon the terms and subject to the conditions set forth in the Exchange Agreement, Z-Axis will issue an aggregate of 4,973,284 post-split shares of Z-Axis common stock, par value $0.001 per share (“Z-Axis Common Stock”), for all of the outstanding shares of Silicon Mountain common stock, par value $0.01 (the “Exchange Transaction”). If the Exchange Transaction is completed, Silicon Mountain will become a wholly-owned subsidiary of Z-Axis. Subject to, and as a condition of the closing of the Exchange Transaction, we understand that the outstanding membership interests of Z-Axis LLC, which holds all of the operating and other assets and liabilities used in the existing litigation services business of Z-Axis will be sold (the “Sale Transaction”) to the Z-Axis investor group, which is comprised of Mr. Alan Treibitz and Ms. Stephanie Kelso, Z-Axis’ chief executive officer and president, respectively, each of whom is a member of the Z-Axis board of directors, and Raymond Hauschel. The Z-Axis investor group is planning to enter into a purchase agreement (the “LLC Interests Purchase Agreement”) which will set forth the terms of the Sale Transaction.
     The exchange ratio in the Exchange Transaction shall equal 1.11 shares of Z-Axis common stock for each share of Silicon Mountain (the “Exchange Ratio”). The purchase price to be paid in the Sale Transaction by the Z-Axis investor group for Z-Axis LLC shall equal $300,000 (the “Purchase Price”).
     You asked us to advise you as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Z-Axis Common Stock. Additionally, you asked us to advise you as to the fairness, from a financial point of view, of the Purchase Price to the holders of Z-Axis Common Stock. You did not ask us to determine the respective values of the components that comprise the $300,000 Purchase Price or whether the planned reverse stock split will be beneficial to, or otherwise have an impact on, the holders of Z-Axis Common Stock.
801 Vine Street Denver, CO 80206 (303) 399-1307 csb@sarowdinpartners.com

     For purposes of this opinion, we have, among other things: (i) reviewed the Exchange Agreement dated May 7, 2006 and a draft of the LLC Interests Purchase Agreement dated June 1, 2006; (ii) reviewed certain publicly available information concerning Z-Axis and certain other relevant financial and operating data on Z-Axis and Silicon Mountain furnished to us by Z-Axis and Silicon Mountain; (iii) reviewed the historical stock prices and trading volume of Z-Axis Common Stock; (iv) held discussions with members of management of Z-Axis and Silicon Mountain concerning the current operations and future business prospects of their respective companies; (v) held discussions with members of the management of Z-Axis and Silicon Mountain concerning their respective financial projections and forecasts; (vi) performed pretax discounted cash flow analyses based on projections for both Z-Axis and Silicon Mountain; (vii) compared certain publicly available financial data of companies whose securities are traded in the public markets and that Sarowdin Partners deemed generally comparable to similar data for Silicon Mountain; (viii) reviewed the financial terms of certain other business combinations that Sarowdin Partners deemed generally comparable to Silicon Mountain; and (ix) performed and/or considered such other studies, analyses, inquiries and investigations as we deemed appropriate.
     In connection with our review and in arriving at our opinion, we have assumed and relied on the accuracy and completeness of all financial and other information reviewed by us for purposes of this opinion, and we have neither attempted to verify independently, nor assumed responsibility for verifying, any of such information. In addition, we have assumed, with your consent, that the Exchange Transaction will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 as amended, and that the Exchange Transaction and Sale Transaction will be consummated upon the terms and subject to the conditions set forth in the Exchange Agreement dated May 7, 2006 and the draft LLC Interests Purchase Agreement dated June 1, 2006, respectively, without material alterations. We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of Z-Axis or Silicon Mountain. Further, our opinion is based on economic, monetary and market conditions as they exist, and can be evaluated, as of the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances and events occurring after the date hereof. Our opinion as expressed herein is limited solely to the fairness, from a financial point of view, of the Exchange Ratio and the Purchase Price to the holders of Z-Axis Common Stock and does not address Z-Axis’s underlying business decision to engage in the Exchange Transaction or the Sale Transaction, or the relative merits of the Exchange Transaction or Sale Transaction, as compared to other business strategies that might be available to Z-Axis. Our opinion does not constitute a recommendation to any shareholder of Z-Axis as to how such shareholder should vote on the proposed Exchange Transaction or Sale Transaction or any other items as to which a shareholder is required to vote.
     We do not express any opinion as to what value Z-Axis Common Stock will actually trade at any time following the Exchange Transaction, Sale Transaction or reverse stock split.

     Sarowdin Partners, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, capital raising and other purposes. We have been engaged by the Special Committee of the Board of Directors of Z-Axis to render this opinion, and we will receive a fee for our services, which is not conditioned on the contents of this opinion. In addition, Z-Axis has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion and to reimburse us for our and our attorney’s reasonable out-of-pocket expenses, subject to a cap in both cases. We may in the future provide investment banking and financial advisory services to Z-Axis or Silicon Mountain, for which we would expect to receive separate compensation.
     This letter and the opinion expressed herein are provided at the request and for the information of the Special Committee of the Board of Directors of Z-Axis and may not be quoted or referred to or used for any purpose without our prior written consent, except that this letter may be disclosed in connection with any proxy statement used in connection with the Exchange Transaction and Sale Transaction so long as (i) this letter is reproduced in full in any such proxy statement; (ii) Sarowdin Partners and its counsel are afforded a reasonable opportunity to review and comment on those portions of any such proxy statement that include or refer to such opinion or otherwise refer to Sarowdin Partners; (iii) the substance of such portions are acceptable to Sarowdin Partners and its counsel; and (iv) any such portions state that Z-Axis has agreed that Sarowdin Partners, in rendering such opinion, was not engaged to act as an agent or fiduciary of any Z-Axis security holder or any other third party.
     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio and the Purchase Price is fair to the holders of Z-Axis Common Stock from a financial point of view.

Very truly yours, Sarowdin Partners LLC

ANNEX D
Excerpt from the Colorado Business Corporation Act Concerning Dissenters’ Rights
BUSINESS CORPORATIONS ACT
TITLE 7. CORPORATIONS AND ASSOCIATES
ARTICLE 113. DISSENTERS’ RIGHTS
7-113-101. Definitions
     For purposes of this article:
     (1) “Beneficial shareholder” means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
     (2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.
     (3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.
     (4) “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.
     (5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.
     (6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.
     (7) “Shareholder” means either a record shareholder or a beneficial shareholder.
7-113-102. Right to dissent
     (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate actions:
     (a) Consummation of a plan of merger to which the corporation is a party if:
     (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or
     (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;
     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;
     (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and
     (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

     (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:
     (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;
     (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or
     (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.
     (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder’s shares, pursuant to the corporate action, anything except:
     (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;
     (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;
     (c) Cash in lieu of fractional shares; or
     (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.
     (2) (Deleted by amendment, L. 96, p. 1321, § 30, effective June 1, 1996.)
     (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.
     (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.
     (4) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
7-113-103. Dissent by nominees and beneficial owners
     (1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if:
     (a) The beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and
     (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.
     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights. Any such requirement shall be stated in the dissenters’ notice given pursuant to section 7-113-203.
7-113-201. Notice of dissenters’ rights
     (1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders’ meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (1).
     (2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (2).
7-113-202. Notice of intent to demand payment
     (1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters’ rights shall:
     (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the proposed corporate action is effectuated; and
     (b) Not vote the shares in favor of the proposed corporate action.
     (2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters’ rights shall not execute a writing consenting to the proposed corporate action.
     (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder’s shares under this article.
7-113-203. Dissenters’ notice
     (1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this article.
     (2) The dissenters’ notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters’ rights under section 7-113-102 and shall:
     (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;
     (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;
     (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
     (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;
     (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;
     (f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and
     (g) Be accompanied by a copy of this article.
7-113-204. Procedure to demand payment
     (1) A shareholder who is given a dissenters’ notice pursuant to section 7-113-203 and who wishes to assert dissenters’ rights shall, in accordance with the terms of the dissenters’ notice:
     (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and
     (b) Deposit the shareholder’s certificates for certificated shares.
     (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder’s exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of such corporate action.
     (3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.
     (4) A shareholder who does not demand payment and deposit the shareholder’s share certificates as required by the date or dates set in the dissenters’ notice is not entitled to payment for the shares under this article.

7-113-205. Uncertificated shares
     (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.
     (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.
7-113-206. Payment
     (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters’ rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, the amount the corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.
     (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:
     (a) The corporation’s balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;
     (b) A statement of the corporation’s estimate of the fair value of the shares;
     (c) An explanation of how the interest was calculated;
     (d) A statement of the dissenter’s right to demand payment under section 7-113-209; and
     (e) A copy of this article.
7-113-207. Failure to take action
     (1) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
     (2) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters’ notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.
7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action
     (1) The corporation may, in or with the dissenters’ notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter’s payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters’ rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters’ rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.
     (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).
7-113-209. Procedure if dissenter is dissatisfied with payment or offer
     (1) A dissenter may give notice to the corporation in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation’s offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:
     (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;
     (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or
     (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).
     (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.
7-113-301. Court action
     (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.
     (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court for the county in this state in which the street address of the corporation’s principal office is located or, if the corporation has no principal office in this state, in the district court for the county in which the street address of its registered agent is located, or, if the corporation has no registered agent, in the district court for the city and county of Denver. If the corporation is a foreign corporation without a registered agent, it shall commence the proceeding in the county in which the domestic corporation merged into, or whose shares were acquired by, the foreign corporation would have commenced the action if that corporation were subject to the first sentence of this subsection (2).
     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter’s payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, or as provided by law.

     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one of more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.
     (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter’s shares for which the corporation elected to withhold payment under section 7-113-208.
7-113-302. Court costs and counsel fees
     (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.
     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
     (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with part 2 of this article; or
     (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.
     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

ANNEX F
CODE OF BUSINESS CONDUCT AND ETHICS OF Z-AXIS CORPORATION
For
Senior Management and Directors
(Adopted Effective June 30, 2006)
Z-Axis Corporation (“Z-Axis” or the “Company”) is committed to conducting our business in accordance with applicable laws, rules and regulations and the highest standards of business ethics, and to full and accurate financial disclosure in compliance with applicable law. This Code of Ethics applies to all of the following, at such time as a person is, or persons are, appointed or elected to fill such positions and as long as any of such positions are filled and occupied: the Company’s Chief Executive Officer, President, Principal Accounting Officer, Chief Financial Officer, Chief Operating Officer, Chief Administrative Officer, Treasurer, Controller and all other officers and directors of the Company (collectively, “Senior Management” or individually, a “Senior Manager”) and sets forth specific policies to guide us in the performance of our duties.
As Senior Management, we must comply with applicable law. We must engage in and promote honest and ethical conduct and abide by this Code of Ethics and other Company policies and procedures that govern the conduct of our business. Our leadership responsibilities include creating a culture of high ethical standards and commitment to compliance, maintaining a work environment that encourages employees to raise concerns and promptly addressing employee compliance concerns.
Compliance with Laws, Rules and Regulations
We are required to comply with the laws, rules and regulations that govern the conduct of our business and report any suspected violations in accordance with the section below entitled “Compliance with Code of Ethics.”
The Company conducts business in the United States of America. What is appropriate in some parts of the world may be entirely inappropriate in others. We shall abide by the laws, regulations and generally accepted business practices of the states in which we conduct business. If there is a conflict between local laws and business practices and any other law applicable to the conduct of the Company’s business, we shall comply with the local laws and business practices; provided, that, in no event can our actions constitute a violation of a federal law of the United States of America.
If any of us have any questions regarding proper conduct, we shall consult with the Company’s Chief Executive Officer or legal counsel designated by the Chief Executive Officer or Chief Administrative Officer before taking any action.
Conflicts of Interest
No Senior Management shall make any investment, accept any position or benefits, participate in any transaction or business arrangement or otherwise act in a manner that creates or appears to create a conflict of interest unless the Senior Manager makes full disclosure of all facts and circumstances to, and obtains the prior written approval of, the Chairman of the Audit Committee.
Disclosures
It is Company policy to make full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws and regulations in all reports and documents that the Company files with, or submits to, the United States Securities and Exchange Commission and all other governmental, quasi-governmental and self-regulatory bodies and in all other public communications made by the Company. As Senior Management, we are required to promote compliance with this policy by all employees and to abide by Company standards, policies and procedures designed to promote compliance with this policy.

1

Compliance with Code of Ethics
If we know of or suspect a violation of applicable laws, rules or regulations or this Code of Ethics, we shall immediately report that information to the Chief Executive Officer or any member of the Board of Directors. No one will be subject to retaliation because of a good faith report of a suspected violation. Violations of this Code of Ethics may result in disciplinary action, up to and including discharge. The Board of Directors shall determine, or shall designate appropriate persons to determine, appropriate action in response to violations of this Code.
Waivers of Code of Ethics
If any member of Senior Management seeks a waiver of the Code of Ethics, he/she must make full disclosure of their particular circumstances to the Chairman of the Audit Committee. Amendments to and waivers of this Code of Ethics will be publicly disclosed as required by applicable law and regulations.
No Rights Created
This Code of Ethics is a statement of certain fundamental principles, policies and procedures that govern the Company’s Senior Management in the conduct of Z-Axis’ business. It is not intended to and does not create any rights in any employee, tenant, patron, guest, supplier, competitor, stockholder or any other person or entity.
Effective Date and Applicability Following Business Combination
This Code of Ethics shall become effective June 30, 2006 and shall remain in effect from and after this date including subsequent to any business combination in which the Company is the surviving entity.
ACKNOWLEDGMENT FORM
I have received and read the Code of Ethics for Z-Axis Corporation’s Senior Management, and I understand its contents. I agree to comply fully with the standards, policies and procedures contained in the Code of Ethics and the Company’s related policies and procedures. I understand that I have an obligation to report any suspected violations of the Code of Ethics that I am aware of to the Chief Executive Officer or any member of the Board of Directors. I certify that, except as fully disclosed in accordance with the terms of this Code of Ethics, I have not engaged in any transactions or activities that would constitute an actual or apparent conflict with the interests of the Company. I further certify that I am in full compliance with the Code of Ethics and any related policies and procedures as of the date on which I signed this Acknowledgment and/or the date on which I became a member of Senior Management.

Printed Name

Signature

Date

2

Z-AXIS CORPORATION
Proxy for the Annual Meeting of Stockholders [•], 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Marvin A. Davis and James E. Pacotti, Jr., and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of Z-Axis Corporation to be held on [•], 2006, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Joint Proxy Statement for the meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE PROPOSALS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS AND AT THE DISCRETION OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE.
Please sign exactly as your name appears on the books of Z-Axis Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

Z-AXIS CORPORATION
C/O COMPUTERSHARE TRUST COMPANY
350 INDIANA STREET
SUITE 800
GOLDEN, COLORADO 80401
Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www-us.computershare.com/investor/proxy/[******]_
OR

Vote-by-Telephone Call toll-free 1-___-___-___(1- - - )
If you vote over the Internet or by telephone, please do not mail your card.
Please register your vote by 5:00 p.m. on [•], 2006 or sooner.
If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☑	Please mark votes as in this example.
1.     To approve the exchange, as described in the Stock Exchange Agreement dated as of May 7, 2006, among Z-Axis, the executive officers of Z-Axis, Silicon Mountain Memory, Incorporated, a Colorado corporation (“Silicon Mountain”), and the executive officers of Silicon Mountain:
☐     FOR                      ☐     AGAINST                      ☐     ABSTAIN
2.     To approve the LLC sale as described in the LLC Interests Purchase Agreement, dated as of June ___2006, between Z-Axis and a limited liability company formed by the Z-Axis investor group:
☐     FOR                      ☐     AGAINST                      ☐     ABSTAIN
3.     To approve the adoption and implementation of a one-for-nine reverse split of Z-Axis’ outstanding common stock prior to the consummation of the exchange:
☐     FOR                      ☐     AGAINST                      ☐     ABSTAIN
4.     To approve an amendment to Z-Axis’ articles of incorporation to change the name of the corporation from Z-Axis Corporation to Silicon Mountain Holdings:
☐     FOR                      ☐     AGAINST                      ☐     ABSTAIN
5.     To approve an amendment to Z-Axis’ articles of incorporation to increase Z-Axis’ authorized common stock from 10,000,000 shares to 30,000,000 shares:
☐     FOR                      ☐     AGAINST                      ☐     ABSTAIN
6.     To approve an amendment to Z-Axis’ articles of incorporation to create a new class of preferred stock which will consist of 3,000,000 authorized shares, par value $0.001 per share, and as to which the board of directors will have the right to designate series with the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of any series so designated:
☐     FOR                      ☐     AGAINST                      ☐     ABSTAIN
7.     To elect six directors to serve until the 2007 annual meeting of stockholders and until their respective successors are elected and qualified:
☐     FOR                                                                      ☐     WITHHOLD FOR ALL

Nominees:
Steven H. Cohen	Alan Treibitz
Stephanie S. Kelso	Marilyn T. Heller
Marvin A. Davis	James E. Pacotti, Jr.
Withheld for the nominee(s) you list below: (Write that nominee’s name in the space provided below.)

8.     For the ratification of Ehrhardt Keefe Steiner & Hottman PC to serve as Z-Axis’ independent auditors:
     ☐     FOR                      ☐     AGAINST                      ☐     ABSTAIN
9.     To permit Z-Axis’ board of directors or its chairman, in its or his discretion, to adjourn or postpone the annual meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the previous proposal:
☐     FOR                      ☐     AGAINST                      ☐     ABSTAIN
10.     To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
THE BOARD OF DIRECTORS OF Z-AXIS RECOMMENDS A VOTE “FOR” THE PROPOSALS.
Mark box at right if an address change or comment has been noted on the reverse side of this card: ☐
Please sign exactly as your name appears. Joint owners should each sign personally. If acting as attorney, executor, trustee, or in other representative capacity, sign name and title.

Signature:	Date:	Signature:	Date:

SILICON MOUNTAIN MEMORY, INCORPORATED
Proxy for the Special Meeting of Stockholders [•], 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Tré Cates and Roger Haston, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the special meeting of stockholders of Silicon Mountain Memory, Incorporated to be held on [•], 2006, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE PROPOSALS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS AND AT THE DISCRETION OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE.
Please sign exactly as your name appears on the books of Silicon Mountain Memory, Incorporated. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

SILICON MOUNTAIN MEMORY, INCORPORATED
C/O ROGER HASTON
4755 WALNUT STREET
BOULDER, COLORADO 80301
Your vote is important. Please vote immediately.
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☑	Please mark votes as in this example.
1.     To approve the exchange, as described in the Stock Exchange Agreement dated as of May 7, 2006, among Silicon Mountain Memory, Incorporated, a Colorado corporation (“Silicon Mountain”), and the executive officers of Silicon Mountain, Z-Axis Corporation, and the executive officers of Z-Axis:
          FOR               AGAINST                   ABSTAIN

2.     To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
THE BOARD OF DIRECTORS OF SILICON MOUNTAIN RECOMMENDS A VOTE “FOR” THE
PROPOSALS.
Mark box at right if an address change or comment has been noted on the reverse side of this card:
Please sign exactly as your name appears. Joint owners should each sign personally. If acting as attorney, executor, trustee, or in other representative capacity, sign name and title.

Signature:	Date:

Signature:	Date: